As filed with the Securities and Exchange Commission on March 8, 2010

Registration No. 333-163335

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	3823	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

Telephone: 31-546-879-555

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

CT Corporation

111 Eighth Avenue

New York, New York 10011

Telephone: (212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis M. Myers, P.C.	Steven P. Reynolds	Mark G. Borden
Jeffrey W. Richards, P.C.	General Counsel	Peter N. Handrinos
Kirkland & Ellis LLP	Sensata Technologies, Inc.	Wilmer Cutler Pickering Hale and Dorr LLP
300 North LaSalle	529 Pleasant Street	60 State Street
Chicago, Illinois 60654	Attleboro, Massachusetts 02703	Boston, Massachusetts 02109
Telephone: (312) 862-2000	Telephone: (508) 236-3800	Telephone: (617) 526-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to completion)

Issued March 8, 2010

31,600,000 Ordinary Shares

Sensata Technologies Holding N.V., a public limited liability company incorporated under the laws of the Netherlands, is offering 26,315,789 ordinary shares. This is our initial public offering. Prior to this offering, there has been no public market for our ordinary shares. The selling shareholders identified in this prospectus are offering an additional 5,284,211 ordinary shares. We will not receive any proceeds from the sale of these ordinary shares by the selling shareholders. We anticipate that the initial offering price per share will be between $18.00 and $20.00 per share.

Our ordinary shares have been approved for listing on the New York Stock Exchange under the symbol “ST.”

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 12 of this prospectus.

Price $                 Per Share

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Company	Proceeds to Selling Shareholders
Per Share	$	$	$	$
Total	$	$	$	$

To the extent that the underwriters sell more than 31,600,000 ordinary shares, the underwriters have a 30-day option to purchase up to an additional 4,740,000 ordinary shares from the selling shareholders identified in this prospectus on the same terms set forth above. See the section of this prospectus entitled “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities nor passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares against payment on or about             , 2010.

Morgan Stanley	Barclays Capital	Goldman, Sachs & Co.

BofA Merrill Lynch	J.P. Morgan

Citi	Credit Suisse

BMO Capital Markets	Oppenheimer & Co.	RBC Capital Markets

                    , 2010.

Sensata
Technologies

The World Depends on Sensors and Controls

Where are Sensata devices?

COMMERCIAL JET
Up to 1,500 circuit breakers and switches

AUTOMOBILE
Up to 50 sensors and controls

U.S. HOME
30 or more sensors, switches, and other safety devices

LARGE HVAC SYSTEM
Dozens of sensors and switches

PHOTOVOLTAIC SYSTEM
1 to 4 high voltage switches and fuses

RV & LARGE BOAT
Up to 60 power inverters and protection devices

CONSTRUCTION VEHICLE
5 to 10 sensors, switches, and circuit breakers

MOBILE PHONE SYSTEM
300 or more circuit breakers, sensors, and switches

PLUS MANY OTHER APPLICATIONS

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by or on behalf of us or any information to which we have referred you. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, or any other date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares.

Until                  (25 days after the commencement of this offering), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Sensata®, Klixon®, Airpax®, and Dimensions™ and other trademarks or service marks of Sensata appearing in this prospectus are the property of Sensata Technologies Holding N.V. and/or its affiliates. This prospectus also contains additional trade names, trademarks and service marks belonging to us and to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, including the section entitled “Risk Factors” and the consolidated financial statements and related notes, included elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read the entire prospectus and the other documents to which we have referred you before deciding whether to invest in this offering. You should carefully consider, among other things, the matters discussed in “Risk Factors.”

Unless the context specifically indicates otherwise, references in this prospectus to: (i) “we,” “us,” “our,” the “Company” and “Sensata” refer collectively to Sensata Technologies Holding N.V. and its consolidated subsidiaries and their respective predecessors; (ii) “issuer” refers to Sensata Technologies Holding N.V., exclusive of its subsidiaries and after giving effect to its conversion to a public limited liability company; (iii) the “2006 Acquisition” refers to the acquisition of the sensors and controls business, or “S&C business,” of Texas Instruments Incorporated, or “Texas Instruments,” on April 27, 2006 by an investor group led by investment funds advised or managed by the principals of Bain Capital Partners, LLC, or “Bain Capital;” (iv) “Sponsors” refers collectively to Bain Capital and its co-investors; and (v) “Predecessor” for accounting purposes refers to the S&C business with respect to its results of operations for periods prior to the 2006 Acquisition.

SENSATA TECHNOLOGIES HOLDING N.V.

Our Company

Sensata, a global industrial technology company, is a leader in the development, manufacture and sale of sensors and controls. We produce a wide range of customized, innovative sensors and controls for mission-critical applications such as thermal circuit breakers in aircraft, pressure sensors in automotive systems, and bimetal current and temperature control devices in electric motors. We believe that we are one of the largest suppliers of sensors and controls in the majority of the key applications in which we compete and that we have developed our strong market position due to our long-standing customer relationships, technical expertise, product performance and quality and competitive cost structure. We compete in growing global market segments driven by demand for products that are safe, energy-efficient and environmentally friendly. In addition, our long-standing position in emerging markets, including our 14-year presence in China, further enhances our growth prospects. We deliver a strong value proposition to our customers by leveraging an innovative portfolio of core technologies and manufacturing at high volumes in low-cost locations such as China, Mexico, Malaysia and the Dominican Republic.

Our sensors are customized devices that translate a physical phenomenon such as force or position into electronic signals that microprocessors or computer-based control systems can act upon. Our controls are customized devices embedded within systems to protect them from excessive heat or current. Underlying these sensors and controls are core technology platforms—thermal and magnetic-hydraulic circuit protection, micro electromechanical systems, ceramic capacitance or capacitive, and monosilicon strain gage—that we leverage across multiple products and applications, enabling us to optimize our research, development, and engineering investments and achieve economies of scale.

Our primary products include pressure sensors, force sensors, position sensors, motor protectors, and thermal and magnetic-hydraulic circuit breakers and switches. We develop customized and innovative solutions for specific customer requirements, or applications, across the appliance, automotive, heating, ventilation and air-conditioning, or “HVAC,” industrial, aerospace, defense, data / telecom, and other end-markets. We have long-standing relationships with a geographically diverse base of leading global original equipment manufacturers, or “OEMs,” and other multi-national companies. Our largest end-customers for each of our segments within each of our principal operating regions of the Americas, Asia Pacific and Europe include, in alphabetical order: A.O. Smith, Arcelic, Askol, Continental, Danfoss, Emerson, Ford, GM, Honda, Huawei, LG Group, Peugeot, Renault-Nissan, Samsung Electronics, Volkswagen and Whirlpool.

We develop products that address increasingly complex engineering requirements by investing substantially in research, development and application engineering. By locating our global engineering team in close proximity to key customers in regional business centers, we are exposed to many development opportunities at an early stage and work closely with our customers to deliver the required solutions. Systems development by our customers typically requires significant multi-year investment for certification and qualification, which are often government or customer mandated. We believe the capital commitment and time required for this process significantly increases the switching costs once a customer has designed and installed a particular sensor or control into a system.

We are a global business with a diverse revenue mix by geography, customer and end-market and have significant operations around the world. Our subsidiaries located in the Americas, Europe and the Asia Pacific region generated 45%, 27% and 28%, respectively, of our net revenue for fiscal year 2009. Our largest customer accounted for approximately 7% of our net revenue for fiscal year 2009. Our net revenue for fiscal year 2009 was derived from the following end-markets: 22% from European automotive, 15% from appliances and HVAC, 16% from North American automotive, 14% from industrial, 14% from Asia and rest of world automotive, 5% from heavy vehicle off-road, and 14% from all other end-markets. Within many of our end-markets, we are a significant supplier to multiple OEMs, reducing our exposure to fluctuations in market share within individual end-markets.

We have a history of innovation dating back to our origins. We operated as a part of Texas Instruments from 1959 until we were acquired as a result of the 2006 Acquisition. We then expanded our operations in part through the acquisition of Airpax Holdings, Inc., or “Airpax,” in July 2007 and First Technology Automotive and Special Products, or “First Technology Automotive,” in December 2006.

Our Competitive Strengths

We believe we have a number of competitive strengths that differentiate us from our competitors. These include:

Leading positions in high-growth segments. We believe that we are one of the largest suppliers of sensors and controls in the majority of the key applications in which we compete. We attribute our strong market positions to our long-standing customer relationships, technical expertise, breadth of product portfolio, product performance and quality, and competitive cost structure.

Innovative, highly engineered products for mission-critical applications. Most of our products are highly engineered, critical components in complex systems that are essential to the proper functioning of the product in which they are integrated. Our products are differentiated by their performance, reliability and level of customization, which are critical factors in customer selection.

Long-standing local presence in key emerging markets. We believe that our long-standing local presence in key emerging markets such as China, India and Brazil provides us with significant growth opportunities. Our sales into these markets represented approximately 18% of our net revenue for fiscal year 2009.

Collaborative, long-term relationships with diversified customer base. We have worked with our top 25 customers for an average of 22 years. As a result of the long development lead times and embedded nature of our products, we collaborate closely with our customers throughout the design and development phase of their products.

High switching costs. The technology-driven, highly customized and integrated nature of our products requires customers to invest heavily in certification and qualification over a one- to three-year period to ensure proper functioning of the system in which our products are embedded. We believe the capital commitment and time required for this process significantly increases the switching costs for customers once a particular sensor or control has been designed and installed in a system. In addition, our products are often relatively low-cost components integrated into mission-critical applications for high-value systems.

Attractive cost structure with scale advantage and low-cost footprint. We believe that our global scale and cost-focused approach have provided us with an attractive cost position within our industry. We currently manufacture approximately 800 million devices per year, with 85% of our production in low-cost countries including China, Mexico, Malaysia and the Dominican Republic.

Operating model with high cash generation and significant revenue visibility. We believe our strong customer value proposition and cost structure enable us to generate attractive operating margins and return on capital. We believe that our current manufacturing base offers significant capacity to support higher revenue levels. In addition, we believe that our business provides us with significant visibility into new business opportunities based on product development cycles that are typically more than one year, our ability to win design awards in advance of OEM system roll-outs and commercialization and our lengthy product life cycles. Additionally, customer order cycles typically provide us with visibility into more than a majority of our expected quarterly revenues at the start of each quarter.

Experienced management team. Our senior management team has significant collective experience both within our business and in working together managing our business. Our CEO, COO and other members of our senior management team have been employed by our company and its predecessor, the S&C business of Texas Instruments, for the majority of their careers.

Our Growth Strategy

We intend to enhance our position as a leading provider of customized, innovative sensors and controls on a global basis. The key elements of our growth strategy include:

Continue product innovation and expansion. We believe our solutions help satisfy the world’s need for safety, energy efficiency and a clean environment, as well as address the demand associated with the proliferation of electronic applications in everyday life. We expect to continue to address our customers’ increased demand for sensor and control solutions with our technology and engineering expertise. We leverage our various core technology platforms across many different products and applications to maximize the impact of our research, development and engineering investments and increase economies of scale.

Expand our presence in significant emerging markets. We believe emerging markets such as China, India, and Brazil represent substantial, rapidly growing opportunities. A growing middle class and rapid industrialization are creating significant demand for electric motors, consumer conveniences (such as appliances), automobiles, and communication infrastructure.

Broaden customer relationships. We believe our global presence and investments in application engineering and support will continue to create competitive advantages in serving multinational and local companies.

Extend low-cost advantage. By focusing on our design-driven cost initiatives and realizing economies of scale in materials and manufacturing, we will continue to strive to significantly reduce costs for our key products. We will also continue to locate our people and processes in the most strategic, cost-effective regions.

Recruit, retain, and develop talent globally. We intend to continue to recruit, develop and retain a highly educated, technically sophisticated and globally dispersed workforce.

Pursue strategic acquisitions to extend leadership and leverage global platform. We intend to continue to opportunistically pursue selective acquisitions and joint ventures to extend our leadership across global end- markets and applications, realize operational value from our global low-cost footprint, and deliver the right technology solutions for emerging markets. We intend to continue to seek acquisitions that will present attractive risk-adjusted returns and significant value-creation opportunities.

Risks Associated with Our Company

Investing in our company entails a high degree of risk, as more fully described in the “Risk Factors” section of this prospectus. You should consider carefully such risks before deciding to invest in our ordinary shares. These risks include, among others:

Our operating results and financial condition have been and may continue to be adversely affected by the current financial crisis and worldwide economic conditions.

Existing worldwide economic conditions make it difficult for our customers, our vendors and us to accurately forecast and plan future business activities. We cannot predict the timing or duration of the economic crisis or the timing or strength of a subsequent economic recovery. If the economy or markets in which we operate experience continued weakness at current levels or deteriorate further, our business, financial condition and results of operations would be materially and adversely affected.

Continued fundamental changes in the industries in which we operate have had and could continue to have adverse effects on our businesses.

Our products are sold to automobile manufacturers and manufacturers of commercial and residential HVAC systems, as well as to manufacturers in the refrigeration, lighting, aerospace, telecommunications, power supply and generation and industrial markets, among others. These are global industries, and they are experiencing various degrees of growth and consolidation. This, in turn, affects overall demand and prices for our products sold to these industries.

We may incur material losses and costs as a result of product liability and warranty and recall claims that may be brought against us.

We have been and may continue to be exposed to product liability and warranty claims in the event that our products actually or allegedly fail to perform as expected or the use of our products results in, or is alleged to result in, bodily injury and/or property damage. Accordingly, we could experience material warranty or product liability losses in the future and incur significant costs to defend these claims.

Our substantial indebtedness could adversely affect our financial condition and our ability to operate our business, and we may not be able to generate sufficient cash flows to meet our debt service obligations.

Our substantial indebtedness could have important consequences to you. For example, it could make it more difficult for us to satisfy our debt obligations; limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities, thereby placing us at a competitive disadvantage if our competitors are not as highly leveraged; or increase our vulnerability to general adverse economic and industry conditions.

We have reported significant net losses for periods following the 2006 Acquisition and may not achieve profitability in the foreseeable future.

We incurred a significant amount of indebtedness in connection with the 2006 Acquisition and the subsequent acquisitions of First Technology Automotive and Airpax and, as a result, our interest expense has been substantial for periods following the 2006 Acquisition. Due, in part, to this significant interest expense and the amortization of intangible assets also related to these acquisitions, we have reported significant net losses for each period following the 2006 Acquisition. We will continue to have a significant amount of indebtedness following this offering and, as a result, expect to continue to report net losses for the foreseeable future.

ADDITIONAL INFORMATION

The address of the issuer’s registered office and principal executive office is Kolthofsingel 8, 7602 EM Almelo, the Netherlands, and its telephone number is 31-546-879-555. The issuer’s principal U.S. operating subsidiary is Sensata Technologies, Inc., a Delaware corporation, or “STI.” The address for STI is 529 Pleasant Street, Attleboro, Massachusetts 02703, and its telephone number is (508) 236-3800. Our website address is www.sensata.com. The information on, or accessible through, our website is not part of this prospectus.

THE OFFERING

Ordinary shares offered by us	26,315,789 shares.

Ordinary shares offered by the selling shareholders	5,284,211 shares.

Ordinary shares to be outstanding immediately after this offering	171,159,377 shares.

Option to purchase additional ordinary shares	The underwriters have an option to purchase a maximum of 4,740,000 additional ordinary shares from the selling shareholders identified in this prospectus. The underwriters can exercise this option at any time within 30 days from the date of this prospectus.

Use of proceeds	We intend to use the net proceeds received by us in connection with this offering for the following purposes and in the following amounts:

•	approximately $350.0 million will be used to repay a portion of our indebtedness, including any redemption premiums or discounts, and accrued interest on such indebtedness;

•	approximately $2.0 million will be used to pay fees and expenses to complete the tender offer related to such debt repayments;

•	approximately $22.1 million will be used to pay fees associated with an advisory agreement we have with the Sponsors; and

•	approximately $84.1 million will be used for general corporate purposes.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

Risk factors	Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors you should carefully consider before investing in our ordinary shares.

New York Stock Exchange symbol	“ST”

The number of ordinary shares that will be outstanding immediately after this offering is based on:

•

144,108,686 ordinary shares outstanding as of December 31, 2009, which includes 52,118 ordinary shares that are subject to forfeiture until such shares have vested and are not considered outstanding for accounting purposes;

•

380,900 ordinary shares, not included in the ordinary shares outstanding as of December 31, 2009, which are subject to forfeiture until such shares have vested and are not considered outstanding for accounting purposes;

•	26,315,789 ordinary shares offered by us in connection with this offering; and

•

354,002 ordinary shares to be issued upon the exercise of outstanding stock options by the selling shareholders in connection with this offering at a weighted-average exercise price of $7.10 per share;

and excludes

•	12,571,146 ordinary shares issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $8.06 per share; and

•	5,657,088 ordinary shares reserved for future issuance under our equity incentive plans and employee stock purchase plan following this offering.

Except as otherwise indicated herein, all information in this prospectus, including the number of ordinary shares that will be outstanding after this offering, assumes:

•	no exercise of the underwriters’ option;

•	the filing of amended articles of association, which will occur prior to the effective date of the registration statement of which this prospectus is a part; and

•	reflects our recent conversion to a public limited liability company under the laws of the Netherlands.

SUMMARY HISTORICAL FINANCIAL DATA

Set forth below is summary historical consolidated financial data of Sensata for the years ended December 31, 2007, 2008 and 2009, which has been derived from our audited historical financial statements which are included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. This information is only a summary and should be read in conjunction with our historical financial statements and the related notes thereto and other financial information appearing elsewhere in this prospectus, including “Use of Proceeds,” “Capitalization,” “Selected Consolidated and Combined Historical Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	For the year ended December 31,

(Amounts in thousands, except per share amounts)	2007	2008	2009
Statement of Operations Data:
Net revenue	$1,403,254	$1,422,655	$1,134,944
Operating costs and expenses:
Cost of revenue	944,765	951,763	742,080
Research and development	33,891	38,256	16,796
Selling, general and administrative	166,065	166,625	126,952
Amortization of intangible assets and capitalized software	131,064	148,762	153,081
Impairment of goodwill and intangible assets	—	13,173	19,867
Restructuring	5,166	24,124	18,086

Total operating costs and expenses	1,280,951	1,342,703	1,076,862

Profit from operations	122,303	79,952	58,082
Interest expense	(191,161)	(197,840)	(150,589)
Interest income	2,574	1,503	573
Currency translation (loss)/gain and other, net(1)	(105,449)	55,467	107,695

(Loss)/income from continuing operations before taxes	(171,733)	(60,918)	15,761
Provision for income taxes	62,504	53,531	43,047

Loss from continuing operations	(234,237)	(114,449)	(27,286)
Loss from discontinued operations	(18,260)	(20,082)	(395)

Net loss(2)	$(252,497)	$(134,531)	$(27,681)

Net loss per share(3):
Loss from continuing operations per share—basic and diluted	$(1.62)	$(0.79)	$(0.19)
Loss from discontinued operations per share—basic and diluted	(0.13)	(0.14)	—

Net loss per share—basic and diluted	$(1.75)	$(0.93)	$(0.19)

Weighted-average ordinary shares outstanding	144,054	144,066	144,057

Other Financial Data:
Net cash provided by/(used in):
Operating activities	$155,278	$47,481	$187,577
Investing activities	(355,710)	(38,713)	(15,077)
Financing activities	175,736	8,891	(101,748)
Capital expenditures	66,701	40,963	14,959
EBITDA(4) (unaudited)	187,862	315,460	366,890

	As of December 31, 2009
(Amounts in thousands)	Actual	As Adjusted(5)
Balance Sheet Data:
Cash and cash equivalents	$148,468	$232,610
Working capital(6)	245,445	337,938
Total assets	3,166,870	3,242,471
Total debt, including capital lease and other financing obligations	2,300,826	1,943,429
Total shareholders’ equity	387,158	828,507

(1)	Currency translation gain/(loss) and other, net for the years ended December 31, 2008 and 2009 includes gains of $15.0 million and $120.1 million, respectively, recognized on repurchases of 8% Senior Notes, or “Senior Notes,” and 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes, together the “Senior Subordinated Notes,” as well as currency translation gain/(loss) associated with the Euro-denominated debt of $53.2 million and $(13.6) million, respectively. Currency translation gain/(loss) and other, net for the year ended December 31, 2007 primarily includes currency translation loss associated with the Euro-denominated debt of $(111.9) million.
(2)	Included within net loss for the years presented were the following expenses:

	(unaudited)
	For the year ended December 31,
(Amounts in thousands)	2007	2008	2009
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets(a)	$154,296	$160,594	$157,797
Deferred income tax expense and other tax expense	46,126	29,980	26,592
Amortization expense of deferred financing costs	9,640	10,698	9,055
Interest expense related to uncertain tax positions	1,747	43	823

(a)	Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets relates to the acquisition of the S&C business of Texas Instruments, First Technology Automotive and Airpax and the step-up in the fair value of these assets through purchase accounting.

(3)	Net loss per share is computed based on the weighted-average number of ordinary shares outstanding.
(4)	We present EBITDA in this prospectus to provide investors with a supplemental measure of our operating performance. EBITDA is a non-GAAP financial measure. We define EBITDA as net income/(loss) before interest, taxes, depreciation and amortization. We believe EBITDA assists our board of directors, management and investors in comparing our operating performance on a consistent basis because it removes the impact of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure. The use of EBITDA has limitations and you should not consider this performance measure in isolation from or as an alternative to U.S. GAAP measures such as net income/(loss).

The following table summarizes the calculation of EBITDA and provides a reconciliation from net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP, for the years presented:

	(unaudited)
	For the year ended December 31,
(Amounts in thousands)	2007	2008	2009
Net loss	$(252,497)	$(134,531)	$(27,681)
Provision for income taxes	62,504	53,531	43,047
Interest expense, net	188,587	196,337	150,016
Depreciation and amortization	189,268	200,123	201,508

EBITDA	$187,862	$315,460	$366,890

Following the 2006 Acquisition, our senior management, together with our Sponsors, developed a series of strategic initiatives to better position us for future revenue growth and an improved cost structure. This plan has been modified from time to time to reflect changes in overall market conditions and the competitive environment facing our business. These initiatives have included, among other items, acquisitions, divestitures, restructurings of certain operations and various financing transactions. In connection with these activities, we incurred certain costs and expenses included in EBITDA that we have further described below and believe are important to consider in evaluating our operating performance over this period.

The following table summarizes certain expenses, losses and gains included in EBITDA for the years presented:

	(unaudited)
	For the year ended December 31,
(Amounts in thousands)	2007	2008	2009
Supplemental Information:
Acquisition, integration and financing costs and other significant items:
Transition costs(a)	$16,768	$4,052	$23
Litigation costs(b)	4,006	840	147
Integration and finance costs(c)	13,649	20,931	2,813
Relocation and disposition costs(d)	114	12,828	8,202
Pension charges(e)	—	3,588	4,828
Inventory step-up(f)	4,454	—	—
IPR&D write-off(g)	5,700	—	—
Other(h)	3,123	27,106	6,972

Subtotal	47,814	69,345	22,985
Impairment of goodwill and intangible assets(i)	—	13,173	19,867
Severance and other termination costs associated with downsizing(j)	5,166	12,282	12,276
Gain on extinguishment of debt(k)	—	(14,961)	(120,123)
Currency translation loss/(gain) on debt(l)	111,946	(53,209)	15,301
Stock compensation(m)	2,015	2,108	2,233
Management fees(n)	4,000	4,000	4,000
Other(o)	(25)	123	973

Total	$170,916	$32,861	$(42,488)

(a)	Represents transition costs incurred by us in becoming a stand-alone company, one of our subsidiaries becoming an SEC reporting company and complying with Section 404 of the Sarbanes-Oxley Act of 2002.
(b)	Represents litigation costs we recognized related to customers alleging defects in certain of our products, which were manufactured and sold prior to April 27, 2006 (inception).
(c)	Represents integration and financing costs related to the acquisitions of Airpax, First Technology Automotive and SMaL Camera Technologies, Inc., or “SMaL Camera,” and other consulting and advisory fees associated with acquisitions and financings, whether or not consummated.
(d)	Represents costs we incurred to move certain operations to lower-cost Sensata locations, to close certain manufacturing operations and dispose of the SMaL Camera business.
(e)	Represents pension curtailment and settlement losses, and amortization of prior service costs associated with various restructuring activities.
(f)	Represents the impact on our cost of revenue from the increase in the carrying value of the inventory that was adjusted to fair value as a result of the application of purchase accounting to the acquisitions of the S&C business of Texas Instruments, Airpax and First Technology Automotive.
(g)	Represents the charge we recorded for acquired in-process research and development associated with our acquisition of SMaL Camera in March 2007.
(h)	Represents other (gains)/losses, including impairment losses associated with certain assets held for sale, losses related to the early termination of commodity forward contracts of $7.2 million during fiscal year 2008, a loss of $13.4 million during fiscal year 2008 associated with a settlement with a significant automotive customer that alleged defects in certain of our products installed in its automobiles, and a reserve associated with the Whirlpool recall litigation. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Legal Proceedings.”
(i)	Represents the impairment of goodwill and intangible assets associated with a reporting unit within our controls business segment and relates to products used in the semiconductor business.
(j)	Represents severance, outplacement costs and special termination benefits associated with the downsizing of various manufacturing facilities and our corporate office.
(k)	Relates to the repurchases of outstanding notes.
(l)	Reflects the losses/(gains) associated with the translation of our Euro-denominated debt into U.S. dollars and losses/(gains) on related hedging transactions.
(m)	Represents share-based compensation expense recorded in accordance with ASC Topic 718, Compensation—Stock Compensation.

(n)	Represents fees expensed under the terms of the advisory agreement with our Sponsors. This agreement will be terminated in connection with the completion of this offering. See “Use of Proceeds” and “Certain Relationships and Related Party Transactions—Advisory Agreement.”
(o)	Represents unrealized (gains)/losses on commodity forward contracts and estimated potential penalty expenses associated with uncertain tax positions.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information regarding certain of these items.

(5)	Gives effect to the receipt of the estimated net proceeds from this offering based on an assumed initial public offering price of $19.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and the application of such net proceeds as described under “Use of Proceeds.” A $1.00 increase or decrease in the assumed initial public offering price of $19.00 per share, the midpoint of the range set forth on the cover page of this prospectus, would increase or decrease cash and cash equivalents, working capital, total assets and shareholders’ equity by approximately $24.7 million, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same.
(6)	We define working capital as current assets less current liabilities.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks described below, as well as other information included in this prospectus, before making an investment decision. The risks described below are not the only ones facing us. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition or results of operations. In such case, the trading price of our ordinary shares could decline, and you may lose all or part of your original investment. Before deciding whether to invest in our ordinary shares, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes.

Risk Factors Related To Our Business

Our operating results and financial condition have been and may continue to be adversely affected by the current financial crisis and worldwide economic conditions.

The current financial crisis affecting the banking system and financial markets and the uncertainty in global economic conditions have resulted in a significant tightening of the credit markets, a low level of liquidity in financial markets, decreased consumer confidence, and reduced corporate profits and capital spending. These conditions make it difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and have caused, and may continue to cause, our customers to reduce spending on our products. We cannot predict the timing or duration of the global economic crisis or the timing or strength of a subsequent economic recovery. If the economy or markets in which we operate experience continued weakness at current levels or deteriorate further, our business, financial condition and results of operations would be materially and adversely affected.

Continued fundamental changes in the industries in which we operate have had and could continue to have adverse effects on our businesses.

Our products are sold to automobile manufacturers and manufacturers of commercial and residential HVAC systems, as well as to manufacturers in the refrigeration, lighting, aerospace, telecommunications, power supply and generation and industrial markets, among others. These are global industries, and they are experiencing various degrees of growth and consolidation. Customers in these industries are located in every major geographic market. As a result, our customers are affected by changes in global and regional economic conditions, as well as by labor relations issues, regulatory requirements, trade agreements and other factors. This, in turn, affects overall demand and prices for our products sold to these industries. For example, the significant economic decline beginning in the fourth quarter of 2008 has resulted in a reduction in automotive production and in the sales of many of the other products manufactured by our customers that use our products, and has had an adverse effect on our results of operations. This negative outlook may continue during 2010. This may be more detrimental to us in comparison to our competitors due to our significant levels of debt. In addition, many of our products are platform-specific—for example, sensors are designed for certain of our HVAC manufacturer customers according to specifications to fit a particular model. Our success may, to a certain degree, be connected with the success or failure of one or more of the industries to which we sell products, either in general or with respect to one or more of the platforms or systems for which our products are designed.

Continued pricing and other pressures from our customers may adversely affect our business.

Many of our customers, including automotive manufacturers and other industrial and commercial OEMs, have policies of seeking price reductions each year. Recently, many of the industries in which our products are sold have suffered from unfavorable pricing pressures in North America and Europe, which in turn has led manufacturers to seek price reductions from their suppliers. Our significant reliance on these industries subjects us to these and other similar pressures. If we are not able to offset continued price reductions through improved operating efficiencies and reduced expenditures, those price reductions may have a material adverse effect on our results of operations and cash flows. In addition, our customers occasionally require engineering, design or production changes. In some circumstances, we may be unable to cover the costs of these changes with price increases. Additionally, as our customers grow larger, they may increasingly require us to provide them with our products on an exclusive basis, which could cause an increase in the number of products we must carry and, consequently, increase our inventory levels and working capital requirements. Certain of our customers, particularly domestic automotive manufacturers, are increasingly requiring their suppliers to agree to their standard purchasing terms without deviation as a condition to engage in future business transactions. As a result, we may find it difficult to enter into agreements with such customers on terms that are commercially reasonable to us.

Conditions in the automotive industry have had and may continue to have adverse effects on our results of operations.

Much of our business depends on and is directly affected by the global automobile industry. Sales to customers in the automotive industry accounted for approximately 52% of our total revenue for fiscal year 2009. Automakers and their suppliers globally continue to experience significant difficulties from a weakened economy and tightening credit markets. Globally, many automakers and their suppliers are in financial distress. Continued adverse developments in the automotive industry, including but not limited to continued declines in demand, customer bankruptcies and increased demands on us for pricing decreases, would have adverse effects on our results of operations and could impact our liquidity position and our ability to meet restrictive debt covenants. In addition, these same conditions could adversely impact certain of our vendors’ financial solvency, resulting in potential liabilities or additional costs to us to ensure uninterrupted supply to our customers.

Our ability to operate our business effectively could be impaired if we fail to attract and retain key personnel.

Our ability to operate our business and implement our strategies effectively depends, in part, on the efforts of our executive officers and other key employees. Our management team has significant industry experience and would be difficult to replace. These individuals possess sales, marketing, engineering, manufacturing, financial and administrative skills that are critical to the operation of our business. In addition, the market for engineers and other individuals with the required technical expertise to succeed in our business is highly competitive and we may be unable to attract and retain qualified personnel to replace or succeed key employees should the need arise. During 2008 and 2009, we completed certain reductions in force at a number of our sites in order to align our business operations with current and projected economic conditions. Additional actions may continue to occur during 2010. The loss of the services of any of our key employees or the failure to attract or retain other qualified personnel could have a material adverse effect on our business.

If we fail to maintain our existing relationships with our customers, our exposure to industry and customer specific demand fluctuations could increase and our revenue may decline as a result.

Our customers consist of a diverse base of OEMs across the automotive, HVAC, appliance, industrial, aerospace, defense and other end-markets in various geographic locations throughout the world. In the event that we fail to maintain our relationships with our existing customers and such failure increases our dependence on particular markets or customers, then our revenue would be exposed to greater industry and customer specific demand fluctuations, and could decline as a result.

We are subject to risks associated with our non-U.S. operations, which could adversely impact the reported results of operations from our international businesses.

Our subsidiaries outside of the Americas generated approximately 55% of our net revenue for fiscal year 2009, and we expect sales from non-U.S. markets to continue to represent a significant portion of our total sales.

International sales and operations are subject to changes in local government regulations and policies, including those related to tariffs and trade barriers, investments, taxation, exchange controls and repatriation of earnings.

A significant portion of our revenue, expenses, receivables and payables are denominated in currencies other than U.S. dollars. We are, therefore, subject to foreign currency risks and foreign exchange exposure. Changes in the relative values of currencies occur from time to time and could affect our operating results. For financial reporting purposes, the functional currency that we use is the U.S. dollar because of the significant influence of the U.S. dollar on our operations. In certain instances, we enter into transactions that are denominated in a currency other than the U.S. dollar. At the date the transaction is recognized, each asset, liability, revenue, expense, gain or loss arising from the transaction is measured and recorded in U.S. dollars using the exchange rate in effect at that date. At each balance sheet date, recorded monetary balances denominated in a currency other than the U.S. dollar are adjusted to the U.S. dollar using the current exchange rate with gains or losses recorded in Currency translation gain/(loss) and other, net. During times of a weakening U.S. dollar, our reported international sales and earnings will increase because the non-U.S. currency will translate into more U.S. dollars. Conversely, during times of a strengthening U.S. dollar, our reported international sales and earnings will be reduced because the local currency will translate into fewer U.S. dollars.

There are other risks that are inherent in our non-U.S. operations, including the potential for changes in socio-economic conditions and/or monetary and fiscal policies, intellectual property protection difficulties and disputes, the settlement of legal disputes through certain foreign legal systems, the collection of receivables through certain foreign legal systems, exposure to possible expropriation or other government actions, unsettled political conditions and possible terrorist attacks against American interests. These and other factors may have a material adverse effect on our non-U.S. operations and, therefore, on our business and results of operations.

Our businesses operate in markets that are highly competitive, and competitive pressures could require us to lower our prices or result in reduced demand for our products.

Our businesses operate in markets that are highly competitive, and we compete on the basis of product performance, quality, service and/or price across the industries and markets we serve. A significant element of our competitive strategy is to manufacture high-quality products at low-cost, particularly in markets where low-cost country-based suppliers, primarily China with respect to the controls business, have entered our markets or increased their sales in our markets by delivering products at low-cost to local OEMs. Some of our competitors have greater sales, assets and financial resources than we do. In addition, many of our competitors in the automotive sensors market are controlled by major OEMs or suppliers, limiting our access to certain customers. Many of our customers also rely on us as their sole source of supply for many of the products we have historically sold to them. These customers may choose to develop relationships with additional suppliers or elect to produce some or all of these products internally, in each case in order to reduce risk of delivery interruptions or as a means of extracting pricing concessions. Certain of our customers currently have, or may develop in the future, the capability of internally producing the products we sell to them and may compete with us with respect to those and other products with respect to other customers. For example, Robert Bosch Gmbh, who is one of our largest customers with respect to our control products, also competes with us with respect to certain of our sensors products. Competitive pressures such as these, and others, could affect prices or customer demand for our products, negatively impacting our profit margins and/or resulting in a loss of market share.

We may not be able to keep up with rapid technological and other competitive changes affecting our industry.

The sensors and controls markets are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing services and products, the introduction of new services and products and changing customer demands. Changes in competitive technologies may render certain of our products less attractive or obsolete, and if we cannot anticipate changes in technology and develop and introduce new and enhanced products on a timely basis, our ability to remain competitive may be negatively impacted. The success of new products depends on their initial and continued acceptance by our customers. Our businesses are affected by varying degrees of technological change, which result in unpredictable product transitions, shortened lifecycles and increased importance of being first to market with new products and services. We may experience difficulties or delays in the research, development, production and/or marketing of new products, which may negatively impact our operating results and prevent us from recouping or realizing a return on the investments required to bring new products to market.

As part of our ongoing cost containment program designed to align our operations with economic conditions, we have had to make, and will likely continue to make, adjustments to both the scope and breadth of our overall research and development program. Such actions may result in choices that could adversely affect our ability to either take advantage of emerging trends or to develop new technologies or make sufficient advancements to existing technologies.

We may not be able to protect our intellectual property, including our proprietary technology and the Sensata, Klixon, Airpax and Dimensions brands.

Our success depends to some degree on our ability to protect our intellectual property and to operate without infringing on the proprietary rights of third parties. If we fail to adequately protect our intellectual property, competitors may manufacture and market products similar to ours. We have sought and may continue from time to time to seek to protect our intellectual property rights through litigation. These efforts might be unsuccessful in protecting such rights and may adversely affect our financial performance and distract our management. We also cannot be sure that competitors will not challenge, invalidate or void the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products. It is also possible that third parties may have or acquire licenses for other technology or designs that we may use or wish to use, so that we may need to acquire licenses to, or contest the validity of, such patents or trademarks of third parties. Such licenses may not be made available to us on acceptable terms, if at all, and we may not prevail in contesting the validity of third-party rights.

In addition to patent and trademark protection, we also protect trade secrets, know-how and other proprietary information, as well as brand names such as the Sensata, Klixon, Airpax and Dimensions brands under which we market many of the products sold in our controls business, against unauthorized use by others or disclosure by persons who have access to them, such as our employees, through contractual arrangements. These arrangements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements, and we cannot be sure that our trade secrets and proprietary technology will not otherwise become known or that our competitors will not independently develop our trade secrets and proprietary technology. If we are unable to maintain the proprietary nature of our technologies, our sales could be materially adversely affected.

We may be subject to claims that our products or processes infringe the intellectual property rights of others, which may cause us to pay unexpected litigation costs or damages, modify our products or processes or prevent us from selling our products.

Third parties may claim that our processes and products infringe on their intellectual property rights. Whether or not these claims have merit, we may be subject to costly and time-consuming legal proceedings, and this could divert our management’s attention from operating our business. If these claims are successfully asserted against us, we could be required to pay substantial damages and could be prevented from selling some or all of our products. We may also be obligated to indemnify our business partners or customers in any such litigation. Furthermore, we may need to obtain licenses from these third parties or substantially reengineer or rename our products in order to avoid infringement. In addition, we might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer or rename our products successfully. If we are prevented from selling some or all of our products, our sales could be materially adversely affected.

Increasing costs for manufactured components and raw materials may adversely affect our profitability.

We use a broad range of manufactured components and raw materials in the manufacture of our products, including silver, gold, nickel, aluminum and copper, which may experience significant volatility in their prices. We generally purchase raw materials at spot prices. We first entered into hedge arrangements in 2007 and may continue to do so from time to time in the future. Such hedges might not be economically successful. In addition, these hedges do not qualify as accounting hedges in accordance with U.S. GAAP. Accordingly, the change in fair value of these hedges is recognized in earnings immediately, which could cause volatility in our results of operations from quarter to quarter. The availability and price of raw materials and manufactured components may be subject to change due to, among other things, new laws or regulations, global economic or political events including strikes, terrorist actions and war, suppliers’ allocations to other purchasers, interruptions in production by suppliers, changes in exchange rates and prevailing price levels. It is generally difficult to pass increased prices for manufactured components and raw materials through to our customers in the form of price increases. Therefore, a significant increase in the price of these items could materially increase our operating costs and materially and adversely affect our profit margins.

We may incur material losses and costs as a result of product liability and warranty and recall claims that may be brought against us.

We have been and may continue to be exposed to product liability and warranty claims in the event that our products actually or allegedly fail to perform as expected or the use of our products results, or is alleged to result, in bodily injury and/or property damage. Accordingly, we could experience material warranty or product liability losses in the future and incur significant costs to defend these claims. In addition, if any of our products are, or are alleged to be, defective, we may be required to participate in a recall of the underlying end product, particularly if the defect or the alleged defect relates to product safety. Depending on the terms under which we supply products, an OEM may hold us responsible for some or all of the repair or replacement costs of these products under warranties, when the product supplied did not perform as represented. In addition, a product recall could generate substantial negative publicity about our business and interfere with our manufacturing plans and product delivery obligations as we seek to repair affected products. Our costs associated with product liability, warranty and recall claims could be material.

We may not be successful in recovering damages, including those associated with product liability and warranty and recall claims, from Texas Instruments under the terms of our acquisition agreement entered into with Texas Instruments in connection with the 2006 Acquisition.

Texas Instruments has agreed in the 2006 Acquisition to indemnify us for certain claims and litigation. Texas Instruments is not required to indemnify us for these claims until the aggregate amount of damages from such claims exceeds $30.0 million. If the aggregate amount of these claims exceeds $30.0 million, Texas Instruments is obligated to indemnify us for amounts in excess of the $30.0 million threshold. Texas Instruments’ indemnification obligation is capped at $300.0 million. Based on claims to date, we believe that the aggregate amount of damages from these claims will ultimately exceed $30.0 million. See “Business—Legal Proceedings” included elsewhere in this prospectus. There can be no assurance that we will be successful in recovering amounts from Texas Instruments.

Our substantial indebtedness could adversely affect our financial condition and our ability to operate our business, and we may not be able to generate sufficient cash flows to meet our debt service obligations.

As of December 31, 2009, we had $2,300.8 million of outstanding indebtedness, including $1,468.1 million of indebtedness under our Senior Secured Credit Facility (excluding availability under our revolving credit facility and outstanding letters of credit), $790.8 million of outstanding Senior Notes and Senior Subordinated Notes and $41.9 million of capital lease and other financing obligations. We may also incur additional indebtedness in the future. Our substantial indebtedness could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our debt obligations;

•	restrict us from making strategic acquisitions;

•

limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities, thereby placing us at a competitive disadvantage if our competitors are not as highly leveraged;

•	increase our vulnerability to general adverse economic and industry conditions; or

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness if we do not maintain specified financial ratios, thereby reducing the availability of our cash flow for other purposes.

In addition, our Senior Secured Credit Facility and the indentures governing our Senior Notes and Senior Subordinated Notes permit us to incur substantial additional indebtedness in the future. As of December 31, 2009, we had $131.1 million available to us for additional borrowing under our $150.0 million revolving credit facility portion of our Senior Secured Credit Facility. If we increase our indebtedness by borrowing under the revolving credit facility or incur other new indebtedness, the risks described above would increase.

Labor disruptions or increased labor costs could adversely affect our business.

As of December 31, 2009, we had approximately 9,500 employees, of whom approximately 10% were located in the United States. None of our employees are covered by collective bargaining agreements. In various countries, local law requires our participation in works councils. A material labor disruption or work stoppage at one or more of our manufacturing facilities could have a material adverse effect on our business. In addition, work stoppages occur relatively frequently in the industries in which many of our customers operate, such as the automotive industry. If one or more of our larger customers were to experience a material work stoppage, that customer may halt or limit the purchase of our products. This could cause us to shut down production facilities relating to those products, which could have a material adverse effect on our business, results of operations and financial condition.

The loss of one or more of our suppliers of finished goods or raw materials may interrupt our supplies and materially harm our business.

We purchase raw materials and components from a wide range of suppliers. For certain raw materials or components, however, we are dependent on sole source suppliers. We generally obtain these raw materials and components through individual purchase orders executed on an as needed basis rather than pursuant to long-term supply agreements. Our ability to meet our customers’ needs depends on our ability to maintain an uninterrupted supply of raw materials and finished products from our third-party suppliers and manufacturers. Our business, financial condition or results of operations could be adversely affected if any of our principal third-party suppliers or manufacturers experience production problems, lack of capacity or transportation disruptions or otherwise determine to cease producing such raw materials or components. The magnitude of this risk depends upon the timing of the changes, the materials or products that the third-party manufacturers provide and the volume of the production. We may not be able to make arrangements for transition supply and qualifying replacement suppliers in both a cost effective and timely manner. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Off-Balance Sheet Arrangements.”

In May 2009, STI entered into a transition production agreement with Engineered Materials Solutions, LLC in order to support its Electrical Contact Systems business unit, which is the primary supplier to us for electrical contacts in the manufacturing of certain of our controls products and which was at risk of closing. Although we have been developing a second source supplier, if Engineered Materials Solutions was unable to continue as a supplier, it could have a material adverse effect on our business.

Our dependence on third parties for raw materials and components subjects us to the risk of supplier failure and customer dissatisfaction with the quality of our products. Quality failures by our third-party manufacturers or changes in their financial or business condition which affect their production could disrupt our ability to supply quality products to our customers and thereby materially harm our business.

Non-performance by our suppliers may adversely affect our operations.

Because we purchase various types of raw materials and component parts from suppliers, we may be materially and adversely affected by the failure of those suppliers to perform as expected. This non-performance may consist of delivery delays or failures caused by production issues or delivery of non-conforming products. The risk of non-performance may also result from the insolvency or bankruptcy of one or more of our suppliers.

Our efforts to protect against and to minimize these risks may not always be effective. We may occasionally seek to engage new suppliers with which we have little or no experience. For example, we do not have a prior relationship with all of the suppliers that we are qualifying for the supply of contacts. The use of new suppliers can pose technical, quality and other risks.

We depend on third parties for certain transportation, warehousing and logistics services.

We rely primarily on third parties for transportation of the products we manufacture. In particular, a significant portion of the goods we manufacture are transported to different countries, requiring sophisticated warehousing, logistics and other resources. If any of the countries from which we transport products were to suffer delays in exporting manufactured goods, or if any of our third-party transportation providers were to fail to deliver the goods we manufacture in a timely manner, we may be unable to sell those products at full value, or at all. Similarly, if any of our raw materials could not be delivered to us in a timely manner, we may be unable to manufacture our products in response to customer demand.

A material disruption at one of our manufacturing facilities could harm our financial condition and operating results.

If one of our manufacturing facilities were to be shut down unexpectedly, or certain of our manufacturing operations within an otherwise operational facility were to cease production unexpectedly, our revenue and profit margins would be adversely affected. Such a disruption could be caused by a number of different events, including:

•	maintenance outages;

•	prolonged power failures;

•	an equipment failure;

•	fires, floods, earthquakes or other catastrophes;

•	potential unrest or terrorist activity;

•	labor difficulties; or

•	other operational problems.

In addition, approximately 95% of our products are manufactured at facilities located outside the United States. Serving a global customer base requires that we place more production in emerging markets, such as China, Mexico and Malaysia, to capitalize on market opportunities and maintain our low-cost position. Our international production facilities and operations could be particularly vulnerable to the effects of a natural disaster, labor strike, war, political unrest, terrorist activity or public health concerns, especially in emerging countries that are not well-equipped to handle such occurrences. Our manufacturing facilities abroad may also be more susceptible to changes in laws and policies in host countries and economic and political upheaval than our domestic facilities. If any of these or other events were to result in a material disruption of our manufacturing operations, our ability to meet our production capacity targets and satisfy customer requirements may be impaired.

We may not realize all of the revenue or achieve anticipated gross margins from products subject to existing purchase orders or for which we are currently engaged in development.

Our ability to generate revenue from products subject to customer awards is subject to a number of important risks and uncertainties, many of which are beyond our control, including the number of products our customers will actually produce as well as the timing of such production. Many of our customer contracts provide for supplying a certain share of the customer’s requirements for a particular application or platform, rather than for manufacturing a specific quantity of products. In some cases we have no remedy if a customer chooses to purchase less than we expect. In cases where customers do make minimum volume commitments to us, our remedy for their failure to meet those minimum volumes is limited to increased pricing on those products the customer does purchase from us or renegotiating other contract terms. There is no assurance that such price increases or new terms will offset a shortfall in expected revenue. In addition, some of our customers may have the right to discontinue a program or replace us with another supplier under certain circumstances. As a result, products for which we are currently incurring development expenses may not be manufactured by customers at all, or may be manufactured in smaller amounts than currently anticipated. Therefore, our anticipated future revenue from products relating to existing customer awards or product development relationships may not result in firm orders from customers for the same amount. We also incur capital expenditures and other costs, and price our products, based on estimated production volumes. If actual production volumes were significantly lower than estimated, our anticipated revenue and gross margin from those new products would be adversely affected. We cannot predict the ultimate demand for our customers’ products, nor can we predict the extent to which we would be able to pass through unanticipated per-unit cost increases to our customers.

Compliance with Section 404 of the Sarbanes-Oxley Act of 2002, or “Section 404,” may be costly with no assurance of maintaining effective internal controls over financial reporting.

We will likely experience significant operating expenses in connection with maintaining our internal control environment and Section 404 compliance activities. In addition, if we are unable to efficiently maintain effective internal controls over financial reporting, our operations may suffer and we may be unable to obtain an attestation on internal controls from our independent registered public accounting firm when required under the Sarbanes-Oxley Act of 2002. Recent cost reduction actions, including the loss of experienced finance and administrative personnel, may adversely effect our ability to maintain effective internal controls. This, in turn, could have a materially adverse impact on trading prices for our securities and adversely affect our ability to access the capital markets.

Export of our products are subject to various export control regulations and may require a license from either the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury.

We must comply with the United States Export Administration Regulations, the International Traffic in Arms Regulations, or “ITAR,” and the sanctions, regulations and embargoes administered by the Office of Foreign Assets Control. Certain of our products that have military applications are on the munitions list of the ITAR and require an individual validated license in order to be exported to certain jurisdictions. Any changes in export regulations may further restrict the export of our products, and we may cease to be able to procure export licenses for our products under existing regulations. The length of time required by the licensing process can vary, potentially delaying the shipment of products and the recognition of the corresponding revenue. Any restriction on the export of a significant product line or a significant amount of our products could cause a significant reduction in revenue.

We may be adversely affected by environmental, safety and governmental regulations or concerns.

We are subject to the requirements of environmental and occupational safety and health laws and regulations in the United States and other countries, as well as product performance standards established by quasi governmental and industrial standards organizations. We cannot assure you that we have been and will continue to be in complete compliance with all of these requirements on account of circumstances or events that have occurred or exist but that we are unaware of, or that we will not incur material costs or liabilities in connection with these requirements in excess of amounts we have reserved. In addition, these requirements are complex, change frequently and have tended to become more stringent over time. These requirements may change in the future in a manner that could have a material adverse effect on our business, results of operations and financial condition. We have made and will continue to make capital and other expenditures to comply with environmental requirements. In addition, certain of our subsidiaries are subject to pending litigation raising various environmental and human health and safety claims. We cannot assure you that our costs to defend and settle these claims will not be material.

Changes in existing environmental and/or safety laws, regulations and programs could reduce demand for environmental and safety-related products, which could cause our revenue to decline.

A significant amount of our business is generated either directly or indirectly as a result of existing U.S. federal and state laws, regulations and programs related to environmental protection, fuel economy and energy efficiency and safety regulation. Accordingly, a relaxation or repeal of these laws and regulations, or changes in governmental policies regarding the funding, implementation or enforcement of these programs, could result in a decline in demand for environmental and safety products which may have a material adverse effect on our revenue.

Integration of acquired companies and any future acquisitions and joint ventures or dispositions may require significant resources and/or result in significant unanticipated losses, costs or liabilities.

We have grown and in the future we intend to grow by making acquisitions or entering into joint ventures or similar arrangements. Any future acquisitions will depend on our ability to identify suitable acquisition candidates, to negotiate acceptable terms for their acquisition and to finance those acquisitions. We will also face competition for suitable acquisition candidates that may increase our costs. In addition, acquisitions or investments require significant managerial attention, which may be diverted from our other operations. Furthermore, acquisitions of businesses or facilities, including those which may occur in the future, entail a number of additional risks, including:

•	problems with effective integration of operations;

•	the inability to maintain key pre-acquisition customer, supplier and employee relationships;

•	increased operating costs; and

•	exposure to unanticipated liabilities.

Subject to the terms of our indebtedness, we may finance future acquisitions with cash from operations, additional indebtedness and/or by issuing additional equity securities. In addition, we could face financial risks associated with incurring additional indebtedness such as reducing our liquidity and access to financing markets and increasing the amount of debt service. If conditions in the credit markets remain tight, the availability of debt to finance future acquisitions will be restricted and our ability to make future acquisitions will be limited.

We may also seek to restructure our business in the future by disposing of certain of our assets. There can be no assurance that any restructuring of our business will not adversely affect our financial position, leverage or results of operations. In addition, any significant restructuring of our business will require significant managerial attention which may be diverted from our operations and may require us to accept non-cash consideration for any sale of our assets, the market value of which may fluctuate.

We may not realize all of the anticipated operating synergies and cost savings from acquisitions, and we may experience difficulties in integrating these businesses, which may adversely affect our financial performance.

There can be no assurance that we will realize all of the anticipated operating synergies and cost savings from our acquisitions, or that we will not experience difficulties in integrating acquired operations with our operations. We may not be able to successfully integrate and streamline overlapping functions or, if such activities are accomplished, such integration may be more costly to accomplish than we expect. In addition, we could encounter difficulties in managing the combined company due to its increased size and scope.

Taxing authorities could challenge our historical and future tax positions or our allocation of taxable income among our subsidiaries, or tax laws to which we are subject could change in a manner adverse to us.

The amount of income taxes we pay is subject to our interpretation of applicable tax laws in the jurisdictions in which we file. We have taken and will continue to take tax positions based on our interpretation of such tax laws. There can be no assurance that a taxing authority will not have a different interpretation of applicable law and assess us with additional taxes. Should we be assessed with additional taxes, this may result in a material adverse effect on our results of operations or financial condition.

We conduct operations through manufacturing and distribution subsidiaries in numerous tax jurisdictions around the world. Our transfer pricing methodology is based on economic studies. The price charged for products, services and financing among our companies could be challenged by the various tax authorities resulting in additional tax liability, interest and/or penalties.

Tax laws are subject to change in the various countries in which we operate. Such future changes could be unfavorable and result in an increased tax burden to us. See “Tax Considerations” included elsewhere in this prospectus.

We have significant unfunded benefit obligations with respect to our defined benefit and other post-retirement benefit plans.

We provide various retirement plans for employees, including defined benefit, defined contribution and retiree healthcare benefit plans. As of December 31, 2009, we had recognized a net accrued benefit liability of approximately $46.5 million representing the unfunded benefit obligations of the defined benefit and retiree healthcare plans.

We have previously experienced declines in interest rates and pension asset values. Future declines in interest rates or the market values of the securities held by the plans, or certain other changes, could materially deteriorate the funded status of our plans and affect the level and timing of required contributions in 2010 and beyond. Additionally, a material deterioration in the funded status of the plans could significantly increase pension expenses and reduce our profitability. We fund certain of our benefit obligations on a pay-as-you-go basis; accordingly, the related plans have no assets. As a result, we are subject to increased cash outlays and costs due to, among other factors, rising healthcare costs. Increases in the expected cost of health care in excess of current assumptions could increase actuarially determined liabilities and related expenses along with future cash outlays. Our assumptions used to calculate pension and healthcare obligations as of the annual measurement date directly impact the expense to be recognized in future periods. While our management believes that these assumptions are appropriate, significant differences in actual experience or significant changes in these assumptions may materially affect our pension and healthcare obligations and future expense.

We have recorded a significant amount of impairment charges of our goodwill and other identifiable intangible assets, and we may be required to recognize additional goodwill or intangible asset impairments which would reduce our earnings.

We have recorded a significant amount of goodwill and other identifiable intangible assets, including tradenames. Goodwill and other net identifiable intangible assets were approximately $2.4 billion as of December 31, 2009, or 76% of our total assets. Goodwill, which represents the excess of cost over the fair value of the net assets of the businesses acquired, was approximately $1.5 billion as of December 31, 2009, or 48% of our total assets. Goodwill and other net identifiable intangible assets were recorded at fair value on the date of acquisition. Impairment of goodwill and other identifiable intangible assets may result from, among other things, deterioration in our performance, adverse market conditions, adverse changes in laws or regulations, unexpected significant or planned changes in use of assets and a variety of other factors. The amount of any quantified impairment must be expensed immediately as a charge that is included in operating income which may impact our ability to raise capital. During our first quarter of fiscal year 2009, we determined the carrying value of goodwill and definite-lived intangible assets associated with our Interconnection reporting unit was impaired and recorded a charge totaling $19.9 million (goodwill of $5.3 million and definite-lived intangible assets of $14.6 million). During the fourth quarter of fiscal year 2008, it was determined that goodwill associated with our Interconnection reporting unit was impaired and, as a result, we recorded a charge of $13.2 million. As of October 1, 2009, we evaluated our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level and determined that the fair value exceeded the carrying value on that date. Should certain assumptions used in the development of the fair value of our reporting units change, we may be required to recognize additional goodwill or intangible asset impairment.

Our historical financial information may not be representative of our results as a separate company or indicative of our future financial performance.

Our historical financial information for the Predecessor periods included in this prospectus have been derived from the consolidated financial statements of Texas Instruments. This financial information relies on assumptions and estimates that relate to the ownership of our business by Texas Instruments and, as a result, the financial information may not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future, because:

•	costs reflected in this filing may differ from the costs we would have incurred had we operated as an independent, stand-alone entity for all the periods presented;

•	we have made certain adjustments and allocations since Texas Instruments did not account for us as, and we were not operated as, a single, stand-alone business for the periods presented; and

•	the information does not reflect certain changes that have occurred in our operations as a result of or after our separation from Texas Instruments.

Accordingly, our historical results of operations may not be indicative of our future operating or financial performance.

Our business may not generate sufficient cash flow from operations, or future borrowings under our Senior Secured Credit Facility or from other sources may not be available to us in an amount sufficient, to enable us to repay our indebtedness, including our existing Senior Notes and Senior Subordinated Notes, or to fund our other liquidity needs, including capital expenditure requirements.

We cannot guarantee that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan. If we complete additional acquisitions, our debt service requirements could also increase. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity investments or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances, any of which could have a material adverse effect on our operations. Additionally, we may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

Our failure to comply with the covenants contained in our credit arrangements, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition.

Our Senior Secured Credit Facility requires us to maintain specified financial ratios, including a maximum ratio of total indebtedness to Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and certain other adjustments as defined in the Senior Secured Credit Facility) and a minimum ratio of Adjusted EBITDA to interest expense, and maximum capital expenditures. In addition, our Senior Secured Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes require us to comply with various operational and other covenants. For purposes of the Senior Secured Credit Facility, Adjusted EBITDA is calculated using various add-backs to EBITDA. During the fourth quarter of fiscal year 2009, the leverage and coverage ratios tightened from 2008 and will further tighten during the fourth quarter of fiscal year 2010. The table below outlines the leverage and interest coverage ratios in accordance with the covenants in the Senior Secured Credit Facility and the minimum Adjusted EBITDA amounts that would be required in order to maintain compliance with the leverage ratio and interest coverage ratio based on total indebtedness at December 31, 2009 and interest expense for the fiscal year ended December 31, 2009.

Effective as of	Maximum Leverage ratio covenant	Minimum Required LTM Adjusted EBITDA to maintain compliance based on December 31, 2009 indebtedness(1)	Minimum Interest coverage ratio covenant	Minimum Required LTM Adjusted EBITDA to maintain compliance based on fiscal year ended December 31, 2009 interest expense(1)
Fourth quarter 2008	8.00:1	NA	1.40:1	NA
Fourth quarter 2009	7.50:1	$288.9	1.50:1	$210.4
Fourth quarter 2010	7.00:1	$309.5	1.60:1	$224.4
Fourth quarter 2011	7.00:1	$309.5	1.60:1	$224.4
Fourth quarter 2012	7.00:1	$309.5	1.60:1	$224.4

(1)	Amounts are stated in millions and based on total indebtedness (as defined in the Senior Secured Credit Facility) of $2,166.8 million at December 31, 2009 and interest expense (as defined in the Senior Secured Credit Facility) of $140.3 million for the fiscal year ended December 31, 2009.

Sufficiently adverse financial performance, including the failure to achieve our financial forecasts, could result in default under current and future ratio levels, particularly the ratio of total indebtedness to Adjusted EBITDA. Additionally, creditors may challenge the nature of our add-backs to EBITDA, possibly increasing the risk of default. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn would result in cross defaults under our other debt instruments. Our assets and cash flow may not be sufficient to fully repay borrowings if accelerated upon an event of default.

If, when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, our credit agreement, or if a default otherwise occurs, the lenders under our Senior Secured Credit Facility could elect to terminate their commitments thereunder, cease making further loans, declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable, institute foreclosure proceedings against those assets that secure the borrowings under our Senior Secured Credit Facility and prevent us from making payments on the notes. Any such actions could force us into bankruptcy or liquidation, and we might not be able to repay our obligations in such an event.

Our limited history as a stand-alone company could pose challenges in the operation of our business.

Prior to April 27, 2006, we operated as a business of Texas Instruments. Following the 2006 Acquisition, Texas Instruments no longer has any ownership interest in our Company. Historically, as part of Texas Instruments, we had access to the administrative services and internal controls provided by Texas Instruments. Until September 30, 2008, Texas Instruments provided the Company with certain administrative services, including real estate, finance and accounting, human resources, information technology, warehousing and logistics, record retention and security consulting services. As a result of the expiration of the transition services agreement, we have had to establish all of our own services, systems and controls and we may be unable to operate such services, systems and controls at the costs we paid to Texas Instruments under that agreement and reflected in our historical financial statements.

In the future, we may not secure financing necessary to operate and grow our business or to exploit opportunities.

Our future liquidity and capital requirements will depend upon numerous factors, some of which are outside our control, including the future development of the markets in which we participate. We may need to raise additional funds to support expansion, develop new or enhanced services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If our capital resources are not sufficient to satisfy our liquidity needs, we may seek to sell additional debt or equity securities or obtain other debt financing. The incurrence of debt would result in increased expenses and could include covenants that would further restrict our operations. If the credit markets remain tight, we may not be able to obtain additional financing, if required, in amounts or on terms acceptable to us, or at all.

We have reported significant net losses for periods following the 2006 Acquisition and may not achieve profitability in the foreseeable future.

We incurred a significant amount of indebtedness in connection with the 2006 Acquisition and the subsequent acquisitions of First Technology Automotive and Airpax and, as a result, our interest expense has been substantial for periods following the 2006 Acquisition. Due, in part, to this significant interest expense and the amortization of intangible assets also related to these acquisitions, we have reported net losses of $252.5 million, $134.5 million and $27.7 million for fiscal years 2007, 2008 and 2009, respectively. Although we intend to use a significant portion of the net proceeds of this offering to reduce our indebtedness, we will continue to have a significant amount of indebtedness following this offering and, as a result, expect to continue to report net losses for the foreseeable future due to the significant interest expense associated with such indebtedness and the continued amortization of intangible assets. As a result, we cannot assure you that we will achieve profitability in the near term.

Risks Related to Our Organization and Structure

We are a Netherlands public limited liability company and it may be difficult for you to obtain or enforce judgments against us in the United States.

We are incorporated under the laws of the Netherlands, and a substantial portion of our assets are located outside of the United States. As a result, although we have appointed an agent for service of process in the U.S., it may be difficult or impossible for United States investors to effect service of process within the United States upon us or to realize in the United States on any judgment against us including for civil liabilities under the United States securities laws. Therefore, any judgment obtained in any United States federal or state court against us may have to be enforced in the courts of the Netherlands, or such other foreign jurisdiction, as applicable. Because there is no treaty or other applicable convention between the United States and the Netherlands with respect to legal judgments, a judgment rendered by any United States federal or state court will not be enforced by the courts of the Netherlands unless the underlying claim is relitigated before a Dutch court. Under current practice, however, a Dutch court will generally grant the same judgment without a review of the merits of the underlying claim (i) if that judgment resulted from legal proceedings compatible with Dutch notions of due process, (ii) if that judgment does not contravene public policy of the Netherlands and (iii) if the jurisdiction of the United States federal or state court has been based on internationally accepted principles of private international law. To date, we are aware of only one case in which a Dutch court has considered whether such a foreign judgment would be enforced in the Netherlands. In that case, a U.S. court entered a default judgment against the defendant, a Netherlands resident, in a lawsuit involving a breach of contract claim. The defendant sought to relitigate the claim in the Netherlands. The Dutch lower court ruled that the criteria discussed above were satisfied with respect to the U.S. judgment, as a result of which the Dutch court granted the same judgment without a review of the merits of the underlying claim. Investors should not assume, however, that the courts of the Netherlands, or such other foreign jurisdiction, would enforce judgments of United States courts obtained against us predicated upon the civil liability provisions of the United States securities laws or that such courts would enforce, in original actions, liabilities against us predicated solely upon such laws.

Your rights and responsibilities as a shareholder will be governed by Dutch law and will differ in some respects from the rights and responsibilities of shareholders under U.S. law, and your shareholder rights under Dutch law may not be as clearly established as shareholder rights are established under the laws of some U.S. jurisdictions.

Our corporate affairs are governed by our articles of association and by the laws governing companies incorporated in the Netherlands. The rights of our shareholders and the responsibilities of members of our board of directors under Dutch law may not be as clearly established as under the laws of some U.S. jurisdictions. In the performance of its duties, our board of directors is required by Dutch law to consider the interests of our company, its shareholders, its employees and other stakeholders in all cases with reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder. It is anticipated that all of our shareholder meetings will take place in the Netherlands.

In addition, the rights of holders of ordinary shares and many of the rights of shareholders as they relate to, for example, the exercise of shareholder rights, are governed by Dutch law and our articles of association and differ from the rights of shareholders under U.S. law. For example, Dutch law does not grant appraisal rights to a company’s shareholders who wish to challenge the consideration to be paid upon a merger or consolidation of the company. See “Description of Ordinary Shares” included elsewhere in this prospectus.

The provisions of Dutch corporate law and our articles of association have the effect of concentrating control over certain corporate decisions and transactions in the hands of our board of directors. As a result, holders of our shares may have more difficulty in protecting their interests in the face of actions by members of our board of directors than if we were incorporated in the United States. See “Description of Ordinary Shares” included elsewhere in this prospectus.

The payment of cash dividends on our shares is restricted under the terms of the agreements governing our indebtedness and is dependent on our ability to obtain funds from our subsidiaries.

The issuer has never declared or paid any dividends on its ordinary shares and it currently does not plan to declare dividends on its ordinary shares in the foreseeable future. Because the issuer is a holding company, its ability to pay cash dividends on its ordinary shares may be limited by restrictions on its ability to obtain sufficient funds through dividends from subsidiaries, including restrictions under the terms of the agreements governing its and its subsidiaries’ indebtedness. In that regard, the issuer’s wholly-owned subsidiary, Sensata Technologies B.V., is limited in its ability to pay dividends or otherwise make distributions to its immediate parent company and, ultimately, to the issuer. Under Dutch law, the issuer may only pay dividends out of profits as shown in its adopted annual accounts prepared in accordance with International Financial Reporting Standards, or “IFRS.” The issuer will only be able to declare and pay dividends to the extent its equity exceeds the sum of the paid and called up portion of its ordinary share capital and the reserves that must be maintained in accordance with provisions of Dutch law and its articles of association. See “Description of Ordinary Shares—Shareholder Rights—Dividends.” Subject to these limitations, the payment of cash dividends in the future, if any, will depend upon such factors as earnings levels, capital requirements, contractual restrictions, its financial condition and any other factors deemed relevant by the issuer’s shareholders and board of directors.

We will be a “controlled company” within the meaning of the New York Stock Exchange listing rules and, as a result, we will qualify for, and rely on, applicable exemptions from certain corporate governance requirements.

Following the completion of this offering, we will be a “controlled company” under the rules of the New York Stock Exchange. Under these rules, a company of which more than 50% of the voting power is held by a group is a “controlled company” and may elect not to comply with certain corporate governance requirements of such exchange, including the requirement that a majority of the board of directors consist of independent directors. Upon completion of this offering, our principal shareholder, Sensata Investment Company S.C.A., will own approximately 81.3% of our outstanding ordinary shares (or 78.5% if the underwriters exercise their option to purchase additional shares in full). We intend to rely on this exemption to the extent it is applicable, and therefore we may not have a majority of independent directors, nor will our nominating and governance or compensation committees consist entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are not deemed “controlled companies.”

Risks Related to Our Ordinary Shares and This Offering

There may not be an active, liquid trading market for our ordinary shares.

Prior to this offering, there has been no public market for our ordinary shares. We cannot predict the extent to which investor interest in us will lead to the development of a trading market for our ordinary shares, or how liquid that market may become. If an active trading market does not develop, you may have difficulty selling any of our ordinary shares that you purchase. The initial public offering price of our ordinary shares will be determined by negotiation between us and the underwriters and may not be indicative of prices that will prevail following the completion of this offering. The market price of our ordinary shares may decline below the initial public offering price, and you may not be able to resell your ordinary shares at or above the initial offering price.

As a public company, we will become subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to satisfy.

We have historically operated our business as a private company. After this offering, we will become subject to other reporting and corporate governance requirements, including the requirements of the New York Stock Exchange listing rules, which will impose compliance obligations upon us. The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

Our principal shareholder will continue to have control over us after this offering which could limit your ability to influence the outcome of key transactions, including a change of control.

Upon completion of this offering, our principal shareholder, Sensata Investment Company S.C.A., will own approximately 81.3% of our outstanding ordinary shares (or 78.5% if the underwriters exercise their option to purchase additional shares in full). This entity is indirectly controlled by investment funds advised or managed by the principals of Bain Capital and, pursuant to agreements among all of its existing shareholders, Bain Capital has the right to appoint all of its directors. See “Principal and Selling Shareholders” and “Certain Relationships and Related Party Transactions.” As a result, this shareholder would be able to influence or control matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our shareholders of an opportunity to receive a premium for their ordinary shares as part of a sale of us and might ultimately affect the market price of our ordinary shares.

Future sales of our ordinary shares in the public market could cause our share price to fall.

If our existing shareholders sell substantial amounts of our ordinary shares in the public market following this offering, the market price of our ordinary shares could decrease significantly. The perception in the public market that our existing shareholders might sell shares could also depress the market price of our ordinary shares. Upon the consummation of this offering, we will have 171,159,377 ordinary shares outstanding. Our directors, executive officers and all other shareholders and optionholders will be subject to lock-up agreements with certain representatives of the underwriters for a period of 180 days from the date of this prospectus as described in “Ordinary Shares Eligible for Future Sale—Lock-up Agreements.” In addition, any ordinary shares purchased by participants in our directed share program in which certain underwriters have reserved, at our request, up to 5% of the ordinary shares offered by this prospectus for sale to our directors, officers, employees and certain individuals associated with us, will be subject to a 180-day lock-up restriction. See “Underwriting—Directed Share Program.” After these lock-up agreements and the similar lock-up periods set forth in our registration rights agreement have expired, 139,559,377 shares, some of which will be subject to vesting, will be eligible for sale in the public market. The market price of our ordinary shares may drop significantly when the restrictions on resale by our existing shareholders lapse. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities.

Our share price may be volatile, and the market price of our ordinary shares after this offering may drop below the price you pay.

Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our shares regardless of our operating performance. The trading price of our ordinary shares is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

•	market conditions in the broader stock market;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new products or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	sales, or anticipated sales, of large blocks of our stock;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	litigation and governmental investigations; and

•	changing economic conditions.

These and other factors may cause the market price and demand for our ordinary shares to fluctuate substantially, which may limit or prevent investors from readily selling their ordinary shares and may otherwise negatively affect the liquidity of our ordinary shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

We have broad discretion in the use of a significant portion of net proceeds from this offering and may not use them effectively.

We intend to use a portion of the net proceeds from this offering for general corporate purposes and, with respect to such proceeds, cannot specify with certainty the particular uses of these net proceeds. Our management will have broad discretion in the application of these net proceeds and, as a result, you will have to rely upon the judgment of our management with respect to the use of these proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of these net proceeds from this offering in ways that our shareholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our ordinary shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.

The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our ordinary shares, or if our results of operations do not meet their expectations, our share price could decline.

New investors in our ordinary shares will experience immediate and substantial book value dilution after this offering.

The initial public offering price of our ordinary shares will be substantially higher than the as adjusted net tangible book deficit per share of the outstanding shares immediately after the offering. Based on an assumed initial public offering price of $19.00 per share, the midpoint of the price range set forth on the cover of this prospectus, and our net tangible book deficit as of December 31, 2009, if you purchase our ordinary shares in this offering, you will suffer immediate dilution in net tangible book value of approximately $28.18 per share. See “Dilution” included elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any documents incorporated by reference herein, includes “forward-looking statements.” These forward-looking statements include statements relating to our business. In some cases, forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “continue” or the negative of such terms or comparable terminology. Forward-looking statements contained herein (including future cash contractual obligations), or in other statements made by us, are made based on management’s expectations and beliefs concerning future events impacting us and are subject to uncertainties and other important factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by forward-looking statements. We believe that the following important factors, among others (including those described in “Risk Factors”), could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf:

•	our operating results and financial condition have been and may continue to be adversely affected by the current financial crisis and worldwide economic conditions;

•	continued fundamental changes in the industries in which we operate have had and could continue to have adverse effects on our businesses;

•	we may incur material losses and costs as a result of product liability and warranty and recall claims that may be brought against us;

•

our substantial indebtedness could adversely affect our financial condition and our ability to operate our business, and we may not be able to generate sufficient cash flows to meet our debt service obligations;

•	we have reported significant net losses for periods following the 2006 Acquisition and may not achieve profitability in the foreseeable future; and

•	the other risks set forth in “Risk Factors” included elsewhere in this prospectus.

All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements contained in this prospectus. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

MARKET AND INDUSTRY DATA AND FORECASTS

Market data and certain industry data and forecasts included in this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied upon publications of J.D. Power and Associates, Global Industry Analysts, IC Insights, International Data Corporation, or “International Data,” Strategy Analytics, and VDC Research Group, Inc., or “VDC Research,” as our primary sources for third-party industry data and forecasts. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on recently available data. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” appearing elsewhere in this prospectus. While we believe our internal business research is reliable and market definitions are appropriate, neither such research nor definitions have been verified by any independent source. This prospectus may only be used for the purpose for which it has been published.

USE OF PROCEEDS

We estimate that the net proceeds from the issuance and sale by us of 26,315,789 ordinary shares in this offering will be approximately $458.3 million, based upon an assumed initial public offering price of $19.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. Each $1.00 increase or decrease in the assumed initial public offering price of $19.00 per share, the midpoint of the price range set forth on the cover of this prospectus, would increase or decrease the net proceeds to us in this offering by approximately $24.7 million, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same.

We currently intend to use the net proceeds to us from this offering for the following purposes and in the following amounts:

•

Approximately $350.0 million of the net proceeds to us from this offering will be used to repay a portion of our outstanding indebtedness, including any redemption premiums or discounts and accrued interest. See “Capitalization.”

Specifically, prior to the completion of this offering, we intend to commence a tender offer to purchase the maximum principal amount of our 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes that we can acquire for an aggregate of $350.0 million in cash, including redemption premiums or discounts and accrued interest. The tender offer will be structured as a modified “Dutch” auction in which the holders of such notes that elect to participate in such offer must specify the minimum price that each would be willing to receive in exchange for each $1,000 or €1,000, as applicable, within a specific minimum and maximum price range set forth in the tender offer materials. Based on such specified prices, we will determine the lowest single premium for all tenders across each series such that we are able to spend an aggregate of $350.0 million. The price ranges that we offer with respect to each series of the notes will not be determined until we commence the offer and will, in large part, be established based on the recent bid and asked prices of such notes in the over-the-counter market. The amount of notes that we will purchase in the tender offer within each series of notes will depend ultimately on the prices specified by the holders within each specified price ranges. For purposes of this prospectus, we have estimated, based on input from our dealer managers in the tender offer, price ranges for the 8% Senior Notes to be 90.00% to 100.00%, the 9% Senior Subordinated Notes to be 87.50% to 97.50%, and the 11.25% Senior Subordinated Notes to be 95.63% to 105.63%, of the respective aggregate principal amounts. We have estimated that the tender offer will result in the repurchase of $153.7 million in aggregate principal amount of the 8% Senior Notes, $114.9 million in aggregate principal amount of the 9% Senior Subordinated Notes and $88.8 million in aggregate principal amount of the 11.25% Senior Subordinated Notes, which implies an overall repurchase price equal to approximately 95.59% of the aggregate principal amount of such notes. In calculating these amounts, we assumed that we would repurchase approximately 45.2% of each outstanding series of notes at a repurchase price equal to the mid-point of each of the price ranges listed above. Each 1.0% change in our assumed overall repurchase price of 95.59% of the aggregate principal amount of such notes would increase or decrease the principal amount of 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes that we repurchase in the tender offer by $1.6 million, $1.2 million and $0.9 million, respectively. We do not believe that any such changes from the estimates set forth above with respect to the aggregate principal amount of each series of notes that will be repurchased in the tender offer will be material to us in terms of having a material impact on our future aggregate level of indebtedness, future interest expense, amortization requirements, scheduled maturities, the terms of the covenants applicable to us or on the overall composition of the holders of such notes. In addition, we expect to pay approximately $8.4 million in accrued interest on the portion of our indebtedness that we intend to repurchase. The tender offer will be subject to the completion of this offering. Our 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes mature on May 1, 2014, May 1, 2016 and January 15, 2014, respectively. See “Description of Certain Outstanding Indebtedness.”

•	Approximately $2.0 million of the net proceeds to us from this offering will be used to pay fees and expenses to complete such tender offer.

•

Approximately $22.1 million of the net proceeds to us from this offering will be used to pay fees associated with an advisory agreement we have with the Sponsors. See “Certain Relationships and Related Party Transactions—Advisory Agreement.”

•	Approximately $84.1 million of the net proceeds to us from this offering will be retained by us and used for general corporate purposes.

Until we use the net proceeds to us from this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities. We cannot predict whether the proceeds invested will yield a favorable return. We do not have any specific plans with respect to that portion of the net proceeds identified above that we intend to use for general corporate purposes. Accordingly, our management will have broad discretion in the application of these net proceeds. We believe that retaining these net proceeds will afford us significant flexibility to pursue our business strategy of expanding the application of our products through product development and our geographic reach, investing in our workforce and making selective acquisitions.

A company indirectly owned by Bain Capital and certain members of our management currently owns €42.3 million in aggregate principal amount of 11.25% Senior Subordinated Notes and will receive some of the net proceeds from this offering from the repurchase of some or all of such 11.25% Senior Subordinated Notes. See “Certain Relationships and Related Party Transactions—Purchase of Outstanding Debt Securities.” In addition, affiliates of several of the underwriters are holders of our 8% Senior Notes, 9% Senior Subordinated Notes and/or 11.25% Senior Subordinated Notes, some of which we currently intend to repurchase with a portion of the net proceeds to us from this offering. As a result, some of the underwriters or their affiliates may receive part of the proceeds to us from this offering by reason of the repayment of our long-term indebtedness. See “Underwriting.”

DIVIDEND POLICY

The issuer has never declared or paid any dividends on its ordinary shares, and it currently does not plan to declare dividends on its ordinary shares in the foreseeable future. Because the issuer is a holding company, its ability to pay cash dividends on its ordinary shares may be limited by restrictions on its ability to obtain sufficient funds through dividends from subsidiaries, including restrictions under the terms of the agreements governing its and its subsidiaries’ indebtedness. In that regard, the issuer’s wholly-owned subsidiary, Sensata Technologies B.V., is limited in its ability to pay dividends or otherwise make distributions to its immediate parent company and, ultimately to the issuer. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness and Liquidity.” Under Dutch law, the issuer may only pay dividends out of profits as shown in its adopted annual accounts prepared in accordance with IFRS. The issuer will only be able to declare and pay dividends to the extent its equity exceeds the sum of the paid and called up portion of its ordinary share capital and the reserves that must be maintained in accordance with provisions of Dutch law and its articles of association. See “Description of Ordinary Shares—Shareholder Rights—Dividends.” Subject to these limitations, the payment of cash dividends in the future, if any, will depend upon such factors as earnings levels, capital requirements, contractual restrictions, its overall financial condition and any other factors deemed relevant by the issuer’s shareholders and board of directors.

CAPITALIZATION

The following table sets forth as of December 31, 2009:

•	our capitalization on an actual basis; and

•

our capitalization on an as adjusted basis to give effect to (i) the issuance of 26,315,789 shares in this offering; (ii) the issuance of 354,002 ordinary shares upon the exercise of stock options by the selling shareholders in connection with this offering; and (iii) the receipt of the estimated net proceeds from this offering based on an assumed initial public offering price of $19.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and the application of such net proceeds as described under “Use of Proceeds.”

The information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes appearing elsewhere in this prospectus. Amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add to the totals due to the effect of rounding.

	As of December 31, 2009
	Actual	As Adjusted
	(in millions, except share data)
	(unaudited)
Long-term debt, including current maturities:
Senior Secured Credit Facility:
Revolving credit facility(a)	$—	$—
Term loan facility(b)	1,468.1	1,468.1
Capital lease and other financing obligations	41.9	41.9
Senior Notes	340.0	186.3 (c)
Senior Subordinated Notes(d)	450.8	247.1 (c)

Total debt	2,300.8	1,943.4
Shareholders’ equity:
Ordinary shares, €0.01 nominal value per share; 175,000,000 shares authorized, 144,068,541 shares issued, actual; 400,000,000 shares authorized, 170,738,332 shares issued, as adjusted	1.8	2.2
Treasury shares, at cost, 11,973 shares, actual and as adjusted	(0.1)	(0.1)
Additional paid-in capital	1,050.4	1,518.6
Accumulated deficit	(627.7)	(654.9)
Accumulated other comprehensive loss	(37.2)	(37.2)

Total shareholders’ equity	387.2	828.5

Total capitalization	$2,688.0	$2,771.9

(a)	Our revolving credit facility provides for up to $150.0 million of borrowings to fund our working capital needs.
(b)	Our term loan facility includes a Euro-denominated term loan in an aggregate principal amount of €384.4 million as of December 31, 2009. We converted this term loan into U.S. dollars as of December 31, 2009, using an exchange rate of $1.43 = €1.00. On February 15, 2010, the exchange rate was $1.36 = €1.00.

(c)	We currently intend to use the net proceeds to us from this offering for the following purposes and in the following amounts:

•

Approximately $350.0 million of the net proceeds to us from this offering will be used to repay a portion of our outstanding indebtedness, including any redemption premiums or discounts and accrued interest.

Specifically, prior to the completion of this offering, we intend to commence a tender offer to purchase the maximum principal amount of our 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes that we can acquire for an aggregate of $350 million in cash, including any redemption premiums or discounts and accrued interest. The tender offer will be structured as a modified “Dutch” auction in which the holders of such notes that elect to participate in such offer must specify the minimum price that each would be willing to receive in exchange for each $1,000 or €1,000, as applicable, within a specific minimum and maximum price range set forth in the tender offer materials. Based on such specified prices, we will determine the lowest single premium for all tenders across each series such that we are able to spend an aggregate of $350 million. The price ranges that we offer with respect to each series of the notes will not be determined until we commence the offer and will, in large part, be established based on the recent bid and asked prices of such notes in the over-the-counter market. The amount of notes that we will purchase in the tender offer within each series of notes will depend ultimately on the prices specified by the holders within each specified price ranges. For purposes of this prospectus, we have estimated, based on input from our dealer managers in the tender offer, price ranges for the 8% Senior Notes to be 90.00% to 100.00%, the 9% Senior Subordinated Notes to be 87.50% to 97.50%, and the 11.25% Senior Subordinated Notes to be 95.63% to 105.63%, of the respective aggregate principal amounts. We have estimated that the tender offer will result in the repurchase of $153.7 million in aggregate principal amount of the 8% Senior Notes, $114.9 million in aggregate principal amount of the 9% Senior Subordinated Notes and $88.8 million in aggregate principal amount of the 11.25% Senior Subordinated Notes, which implies an overall repurchase price equal to approximately 95.59% of the aggregate principal amount of such notes. In calculating these amounts, we assumed that we would repurchase approximately 45.2% of each outstanding series of notes at a repurchase price equal to the mid-point of each of the price ranges listed above. Each 1.0% change in our assumed overall repurchase price of 95.59% of the aggregate principal amount of such notes would increase or decrease the principal amount of 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes that we repurchase in the tender offer by $1.6 million, $1.2 million and $0.9 million, respectively. We do not believe that any such changes from the estimates set forth above with respect to the aggregate principal amount of each series of notes that will be repurchased in the tender offer will be material to us in terms of having a material impact on our future aggregate level of indebtedness, future interest expense, amortization requirements, scheduled maturities, the terms of the covenants applicable to us or on the overall composition of the holders of such notes. In addition, we expect to pay approximately $8.4 million in accrued interest on the portion of our indebtedness that we intend to repurchase. The tender offer will be subject to the completion of this offering. See “Description of Certain Outstanding Indebtedness.”

•	Approximately $2.0 million of the net proceeds to us from this offering will be used to pay fees and expenses to complete such tender offer.

•

Approximately $22.1 million of the net proceeds to us from this offering will be used to pay fees associated with an advisory agreement we have with the Sponsors. See “Certain Relationships and Related Party Transactions—Advisory Agreement.”

•	Approximately $84.1 million of the net proceeds to us from this offering will be retained by us and used for general corporate purposes.

(d)	Our existing Senior Subordinated Notes are Euro-denominated with an aggregate principal amount of €314.3 million outstanding as of December 31, 2009. We converted the Senior Subordinated Notes into U.S. dollars as of December 31, 2009 using an exchange rate of $1.43 = €1.00. On February 15, 2010, the exchange rate was $1.36 = €1.00.

Each $1.00 increase or decrease in the assumed initial public offering price of $19.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease the total capitalization by $24.7 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same.

The number of shares on an as adjusted basis as presented on the previous table is based on:

•	144,068,541 ordinary shares issued as of December 31, 2009;

•	26,315,789 shares offered by us in connection with this offering; and

•

354,002 ordinary shares to be issued upon the exercise of outstanding stock options by the selling shareholders in connection with this offering at a weighted-average exercise price of $7.10 per share;

and excludes

•	433,018 ordinary shares, which are subject to forfeiture until such shares have vested and are not considered outstanding for accounting purposes;

•	12,571,146 ordinary shares issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $8.06 per share; and

•	up to 5,657,088 ordinary shares reserved for future issuance under our equity incentive plans and employee stock purchase plan following this offering.

DILUTION

If you invest in our ordinary shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our ordinary shares and the as adjusted net tangible book value/(deficit) per share of our ordinary shares after this offering. Net tangible book value/(deficit) per share represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of outstanding ordinary shares. Our net tangible book deficit as of December 31, 2009 was $(2,008.9) million, and our net tangible book deficit per share was $(13.94) per share, based on 144,108,686 ordinary shares outstanding as of December 31, 2009, which includes 52,118 ordinary shares that are subject to forfeiture until such shares are vested and are not considered outstanding for accounting purposes.

Investors participating in this offering will incur immediate and substantial dilution. After giving effect to the issuance of 354,002 ordinary shares upon the exercise of outstanding stock options by the selling shareholders in connection with this offering and the issuance and sale of 26,315,789 ordinary shares at an assumed initial public offering price of $19.00 per share, the midpoint of the range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and after giving effect to the application of such net proceeds as described under “Use of Proceeds,” our as adjusted net tangible book deficit as of December 31, 2009 would have been approximately $(1,567.6) million, or approximately $(9.18) per share. This represents an immediate decrease in as adjusted net tangible book deficit of $4.76 per share to existing shareholders and an immediate dilution of $28.18 per share to new investors, or approximately 148% of the assumed initial public offering price of $19.00 per share.

The following table illustrates this per share dilution:

Assumed initial public offering price per share		$19.00
Net tangible book deficit per share as of December 31, 2009, before giving effect to this offering	$(13.94)
Decrease in net tangible book deficit per share attributable to investors purchasing shares in this offering	4.76

As adjusted net tangible book deficit per share, after giving effect to this offering		(9.18)

Dilution in as adjusted net tangible book value/(deficit) per share to investors in this offering		$28.18

The dilution information discussed above is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing of this offering. Each $1.00 increase or decrease in the assumed initial public offering price of $19.00 per share, the midpoint of the price range set forth on the cover of the prospectus, would increase or decrease our as adjusted net tangible book value/(deficit) by approximately $24.7 million, or approximately $0.14 per share, and the dilution per share to investors participating in this offering by approximately $0.86 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same.

The following table summarizes the number of ordinary shares purchased from us since inception, the total consideration paid to us and the weighted-average price per share paid by existing shareholders and by new investors purchasing ordinary shares in this offering at an assumed initial public offering price of $19.00 per share, the midpoint of the range set forth on the cover page of this prospectus:

	Ordinary Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	144,843,588	84.6%	$1,044,447,000	67.6%	$7.21
New investors	26,315,789	15.4%	500,000,000	32.4%	$19.00

Total	171,159,377	100.0%	$1,544,447,000	100.0%

Each $1.00 increase or decrease in the assumed initial public offering price of $19.00 per share, the midpoint of the price range set forth on the cover of the prospectus, would increase or decrease the total consideration paid by new investors by $26.3 million, and increase or decrease the percent of total consideration paid by new investors by 1.1 percentage points, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same.

The total number of shares outstanding presented in the table above is based on:

•

144,108,686 ordinary shares outstanding as of December 31, 2009, which include 52,118 ordinary shares that are subject to forfeiture until such shares are vested and are not considered outstanding for accounting purposes;

•

380,900 ordinary shares, not included in the ordinary shares outstanding as of December 31, 2009, which are subject to forfeiture until such shares are vested and are not considered outstanding for accounting purposes;

•	26,315,789 shares offered by us in connection with this offering; and

•

354,002 ordinary shares to be issued upon the exercise of outstanding stock options by the selling shareholders in connection with this offering at a weighted-average exercise price of $7.10 per share;

and excludes

•	12,571,146 ordinary shares issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $8.06 per share; and

•	up to 5,657,088 ordinary shares reserved for future issuance under our equity incentive plans and employee stock purchase plan following this offering.

The sale of 5,284,211 ordinary shares to be sold by the selling shareholders in this offering will reduce the number of ordinary shares held by existing shareholders to 139,559,377, or 81.5% of the total ordinary shares outstanding after this offering, and will increase the number of ordinary shares held by new investors participating in this offering to 31,600,000 ordinary shares, or 18.5% of the total ordinary shares outstanding after the offering. In addition, if the underwriters exercise their option to purchase additional shares in full, the number of ordinary shares beneficially owned by existing shareholders will be further decreased to 135,172,842, or 78.8% of the total number of ordinary shares outstanding after this offering, and the number of ordinary shares held by new investors will be further increased to 36,340,000 ordinary shares, or 21.2% of the total number of ordinary shares outstanding after this offering. The number of ordinary shares outstanding immediately after the full exercise of the underwriters’ over-allotment option includes 353,465 ordinary shares to be issued upon the exercise of outstanding stock options by the selling shareholders in connection with this offering.

The table and calculations above exclude ordinary shares reserved for future issuance under our equity incentive plans and employee stock purchase plan. To the extent options are exercised and awards are granted under these plans following this offering, there may be dilution to our shareholders. We may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

SELECTED CONSOLIDATED AND COMBINED HISTORICAL FINANCIAL DATA

We have derived the selected consolidated statement of operations and other financial data for the years ended December 31, 2007, 2008 and 2009 and the selected consolidated balance sheet data as of December 31, 2008 and 2009 from the audited consolidated financial statements included elsewhere in this prospectus. We have derived the selected consolidated and combined statement of operations and other financial data for the year ended December 31, 2005 and the periods from January 1, 2006 to April 26, 2006 and April 27, 2006 (inception) to December 31, 2006 and the consolidated and combined balance sheet data as of December 31, 2005, 2006 and 2007 from the audited consolidated and combined financial statements not included in this prospectus.

You should read the following information in conjunction with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in any future period.

	Predecessor (combined)		Sensata Technologies Holding N.V. (consolidated)
		For the period	For the period	For the year ended December 31,
	For the year ended December 31,	January 1 to April 26,	April 27 (inception) to December 31,
(Amounts in thousands, except per share data)	2005	2006	2006	2007	2008	2009
Statement of Operations Data:
Net revenue	$1,060,671	$375,600	$798,507	$1,403,254	$1,422,655	$1,134,944
Operating costs and expenses:
Cost of revenue	681,983	253,028	536,485	944,765	951,763	742,080
Research and development	31,252	8,635	19,742	33,891	38,256	16,796
Selling, general and administrative	96,146	38,674	94,755	166,065	166,625	126,952
Amortization of intangible assets and capitalized software	2,458	1,078	82,740	131,064	148,762	153,081
Impairment of goodwill and intangible assets	—	—	—	—	13,173	19,867
Restructuring	22,996	2,456	—	5,166	24,124	18,086

Total operating costs and expenses	834,835	303,871	733,722	1,280,951	1,342,703	1,076,862

Profit from operations	225,836	71,729	64,785	122,303	79,952	58,082
Interest expense	(105)	(511)	(165,160)	(191,161)	(197,840)	(150,589)
Interest income	—	—	1,567	2,574	1,503	573
Currency translation gain/(loss) and other, net(1)	—	115	(63,633)	(105,449)	55,467	107,695

Income/(loss) from continuing operations before income taxes	225,731	71,333	(162,441)	(171,733)	(60,918)	15,761
Provision for income taxes	81,390	25,796	48,560	62,504	53,531	43,047

Income/(loss) from continuing operations	144,341	45,537	(211,001)	(234,237)	(114,449)	(27,286)
Loss from discontinued operations	(924)	(167)	(1,309)	(18,260)	(20,082)	(395)

Net income/(loss)(2)	$143,417	$45,370	$(212,310)	$(252,497)	$(134,531)	$(27,681)

Net income/(loss) per share(3):
Loss from continuing operations per share—basic and diluted	NA	NA	$(2.73)	$(1.62)	$(0.79)	$(0.19)
Loss from discontinued operations per share—basic and diluted	NA	NA	(0.02)	(0.13)	(0.14)	—

Net loss per share—basic and diluted	NA	NA	$(2.75)	$(1.75)	$(0.93)	$(0.19)

Weighted–average ordinary shares outstanding	NA	NA	77,276	144,054	144,066	144,057

	Predecessor (combined)		Sensata Technologies Holding N.V. (consolidated)
		For the period	For the period
	For the year ended December 31,	January 1 to April 26,	April 27 (inception) to December 31,	For the year ended December 31,
(Amounts in thousands)	2005	2006	2006	2007	2008	2009
Other Financial Data:
Net cash provided by/(used in):
Operating activities	$173,276	$40,599	$129,923	$155,278	$47,481	$187,577
Investing activities	(56,505)	(16,705)	(3,142,543)	(355,710)	(38,713)	(15,077)
Financing activities	(116,771)	(23,894)	3,097,373	175,736	8,891	(101,748)
Capital expenditures(4)	42,218	16,705	29,630	66,701	40,963	14,959
EBITDA (unaudited)(5)	256,070	81,286	111,031	187,862	315,460	366,890

		Predecessor (combined)	Sensata Technologies Holding N.V. (consolidated)
		As of December 31, 2005	As of December 31,
(Amounts in thousands)			2006	2007	2008	2009
Balance Sheet Data:
Cash and cash equivalents		$—	$84,753	$60,057	$77,716	$148,468
Working capital(6)		167,018	221,486	161,418	15,663	245,445
Total assets		504,297	3,372,292	3,555,508	3,303,381	3,166,870
Total debt, including capital lease and other financing obligations		31,165	2,272,633	2,562,480	2,511,187	2,300,826
Texas Instruments’ net investment/Total shareholders’ equity		355,673	824,609	566,310	405,332	387,158

(1)	Currency translation gain/(loss) and other, net in the period from April 27, 2006 (inception) to December 31, 2006 primarily includes currency translation loss associated with Euro-denominated debt and the deferred payments certificates of $(65.5) million. Currency translation gain/(loss) and other, net for the year ended December 31, 2007 primarily includes currency translation loss associated with the Euro-denominated debt of $(111.9) million. Currency translation gain/(loss) and other, net for the years ended December 31, 2008 and 2009 includes gains of $15.0 million and $120.1 million, respectively, recognized on repurchases of Senior Notes and Senior Subordinated Notes, as well as currency translation gain/(loss) associated with the Euro-denominated debt of $53.2 million and $(13.6) million, respectively.
(2)	Included within Net income/(loss) for each of the periods presented were the following expenses:

(Amounts in thousands)	Sensata Technologies Holding N.V. (consolidated)
	For the period	For the year ended December 31,
	April 27 (inception) to December 31,
	2006	2007	2008	2009
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets (a)	$91,591	$154,296	$160,594	$157,797
Deferred income tax and other tax expense	30,148	46,126	29,980	26,592
Amortization expense of deferred financing costs	11,518	9,640	10,698	9,055
Interest expense related to uncertain tax positions	—	1,747	43	823
Interest expense related to Deferred Payment Certificates	44,581	—	—	—

(a)	Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets relates to the acquisition of the S&C business of Texas Instruments, First Technology Automotive and Airpax and the step-up in the fair value of these assets through purchase accounting.

(3)	Net loss per share is computed based on the weighted-average number of ordinary shares outstanding.
(4)	Excludes non-cash capital expenditures, financed through a capital lease, of $31.2 million for the year ended December 31, 2005.
(5)	We present EBITDA in this prospectus to provide investors with a supplemental measure of our operating performance. EBITDA is a non-GAAP financial measure. We define EBITDA as net income/(loss) before interest, taxes, depreciation and amortization. We believe EBITDA assists our board of directors, management and investors in comparing our operating performance on a consistent basis because it removes the impact of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure. The use of EBITDA has limitations and you should not consider this performance measure in isolation from or as an alternative to U.S. GAAP measures such as net income/(loss).

The following unaudited table summarizes the calculations of EBITDA and provides a reconciliation from net income/(loss), the most directly comparable financial measure presented in accordance with U.S. GAAP, for the periods presented:

(Amounts in thousands)	Predecessor (combined)		Sensata Technologies Holding N.V. (consolidated)
		For the period	For the period
	For the year ended December 31, 2005	January 1 to April 26, 2006	April 27 (inception) to December 31,	For the year ended December 31,
			2006	2007	2008	2009

Net income/(loss)	$143,417	$45,370	$(212,310)	$(252,497)	$(134,531)	$(27,681)
Provision for income taxes	81,390	25,796	48,560	62,504	53,531	43,047
Interest expense, net	105	511	163,593	188,587	196,337	150,016
Depreciation and amortization	31,158	9,609	111,188	189,268	200,123	201,508

EBITDA (unaudited)	$256,070	$81,286	$111,031	$187,862	$315,460	$366,890

Following the 2006 Acquisition, our senior management, together with our Sponsors, developed a series of strategic initiatives to better position us for future revenue growth and an improved cost structure. This plan has been modified, from time to time, to reflect changes in overall market conditions and the competitive environment facing our business. These initiatives have included, among other items, acquisitions, divestitures, restructurings of certain operations and various financing transactions. In connection with these activities, we incurred certain costs and expenses included in EBITDA that we have further described below and believe are important to consider in evaluating our operating performance over these periods.

The following table summarizes certain expenses, losses and gains included in EBITDA for the periods presented:

	(unaudited)
	Sensata Technologies Holding N.V. (consolidated)
	For the period	For the year ended December 31,
	April 27 (inception) to December 31,
(Amounts in thousands)	2006	2007	2008	2009
Supplemental Information
Acquisition, integration and financing costs and other significant items:
Transition costs(a)	$15,980	$16,768	$4,052	$23
Litigation costs(b)	258	4,006	840	147
Integration and finance costs(c)	1,182	13,649	20,931	2,813
Relocation and disposition costs(d)	—	114	12,828	8,202
Pension charges(e)	—	—	3,588	4,828
Inventory step-up(f)	25,017	4,454	—	—
IPR&D write-off(g)	—	5,700	—	—
Other(h)	1,296	3,123	27,106	6,972

Subtotal	43,733	47,814	69,345	22,985
Impairment of goodwill and intangible assets(i)	—	—	13,173	19,867
Severance and other termination costs associated with downsizing(j)	—	5,166	12,282	12,276
Gain on extinguishment of debt(k)	—	—	(14,961)	(120,123)
Currency translation loss/(gain) on debt(l)	65,519	111,946	(53,209)	15,301
Stock compensation(m)	1,259	2,015	2,108	2,233
Management fees(n)	2,667	4,000	4,000	4,000
Other(o)	—	(25)	123	973

Total	$113,178	$170,916	$32,861	$(42,488)

(a)	Represents transition costs incurred by us in becoming a stand-alone company, one of our subsidiaries becoming an SEC reporting company and complying with Section 404 of the Sarbanes-Oxley Act of 2002.
(b)	Represents litigation costs we recognized related to customers alleging defects in certain of our products, which were manufactured and sold prior to April 27, 2006 (inception).
(c)	Represents integration and financing costs related to the acquisitions of Airpax, First Technology Automotive and SMaL Camera and other consulting and advisory fees associated with acquisitions and financings, whether or not consummated.

(d)	Represents costs we incurred to move certain operations to lower-cost Sensata locations, to close certain manufacturing operations and dispose of the SMaL Camera business.
(e)	Represents pension curtailment and settlement losses, and amortization of prior service costs associated with various restructuring activities.
(f)	Represents the impact on our cost of revenue from the increase in the carrying value of the inventory that was adjusted to fair value as a result of the application of purchase accounting to the acquisitions of the S&C business, Airpax and First Technology Automotive.
(g)	Represents the charge we recorded for acquired in-process research and development associated with our acquisition of SMaL Camera in March 2007.
(h)	Represents other (gains)/losses, including impairment losses associated with certain assets held for sale, losses related to the early termination of commodity forward contracts of $7.2 million during fiscal year 2008, a loss of $13.4 million during fiscal year 2008 associated with a settlement with a significant automotive customer that alleged defects in certain of our products installed in its automobiles, and a reserve associated with the Whirlpool recall litigation. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Legal Proceedings.”
(i)	Represents the impairment of goodwill and intangible assets associated with a reporting unit within our controls business segment and relates to products used in the semiconductor business.
(j)	Represents severance, outplacement costs and special termination benefits associated with the downsizing of various manufacturing facilities and our corporate office.
(k)	Relates to the repurchases of outstanding notes.
(l)	Reflects the losses/(gains) associated with the translation of our Euro-denominated debt into U.S. dollars and losses/(gains) on related hedging transactions.
(m)	Represents share-based compensation expense recorded in accordance with ASC Topic 718, Compensation—Stock Compensation.
(n)	Represents fees expensed under the terms of the advisory agreement with our Sponsors. This agreement will be terminated in connection with the completion of this offering. See “Use of Proceeds” and “Certain Relationships and Related Party Transactions—Advisory Agreement.”
(o)	Represents unrealized (gains)/losses on commodity forward contracts and estimated potential penalty expenses associated with uncertain tax positions.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information regarding certain of these items.

(6)	We define working capital as current assets less current liabilities. Prior to the 2006 Acquisition, we participated in Texas Instruments’ centralized system for cash management, under which our cash flows were transferred to Texas Instruments on a regular basis and netted against Texas Instruments’ net investment account. Consequently, none of Texas Instruments’ cash, cash equivalents, debt or interest expense has been allocated to our business in the Predecessor historical combined financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help the reader understand our business, financial condition, results of operations, liquidity and capital resources. You should read this discussion in conjunction with “Selected Consolidated and Combined Historical Financial Data,” and our audited consolidated financial statements and the related notes beginning on page F-1 of this prospectus.

The statements in this discussion regarding industry outlook, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements in this discussion are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview

Sensata, a global industrial technology company, is a leader in the development, manufacture and sale of sensors and controls. We produce a wide range of customized, innovative sensors and controls for mission- critical applications such as thermal circuit breakers in aircraft, pressure sensors in automotive systems, and bimetal current and temperature control devices in electric motors. We believe that we are one of the largest suppliers of sensors and controls in the majority of the key applications in which we compete and that we have developed our strong market position due to our long-standing customer relationships, technical expertise, product performance and quality and competitive cost structure. We compete in growing global market segments driven by demand for products that are safe, energy-efficient and environmentally-friendly, as well as the proliferation of, and increasing use of sensors and controls in, electronic applications. In addition, our long-standing position in emerging markets, including our 14-year presence in China, further enhances our growth prospects. We deliver a strong value proposition to our customers by leveraging an innovative portfolio of core technologies and manufacturing at high volumes in low-cost locations such as China, Mexico, Malaysia and the Dominican Republic.

History

We have a history of innovation dating back to our origins. We operated as a part of Texas Instruments from 1959 until we were acquired as a result of the 2006 Acquisition. Since then, we have expanded our operations in part through the acquisition of Airpax in July 2007 and First Technology Automotive in December 2006.

Prior to this offering, the issuer was a direct, 99% owned subsidiary of Sensata Investment Company S.C.A., a Luxembourg company, or “Sensata Investment Co.,” which is owned by investment funds or vehicles advised or managed by Bain Capital, its co-investors and certain members of our senior management. The issuer conducts its operations through subsidiary companies, which operate business and product development centers in the United States, the Netherlands and Japan and manufacturing operations in Brazil, China, South Korea, Malaysia, Mexico, the Dominican Republic and the United States. Many of these companies are the successors to businesses that have been engaged in the sensing and control business since 1916.

Selected Segment Information

We manage our sensors and controls businesses separately and report their results of operations as two segments for accounting purposes. Set forth below is selected information for each of these business segments for each of the periods presented.

Amounts and percentages in the tables below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add to the totals due to the effect of rounding.

The following table presents net revenue by segment and segment operating income for the following years:

	For the year ended December 31,
(Amounts in millions)	2007	2008	2009
Net revenue
Sensors segment	$882.5	$867.4	$685.1
Controls segment	520.8	555.3	449.9

Total net revenue	$1,403.3	$1,422.7	$1,134.9

Segment operating income
Sensors segment	$244.3	$221.9	$194.1
Controls segment	130.0	136.5	129.6

Total segment operating income	$374.3	$358.3	$323.7

The following table presents net revenue by segment as a percentage of net revenue and segment operating income as a percentage of segment net revenue for the following years:

	For the year ended December 31,
(As a percentage of revenue)	2007	2008	2009
Net revenue
Sensors segment	62.9%	61.0%	60.4%
Controls segment	37.1	39.0	39.6

Total	100.0%	100.0%	100.0%

Segment operating income
Sensors segment	27.7%	25.6%	28.3%
Controls segment	25.0%	24.6%	28.8%

For a reconciliation of total segment operating income to profit from operations, see Note 19 to our audited consolidated financial statements included elsewhere in this prospectus.

Factors Affecting Our Operating Results

The following discussion sets forth certain components of our statements of operations as well as factors that impact those items.

Net Revenue

We generate revenue from the sale of sensors and controls products across all major geographic areas. Our net revenue from product sales includes total sales less estimates of returns for product quality reasons and for price allowances. Price allowances include discounts for prompt payment as well as volume-based incentives.

Because we sell our products to end-users in a wide range of industries and geographies, demand for our products is generally driven more by the level of general economic activity rather than conditions in one particular industry or geographic region.

Our overall net revenue is generally impacted by the following factors:

•	fluctuations in overall economic activity within the geographic markets in which we operate;

•	underlying growth in one or more of our core end-markets, either worldwide or in particular geographies in which we operate;

•	the number of sensors and/or controls used within existing applications, or the development of new applications requiring sensors and/or controls;

•	the “mix” of products sold, including the proportion of new or upgraded products and their pricing relative to existing products;

•	changes in product sales prices (including quantity discounts, rebates and cash discounts for prompt payment);

•	changes in the level of competition faced by our products, including the launch of new products by competitors;

•	our ability to successfully develop and launch new products and applications; and

•	fluctuations in exchange rates.

While the factors described above impact net revenue in each of our operating segments, the impact of these factors on our operating segments can differ, as described below. For more information about risks relating to our business, see “Risk Factors—Risk Factors Related To Our Business.”

Cost of Revenue

We manufacture the majority of our products and subcontract only a limited number of products to third parties. As such, our cost of revenue consists principally of the following:

•

Production Materials Costs. A portion of our production materials contains metals, such as copper, nickel and aluminum, and precious metals, such as gold and silver, and the costs of these materials may vary with underlying metals pricing. We purchase much of the materials used in production on a global best-cost basis, but we are still impacted by global and local market conditions. We enter into forward contracts to hedge a portion of our exposure to the potential change in prices associated with these commodities. The terms of these contracts fix the price at a future date for various notional amounts associated with these commodities.

•

Employee Costs. These employee costs include the salary costs and benefit charges for employees involved in our manufacturing operations. These costs generally increase on an aggregate basis as sales and production volumes increase, and may decline as a percent of net revenue as a result of economies of scale associated with higher production volumes. We rely heavily on contract workers in certain geographies.

•	Other. Our remaining cost of revenue consists of:

•	sustaining engineering activity costs;

•	customer-related development costs;

•	depreciation of fixed assets;

•	freight costs;

•	warehousing expenses;

•	purchasing costs;

•	outsourcing or subcontracting costs relating to services used by us on an occasional basis during periods of excess demand; and

•	other general manufacturing expenses, such as expenses for energy consumption.

The main factors that influence our cost of revenue as a percent of net revenue include:

•	production volumes—fixed production costs are capitalized in inventory based on normal production volumes;

•	transfer of production to our lower cost production facilities;

•

the implementation of cost control measures aimed at improving productivity, including reduction of fixed production costs, refinements in inventory management and the coordination of purchasing within each subsidiary and at the business level;

•

product lifecycles, as we typically incur higher cost of revenue associated with manufacturing over-capacity during the initial stages of product launches and when we are phasing out discontinued products;

•	the increase in the carrying value of the inventory that was adjusted to fair value as a result of the application of purchase accounting associated with acquisitions;

•	depreciation expense, including amounts arising from the adjustment of property, plant and equipment to fair value associated with acquisitions; and

•	changes in the price of raw materials, including certain metals.

Research and Development

Research and development expenses consist of costs related to direct product design, development and process engineering. The level of research and development expense is related to the number of products in development, the stage of development process, the complexity of the underlying technology, the potential scale of the product upon successful commercialization and the level of our exploratory research. We conduct such activities in areas we believe will accelerate our longer term net revenue growth. Our basic technologies have been developed through a combination of internal development and third-party efforts (often by parties with whom we have joint development relationships). Our development expense is typically associated with:

•	engineering core technology platforms to specific applications; and

•	improving functionality of existing products.

Costs related to modifications of existing products for use by new customers in familiar applications is accounted for in cost of revenue and not included in research and development expense.

Selling, General and Administrative

Our selling, general and administrative, or “SG&A,” expense consists of all expenditures incurred in connection with the sales and marketing of our products, as well as administrative overhead costs, including:

•

salary and benefit costs for sales personnel and administrative staff, which accounted for approximately 57% of total SG&A expense for fiscal year 2009. Expenses relating to our sales personnel generally increase or decrease principally with changes in sales volume due to the need to increase or decrease sales personnel to meet changes in demand. Expenses relating to administrative personnel generally do not increase or decrease directly with changes in sales volume;

•	expense related to the use and maintenance of administrative offices, including depreciation expense;

•	other administrative expense, including expense relating to logistics, information systems and legal and accounting services;

•	general advertising expense; and

•	other selling expenses, such as expenses incurred in connection with travel and communications.

Changes in SG&A expenses as a percent of net revenue have historically been impacted by a number of factors, including:

•	changes in sales volume, as higher volumes enable us to spread the fixed portion of our sales and marketing expense over higher revenue;

•	changes in the mix of products we sell, as some products may require more customer support and sales effort than others;

•	changes in our customer base, as new customers may require different levels of sales and marketing attention;

•	new product launches in existing and new markets, as these launches typically involve a more intense sales activity before they are integrated into customer applications; and

•	customer credit issues requiring increases to the allowance for doubtful accounts.

Amortization of Intangible Assets and Capitalized Software

Acquisition-related intangible assets are amortized on the economic benefit basis based upon the useful lives of the assets. Capitalized software licenses are amortized on a straight-line basis over the term of the license.

Impairment of Goodwill and Intangible Assets

As a result of the annual goodwill impairment review in the fourth quarter of 2008, we determined that the goodwill associated with the Interconnection reporting unit was impaired and, therefore, recorded a charge of $13.2 million in the consolidated statement of operations for the year ended December 31, 2008. During our first quarter of 2009, we again performed a review of goodwill and definite-lived intangible asset for potential impairment since indicators were present and concluded that goodwill and definite-lived intangible assets were impaired and recorded a charge of $19.9 million, of which $5.3 million related to goodwill and $14.6 million related to definite-lived intangible assets. We believe that the global economic crisis, economic conditions within the semiconductor end-market and an increase in the competitive landscape surrounding suppliers to the semiconductor end-market were all factors that led to the impairment of goodwill. Key assumptions that were used in the development of the fair value of the Interconnection reporting unit are described in “Critical Accounting Policies and Estimates—Impairment of Goodwill and Intangible Assets”.

As of October 1, 2009, we evaluated our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level and determined that the fair values of the reporting units exceeded the carrying values on that date. Should certain assumptions used in the development of the fair value of our reporting units change, we may be required to recognize additional goodwill or intangible assets impairments.

Restructuring

Restructuring costs consist of severance, outplacement, other separation benefits, pension settlement and curtailment losses and facilities and other exit costs.

Depreciation Expense

Property, plant and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Property, plant and equipment acquired through the acquisitions of the S&C business and First Technology Automotive and Airpax businesses were “stepped-up” to fair value on the date of the respective business acquisition resulting in a new cost basis for accounting purposes. The amount of the adjustment to the cost basis of these assets as a result of the 2006 Acquisition, the First Technology Automotive acquisition and the Airpax acquisition totaled $57.8 million, $2.2 million and $5.1 million, respectively.

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Assets held under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. These assets are depreciated on a straight-line basis over the shorter of the estimated useful lives or the period of the related lease.

Interest Expense

Interest expense, net consists primarily of interest expense on institutional borrowings, interest rate derivative instruments, capital lease and other financing obligations. Interest expense, net also includes the amortization of deferred financing costs and interest expense on liabilities arising from uncertain tax positions.

Currency Translation Gain/(Loss) and Other, Net

Currency translation gain/(loss) and other, net includes gains and losses recognized on currency translation, gains and losses recognized on our derivatives used to hedge commodity prices and foreign currency exposures, gains and losses on the disposition of property, plant and equipment and gains on the repurchases of debt. We continue to derive a significant portion of our revenue in markets outside of the United States, primarily Europe and Asia. For financial reporting purposes, the functional currency of all our subsidiaries is the U.S. dollar. In certain instances, we enter into transactions that are denominated in a currency other than the U.S. dollar. At the date the transaction is recognized, each asset, liability, revenue, expense, gain or loss arising from the transaction is measured and recorded in U.S. dollars using the exchange rate in effect at that date. At each balance sheet date, recorded monetary balances denominated in a currency other than the U.S. dollar are adjusted to the U.S. dollar using the current exchange rate with gains or losses recorded in the consolidated and combined statements of operations.

Provision for Income Taxes

We and our subsidiaries are subject to income tax in the various jurisdictions in which we operate. While the extent of our future tax liability is uncertain, the purchase accounting of the 2006 Acquisition, the acquisition of First Technology Automotive and the acquisition of Airpax, the new debt and equity capitalization of our subsidiaries and the realignment of the functions performed and risks assumed by the various subsidiaries are among the factors that will determine the future book and taxable income of the respective subsidiary and Sensata as a whole.

We adopted guidance included within ASC 740 (originally issued as Financial Accounting Standards Board, or “FASB,” Interpretation No. 48, Accounting for Uncertainty in Income Taxes) effective January 1, 2007, and recognized an increase of $0.7 million in the liability for unrecognized tax benefits, which was accounted for as an increase to the January 1, 2007 balance of accumulated deficit.

For the Predecessor periods, our operations were included in the consolidated U.S. federal income tax return and certain foreign income tax returns of Texas Instruments. The income tax provisions and related deferred tax assets and liabilities for the Predecessor periods have been determined as if we were a separate taxpayer. Deferred income taxes are provided for temporary differences between the book and tax basis of assets and liabilities.

Loss from Discontinued Operations

In December 2008, we announced our intention to discontinue and sell our automotive vision sensing business, or the “Vision business.” In connection with this announcement, we reclassified to discontinued operations the results from operations of the Vision business and recognized a loss associated with measuring the net assets of the Vision business at fair value less cost to sell and other exit costs, in accordance with ASC Topic 360, Property, Plant and Equipment.

Effects of Acquisitions

Purchase Agreement

On April 27, 2006, Sensata Technologies B.V., an indirect wholly-owned subsidiary of the issuer, completed the acquisition of the S&C business from Texas Instruments for an aggregate purchase price of approximately $3.0 billion plus fees and expenses. The acquisition of the S&C business was effected through a number of our subsidiaries that collectively acquired the assets and assumed the liabilities being transferred. The acquisition structure resulted in significant tax amortization, which will reduce our overall cash tax expense compared to historical periods. We also entered into a transition services agreement pursuant to which we and Texas Instruments agreed to provide various services to each other in the area of facilities-related services, finance and accounting, human resources, information technology system services, warehousing and logistics and records retention and storage. As of September 30, 2008, we were no longer relying on these services from Texas Instruments. The fees for these services were equivalent to the provider’s cost.

Shareholders’ Equity

Our authorized share capital at December 31, 2009 consisted of 175,000,000 ordinary shares with a nominal value of €0.01 per share, of which 144,056,568 ordinary shares were outstanding, which excludes 52,118 ordinary shares that are subject to forfeiture until such shares are vested and are not considered outstanding for accounting purposes.

Upon the close of the 2006 Acquisition, the Sponsors contributed $985.0 million to our parent, Sensata Investment Co., which, in turn, contributed these proceeds to us, and in exchange received 31,636,360 of our ordinary shares with a nominal value of €0.01 per share and a total value of $216.7 million as well as €616.9 million of deferred payment certificates. The deferred payment certificates were legally issued as debt and provided the holder with a 14% yield on the principal amount. As a result, the deferred payment certificates were classified as long-term debt as of April 27, 2006 and the accrued yield was recognized as interest expense. In addition, the deferred payment certificates and the related yield were remeasured into the U.S. dollar equivalent at the end of each reporting period with the difference recorded as currency gain or loss.

In May 2006, we granted 20,025 restricted ordinary shares and 390,487 deferred payment certificates to certain members of our management. On July 28, 2006, certain members of management participated in the Sensata Investment Co. First Amended and Restated 2006 Management Securities Purchase Plan. In connection with this plan, certain members of management contributed $1.6 million to Sensata Investment Co. and received an equity interest in Sensata Investment Co. On September 29, 2006, $1.6 million was contributed to us as a capital contribution from Sensata Investment Co. in exchange for 228,000 of our ordinary shares.

On September 21, 2006, we legally retired the deferred payment certificates by converting them into ordinary shares effective as of April 27, 2006. Upon conversion, additional ordinary shares totaling 112,165,276, excluding 70,998 restricted ordinary shares issued to management, were issued to the holders of the deferred payment certificates.

During fiscal year 2008, we repurchased 11,973 ordinary shares from a shareholder.

In December 2009, we awarded 380,900 restricted ordinary shares, which are subject to forfeiture until such shares have vested and are not considered outstanding for accounting purposes.

Purchase Accounting

We accounted for the acquisitions of the S&C business, First Technology Automotive and Airpax using the purchase method of accounting. As a result, the purchase prices for each of these transactions, plus fees and expenses, have been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values as of the date of each acquisition. The excess of the purchase price over the fair value of assets and liabilities was assigned to goodwill, which is not amortized for accounting purposes, but is subject to testing for impairment at least annually. The application of purchase accounting resulted in an increase in amortization and depreciation expense in the periods subsequent to acquisition relating to our acquired intangible assets and property, plant and equipment. In addition to the increase in the carrying value of property, plant and equipment, we extended the remaining depreciable lives of property, plant and equipment to reflect the estimated remaining useful lives for purposes of calculating periodic depreciation. We also adjusted the value of the inventory to fair value, increasing the costs and expenses recognized upon the sale of this acquired inventory. See our audited consolidated financial statements that appear elsewhere in this prospectus.

Increased Leverage

We are a highly leveraged company and our interest expense has increased significantly in the periods following the consummation of the 2006 Acquisition, the First Technology Automotive acquisition and the Airpax acquisition. In addition, a portion of our debt and the related interest is denominated in Euros, subjecting us to changes in foreign currency rates. Further, a portion of our debt has a variable interest rate. We have utilized interest rate swaps, interest rate collars and interest rate caps to hedge the effect of variable interest rates. See “Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” for more information regarding our hedging activities. Our large amount of indebtedness may limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities since a substantial portion of our cash flow from operations will be dedicated to the payment of our debt service, and this may place us at a competitive disadvantage as some of our competitors are less leveraged. Our leverage may make us more vulnerable to a downturn in our business, industry or the economy in general. See “Risk Factors.”

Critical Accounting Policies and Estimates

Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements. These financial statements have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts reported in the financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under the circumstances and re-evaluate them on an ongoing basis. Those estimates form the basis for our judgments that affect the amounts reported in the financial statements. Actual results could differ from our estimates under different assumptions or conditions. Our significant accounting policies, which may be affected by our estimates and assumptions, are more fully described in Note 2 to our audited consolidated financial statements that appear elsewhere in this prospectus.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. Management believes the following critical accounting policies reflect its most significant estimates and assumptions used in the preparation of the consolidated and combined financial statements.

Revenue Recognition

We recognize revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition. Revenue and related cost of revenue from product sales is recognized when the significant risks and rewards of ownership have been transferred, title to the product and risk of loss transfers to our customers and collection of sales proceeds is reasonably assured. Based on the above criteria, revenue is generally recognized when the product is shipped from our warehouse or, in limited instances, when it is received by the customer depending on the specific terms of the arrangement. Product sales are recorded net of trade discounts (including volume and early payment incentives), sales returns, value-added tax and similar taxes. Shipping and handling costs are included in cost of revenue. Sales to customers generally include a right of return. Sales returns have not historically been significant to our revenues and have been within the estimates made by management.

Many of our products are designed and engineered to meet customer specifications. These activities and the testing of our products to determine compliance with those specifications occur prior to any revenue being recognized. Products are then manufactured and sold to customers. Customer arrangements do not involve post-installation or post-sale testing and acceptance.

Impairment of Goodwill and Intangible Assets

Identification of reporting units. We have four reporting units: Sensors, Electrical Protection, Power Protection and Interconnection. These reporting units have been identified based on the definitions and guidance provided in ASC Topic 350, Intangibles—Goodwill and Other (“ASC 350”), which considers, among other things, the manner in which we operate our business and the availability of discrete financial information. We periodically review these reporting units to ensure that they continue to reflect the manner in which the business is operated. As businesses are acquired, we assign them to an existing reporting unit or create new reporting units.

Assignment of assets, liabilities and goodwill to each reporting unit. Assets acquired and liabilities assumed are assigned to a reporting unit as of the date of acquisition. In the event we reorganize our business, we reassign the assets, including goodwill, and the liabilities to the affected reporting units. Some assets or liabilities relate to the operations of multiple reporting units. We allocate these assets and liabilities to the reporting units based on methods that we believe are reasonable and supportable. We apply that allocation method on a consistent basis from year to year. We view some assets and liabilities, such as cash and cash equivalents, our corporate offices, debt and deferred financing costs as being corporate in nature. Accordingly, we do not assign these assets and liabilities to our reporting units.

Accounting policies relating to goodwill and the goodwill impairment test. Companies acquired in business combinations are recorded at their fair value on the date of acquisition. The excess of the purchase price over the fair value of assets acquired and liabilities assumed is recognized as goodwill. As of December 31, 2009, goodwill and other intangible assets totaled $1,530.6 million and $865.5 million, respectively, or approximately 48% and 27% of our total assets, respectively.

In accordance with ASC 350, goodwill and intangible assets determined to have an indefinite useful life are not amortized. Instead, these assets are evaluated for impairment on an annual basis and whenever events or business conditions change that could more-likely-than-not reduce the fair value of a reporting unit below its carrying amount. We perform our annual evaluation of goodwill and other intangible assets for impairment at the reporting unit level in the fourth quarter of each fiscal year.

The first step of our annual evaluation is to compare the estimated fair value of the reporting units to their respective carrying values to determine whether there is an indicator of potential impairment. Our judgments regarding the existence of impairment indicators are based on several factors, including the performance of the end-markets served by our customers as well as the actual financial performance of our reporting units and their respective financial forecasts over the long-term.

If the carrying amount of a reporting unit exceeds its estimated fair value, we conduct a second step, which is comprised of additional factors in assessing the fair value of goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the calculated implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. The fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets such as the assembled workforce) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

Estimated fair value for each reporting unit. In connection with our 2009 annual impairment review, we estimated the fair value of our reporting units using the discounted cash flow method.

For the discounted cash flow method, we prepared detailed annual projections of future cash flows for each reporting unit for fiscal years 2010 through 2014, the “Discrete Projection Period.” We estimated the value of the cash flows beyond fiscal year 2014, or the “Terminal Year,” by applying a multiple to the projected fiscal year 2014 EBITDA. The cash flows from the Discrete Projection Period and the Terminal Year were discounted at an estimated weighted-average cost of capital appropriate for each reporting unit. The estimated weighted-average cost of capital was derived, in part, from comparable companies appropriate to each reporting unit. For the Interconnection reporting unit, we prepared detailed annual projections of future cash flows and estimated the Terminal Year value by way of capitalizing these cash flows at a discount rate of 16.5%. We believe that our procedures for estimating discounted future cash flows, including the Terminal Year valuation were reasonable, and consistent with accepted valuation practices.

We also estimate the fair value of our reporting units using the guideline company method. For the guideline company method, we performed an analysis to identify a group of publicly-traded companies that were comparable to each reporting unit. We calculated an implied EBITDA multiple (e.g., invested capital/ EBITDA) for each of the guideline companies and selected either the high, low or average multiple depending on various facts and circumstances surrounding the reporting unit and applied it to that reporting units’ trailing twelve month EBITDA. Although we estimate the fair value of our reporting units using the guideline method, we do so for corroborative purposes, and place primary weight on the discounted cash flow method.

The preparation of the long-range forecasts, the selection of the discount rates and the estimation of the multiples used in valuing the Terminal Year involve significant judgments. Changes to these assumptions could affect the estimated fair value of our reporting units and could result in a goodwill impairment charge in a future period.

Goodwill impairment. During the fourth quarter of 2008, we determined that goodwill associated with the Interconnection reporting unit was impaired and recorded a charge of $13.2 million in the consolidated and combined statements of operations. During the first quarter of 2009, we determined that goodwill associated with the Interconnection reporting unit had become further impaired and recorded a charge of $5.3 million. In addition, we determined that certain intangible assets associated with the Interconnection reporting unit had become impaired during the first quarter of 2009 and recorded a charge of $14.6 million. We believe that the global economic crisis, the economic conditions within the semiconductor end-market and an increase in the competitive landscape surrounding suppliers to the semiconductor end-market were all factors that led to the impairment of goodwill and intangible assets. We believe that the global economic crisis and the economic conditions within the semiconductor end-market worsened from the fourth quarter of 2008 to the first quarter of 2009, leading to the second impairment charge.

The fair value and carrying value of the Interconnection reporting unit after the impairment charges in the first quarter of 2009 were $15.1 million and $14.1 million, respectively. The fair value and carrying value of the Interconnection reporting unit as of October 1, 2009 were $26.7 million and $14.7 million, respectively. The carrying values of goodwill and intangible assets associated with the Interconnection reporting unit as of December 31, 2009 were $3.3 million and $9.8 million, respectively.

As of October 1, 2009, we evaluated our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level and determined that the fair values of the reporting units exceeded the carrying values on that date. Should certain assumptions used in the development of the fair value of our reporting units change, we may be required to recognize additional goodwill or intangible assets impairments.

Events that have occurred since the last annual goodwill impairment assessment. Our financial performance changed significantly during 2009. For example, our net revenue during the quarters ended March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009 was $239.0 million, $255.4 million, $302.5 million and $338.1 million, respectively. We believe these changes generally follow the pattern of the performance in the various end-markets served by our customers. During the quarter ended December 31, 2009, we prepared our annual goodwill impairment analyses. The estimated fair values of the Sensors, Electrical Protection, Power Protection and Interconnection reporting units used in those analyses exceeded their carrying values by 147.1%, 116.3%, 26.1% and 81.3%, respectively.

We did not prepare updated interim goodwill impairment analyses as of December 31, 2009 for any reporting unit, as we believed, based on our financial performance during the fourth quarter of 2009, the financial forecasts and the improvement in the global economy and the end-markets our customers serve, that there were no indicators of potential impairments.

Types of events that could result in a goodwill impairment. As noted above, the preparation of the long-range forecasts, the selection of the discount rates and the estimation of the multiples or long-term growth rates used in valuing the Terminal Year involve significant judgments. Changes to these assumptions could affect the estimated fair value of our reporting units and could result in a goodwill impairment charge in a future period. We believe that a “double-dip” in the global economy, a scenario in which there is a short period of growth following the bottom of a recession, followed immediately by another sharp decline that results in another recession could require us to revise our long-term projections and could reduce the multiples applied to the Terminal Year value. Such revisions could result in a goodwill impairment charge in the future.

Indefinite-Lived Intangible Assets. We perform an annual impairment review of our indefinite-lived intangible assets unless events occur which trigger the need for an earlier impairment review. The impairment review requires management to make assumptions about future conditions impacting the value of the indefinite- lived intangible assets, including projected growth rates, cost of capital, effective tax rates, royalty rates, market share and other items.

Definite-Lived Intangible Assets. Reviews are regularly performed to determine whether facts or circumstances exist that indicate the carrying values of our definite-lived intangible assets to be held and used are impaired. The recoverability of these assets is assessed by comparing the projected undiscounted net cash flows associated with those assets to their respective carrying amounts. If the sum of the projected undiscounted net cash flows falls below the carrying value of the assets, the impairment charge is based on the excess of the carrying amount over the fair value of those assets. Fair value is determined by using the appropriate income approach valuation methodology depending on the nature of the intangible asset.

Impairment of Long-Lived Assets. We periodically re-evaluate carrying values and estimated useful lives of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the related assets may not be recoverable. We use estimates of undiscounted cash flows from long-lived assets to determine whether the book value of such assets is recoverable over the assets’ remaining useful lives. These estimates include assumptions about future conditions within the Company and the industry. If an asset is determined to be impaired, the impairment is measured by the amount by which the carrying value of the asset exceeds its fair value. These evaluations are performed at a level where discrete cash flows may be attributed to either an individual asset or a group of assets.

Inventories

Inventories are stated at the lower of cost or estimated net realizable value. Cost for raw materials, work-in-process and finished goods is determined on a first-in, first-out basis and includes material, labor and applicable manufacturing overhead as well as transportation and handling costs. We conduct quarterly inventory reviews for salability and obsolescence. Allowances are determined by comparing inventory levels of individual materials and parts to historical usage rates, current backlog and estimated future sales and by analyzing the age of inventory, in order to identify specific components of inventory that are judged unlikely to be sold. Provisions to the inventory allowance are recognized regularly based on the analysis described above and could have a material adverse impact on our financial condition and results of operations.

Income Taxes

As part of the process of preparing our financial statements, we are required to estimate our provision for income taxes in each of the jurisdictions in which we operate. This involves estimating our actual current tax exposure, including assessing the risks associated with tax audits, together with assessing temporary differences resulting from the different treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We assess the likelihood that our deferred tax assets will be recovered from future taxable income and record a valuation allowance to reduce the deferred tax assets to an amount that, in our judgment, is more likely than not to be recovered.

Management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities, and any valuation allowance recorded against our deferred tax assets. The valuation allowance is based on our estimates of future taxable income and the period over which we expect the deferred tax assets to be recovered. Our assessment of future taxable income is based on historical experience and current and anticipated market and economic conditions and trends. In the event that actual results differ from these estimates or we adjust our estimates in the future, we may need to adjust our valuation allowance, which could materially impact our consolidated financial position and results of operations.

Pension and Post-Employment Benefit Plans

We sponsor various pension and post-employment benefit plans covering our employees in several countries. The estimates of our obligations and related expense of these plans recorded in our financial statements are based on certain assumptions. The most significant assumptions relate to the discount rate, expected return on plan assets and rate of increase in healthcare costs. Other assumptions used include employee demographic factors such as compensation rate increases, retirement patterns, employee turnover rates and mortality rates. These assumptions are updated annually by us. The difference between these assumptions and actual experience results in the recognition of an asset or liability based upon a net actuarial (gain)/loss. If total net actuarial (gain)/loss exceeds a threshold of 10% of the greater of the projected benefit obligation or the market related value of plan assets, it is subject to amortization and recorded as a component of net periodic pension cost over the average remaining service lives of the employees participating in the benefit plan.

The discount rate reflects the current rate at which the pension and other post-retirement liabilities could be effectively settled considering the timing of expected payments for plan participants. It is used to discount the estimated future obligations of the plans to the present value of the liability reflected in our financial statements. In estimating this rate, we consider rates of return on high-quality fixed-income investments included in various published bond indexes, adjusted to eliminate the effect of call provisions and differences in the timing and amounts of cash outflows related to the bonds.

To determine the expected return on plan assets, we considered the historical returns earned by similarly invested assets, the rates of return expected on plan assets in the future and our investment strategy and asset mix with respect to the plans’ funds.

The rate of increase in healthcare costs directly impacts the estimate of our future obligations in connection with our post-employment medical benefits. Our estimate of healthcare cost trends is based on historical increases in healthcare costs under similarly designed plans, the level of increase in healthcare costs expected in the future and the design features of the underlying plans.

Share-Based Payment Plans

In December 2004, the FASB issued guidance now codified as ASC Topic 718, Compensation—Stock Compensation, or “ASC 718.” ASC 718 requires that new, modified and unvested share-based compensation arrangements with employees, such as stock options and restricted stock units, be measured at fair value and recognized as compensation expense over the requisite service period.

Our outstanding option awards are generally divided into three tranches. The first tranche is subject to time vesting. The second and third tranches are subject to time vesting and, additionally, the completion of a liquidity event that results in specified returns on the Sponsors’ investment. During the three months ended September 30, 2009, Tranche 3 options were converted to Tranche 2 options.

The fair value of the Tranche 1 options are estimated on the date of grant using the Black-Scholes-Merton option-pricing model. Key assumptions used in estimating the grant-date fair value of these options are as follows: the fair value of the ordinary shares, dividend yield, expected volatility, risk-free interest rate and expected term. The expected term of the time vesting options was based on the “simplified” methodology prescribed by the SAB No. 107 (“SAB 107”). The expected term is determined by computing the mathematical mean of the average vesting period and the contractual life of the options. We utilize the simplified method for options granted due to the lack of historical exercise data necessary to provide a reasonable basis upon which to estimate the term. We consider the historical and implied volatility of publicly-traded companies within our industry when selecting the appropriate volatility to apply to the options. Ultimately, we utilize the implied volatility to calculate the fair value of the options as it provides a forward-looking indication and may offer insight into expected industry volatility. The risk-free interest rate is based on the yield for a U.S. Treasury security having a maturity similar to the expected life of the related grant. The dividend yield is based on management’s judgment with input from our board of directors.

We perform contemporaneous valuations to estimate the fair value of the Company’s ordinary shares in connection with the issuance of share-based payment awards. We rely on these valuation analyses in determining the fair value of the share-based payment awards. The assumptions required by these valuation analyses involve the use of significant judgments and estimates on the part of management.

For significant awards, such as those granted on September 4, 2009 and December 9, 2009, the valuation analysis of the ordinary shares of the Company utilizes a combination of the discounted cash flow method and the guideline company method. For less significant awards, we rely solely on the discounted cash flow method. For the discounted cash flow method, we prepare detailed annual projections of future cash flows over a period of five fiscal years, or the “Discrete Projection Period.” We estimate the total value of the cash flow beyond the final fiscal year by applying a multiple to the final projected fiscal year EBITDA, or the “Final Fiscal Year.” The cash flows from the Discrete Projection Period and the Final Fiscal Year are discounted at an estimated weighted-average cost of capital. The estimated weighted-average cost of capital is derived, in part, from the median capital structure of comparable companies within similar industries. We believe that our procedures for estimating discounted future cash flows, including the Final Fiscal Year valuation, are reasonable and consistent with accepted valuation practices. For the guideline company method, we perform an analysis to identify a group of publicly-traded companies that are comparable to our company. Many of the companies with whom we compete are smaller, privately-held companies or divisions within large publicly-traded companies. Therefore, in order to develop market-based multiples, we turn to publicly-traded companies that we believe operate in industries similar to our own. We calculate an implied EBITDA multiple (enterprise value/EBITDA) for each of the guideline companies and select the appropriate multiple to apply to our EBITDA (our fiscal year 2010 projected EBITDA in the case of the awards issued on September 4, 2009 and December 9, 2009) depending on the facts and circumstances. For the awards issued on September 4, 2009 and December 9, 2009, the resulting enterprise value under this guideline company method was within 10% of the enterprise value under the discounted cash flow method. For these grants, we utilized the average of the two methods to determine the fair value of the ordinary shares. In addition, we apply a marketability discount (6.0% for the awards issued on September 4, 2009 and 5.0% for the awards issued on December 9, 2009) to the implied value of equity. We believe that the overall approach is consistent with the principles and guidance set forth in the 2004 AICPA Practice Aid on Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

The fair value of the Tranche 2 and 3 options are estimated on the date of grant using the Monte Carlo Simulation Approach. Key assumptions used include those described above for determining the fair value of Tranche 1 options in addition to assumed time to liquidity and probability of an initial public offering versus a disposition. The assumed time to liquidity and probability of an initial public offering versus a disposition are based on management’s judgment with input from our board of directors. If a liquidity event occurs, we will be required to recognize compensation expense over the remaining service period of the awards, including a cumulative catch-up adjustment for previously unrecognized compensation expense, regardless of whether or not the Sponsors achieve the specified returns. As of December 31, 2009, there was $21.2 million of unrecognized compensation expense related to non-vested Tranche 2 options, including former Tranche 3 options that were converted to Tranche 2 options during the three months ended September 30, 2009. We expect this offering to qualify as a liquidity event.

The forfeiture rate is based on our estimated forfeitures by plan participants due to the lack of historical forfeiture data necessary to provide a reasonable basis upon which to estimate a rate.

We granted the following share-based awards during the year ended December 31, 2009:

Grant Date	Number of options	Number of restricted stock units	Original Exercise Price	Modified Exercise Price	Fair value of ordinary shares on date of grant	Fair value of ordinary shares on date of most recent modification	Intrinsic value per share based on fair value of ordinary shares as of December 31, 2009

May 21, 2009(1)	75,000	—	$6.30	$14.80	$6.30	$17.48	$5.23
September 4, 2009(2)	950,000	—	7.00	14.80	14.80	17.48	5.23
December 9, 2009	350,000	—	17.48	NA	17.48	NA	2.55
December 9, 2009(3)	—	380,900	NA	NA	17.48	NA	20.03

(1)	The award granted on May 21, 2009 for 75,000 options was cancelled and reissued on September 4, 2009. The exercise price of the reissued award increased from $6.30 to $7.00. On December 8, 2009, the award was again cancelled and reissued. The exercise price of the reissued award increased from $7.00 to $14.80.
(2)	On December 8, 2009, the exercise price of the options granted on September 4, 2009 was reset to $14.80, the fair market value of the ordinary shares on September 4, 2009. Our board of directors determined that the exercise price of the options granted on September 4, 2009 was established at less than the fair market value of the underlying shares. All other terms and provisions of the options granted, including the dates of vesting, remained unchanged and in full force and effect.
(3)	We measured the fair value of the restricted stock units on the date of grant in accordance with ASC 718, based on the date on which we and the grantees reached a mutual understanding as to the key terms and conditions of the share-based awards. We determined the fair value of the restricted stock units on December 9, 2009, the date of grant, to be $17.48 per share. The restricted stock units were legally issued under Dutch law on February 22, 2010. We believe the fair value and intrinsic value of the restricted stock units on February 22, 2010 was $19.00 per share, which is the mid-point of the price range set forth on the cover page of this prospectus. Had we utilized the fair value of the restricted stock units as of February 22, 2010, the aggregate fair value of the restricted stock unit awards would have been $7.2 million compared to an aggregate fair value of $6.7 million using the grant date fair value of the restricted stock units as of December 9, 2009, and, as a result, would not have had a material impact on our reported compensation expense in any period.

During 2009, we amended our First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Option Plan to increase the ordinary shares reserved for issuance and to change the vesting rules by changing the performance measure of Tranche 3 options to equal that of the Tranche 2 options, effectively converting the Tranche 3 options to Tranche 2 options. See “Executive Compensation—Components of Compensation—Equity Compensation” for further discussion of our share-based payment plans.

Results of Operations

The table below presents our historical results of operations in millions of dollars and as a percent of net revenue. We have derived the statement of operations for the years ended December 31, 2007, 2008 and 2009 from the audited consolidated financial statements included elsewhere in this prospectus. Amounts and percentages in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add to the totals due to the effect of rounding.

	Sensata Technologies Holding N.V.
	For the year ended December 31,
	2007		2008		2009
(Amounts in millions)	Amount	Percent of Revenue	Amount	Percent of Revenue	Amount	Percent of Revenue
Net revenue:
Sensors segment	$882.5	62.9%	$867.4	61.0%	$685.1	60.4%
Controls segment	520.8	37.1	555.3	39.0	449.9	39.6

Net revenue	1,403.3	100.0	1,422.7	100.0	1,134.9	100.0
Operating costs and expenses:
Cost of revenue	944.8	67.3	951.8	66.9	742.1	65.4
Research and development	33.9	2.4	38.3	2.7	16.8	1.5
Selling, general and administrative	166.1	11.8	166.6	11.7	127.0	11.2
Amortization of intangible assets and capitalized software	131.1	9.3	148.8	10.5	153.1	13.5
Impairment of goodwill and intangible assets	—	—	13.2	0.9	19.9	1.8
Restructuring	5.2	0.4	24.1	1.7	18.1	1.6

Total operating costs and expenses	1,281.0	91.3	1,342.7	94.4	1,076.9	94.9

Profit from operations	122.3	8.7	80.0	5.6	58.1	5.1
Interest expense	(191.2)	(13.6)	(197.8)	(13.9)	(150.6)	(13.3)
Interest income	2.6	0.2	1.5	0.1	0.6	0.1
Currency translation gain/(loss) and other, net	(105.4)	(7.5)	55.5	3.9	107.7	9.5

(Loss)/income from continuing operations before income taxes	(171.7)	(12.2)	(60.9)	(4.3)	15.8	1.4
Provision for income taxes	62.5	4.5	53.5	3.8	43.0	3.8

Loss from continuing operations	(234.2)	(16.7)	(114.4)	(8.0)	(27.3)	(2.4)
Loss from discontinued operations	(18.3)	(1.3)	(20.1)	(1.4)	(0.4)	—

Net loss	$(252.5)	(18.0)%	$(134.5)	(9.5)%	$(27.7)	(2.4)%

Year Ended December 31, 2009 (“fiscal year 2009”) Compared to the Year Ended December 31, 2008 (“fiscal year 2008”)

Net revenue

Net revenue for fiscal year 2009 decreased $287.7 million, or 20.2%, to $1,134.9 million from $1,422.7 million for fiscal year 2008. Net revenue decreased 18.5% due to a reduction in volume, 1.1% due to unfavorable foreign currency exchange rates, primarily the U.S. dollar to Euro exchange rate, and 0.6% due to pricing. Sales during fiscal year 2009 benefited from government incentive programs, such as the “Car Allowance Rebate System” in the U.S. and the “New Countryside Initiative” in China.

Sensors business segment net revenue for fiscal year 2009 decreased $182.3 million, or 21.0%, to $685.1 million from $867.4 million for fiscal year 2008. Sensors net revenue decreased 18.2% due to lower volumes,

1.3% due to unfavorable foreign exchange rates, primarily the U.S. dollar to Euro exchange rate, and 1.5% due to pricing. The decrease in volumes was due to the deterioration in the global economy and the automotive end-market, which began during the second half of fiscal year 2008 and continued during fiscal year 2009.

Controls business segment net revenue for fiscal year 2009 decreased $105.4 million, or 19.0%, to $449.9 million from $555.3 million for fiscal year 2008. Controls net revenue decreased 19.1% due to lower volumes and 0.7% due to unfavorable foreign exchange rates, primarily the U.S. dollar to Euro exchange rate, partially offset by an increase of 0.8% due to higher pricing. The decrease in volumes was also due to the deterioration in the global economy and certain end-markets, such as HVAC, lighting and appliances, which began during the second half of fiscal year 2008 and continued during fiscal year 2009.

Cost of revenue

Cost of revenue for fiscal years 2009 and 2008 was $742.1 million and $951.8 million, respectively. Cost of revenue decreased primarily due to lower revenue and cost savings initiatives resulting from the various restructuring activities implemented during the second half of fiscal year 2008 and continuing into fiscal year 2009. Depreciation expense for fiscal years 2009 and 2008 was $48.4 million and $51.4 million, respectively, of which $44.7 million and $47.7 million, respectively, was included in cost of revenue. Cost of revenue as a percentage of net revenue for fiscal years 2009 and 2008 was 65.4% and 66.9%, respectively. Cost of revenue as a percentage of net revenue decreased due primarily to the cost saving initiatives described above.

Research and development expense

Research and development, or “R&D,” expense for fiscal years 2009 and 2008 was $16.8 million and $38.3 million, respectively. R&D expense as a percentage of net revenue for fiscal years 2009 and 2008 was 1.5% and 2.7%, respectively. The decrease in R&D expense and as a percentage of net revenue was due to a reduction in headcount and other spending resulting from various restructuring and other cost reduction activities.

Selling, general and administrative expense

SG&A expense for fiscal years 2009 and 2008 was $127.0 million and $166.6 million, respectively. SG&A expenses decreased primarily due to the cost savings resulting from the restructuring activities that were implemented during the second half of fiscal year 2008 and in fiscal year 2009, as well as other cost reduction measures in response to global economic conditions. SG&A expense as a percentage of net revenue for fiscal years 2009 and 2008 was 11.2% and 11.7%, respectively. SG&A expense as a percentage of net revenue decreased primarily due to the cost saving measures described above.

Amortization of intangible assets and capitalized software

Amortization expense associated with definite-lived intangible assets and capitalized software for fiscal years 2009 and 2008 was $153.1 million and $148.8 million, respectively. The increase in amortization expense reflects the pattern in which the economic benefits of the intangible assets are being realized. Amortization expense as a percentage of net revenue was 13.5% and 10.5% for fiscal years 2009 and 2008, respectively. The increase in amortization expense as a percentage of net revenue was due to the increase in amortization expense described above, combined with the decrease in net revenue.

Impairment of goodwill and intangible assets

During the three months ended March 31, 2009, we performed a review of goodwill and intangible assets for potential impairment. As a result of this analysis, we determined that goodwill and definite-lived intangible assets associated with our Interconnection reporting unit were impaired and recorded a charge of $19.9 million, of which $5.3 million related to goodwill and $14.6 million related to definite-lived intangible assets. We attribute the impairment charge to the deterioration in the global economy, including capital spending in the semiconductor market, which occurred during the three months ended March 31, 2009. We utilized a discounted cash flow analysis to estimate the fair value of the Interconnection reporting unit. Key assumptions that were used in the development of the fair value of the Interconnection reporting unit are described in “—Critical Accounting Policies and Estimates—Impairment of Goodwill and Intangible Assets.” Our revenue and earnings forecasts for this business depend on many factors, including our ability to project customer spending, particularly within the semiconductor industry. Changes in the level of spending in the industry and/or by our customers could result in a change to our forecasts, which, in turn, could result in a future impairment of goodwill and/or intangible assets.

As of October 1, 2009, we evaluated our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level and determined that the fair value exceeded the carrying value on that date. The estimated fair values of the Sensors, Electrical Protection, Power Protection and Interconnection reporting units used in these analyses exceeded their carrying value by 147.1%, 116.3%, 26.1%, and 81.3%, respectively. Should certain assumptions used in the development of the fair value of our reporting units change, we may be required to recognize additional goodwill or intangible assets impairments.

Restructuring

Restructuring charges related to all of our restructuring programs for fiscal years 2009 and 2008 were $18.1 million and $24.1 million, respectively. Beginning in the second half of fiscal year 2008 and continuing into fiscal year 2009, we implemented several restructuring activities in order to reduce costs given the decline in our net revenue; these restructuring activities are referred to as the “2008 Plan.” These restructuring activities consisted of reducing the workforce in our business centers and manufacturing facilities throughout the world and moving certain manufacturing operations to low-cost countries. Restructuring charges associated with the 2008 Plan totaled $18.3 million for fiscal year 2009 and consists of $12.9 million related to severance, $4.8 million related to pension settlement, curtailment and other related charges, and $0.6 million related to other exit costs. The total cost of the restructuring activities related to the 2008 Plan is expected to be $41.6 million, excluding the impact of changes in foreign currency exchange rates, of which $41.3 million has been incurred through fiscal year 2009. In addition, in fiscal year 2009, we recognized a credit of $0.2 million in our consolidated statement of operations associated with certain facility exit costs related to the First Technology Automotive Plan.

Interest expense

Interest expense for fiscal years 2009 and 2008 was $150.6 million and $197.8 million, respectively. Interest expense for fiscal year 2009 consists primarily of interest expense of $120.8 million on our outstanding debt, amortization of deferred financing costs of $9.1 million, $14.6 million of interest associated with our outstanding derivative instruments, $1.6 million of interest on line of credit and revolving credit facility fees and $3.7 million of interest associated with our capital lease and other financing obligations.

Interest expense for fiscal year 2008 consists primarily of interest expense of $177.1 million on our outstanding debt, amortization of deferred financing costs of $10.7 million, $4.9 million of interest associated with our outstanding derivative instruments, $1.3 million of interest on line of credit and revolving credit facility fees and $3.3 million of interest associated with our capital lease and other financing obligations.

Interest income

Interest income for fiscal years 2009 and 2008 was $0.6 million and $1.5 million, respectively.

Currency translation gain/(loss) and other, net

Currency translation gain/(loss) and other, net for fiscal years 2009 and 2008 was $107.7 million and $55.5 million, respectively. Currency translation gain/(loss) and other, net for fiscal year 2009 consists primarily of gains of $120.1 million resulting from the extinguishment of debt, net gains of $2.6 million associated with our commodity forward contracts and net currency gains of $0.3 million resulting from the re-measurement of net monetary assets denominated in foreign currencies. Currency translation gain/(loss) and other, net for fiscal year 2009 also includes currency losses of $(13.6) million resulting from the re-measurement of our foreign currency denominated debt and an impairment loss of $(1.7) million associated with our manufacturing facilities classified as held for sale.

Currency translation gain/(loss) and other, net for fiscal year 2008 consists primarily of currency gains of $53.2 million resulting from the re-measurement of our foreign currency denominated debt and gains of $15.0 million resulting from the extinguishment of debt, offset by losses of $(8.3) million associated with our commodity forward contracts and net currency losses of $(5.0) million resulting from the re-measurement of net monetary assets denominated in foreign currencies.

Provision for income taxes

Provision for income taxes for fiscal years 2009 and 2008 totaled $43.0 million and $53.5 million, respectively. Our tax provision consists of current tax expense which relates primarily to our profitable operations in foreign tax jurisdictions and deferred tax expense which relates primarily to amortization of tax deductible goodwill. Several factors contributed to the decrease in our income tax provision for fiscal year 2009 as compared to fiscal year 2008 including the composition of income and loss among jurisdictions, year-to-date earnings and a tax benefit related to the goodwill impairment recorded during the three months ended March 31, 2009.

Loss from discontinued operations

Loss from discontinued operations for fiscal years 2009 and 2008 totaled $0.4 million and $20.1 million, respectively.

Year Ended December 31, 2008 (“fiscal year 2008”) Compared to the Year Ended December 31, 2007 (“fiscal year 2007”)

Net revenue

Net revenue for fiscal year 2008 increased $19.4 million, or 1.4%, to $1,422.7 million from $1,403.3 million for fiscal year 2007. Net revenue increased 6.5% due to the acquisition of Airpax and 1.7% due to the favorable foreign currency exchange rates, primarily the U.S. dollar to Euro exchange rate. The increase in net revenue was partially offset by a 4.5% reduction due to volume, primarily in the controls business, pricing declines of 1.3% that are customary in our industry and a 1.0% reduction in net revenue associated with a settlement with a customer as described below. Net revenue excluding the effect of the Airpax acquisition would have decreased $72.0 million, or 5.1%.

Sensors business segment net revenue for fiscal year 2008 decreased $15.1 million, or 1.7%, to $867.4 million from $882.5 million for fiscal year 2007. Net revenue decreased due to a 2.1% reduction in pricing, a 1.6% reduction due to a charge associated with a settlement with a customer, and 1.2% due to lower volumes. The decline in net revenue was partially offset by an increase in revenue of 2.1% due to favorable foreign currency exchange rates, primarily the U.S. dollar to Euro exchange rate, and 1.1% due to the acquisition of Airpax. The volume declined in the Americas primarily due to weakness in the U.S. automotive end-market and the economy overall. In the fourth quarter of 2008, the declining economies in Europe and Asia also began to have an impact. The reduction in pricing is primarily due to incentives inherent in long-term customer agreements. A significant automotive customer alleged defects in certain of our pressure sensor products used in its product which is installed in automobiles. The customer claimed to have incurred costs to recall and repair certain of the systems in these automobiles. We contested its allegations believing the issue was caused by the customer’s failure to apply our product in accordance with product specifications. In 2008, however, we decided to settle this claim in an effort to ensure a continuing positive relationship with this customer. As a result, we recognized a charge to earnings during 2008 in the amount of €9.5 million. The settlement has not had a significant effect on the sales of any of our products. In addition, we believe that we still have a good relationship with this customer and continue to conduct business with them.

Controls business segment net revenue for fiscal year 2008 increased $34.5 million, or 6.6%, to $555.3 million from $520.8 million for fiscal year 2007. Controls net revenue increased 15.8% due to the acquisition of Airpax, 1.0% due to favorable foreign currency exchange rates, primarily the U.S. dollar to Euro exchange rate, and 0.1% due to an increase in pricing. The increase in net revenue was partially offset by a 10.3% decline in volume. The decline in unit volume was due to overall softness in certain of the controls business segment’s end-markets.

Cost of revenue

Cost of revenue for fiscal year 2008 and 2007 was $951.8 million and $944.8 million, respectively. Cost of revenue increased due primarily to the acquisition of Airpax. Excluding the impact of the Airpax acquisition, cost of revenue decreased primarily due to lower volumes and several cost savings measures announced to offset the impact of lower sales. Cost of revenue for fiscal year 2007 increased approximately $4.5 million due to the sale of inventory acquired in connection with the First Technology Automotive and Airpax acquisitions. Upon the acquisition of these businesses, we recorded the acquired assets, including inventory, at fair value in accordance with ASC 805. This resulted in a higher carrying value for this inventory and a corresponding increase in cost of sales when it was subsequently sold. There was no similar charge recognized during fiscal year 2008. Depreciation expense for fiscal years 2008 and 2007 totaled $51.4 million and $58.2 million, respectively. For the fiscal years 2008 and 2007, $47.7 million and $55.7 million, respectively, of total depreciation expense incurred was included in cost of revenue.

Cost of revenue as a percentage of net revenue for fiscal years 2008 and 2007 was 66.9% and 67.3%, respectively. As a percentage of net revenue, cost of revenue decreased due to the absence of any charges associated with acquired inventory as described above and the cost savings measures noted above.

Research and development expense

R&D expense for fiscal years 2008 and 2007 totaled $38.3 million and $33.9 million, respectively. R&D expense as a percentage of net revenue for fiscal years 2008 and 2007 was 2.7% and 2.4%, respectively. R&D expense and R&D expense as a percentage of net revenue increased primarily due to our continued focus on development activities to accelerate long-term revenue growth.

Selling, general and administrative expense

SG&A expense for fiscal years 2008 and 2007 totaled $166.6 million and $166.1 million, respectively. SG&A expense as a percentage of net revenue for fiscal years 2008 and 2007 was 11.7% and 11.8%, respectively.

Amortization of intangible assets and capitalized software

Amortization expense associated with definite-lived intangible assets and capitalized software for fiscal years 2008 and 2007 was $148.8 million and $131.1 million, respectively. The increase in amortization expense is primarily due to the inclusion of a full year of amortization expense related to Airpax in fiscal year 2008. We completed the acquisition of Airpax in July 2007. Amortization expense as a percentage of net revenue was 10.5% and 9.3% for fiscal years 2008 and 2007, respectively. The increase in amortization expense as a percentage of net revenue is due to the increase in amortization expense described above.

Impairment of goodwill

In 2008, in connection with our annual impairment review of goodwill, we determined that a portion of our goodwill associated with the Interconnection reporting unit was impaired. As a result, we recorded a goodwill impairment charge of $13.2 million. We believe that the current global economic crisis, economic conditions within the semiconductor end-market and an increase in the competitive landscape surrounding suppliers to the semiconductor end-market were all factors that led to the impairment of goodwill. We utilized a discounted cash flow analysis to estimate the fair value of the Interconnection reporting unit. Given the volatility in the end-markets in which we serve and our financial results during the fourth quarter of fiscal year 2008, we updated our goodwill impairment analysis to reflect information and projections available to us as of December 31, 2008. No additional goodwill impairment charges were necessary. However, if certain assumptions, such as projections regarding the end-markets in which we serve, our financial projections, customer bankruptcies or any other factors discussed in “Critical Accounting Policies and Estimates–Impairment of Goodwill and Intangible Assets” were to change, we may be required to recognize charges in connection with goodwill and/or indefinite-lived intangibles of some or all of our reporting units.

Restructuring

Restructuring during fiscal year 2008 and 2007 totaled $24.1 million and $5.2 million, respectively. During fiscal year 2008, we announced plans to reduce the workforce in several of our business centers and manufacturing facilities. As a result of these actions, we recognized charges totaling $23.0 million, of which $16.2 million relates to severance, $1.3 million relates to a pension enhancement provided to certain eligible employees under a voluntary retirement program, $3.6 million relates to pension curtailment and settlement charges and $1.9 million relates to other exit costs. We expect the cost of these restructuring activities, when complete, to total approximately $41.6 million, when combined with actions taken in fiscal year 2009. In addition, we incurred a charge of $1.1 million associated with certain facility exit costs related to First Technology Automotive Plan.

During fiscal year 2007, we implemented voluntary early retirement programs in certain of our foreign operations. These programs offered eligible employees special termination benefits in exchange for their early retirement from the Company. As a result of these programs, 64 employees chose to leave the Company, opting for voluntary early retirement during fiscal year 2007.

Interest expense

Interest expense for fiscal years 2008 and 2007 totaled $197.8 million and $191.2 million, respectively. Interest expense for fiscal year 2008 consists primarily of interest expense of $177.1 million on our outstanding debt, amortization of deferred financing costs of $10.7 million, $4.9 million of interest associated with our outstanding derivative instruments, $1.3 million of interest on line of credit and revolving credit facility fees and $3.3 million of interest associated with our capital lease and other financing obligations. Interest expense for fiscal year 2007 consists primarily of interest expense of $175.1 million on the outstanding debt, amortization of deferred financing costs of $9.6 million and interest associated with our capital lease obligation of $2.8 million.

Interest income

Interest income for fiscal years 2008 and 2007 totaled $1.5 million and $2.6 million, respectively.

Currency translation gain/(loss) and other, net

Currency translation gain/(loss) and other, net for fiscal years 2008 and 2007 totaled $55.5 million and $(105.4) million, respectively. Currency translation gain and other, net for fiscal year 2008 consists primarily of the currency gains resulting from the re-measurement of our foreign currency denominated debt, which totaled $53.2 million, and gains on the extinguishment of debt of $15.0 million, offset by losses on forward of commodity contracts of $(8.3) million and net currency losses due to the re-measurement of net monetary assets denominated in foreign currencies of $(5.0) million.

Currency translation loss and other for fiscal year 2007 consists primarily of the currency losses of $(111.9) million resulting from the re-measurement of our foreign currency denominated debt, offset by net currency gains of $6.9 million resulting from the re-measurement of our net monetary assets denominated in foreign currencies.

Provision for income taxes

Provision for income taxes for fiscal years 2008 and 2007 totaled $53.5 million and $62.5 million, respectively. Our tax provision consists of current tax expense, which relates primarily to our profitable operations in foreign tax jurisdictions and deferred tax expense, which primarily relates to amortization of tax-deductible goodwill.

Loss from discontinued operations

Loss from discontinued operations for fiscal years 2008 and 2007 was $20.1 million and $18.3 million, respectively. Fiscal year 2008 includes a loss from operations of our Vision business of $12.2 million and a loss of $7.9 million associated with measuring the net assets of the business at fair value less cost to sell and other exit costs. The loss from operations of our Vision business incurred during fiscal year 2007 was $18.3 million, which includes a charge associated with acquired in-process research and development expense of $5.7 million. On March 14, 2007, we acquired SMaL Camera for $12.0 million plus fees and expenses. We allocated $5.7 million of the purchase price to acquired in-process research and development projects. There was no acquired in-process research and development expenses during fiscal year 2008.

Quarterly Results of Operations

The following tables set forth unaudited quarterly consolidated statement of operations data for fiscal years 2008 and 2009. We have prepared the statement of operations for each of these quarters on the same basis as the audited consolidated financial statements included elsewhere in this prospectus and, in the opinion of our management, each statement of operations includes all adjustments, consisting solely of normal recurring adjustments, necessary for the fair statement of the results of operations for these periods. This information should be read in conjunction with the audited consolidated financial statements and related notes included elsewhere in this prospectus. These quarterly operating results are not necessarily indicative of our operating results for any future period.

	(unaudited)
	For the three months ended
(Amounts in thousands)	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Statement of Operations Data:
Net revenue	$387,844	$406,221	$361,005	$267,585	$239,016	$255,371	$302,468	$338,089
Cost of revenue	269,916	263,059	241,370	177,418	161,344	168,902	190,908	220,926
Research and development	10,802	10,417	10,142	6,895	5,163	3,960	3,569	4,104
Selling, general and administrative	47,158	45,068	36,515	37,884	31,629	30,482	33,190	31,651
Profit/(loss) from operations	23,521	45,502	33,070	(22,141)	(29,279)	11,815	32,212	43,334
Net (loss)/income	$(126,894)	$(27,948)	$72,523	$(52,212)	$(10,199)	$22,621	$(54,035)	$13,932

Other Financial Data:
EBITDA	$(7,897)	$91,879	$186,983	$44,495	$89,478	$118,818	$49,223	$109,371

	(unaudited)
	For the three months ended
(As a percentage of net revenue)	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Statement of Operations Data:
Cost of revenue	69.6	64.8	66.9	66.3	67.5	66.1	63.1	65.4
Research and development	2.8	2.6	2.8	2.6	2.2	1.6	1.2	1.2
Selling, general and administrative	12.2	11.1	10.1	14.2	13.2	11.9	11.0	9.4
Profit/(loss) from operations	6.1	11.2	9.2	(8.3)	(12.2)	4.6	10.6	12.8
Net (loss)/income	(32.7)%	(6.9)%	20.1%	(19.5)%	(4.3)%	8.9%	(17.9)%	4.1%

Other Financial Data:
EBITDA	(2.0)%	22.6%	51.8%	16.6%	37.4%	46.5%	16.3%	32.4%

The quarterly revenue trend in 2008 reflects the impact of reduced orders from our customers beginning in the third quarter due to the global economic crisis. This trend of declining revenue continued into the first quarter of 2009. In the second, third and fourth quarters of 2009 we believe that we experienced higher volume due to an increase in orders from our customers as the global economy began to stabilize as well as from government incentive programs such as the “Car Allowance Rebate System” in the United States and the “New Countryside Initiative” in China, and supply chain replenishment.

In addition, cost of revenue as a percentage of net revenue increased from 63.1% during the three months ended September 30, 2009 to 65.4% during the three months ended December 31, 2009 due to the increased cost of freight, labor and commodities, partially offset by a favorable change in the mix of products sold. Cost of revenue as a percentage of net revenue decreased from 66.1% during the three months ended June 30, 2009 to

63.1% during the three months ended September 30, 2009 due to several factors including the leverage effect associated with higher sales and fixed manufacturing expenses, a reduction in certain costs associated with moving manufacturing lines between manufacturing sites as part of our integration activities and a favorable change in the mix of products sold.

Net income/(loss) during the three months ended December 31, 2009, September 30, 2009 and June 30, 2009 was $13.9 million, $(54.0) million and $22.6 million, respectively. Net income/(loss) during the three months ended December 31, 2009, September 30, 2009 and June 30, 2009 included a net gain/(loss) of $14.9 million, $(35.0) million and $(62.5) million, respectively, associated with the translation of our Euro-denominated debt. Additionally, net loss during the three months ended June 30, 2009 included a net gain of $120.1 million related to the repurchases of outstanding Senior Notes and Senior Subordinated Notes. These items were recorded in Currency translation gain/(loss) and other, net in the consolidated statement of operations.

Reconciliation of Quarterly Non-GAAP Financial Measures

We define EBITDA as net income/(loss) before interest, taxes, depreciation and amortization. We believe that EBITDA is useful to investors in evaluating our operating performance because it is widely used by investors to measure a company’s operating performance without regard to certain items, such as interest expense, income tax expense and depreciation and amortization.

Our management uses EBITDA:

•	as a measure of operating performance;

•	for planning purposes, including the preparation of our annual operating budget;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies; and

•	in communications with our board of directors concerning our financial performance.

We understand that, although EBITDA is used by investors and securities analysts in their evaluation of companies, EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP.

EBITDA should not be considered as an alternative to net income, profit from operations or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The following unaudited table summarizes the calculations of EBITDA and provides a reconciliation from net income/(loss), the most directly comparable financial measure presented in accordance with U.S. GAAP, for the quarterly periods presented:

	(unaudited)
	For the three months ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
(Amounts in thousands)
Net income/(loss)	$(126,894)	$(27,948)	$72,523	$(52,212)	$(10,199)	$22,621	$(54,035)	$13,932
Provision for income taxes	15,890	19,722	16,613	1,306	7,641	10,876	16,648	7,882
Interest expense, net	50,803	50,315	48,995	46,224	42,160	36,270	36,472	35,114
Depreciation and amortization	52,304	49,790	48,852	49,177	49,876	49,051	50,138	52,443

EBITDA (unaudited)	$(7,897)	$91,879	$186,983	$44,495	$89,478	$118,818	$49,223	$109,371

Liquidity and Capital Resources

Cash Flows

The table below summarizes our primary sources and uses of cash for the years ended December 31, 2007, 2008 and 2009. We have derived the summarized statements of cash flows for the years ended December 31, 2007, 2008 and 2009 from the audited consolidated financial statements included elsewhere in this prospectus. Amounts in the table have been calculated based on unrounded numbers. Accordingly, certain amounts may not add to the totals due to the effect of rounding.

	For the years ended December 31,
(Amounts in millions)	2007	2008	2009
Net cash provided by/(used in):
Operating activities:
Continuing operations:
Net (loss), adjusted for non-cash items	$127.1	$73.0	$128.2
Changes in operating assets and liabilities	41.0	(11.1)	59.7

Continuing operations	168.1	61.9	188.0
Discontinued operations	(12.8)	(14.4)	(0.4)

Operating activities	155.3	47.5	187.6
Investing activities:
Continuing operations	(343.7)	(38.5)	(15.4)
Discontinued operations	(12.0)	(0.2)	0.4

Investing activities	(355.7)	(38.7)	(15.1)
Financing activities	175.7	8.9	(101.7)

Net change	$(24.7)	$17.7	$70.8

Operating activities

Net cash provided by operating activities during fiscal year 2009 totaled $187.6 million compared to $47.5 million during fiscal year 2008. Changes in operating assets and liabilities for fiscal years 2009 and 2008 totaled $59.7 million and $(11.1) million, respectively. The most significant components to the change in operating assets and liabilities of $59.7 million for fiscal year 2009 was an increase in accounts payable and accrued expenses of $61.6 million and a decrease in inventories of $13.9 million, offset by an increase in accounts receivable of $35.1 million. The increase in accounts payable and accrued expenses was due to our initiative to migrate certain strategic vendors to 60-day payment terms. The increase in accounts receivable was due to higher sales in the fourth quarter of 2009 as compared to the fourth quarter of 2008. The decrease in inventory was due to initiatives we implemented to minimize the days of inventory on hand given the rapid decline in net revenue during the fourth quarter of fiscal year 2008.

The most significant component to the change in operating assets and liabilities of $(11.1) million for fiscal year 2008 was the decrease in accounts payable and accrued expenses of $(108.1) million, partially offset by the decrease in accounts receivable of $66.5 million and the decrease in inventories of $26.7 million. The decrease in accounts payable and accrued expenses was due to interest pre-payments on our U.S. dollar and Euro-denominated term loan facilities and 11.25% Senior Subordinated Notes that were due in January 2009 and payments to certain strategic vendors who agreed to migrate to 60-day payment terms. The decrease in accounts receivable reflects the decline in net revenue that occurred during the fourth quarter of fiscal year 2008, specifically the month of December. During December 2008, many of our facilities and the facilities of our largest customers were closed due to the economic environment. The decrease in inventory reflects actions we took to lower inventories given the decline in net revenue that occurred during the fourth quarter of fiscal year 2008.

As of December 31, 2009, we had commitments to purchase certain raw materials that contain various commodities, such as gold, silver, copper, nickel and aluminum. In general, the price for these products vary with the market price for the related commodity. In addition, when we place orders for materials we do so in quantities that will satisfy our production demand for various periods of time. In general, we place these orders for quantities that will satisfy our production demand over a one, two or three month period. We do not have a significant number of long-term supply contracts that contain fixed-price commitments. Accordingly, we believe that our exposure to a decline in the spot prices for those commodities under contract is not material.

Net cash provided by operating activities for fiscal year 2008 totaled $47.5 million compared to $155.3 million for fiscal year 2007. Changes in operating assets and liabilities for fiscal years 2008 and 2007 totaled $(11.1) million and $41.0 million, respectively. The most significant component to the change in operating assets and liabilities of $41.0 million for the year ended December 31, 2007 was the increase in accounts payable and accrued expenses of $45.9 million. The increase in accounts payable and accrued expenses was due to the higher level of overall operating costs and expenses and improvement surrounding management of disbursements. The improvement in the areas of disbursements was the result of an initiative to improve overall working capital which was put in place after the 2006 Acquisition.

Investing activities

Net cash used in investing activities during fiscal year 2009 totaled $15.1 million compared to $38.7 million during fiscal year 2008 and $355.7 million during fiscal year 2007. Net cash used in investing activities of $15.1 million and $38.7 million during fiscal years 2009 and 2008, respectively, consisted primarily of capital expenditures partially offset by the sale of assets. Capital expenditures during fiscal years 2009 and 2008 totaled $15.0 million and $41.0 million, respectively. Cash received from the sale of assets during fiscal years 2009 and 2008 totaled $0.6 million and $2.3 million, respectively.

Net cash used in investing activities of $355.7 million during fiscal year 2007 consisted primarily of the acquisitions of Airpax and capital expenditures. During July 2007, STI acquired Airpax for total consideration of $277.3 million, net of cash received and SMaL Camera for total consideration of $12.0 million. Capital expenditures during fiscal year 2007 totaled $66.7 million and included routine expenditures as well as expenditures associated with the acquisition and build-out of a new building and real estate at our Malaysian operating subsidiary, Sensata Technologies Malaysia Sdn. Bhd.

In 2010, we anticipate spending approximately $35.0 million to $45.0 million on capital expenditures. We anticipate that these capital expenditures will be funded with cash flow from operations.

Financing activities

Net cash (used in)/provided by financing activities during fiscal year 2009 totaled $(101.7) million compared to $8.9 million during fiscal year 2008 and $175.7 million for fiscal year 2007. Net cash used in financing activities during fiscal year 2009 consisted primarily of payments to purchase outstanding debt of $57.2 million, in addition to principal payments totaling $15.1 million on our U.S. dollar and Euro-denominated term loan facilities and payments totaling $25.0 million on our revolving credit facility. The principal amount of the Senior Notes that were repurchased totaled $110.0 million, and the principal amount of the Senior Subordinated Notes that were repurchased totaled €54.3 million (or $72.5 million at the date of repurchase).

Net cash provided by financing activities of $8.9 million during fiscal year 2008 consisted primarily of $25.0 million of borrowings under the revolving credit facility, and proceeds received from the financing arrangement associated with our facility in Malaysia of $12.6 million, partially offset by principal payments totaling $(15.5) million on our U.S. dollar and Euro-denominated term loan facilities, payments of debt issuance costs of $(5.2) million associated with the refinancing of the Senior Subordinated Term Loan utilized to finance the acquisition of Airpax and payments of $(6.7) million to repurchase 9% Senior Subordinated Notes. The principal amount of the 9% Senior Subordinated Notes that were repurchased totaled $22.4 million. During fiscal year 2008, we sold, and are now leasing back, our facility in Malaysia. We received proceeds of $12.6 million from this transaction, which is being accounted for as a financing arrangement, rather than a sale-leaseback, due to the nature of the terms of the lease.

Net cash provided by financing activities of $175.7 million during fiscal year 2007 consisted of the borrowings under the Senior Subordinated Term Loan of $195.0 million associated with the acquisition of Airpax partially offset by principal payments totaling $(15.0) million on our U.S. dollar and Euro-denominated term loan facilities and payments of debt issuance cost of $(3.8) million associated with the refinancing of the Senior Subordinated Term Loan utilized to finance the acquisition of Airpax.

Indebtedness and Liquidity

Our liquidity requirements are significant due to the highly leveraged nature of our company. As of December 31, 2009, we had $2,300.8 million in outstanding indebtedness, including our outstanding capital lease and other financing obligations.

The following table outlines our outstanding indebtedness as of December 31, 2009 and the associated interest expense and interest rate for such borrowings for the year ended December 31, 2009.

Description	Balance as of December 31, 2009	Interest Expense	Weighted- Average Annual Interest Rate
(Amounts in thousands)
Senior secured term loan facility (denominated in U.S. dollars)	$916,750	$25,855	2.75%
Senior secured term loan facility (€384.4 million)	551,350	19,840	3.56%
Revolving credit facility	—	605	4.25%
Senior Notes (denominated in U.S. dollars)	340,006	29,400	8.00%
Senior Subordinated Notes (€177.3 million)	254,303	23,893	9.00%
Senior Subordinated Notes (€137.0 million)	196,483	21,829	11.25%
Capital lease obligations	30,293	2,795	9.04%
Other financing obligations	11,641	879	7.50%
Amortization of deferred financing costs	—	9,055
Bank fees and other	—	16,438

Total	$2,300,826	$150,589

We have a Senior Secured Credit Facility under which our subsidiaries, Sensata Technologies B.V. and Sensata Technologies Finance Company, LLC, are the borrowers and certain of our other subsidiaries are guarantors. The Senior Secured Credit Facility includes a $150.0 million multi-currency revolving credit facility, a $950.0 million U.S. dollar-denominated term loan facility, and a €325.0 million Euro-denominated term loan facility ($400.1 million, at issuance). As of December 31, 2009, after adjusting for outstanding letters of credit with an aggregate value of $18.9 million, we had $131.1 million of borrowing capacity available under the revolving credit facility. The outstanding letters of credit are issued primarily for the benefit of a consignment arrangement and certain other operating activities. As of December 31, 2009, no amounts had been drawn against these outstanding letters of credit. These outstanding letters of credit are scheduled to expire in June 2010. We do not anticipate difficulty in renewing these letters of credit upon their expiration.

The Senior Secured Credit Facility also provides for an incremental term loan facility and/or incremental revolving credit facility in an aggregate principal amount of $250.0 million under certain conditions at the option of our bank group. During fiscal year 2006, to finance the purchase of First Technology Automotive, we borrowed €73.0 million ($95.4 million, at issuance), reducing the available borrowing capacity of this incremental facility to $154.6 million. The incremental borrowing facilities may be activated at any time up to a maximum of three times during the term of the Senior Secured Credit Facility with consent required only from those lenders that agree, at their sole discretion, to participate in such incremental facility and subject to certain conditions, including pro forma compliance with all financial covenants as of the date of incurrence and for the most recent determination period after giving effect to the incurrence of such incremental facility.

The Senior Secured Credit Facility provides us with the ability to draw funds for ongoing working capital and other general corporate purposes under a revolving credit facility, or the “Revolving Credit Facility,” which includes a subfacility for swingline loans. The Revolving Credit Facility bears interest (i) for amounts drawn in U.S. dollars, at the borrower’s option, (x) at LIBOR plus a 200 basis point spread subject to a pricing grid based on our leverage ratio (the spreads range from 125 basis points to 200 basis points) or (y) at the greater of the Prime rate as published by the Wall Street Journal or 1/2 of 1% per annum above the Federal Funds rate plus a 100 basis point spread subject to a pricing grid based on our leverage ratio (the spreads range from 25 basis points to 100 basis points) (all amounts drawn under the swingline subfacility are subject to interest calculated under this clause (i)(y)), and (ii) for amounts drawn in Euros, at EURIBOR plus a 200 basis point spread. We are subject to a 50 basis point commitment fee on the unused portion of the Revolving Credit Facility. This commitment fee is also subject to a pricing grid based on our leverage ratio. The spreads on the commitment fee range from 37.5 basis points to 50 basis points. The maximum that can be drawn under the swingline subfacility is $25.0 million, and is part of, not in addition to, the total Revolving Credit Facility amount of $150.0 million. Amounts drawn under the Revolving Credit Facility can be prepaid at any time without premium or penalty, subject to certain restrictions, including advance notice. Amounts drawn under the Revolving Credit Facility must be paid in full at the final maturity date of April 27, 2012.

We also have uncommitted local lines of credit with commercial lenders at certain of our subsidiaries in the amount of $15.0 million as of December 31, 2009.

As of December 31, 2009, we had $1,468.1 million in term loans outstanding against our Senior Secured Credit Facility. Term loans are repayable at 1.0% per year in quarterly installments with the balance due in quarterly installments during the year preceding the final maturity of April 27, 2013. Interest on U.S. dollar term loans are calculated at (i) LIBOR plus 175 basis points or (ii) the greater of the Prime rate as published by the Wall Street Journal or 1/2 of 1% per annum above the Federal Funds rate plus a 75 basis point spread and interest on Euro-denominated term loans are calculated at EURIBOR plus 200 basis points. The spreads are fixed for the duration of the term loans. Interest payments on the Senior Secured Credit Facility are due quarterly. All term loan borrowings under the Senior Secured Credit Facility are pre-payable at our option at par.

All obligations under the Senior Secured Credit Facility are unconditionally guaranteed by certain of our indirect wholly-owned subsidiaries in the U.S. (with the exception of those subsidiaries acquired in the First Technology Automotive acquisition) and certain of our indirect wholly-owned subsidiaries in non-U.S. jurisdictions located in the Netherlands, Mexico, Brazil, Japan, South Korea and Malaysia (with the exception of those subsidiaries acquired in the Airpax acquisition), collectively the “Guarantors.” The collateral for such borrowings under the Senior Secured Credit Facility consists of all shares of capital stock, intercompany debt and substantially all present and future property and assets of the Guarantors.

Our Senior Secured Credit Facility contains various affirmative and negative covenants that are customary for a financing of this type. The Senior Secured Credit Facility also requires us to comply with financial covenants, including covenants with respect to maximum leverage ratio and minimum interest coverage ratio which become more restrictive in the fourth quarter of fiscal year 2010. We satisfied all ratios required by our financial covenants with regard to our Senior Secured Credit Facility as of December 31, 2009.

Sensata Technologies B.V. has also issued 8% Senior Notes and 9% and 11.25% Senior Subordinated Notes.

The 8% Senior Notes mature on May 1, 2014. Each Senior Note bears interest at 8% per annum from April 27, 2006 (inception), or from the most recent date to which interest has been paid or provided for. Interest is payable semi-annually in cash to holders of Senior Notes of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date, on May 1 and November 1 of each year, commencing November 1, 2006. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months. The Senior Notes were issued in an aggregate principal amount of $450.0 million. Proceeds from the issuance of the Senior Notes were used to fund a portion of the 2006 Acquisition. The Senior Notes issuance costs are being amortized over the eight year term of the Senior Notes using the effective interest method. The Senior Notes are unsecured.

The 9% Senior Subordinated Notes mature on May 1, 2016. Each 9% Senior Subordinated Note bears interest at a rate of 9% per annum from April 27, 2006 (inception), or from the most recent date to which interest has been paid or provided for. Interest is payable semi-annually in cash to holders of such Senior Subordinated Notes of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date, on May 1 and November 1 of each year, commencing November 1, 2006. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months. The 9% Senior Subordinated Notes were issued initially in an aggregate principal amount of €245.0 million ($301.6 million, at issuance). Proceeds from the issuance of such Senior Subordinated Notes were used to fund a portion of the 2006 Acquisition. The 9% Senior Subordinated Notes issuance costs are being amortized over the ten year term of the 9% Senior Subordinated Notes using the effective interest method. The 9% Senior Subordinated Notes are unsecured and are subordinated in right of payment to all existing and future senior indebtedness and on par with our existing and future Senior Subordinated Notes.

The 11.25% Senior Subordinated Notes mature on January 15, 2014. Each 11.25% Senior Subordinated Note bears interest at a rate of 11.25% per annum from July 23, 2008, or from the most recent date to which interest has been paid or provided for. Interest is payable semi-annually in cash to holders of such Senior Subordinated Notes of record at the close of business on January 1 or July 1 immediately preceding the interest payment date, on January 15 and July 15 of each year, commencing on January 15, 2009. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months. The 11.25% Senior Subordinated Notes were issued initially in an aggregate principal amount of €141.0 million. Proceeds from the issuance of the 11.25% Senior Subordinated Notes were used to refinance amounts outstanding under an existing Senior Subordinated Term Loan, originally issued as bridge financing in July 2007. The 11.25% Senior Subordinated Notes are unsecured and are subordinated in right of payment to all existing and future senior indebtedness and on par with our existing and future Senior Subordinated Notes.

In addition, the indentures governing the 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes limit, under certain circumstances, the ability of Sensata Technologies B.V. and our Restricted Subsidiaries (as defined under the Senior Secured Credit Facility) to: incur additional indebtedness, create liens, pay dividends and make other distributions in respect of our capital stock, redeem our capital stock, make certain investments or certain restricted payments, sell certain kinds of assets, enter into certain types of transactions with affiliates and effect mergers or consolidations. These covenants are subject to a number of exceptions and qualifications.

The Senior Secured Credit Facility and the 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes contain customary events of default, including, but not limited to, cross-defaults among these agreements. An event of default, if not cured, could cause cross-default causing substantially all of our indebtedness to become due.

The subsidiary guarantors under the Senior Secured Credit Facility and the indentures governing the notes are generally not restricted in their ability to pay dividends or otherwise distribute funds to Sensata Technologies B.V., except for restrictions imposed under applicable corporate law. Sensata Technologies B.V., however, is limited in its ability to pay dividends or otherwise make other distributions to its immediate parent company and, ultimately, to the issuer, under the Senior Secured Credit Facility and the indentures governing the notes. Specifically, the Senior Secured Credit Facility prohibits Sensata Technologies B.V. from paying dividends or making any distributions to its parent companies except for limited purposes, including, but not limited to: (i) customary and reasonable out-of-pocket expenses, legal and accounting fees and expenses and overhead of such parent companies incurred in the ordinary course of business to the extent attributable to the business of Sensata Technologies B.V. and its subsidiaries and in the aggregate not to exceed $5 million in any fiscal year, plus reasonable and customary indemnification claims made by directors or officers of the issuer attributable to the ownership of Sensata Technologies B.V. and its Restricted Subsidiaries, (ii) franchise taxes, general corporate and operating expenses, certain advisory fees and customary compensation of officers and employees of such parent companies, (iii) tax liabilities to the extent attributable to the business of Sensata Technologies B.V. and its subsidiaries, (iv) repurchase, retirement or other acquisition of equity interests of the issuer from certain present, future and former employees, directors, managers, consultants of the parent companies, Sensata Technologies B.V. or its subsidiaries in an aggregate amount not to exceed $7.5 million in any fiscal year, plus the amount of cash proceeds from certain equity issuances to such persons, the amount of equity interests subject to a certain deferred compensation plan and the amount of certain key-man life insurance proceeds, (v) payment of dividends or distributions with proceeds from the disposition of certain assets (net of mandatory prepayments) in an amount not to exceed $200 million and (vi) dividends and other distributions in an aggregate amount not to exceed $25 million (subject to increase to $35 million if the leverage ratio is less than 5.0 to 1.0 and to $50 million if the leverage ratio is less than 4.0 to 1.0, plus, if the leverage ratio is less than 5.0 to 1.0, the amount of excess cash flow not otherwise applied).

The indentures generally provide that Sensata Technologies B.V. can pay dividends and make other distributions to its parent companies in an amount not to exceed (i) 50% of Sensata Technologies B.V.’s consolidated net income for the period beginning March 31, 2006 and ending as of the end of the last fiscal quarter before the proposed payment, plus (ii) 100% of the aggregate amount of cash and the fair market value of property and marketable securities received by Sensata Technologies B.V. after April 27, 2006 from the issuance and sale of equity interests of Sensata Technologies B.V. (subject to certain exceptions), plus (iii) 100% of the aggregate amount of cash and the fair market value of property and marketable securities contributed to the capital of Sensata Technologies B.V. after April 27, 2006, plus (iv) 100% of the aggregate amount received in cash and the fair market value of property and marketable securities received after April 27, 2007 from the sale of certain investments or the sale of certain subsidiaries, provided that certain conditions are satisfied, including that Sensata Technologies B.V. has a consolidated interest coverage ratio of greater than 2.0 to 1.0. The restrictions on dividends and other distributions contained in the indentures are subject to certain exceptions, including (i) the payment of dividends following the first public offering of the common stock of any of its direct or indirect parent companies in an amount up to 6.0% per annum of the net cash proceeds contributed to Sensata Technologies B.V. in any such offering, (ii) the payment of dividends to permit any of its parent companies to pay taxes, general corporate and operating expenses, certain advisory fees and customary compensation of officers and employees of such parent companies and (iii) dividends and other distributions in an aggregate amount not to exceed $75.0 million.

Repurchases of Indebtedness

On March 3, 2009, Sensata Technologies B.V. announced the commencement of two separate cash tender offers related to our Senior Notes and our Senior Subordinated Notes. The cash tender offers settled during the three months ended June 30, 2009. The aggregate principal amount of the Senior Notes validly tendered was $110.0 million, representing 24.4% of the outstanding Senior Notes. The aggregate principal amount of the Senior Subordinated Notes tendered was €72.1 million, representing approximately 19.6% of the outstanding Senior Subordinated Notes. The tender offer for our Senior Subordinated Notes was oversubscribed and Sensata Technologies B.V. accepted for purchase a pro rata portion of the Senior Subordinated Notes tendered. The aggregate principal amount accepted for repurchase totaled €44.3 million ($58.4 million at the closing foreign exchange rate of $1.317 to €1.00) representing approximately 12.0% of the outstanding Senior Subordinated Notes. Sensata Technologies B.V. paid $50.7 million ($40.7 million for the Senior Notes and €7.6 million for the Senior Subordinated Notes) to settle the tender offers and retire the debt on April 1, 2009.

In addition, during the three months ended June 30, 2009, we agreed to purchase certain 9% Senior Subordinated Notes having a principal value of €10.0 million ($14.1 million at the closing exchange rate of $1.41 to 1.00). We paid $5.1 million (€3.6 million) to settle the transaction and retired the debt on May 25, 2009.

In conjunction with these transactions, we wrote off $5.3 million of debt issuance costs during the three months ended June 30, 2009 and recorded a gain in Currency translation gain/(loss) and other, net of $120.1 million.

At various dates during 2008, we repurchased certain outstanding 9% Senior Subordinated Notes totaling €17.4 million (or $22.4 million at the date of repurchase). We paid $6.7 million (€5.3 million) to settle the transactions and retire the debt. In conjunction with these transactions, we wrote off $0.7 million of debt issuance costs during 2008 and recorded a net gain in Currency translation gain/(loss) and other, net of $15.0 million.

We intend to use the proceeds from this offering to, among other things, repay a portion of our long-term indebtedness represented by our Senior Notes and Senior Subordinated Notes. We will recognize expenses associated with the write-off of debt issuance costs in connection with the repayment of this long-term indebtedness. See “Use of Proceeds.”

Capital Resources

Our sources of liquidity include cash on hand, cash flow from operations and amounts available under the Senior Secured Credit Facility. We believe, based on our current level of operations as reflected in our results of operations for the quarter ended December 31, 2009, these sources of liquidity will be sufficient to fund our operations, capital expenditures, and debt service for at least the next twelve months.

Our ability to raise additional financing and its borrowing costs may be impacted by short- and long-term debt ratings assigned by independent rating agencies, which are based, in significant part, on our performance as measured by certain credit metrics such as interest coverage and leverage ratios. As of February 23, 2010, Moody’s Investors Service’s corporate credit rating for Sensata Technologies B.V. was B3 with stable outlook and Standard & Poor’s corporate credit rating for Sensata Technologies B.V. was B- with positive outlook.

We cannot make assurances that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facility in an amount sufficient to enable us to pay our indebtedness, including the Senior Notes and Senior Subordinated Notes, or to fund our other liquidity needs. Further, our highly leveraged nature may limit our ability to procure additional financing in the future.

As of December 31, 2009, we were in compliance with all the covenants and default provisions under our credit arrangements. For more information on our indebtedness and related covenants and default provisions, see the notes to our audited consolidated financial statements appearing elsewhere in this prospectus and “Risk Factors.”

Contractual Obligations and Commercial Commitments

The following table reflects our contractual obligations as of December 31, 2009. Amounts we pay in future periods may vary from those reflected in the table:

	Payments Due by Period
(Amounts in millions)	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Senior debt obligations principal(1)	$2,258.9	$15.2	$737.6	$1,251.8	$254.3
Senior debt obligations interest(2)	474.5	105.9	208.5	125.8	34.3
Capital lease obligations principal(3)	30.3	0.8	1.9	2.5	25.1
Capital lease obligations interest(3)	28.4	2.7	5.2	4.8	15.7
Other financing obligations principal(4)	11.6	1.1	1.6	0.3	8.6
Other financing obligations interest(4)	5.9	0.9	1.5	1.3	2.2
Operating lease obligations(5)	15.6	5.2	4.6	2.2	3.6
Non-cancelable purchase obligations(6)	47.0	15.6	13.9	8.1	9.4

Total(7)(8)	$2,872.2	$147.4	$974.8	$1,396.8	$353.2

(1)	Represents the contractually required principal payments under the senior debt obligations in existence as of December 31, 2009 in accordance with the required payment schedule.
(2)	Represents the contractually required interest payments on the senior debt obligations in existence as of December 31, 2009 in accordance with the required payment schedule. Cash flows associated with the next interest payment to be made subsequent to December 31, 2009 on our variable rate debt were calculated using the interest rates in effect as of the latest interest rate reset date prior to December 31, 2009, plus the appropriate credit spread. The three-month LIBOR and EURIBOR rates used in this calculation were 0.28% and 0.73%, respectively. Cash flows associated with all other future interest payments to be made on our variable rate debt were calculated using the interest rates in effect as of December 31, 2009, plus the appropriate credit spread. The three-month LIBOR and EURIBOR rates used in these calculations were 0.25% and 0.70%, respectively.
(3)	Represents the contractually required payments under the capital lease obligations in existence as of December 31, 2009 in accordance with the required payment schedule. No assumptions were made with respect to renewing the lease term at its expiration date.
(4)	Represents the contractually required payments under the financing obligations in existence as of December 31, 2009 in accordance with the required payment schedule. No assumptions were made with respect to renewing the financing arrangements at their expiration dates.
(5)	Represents the contractually required payments under the operating lease obligations in existence as of December 31, 2009 in accordance with the required payment schedule. No assumptions were made with respect to renewing the lease obligations at the expiration date of their initial terms.
(6)	Represents the contractually required payments under the various purchase obligations in existence as of December 31, 2009. No assumptions were made with respect to renewing the purchase obligations at the expiration date of their initial terms, no amounts are assumed to be prepaid and no assumptions were made for early termination of any obligations.
(7)	Contractual obligations denominated in a foreign currency were calculated utilizing the U.S. dollar to local currency exchange rates in effect as of December 31, 2009. The most significant foreign currency denominated obligation relates to our Euro-denominated debt. The U.S. dollar to Euro exchange rate as of December 31, 2009 was $1.43 to €1.00.
(8)	This table does not include the contractual obligations associated with our defined benefit and other post-retirement benefit plans. As of December 31, 2009, we had recognized an accrued benefit liability of $46.5 million representing the unfunded benefit obligations of the defined benefit and retiree healthcare plans. Refer to Note 13 to our audited consolidated financial statements appearing elsewhere in this prospectus for further discussion on pension and other post-retirement benefits. This table also does not include $11.5 million of unrecognized tax benefits as of December 31, 2009, as we are unable to make reasonably reliable estimates of when cash settlement, if any, will occur with a tax authority, as the timing of the examination and the ultimate resolution of the examination is uncertain. Refer to Note 12 to our audited consolidated financial statements appearing elsewhere in this prospectus for further discussion on income taxes.

Legal Proceedings

We account for litigation and claims losses in accordance ASC Topic 450, Contingencies, or “ASC 450.” ASC 450 loss contingency provisions are recorded for probable and estimable losses at our best estimate of a loss, or when a best estimate cannot be made, the minimum potential loss contingency is recorded. They are often developed prior to knowing the amount of the ultimate loss. These estimates require the application of considerable judgment, and are refined each accounting period as additional information becomes known. Accordingly, we are often initially unable to develop a best estimate of loss and therefore the minimum amount, which could be zero, is recorded. As information becomes known, the minimum loss amount can be increased, resulting in additional loss provisions, or a best estimate can be made also resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. There can be no assurances that our recorded reserves will be sufficient to cover the extent of our costs and potential liability.

Inflation

We believe inflation has not had a material effect on our financial condition or results of operations in recent years.

Seasonality

Because of the diverse nature of the markets in which we compete, revenue is only moderately impacted by seasonality. However, our controls business has some seasonal elements, specifically in the air-conditioning and refrigeration products which tend to peak in the first two quarters of the year as end-market inventory is built up for spring and summer sales.

Restructuring Activity

In December 2006, we acquired First Technology Automotive. As part of the integration of this business, we closed several manufacturing facilities and business centers, and terminated 143 employees. In accordance with ASC Topic 805, Business Combinations, or “ASC 805,” we recognized restructuring liabilities of $9.9 million in purchase accounting and recognized other charges in the consolidated statement of operations totaling $0.9 million related to these actions. The total charges of $0.9 million are comprised of charges of $1.1 million recognized during fiscal year 2008 and a credit of $0.2 million recognized during fiscal year 2009. The activities associated with the acquisition of First Technology Automotive were completed in fiscal year 2008, and we anticipate the remaining payments associated with contractual lease obligations to be paid through 2014 due primarily to contractual lease obligations.

In July 2007, we acquired Airpax. As part of the integration of this business, we closed several manufacturing facilities and business centers, and terminated 331 employees. In accordance with ASC 805, we recognized restructuring liabilities of $6.5 million in purchase accounting. The activities associated with the Airpax acquisition were completed in fiscal year 2009 and we anticipate remaining payments to be paid through 2010.

During fiscal years 2008 and 2009, in response to global economic conditions, we announced various actions to reduce the workforce in several business centers and manufacturing facilities throughout the world and to move certain manufacturing operations to low-cost countries. During fiscal year 2008, we recognized charges totaling $23.0 million, primarily related to severance, pension curtailment and settlement charges and other exit costs. During fiscal year 2009, we recognized charges totaling $18.3 million, of which $12.9 million relates to severance, $4.8 million relates to pension and $0.6 million relates to other exit costs. The total cost of these actions is expected to be $41.6 million, excluding the impact of changes in foreign currency exchange rates, and affect 1,979 employees. We anticipate the actions described above to be completed during 2010 and the remaining payments to be paid through 2014 due primarily to contractual obligations.

For a reconciliation of the restructuring reserves referenced above, refer to Note 9 to our audited consolidated financial statements included elsewhere in this prospectus.

Quantitative And Qualitative Disclosures About Market Risk

We are exposed to changes in interest rates and foreign currency exchange rates because we finance certain operations through fixed and variable rate debt instruments and denominate our transactions in a variety of foreign currencies. Changes in these rates may have an impact on future cash flow and earnings. We manage these risks through normal operating and financing activities and, when deemed appropriate, through the use of derivative financial instruments.

We do not enter into financial instruments for trading or speculative purposes.

By using derivative instruments, we are subject to credit and market risk. The fair market value of the derivative instruments is determined by using valuation models whose inputs are derived using market observable inputs, including interest rate yield curves, as well as foreign exchange and commodity spot and forward rates, and reflects the asset or liability position as of the end of each reporting period. When the fair value of a derivative contract is positive, the counterparty owes us, thus creating a receivable risk for us. We are exposed to counterparty credit risk in the event of non-performance by counterparties to our derivative agreements. We minimize counterparty credit (or repayment) risk by entering into transactions with major financial institutions of investment grade credit rating.

Our exposure to market risk is not hedged in a manner that completely eliminates the effects of changing market conditions on earnings or cash flow.

Interest Rate Risk

Given the leveraged nature of our company, we have significant exposure to changes in interest rates. From time to time, we may execute a variety of interest rate derivative instruments to manage interest rate risk. Consistent with our risk management objective and strategy to reduce exposure to variability in cash flows relating to interest payments on our outstanding and forecasted debt, we have executed interest rate swaps, interest rate collars and interest rate caps.

In June 2006, we executed U.S. dollar interest rate swap contracts covering $485.0 million of variable rate debt. The interest rate swaps amortize from $485.0 million on the effective date to $25.0 million at maturity in January 2011. We entered into the interest rate swaps to hedge a portion of our exposure to potentially adverse movements in the LIBOR variable interest rates of the debt by converting a portion of our variable rate debt to fixed rates.

The swaps are accounted for in accordance with ASC 815, Derivatives and Hedging, or “ASC 815.” No ineffective portion was recorded to earnings during the fiscal years 2009, 2008 or 2007. The critical terms of the interest rate swap are identical to those of the designated variable rate debt under our Senior Secured Credit Facility. The 3-month LIBOR rate was 0.25% as of December 31, 2009.

The terms of the swap as of December 31, 2009 are shown in the following table:

Current Notional Principal Amount (U.S. dollars in millions)	Final Maturity Date	Receive Variable Rate	Pay Fixed Rate
$115.0	January 27, 2011	3 Month LIBOR	5.377%

In June 2006, we executed several Euro interest rate collar contracts covering €750.0 million of variable rate debt. Since June 2006, certain Euro interest rate collars have expired. These contracts hedge the risk of changes in cash flows attributable to changes in interest rates above the cap rate and below the floor rate on a portion of our Euro-denominated debt. In other words, we are protected from paying an interest rate higher than the cap rate, but will not benefit if the benchmark interest rate falls below the floor rate. At interest rates between the cap rate and the floor rate, we will make payments on our Euro-denominated variable rate debt at prevailing market rates. The 3-month EURIBOR rate was 0.7% as of December 31, 2009.

The terms of the collars as of December 31, 2009 are shown in the following table:

Current Notional Principal Amount (Euros in millions)	Amortization	Effective Date	Maturity Date	Cap	At Prevailing Market Rates Between	Floor
€245.0	Amortizing	July 28, 2008	April 27, 2011	4.40%	3.55%-4.40%	3.55%

In March 2009, we purchased interest rate caps in order to hedge the risk of changes in cash flows attributable to changes in interest rates above the cap rates on a portion of our U.S. dollar and Euro-denominated term loans.

The terms of the interest rate caps as of December 31, 2009 are as follows:

Current Notional Principal Amount (in millions)	Amortization	Effective Date	Maturity Date	Cap
$600.0	Amortizing	March 5, 2009	April 29, 2013	5.00%
€100.0	Amortizing	March 5, 2009	April 29, 2013	5.00%

As of December 31, 2009, we had Euro-denominated debt of €698.7 million ($1,002.1 million).

The significant components of our long-term debt are as follows:

(Dollars in millions)	Weighted- Average Interest Rate	Outstanding balance as of December 31, 2009	Fair value as of December 31, 2009
Senior secured term loan facility (denominated in U.S. dollars)	2.75%	$916.7	$819.1
Senior secured term loan facility (€384.4 million)	3.56%	551.4	476.2
Senior Notes (denominated in U.S. dollars)	8.00%	340.0	333.0
Senior Subordinated Notes (€177.3 million)	9.00%	254.3	240.6
Senior Subordinated Notes (€137.0 million)	11.25%	196.5	194.5

Total (1)		$2,258.9	$2,063.4

(1)	Total outstanding balance excludes capital leases and other financing obligations of $41.9 million.

Sensitivity Analysis

As of December 31, 2009, we had U.S. dollar and Euro-denominated variable rate debt with an outstanding balance of $1,468.1 million issued under our Senior Secured Credit Facility, as follows:

•

$916.7 million of U.S. dollar denominated variable rate debt. An increase of 100 basis points in the LIBOR rate would result in additional annual interest expense of $9.3 million. This increase would be offset by a reduction of $3.2 million in interest expense resulting from our $115.0 million of variable to fixed interest rate swaps adjusted for quarterly amortization.

•

€384.4 million (equivalent to $551.4 million as of December 31, 2009) of variable rate debt. An increase of 100 basis points in the EURIBOR rate would result in additional annual interest expense of $5.6 million at an exchange rate of $1.43 to €1.00 as of December 31, 2009. Depending upon prevailing EURIBOR rates, this increase may be offset by a reduction in interest expense resulting from our €245.0 million of interest rate collars.

We have $340.0 million of 8.0% fixed rate debt. If market rates relating to this debt increased/(decreased) by 100 basis points, the fair value of the debt would (decrease)/increase by $11.9 million.

We have €177.3 million (equivalent to $254.3 million as of December 31, 2009) of 9.0% fixed rate debt. If market rates relating to this debt increased/(decreased) by 100 basis points, the fair value of the debt would (decrease)/increase by $11.3 million.

We have €137.0 million (equivalent to $196.5 million as of December 31, 2009) of 11.25% fixed rate debt. If market rates relating to this debt (decreased)/increased by 1 percentage point, the fair value of the debt would increase/(decrease) by $6.2 million.

Foreign Currency Risks

We are also exposed to market risk from changes in foreign currency exchange rates which could affect operating results as well as our financial position and cash flows. We monitor our exposures to these market risks and generally employ operating and financing activities to offset these exposures where appropriate. If we do not have operating or financing activities to sufficiently offset these exposures, from time to time, we may employ derivative financial instruments such as swaps, collars, forwards, options or other instruments to limit the volatility to earnings and cash flows generated by these exposures. Derivative financial instruments are executed solely as risk management tools and not for trading or speculative purposes. We may employ derivative contracts in the future which are not designated for hedge accounting treatment under ASC 815 which may result in volatility to earnings depending upon fluctuations in the underlying markets.

Our foreign currency exposures include the Euro, Japanese yen, Mexican peso, Chinese renminbi, Korean won, Malaysian ringgit, Dominican Republic peso, British pound and Brazilian real. However, the primary foreign currency exposure relates to the U.S. dollar to Euro exchange rate.

Consistent with our risk management objective and strategy to reduce exposure to variability in cash flows on our outstanding debt, in December 2009, we executed a foreign currency call option. This instrument was not designated for hedge accounting treatment in accordance with ASC 815. In accordance with ASC 815, we recognized the change in the fair value of the derivative in the statement of operations as a gain or loss within Currency translation gain/(loss) and other, net. During fiscal year 2009, we recognized a net loss of $0.1 million associated with this derivative.

The terms of the Euro call option as of December 31, 2009 are as follows:

Current Notional Principal Amount (Euros in millions)	Final Maturity Date	Strike Price
€100.0	May 24, 2010	$1.55 to €1.00

The table below presents our Euro-denominated financial instruments and other monetary net assets as of December 31, 2009 and the estimated impact to pre-tax earnings as a result of revaluing these assets and liabilities associated with a 10% increase/(decrease) to the U.S. dollar to Euro currency exchange rate:

(Amounts in millions)	Asset (liability) balance at December 31, 2009		Increase/(decrease) to pre-tax earnings due to
Euro-denominated financial instruments	Euro	$ Equivalent	10% increase in the U.S. dollar to Euro currency exchange rate	10% (decrease) in the U.S. dollar to Euro currency exchange rate
Debt	€(698.7)	$(1,002.1)	$(100.2)		$100.2
Interest rate collar	€(5.8)	$(8.6)	$(0.9)		$0.9
Interest rate cap	€0.1	$0.2	$—	$	(—)
Euro call option	€0.7	$1.0	$0.1		$(0.1)
Other monetary net assets(1)	€47.5	$68.1	$6.8		$(6.8)

(1)	Includes cash, accounts receivable, other current assets, accounts payable, accrued expenses, income taxes payable, deferred tax liabilities, pension obligations and other long-term liabilities.

Commodity Risk

We enter into forward contracts with a third party to offset a portion of our exposure to the potential change in prices associated with certain commodities, including silver, gold, aluminum, nickel and copper, used in the manufacturing of our products. The terms of these forward contracts fix the price at a future date for various notional amounts associated with these commodities. Currently, the hedges have not been designated as accounting hedges. In accordance with ASC 815, we recognized the change in fair value of these derivatives in the statement of operations as a gain or loss as a component of Currency translation gain/(loss) and other, net. During fiscal years 2009, 2008 and 2007, we recognized a net gain/(loss) of $2.6 million, $(8.3) million and $(0.6) million, respectively associated with these derivatives.

The table below presents our commodity forward contracts as of December 31, 2009 and the estimated impact to pre-tax earnings associated with a 10% increase/(decrease) in the change in the related forward price for each commodity:

(Amounts in millions, except price per unit and notional amounts)						Increase/(decrease) to pre-tax earnings due to
Commodity	Asset (liability) balance at December 31, 2009	Notional	Contract Price Per Unit	Average Forward Price as of December 31, 2009	Expiration
						10% increase in the forward price	10% (decrease) in the forward price
Silver	$(0.2)	273,695 troy oz	$17.50	$16.85	Various dates during 2010	$0.5	$(0.5)

Gold	$—	1,984 troy oz	$1,106.71	$1,097.15	Various dates during 2010	$0.2	$(0.2)

Nickel	$—	207,912 pounds	$8.36	$8.43	Various dates during 2010	$0.2	$(0.2)

Aluminum	$0.2	1,886,077 pounds	$0.94	$1.02	Various dates during 2010	$0.2	$(0.2)

In addition to the asset balances in the above table, we had an asset balance of $0.5 million related to commodity forward contracts that had expired prior to December 31, 2009 but settled within a few days after December 31, 2009.

Off-Balance Sheet Arrangements

From time to time, we execute contracts that require us to indemnify the other parties to the contracts. These indemnification obligations arise in two contexts. First, in connection with any asset sales by us, the asset sale agreement typically contains standard provisions requiring us to indemnify the purchaser for breaches by us of representations and warranties contained in the agreement. These indemnities are generally subject to time and liability limitations. Second, we enter into agreements in the ordinary course of business, such as sales agreements, which contain indemnification provisions relating to product quality, intellectual property infringement and other typical indemnities. In certain cases, indemnification obligations arise by law. We believe that our indemnification obligations are consistent with other companies in the markets in which we compete. Performance under any of these indemnification obligations would generally be triggered by a breach of the terms of the contract or by a third-party claim. Any future liabilities due to these indemnities cannot be reasonably estimated or accrued.

In May 2009, STI, an indirect and wholly-owned subsidiary of the issuer, negotiated a transition production agreement with Engineered Materials Solutions, LLC to ensure the continuation of supply of certain materials. Engineered Materials Solutions is a wholly-owned subsidiary of Wickeder Westfalenstahl Gmbh. The Electrical Contact Systems, or “ECS,” business unit of Engineered Materials Solutions is the primary supplier to us for electrical contacts used in the manufacturing of certain of our controls products. We entered into the transition production agreement in order to support the ECS business unit, which was at risk of closing. Since that time, we have been developing a second source supplier. If Engineered Materials Solutions was unable to continue as a supplier, the impact on our revenue would be approximately $(61.0) million as of December 31, 2009. We believe existing inventory and an alternative supplier would cover the majority of our electrical contacts requirements in the event of the loss of Engineered Materials Solutions as a supplier. Under the transition production agreement, the ECS business unit was required to produce electrical contacts for us for a term of 270 days from May 11, 2009 until February 5, 2010. On February 4, 2010, we reached an agreement with Engineered Materials Solutions to extend the transition production agreement until May 31, 2010. We believe we will have one or more alternative suppliers to cover our electrical contacts requirements prior to May 31, 2010. Our principal obligations under the transition production agreement are to provide silver to Engineered Materials Solutions to enable the production of electrical contacts and to purchase these contacts at quantity and price levels that ensure the ECS business unit operates at a break even level. Specifically, each month Engineered Materials Solutions and we agree upon the amounts recorded in the profit and loss statement of the ECS business based on predetermined accounting principles. Once the applicable profit and loss statement is agreed to by both parties, either Engineered Materials Solutions pays cash to us for the amount of any profit generated or we pay cash to Engineered Materials Solutions for the amount of any loss incurred. For the twelve months ended December 31, 2009, EMS paid us $3.3 million for profit that was earned through production under the transition production agreement. The transition production agreement allowed for the purchase of certain equipment by us in addition to the settlement of outstanding payables to Engineered Materials Solutions. In addition, the extension amendment requires payment of an administrative fee of $0.2 million, agreement on final disposition of the purchased equipment, prepayment of ECS working capital needs, and agreement on various matters related to past and future electricity supply to the Attleboro corporate campus. We originally accounted for this transaction as an asset purchase during the three months ended June 30, 2009. Under the silver consignment agreement, we are required to pay the consignor as the silver is consumed and sold to end customers. Upon termination of this agreement, we must either pay for the silver or return it. We have issued a letter of credit to the consignor in the amount of $12.0 million which expires on June 30, 2010.

Because we purchase various types of raw materials and component parts from suppliers, such as from Engineered Materials Solutions described above, we may be materially and adversely affected by failure of those suppliers to perform as expected. This non-performance may consist of delivery delays or failures caused by production issues or delivery of non-conforming products. This risk of non-performance may also result from the insolvency or bankruptcy of one or more of our suppliers. Our efforts to protect against and to minimize these risks may not always be effective. As we continually review the performance and price competitiveness of our suppliers, we may occasionally seek to engage new suppliers with which we have little or no experience. For example, we do not have a prior relationship with all of the suppliers that we are qualifying for the supply of contacts. The use of new suppliers can pose technical, quality and other risks. See “Risk Factors” included elsewhere in this prospectus.

Recent Accounting Pronouncements

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities, and provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in ASU 2009-13 also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in

ASU 2009-13 are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early application is permitted. We are currently evaluating the potential effect, if any, the adoption of ASU 2009-13 will have on our financial position or results of operations.

In June 2009, the FASB issued guidance now codified within ASC Topic 810, Consolidation (“ASC 810”). ASC 810 requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as one with the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity that could potentially be significant to the variable interest. The guidance is effective as of the beginning of the annual reporting period commencing after November 15, 2009, or January 1, 2010 for us, with early adoption prohibited. We do not expect its adoption to have a material effect on our financial position or results of operations.

We adopted the following accounting standards during fiscal year 2009:

In August 2009, the FASB issued ASU 2009-05, Measuring Liabilities at Fair Value (“ASU 2009-05”). ASU 2009-05 provides guidance on measuring the fair value of liabilities under ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASU 2009-05 describes various valuation methods that can be applied to estimating the fair values of liabilities, requires the use of observable inputs and minimizes the use of unobservable valuation inputs. ASU 2009-05 is effective for the first interim or annual reporting period commencing after August 27, 2009, or October 1, 2009 for us. We adopted ASU 2009-05 in our interim reporting for the period ended December 31, 2009. The adoption of ASU 2009-05 did not have any effect on our financial position or results of operations.

In June 2009, the FASB issued guidance now codified within ASC Topic 105, Generally Accepted Accounting Principles (“ASC 105”). ASC 105 establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative non-governmental U.S. GAAP. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. Rules and interpretative releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification superseded all existing non-SEC accounting and reporting standards, and all other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. The provisions of ASC 105 are effective for interim and annual reporting periods ending after September 15, 2009. We adopted ASC 105 in our interim reporting for the period ended September 30, 2009. The adoption of ASC 105 is for disclosure purposes only and did not have any effect on our financial condition or results of operations.

In May 2009, the FASB issued guidance now codified within ASC Topic 855, Subsequent Events (“ASC 855”). ASC 855 establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). ASC 855 requires an entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. We adopted these amendments within our interim reporting for the period ended June 30, 2009. The adoption of ASC 855 did not have a material effect on our financial condition or results of operations.

In April 2009, the FASB issued guidance now codified within ASC Topic 820, Fair Value Measurements and Disclosure (“ASC 820”) ASC 820 removes leasing transactions and related guidance from its scope. These amendments delay the effective date for nonfinancial assets and nonfinancial liabilities, except for items recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, or January 1, 2009 for us. We adopted these amendments on

January 1, 2009. The adoption did not have a material effect on our financial position or results of operations. In addition, ASC 820 provides further guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and for identifying circumstances that indicate a transaction is not orderly. ASC 820 includes disclosure in interim and annual reporting periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques and related inputs. These amendments are effective for interim reporting periods ending after June 15, 2009, or June 30, 2009 for us, and shall be applied prospectively, with early adoption permitted. We adopted these amendments in our interim reporting for the period ended June 30, 2009. The adoption did not have a material effect on our financial position or results of operations.

In April 2009, the FASB issued guidance now codified within ASC Topic 825, Financial Instruments (“ASC 825”). ASC 825 requires disclosure about the fair value on financial instruments for interim reporting periods as well as in annual financial statements and provides guidance for disclosure of financial information on the fair value of all financial instruments, with the related carrying amount, in a form that makes it clear whether the fair value and carrying amount represent assets or liabilities and how the carrying amounts are classified within the statement of financial position. These amendments are effective for interim reporting periods ending after June 15, 2009, or June 30, 2009 for us, with early adoption permitted, and do not require disclosures for earlier periods presented for comparative purposes at adoption. We adopted these amendments in our interim reporting for the period ended June 30, 2009. The adoption is for disclosure purposes only and did not have any effect on our financial position or results of operations.

In December 2008, the FASB issued guidance now codified within ASC Topic 715, Compensation—Retirement Benefits (“ASC 715”). ASC 715 provides guidance on an employer’s disclosures about plan assets of a defined benefit plan or other post-retirement plans, enabling users of the financial statements to assess the inputs and valuation techniques used to develop fair value measurements of plan assets at the annual reporting date. Disclosures shall provide users an understanding of significant concentrations of risk in plan assets. The guidance shall be applied prospectively for fiscal years ending after December 15, 2009, with early application permitted. We adopted ASC 715 in our annual reporting for the year ended December 31, 2009. The adoption is for disclosure purposes only and did not have any effect on our financial position or results of operations.

In November 2008, the FASB issued guidance now codified within ASC Topic 260, Earnings Per Share, (“ASC 260”). ASC 260 clarifies that incentive distribution rights as participating securities and provides guidance on how to allocate undistributed earnings to the participating securities and compute basic EPS using the two-class method. This amendment is effective retrospectively for fiscal years beginning after December 15, 2008, or January 1, 2009 for us, and interim periods within those fiscal years with early application not permitted. The adoption did not have any effect on our financial position or results of operations.

In April 2008, the FASB issued guidance now codified within ASC Topic 350, Intangibles—Goodwill and Other (“ASC 350”). ASC 350 outlines the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of recognized intangible assets. The intent of this guidance is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset in accordance with ASC 350 and other U.S. GAAP authoritative literature. These amendments shall be applied prospectively to all intangible assets acquired after its effective date. We adopted these amendments effective January 1, 2009. The adoption did not have a material effect on our financial position or results of operations.

In March 2008, the FASB issued guidance now codified within ASC Topic 815, Derivatives and Hedging (“ASC 815”). ASC 815 expands the disclosure requirements for derivative instruments and hedging activities requiring enhanced disclosure of how derivative instruments impact a company’s financial statements, why companies engage in such transactions and a tabular disclosure of the effects of such instruments and related hedged items on a company’s financial position, results of operations and cash flows. We adopted these amendments on January 1, 2009 on a prospective basis and have included the required disclosures in Note 18. The adoption did not have a material effect on our financial position or results of operations.

In December 2007, the FASB issued guidance now codified within ASC Topic 810, Consolidation (“ASC 810”). ASC 810 requires entities to report non-controlling minority interests in subsidiaries as equity in consolidated financial statements. The amendments are effective for fiscal years beginning on or after December 15, 2008 and were adopted by us on January 1, 2009 on a prospective basis. The adoption did not have a material effect on our financial position or results of operations.

In December 2007, the FASB issued guidance now codified within ASC Topic 805, Business Combinations (“ASC 805”). ASC 805 requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair value and also changes other practices under ASC 805. ASC 805 also changes the definition of a business to exclude consideration of certain resulting outputs used to generate revenue. ASC 805 is effective for fiscal years beginning after December 15, 2008, or January 1, 2009 for us, and should be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. We adopted ASC 805 on January 1, 2009. The adoption did not have a material effect on our financial position or results of operations.

BUSINESS

Overview

Sensata, a global industrial technology company, is a leader in the development, manufacture and sale of sensors and controls. We produce a wide range of customized, innovative sensors and controls for mission-critical applications such as thermal circuit breakers in aircraft, pressure sensors in automotive systems, and bimetal current and temperature control devices in electric motors. We believe that we are one of the largest suppliers of sensors and controls in the majority of the key applications in which we compete and that we have developed our strong market position due to our long-standing customer relationships, technical expertise, product performance and quality and competitive cost structure. We compete in growing global market segments driven by demand for products that are safe, energy-efficient and environmentally-friendly, as well as the proliferation of, and increasing use of sensors and controls in, electronic applications. In addition, our long-standing position in emerging markets, including our 14-year presence in China, further enhances our growth prospects. We deliver a strong value proposition to our customers by leveraging an innovative portfolio of core technologies and manufacturing at high volumes in low-cost locations such as China, Mexico, Malaysia and the Dominican Republic.

Our sensors are customized devices that translate a physical phenomenon such as force or position into electronic signals that microprocessors or computer-based control systems can act upon. Our controls are customized devices embedded within systems to protect them from excessive heat or current. Underlying these sensors and controls are core technology platforms—thermal and magnetic-hydraulic circuit protection, micro electromechanical systems, ceramic capacitance or capacitive and monosilicon strain gages—that we leverage across multiple products and applications, enabling us to optimize our research, development and engineering investments and achieve economies of scale.

Our primary products include pressure sensors, force sensors, position sensors, motor protectors, and thermal and magnetic-hydraulic circuit breakers and switches. We develop customized and innovative solutions for specific customer requirements, or applications, across the appliance, automotive, HVAC, industrial, aerospace, defense, data/telecom, and other end-markets. We have long-standing relationships with a geographically diverse base of leading global OEMs and other multi-national companies. Our largest end-customers for each of our segments within each of our principal operating regions of the Americas, Asia Pacific and Europe include, in alphabetical order: A.O. Smith, Arcelic, Askol, Continental, Danfoss, Emerson, Ford, GM, Honda, Huawei, LG Group, Peugeot, Renault-Nissan, Samsung Electronics, Volkswagen and Whirlpool.

The increasing use of sensors in our targeted applications has enabled us to achieve growth rates for our sensors business in excess of underlying end market demand for many of those applications. For example, according to Strategy Analytics, the number of sensors installed per motor vehicle has historically grown at a compound annual growth rate from 2004 to 2008 of approximately 7%.

We develop products that address increasingly complex engineering requirements by investing substantially in research, development and application engineering. By locating our global engineering team in close proximity to key customers in regional business centers, we are exposed to many development opportunities at an early stage and work closely with our customers to deliver the required solutions. As a result of the long development lead times and embedded nature of our products, we collaborate closely with our customers throughout the design and development phase of their products. Systems development by our customers typically requires significant multi-year investment for certification and qualification, which are often government or customer mandated. We believe the capital commitment and time required for this process significantly increases the switching costs once a customer has designed and installed a particular sensor or control into a system.

We are a global business with a diverse revenue mix by geography, customer and end-market and we have significant operations around the world. Our subsidiaries located in the Americas, Europe and the Asia Pacific region generated 45%, 27% and 28%, respectively, of our net revenue for fiscal year 2009. Our largest customer accounted for approximately 7% of our net revenue for fiscal year 2009. Our net revenue for fiscal year 2009 was derived from the following end-markets: 22% from European automotive, 15% from appliances and HVAC, 16% from North American automotive, 14% from industrial, 14% from Asia and rest of world automotive, 5% from heavy vehicle off-road and 14% from all other end-markets. Within many of our end-markets, we are a significant supplier to multiple OEMs, reducing our exposure to fluctuations in market share within individual end-markets.

Competitive Strengths

We believe we have a number of competitive strengths that differentiate us from our competitors. These include:

Leading positions in high-growth segments. We believe that we are one of the largest suppliers of sensors and controls in the majority of the key applications in which we compete. We attribute our strong market positions to our long-standing customer relationships, technical expertise, breadth of product portfolio, product performance and quality, and competitive cost structure. We have selectively chosen to compete in growing applications and geographies. We believe increased regulation of safety and emissions, a growing emphasis on energy efficiency and consumer demand for electronic products with advanced features are driving sensor growth rates exceeding underlying end market demand in many of our key markets, and will continue to offer us significant growth opportunities.

Innovative, highly engineered products for mission-critical applications. Most of our products are highly-engineered, critical components in complex systems that are essential to the proper functioning of the product in which they are integrated. Our products are differentiated by their performance, reliability and level of customization, which are critical factors in customer selection. We leverage our core technology platforms across multiple applications supported by approximately 400 patents and engineering expertise, allowing us to cost-effectively develop products that are customized for each application in which they are incorporated. For example, we used our core pressure sensing technology portfolio to develop a pressure sensor specifically designed for a fire suppression system in a military application. Our global engineering team, consisting of approximately 1,000 full-time team members located close to customers, enables us to identify many opportunities at an early stage and to work closely with customers to efficiently deliver solutions they require.

Long-standing local presence in key emerging markets. We believe that our long-standing local presence in key emerging markets such as China, India and Brazil provides us with significant growth opportunities. Our net revenue from sales in emerging markets grew at a 12% compounded annual growth rate from 2005 to 2009. Our sales into these markets represented approximately 18% of our net revenue for fiscal year 2009. We have been present in China since 1995 and currently have two high volume manufacturing facilities located in Baoying and Changzhou. As an early market entrant in China, we established a leading position serving multinationals with local manufacturing operations in China. We believe we have developed strong relationships with local customers and suppliers based on our local manufacturing and sales presence, track record of performance and brand portfolio. We believe the Klixon brand, part of our controls business since 1927, distinguishes us in the motor controls sector where recognition of global corporate brands is limited. We believe the brand has been an important driver of success with larger Chinese companies who are seeking to build their international sales presence. We have built a local engineering and sales team in China to develop localized technology solutions and continue to build our presence with both multinational and local companies.

Collaborative, long-term relationships with diversified customer base. We have long-standing relationships with a diverse base of leading global OEMs and other multi-national companies across the appliance, automotive, HVAC, industrial, aerospace, defense and other end-markets. We have worked with our top 25 customers for an average of 22 years. Our established customer relationships span multiple levels of the organization from executives to engineers. As a result of the long development lead times and embedded nature of our products, we collaborate closely with our customers throughout the design and development phase of their products. We believe that our broad product portfolio and global reach reduce our dependence on any particular market or customer.

High switching costs. The technology-driven, highly customized and integrated nature of our products requires customers to invest heavily in certification and qualification over a one- to three-year period to ensure proper functioning of the system in which our products are embedded. We believe the capital commitment and time required for this process significantly increases the switching costs for customers once a particular sensor or control has been designed and installed in a system. In addition, our products are often relatively low-cost components integrated into mission-critical applications for high-value systems. As a result, many of our sensors and controls are rarely substituted during a product lifecycle, which in the case of the automotive end-market typically lasts five to seven years. New suppliers seeking to provide replacement components generally must demonstrate a long track record of reliability, performance and quality control, as well as the scale and resources to support the customer’s product evolution.

Attractive cost structure with scale advantage and low-cost footprint. We believe that our global scale and cost-focused approach have provided us with an attractive cost position within our industry. We currently manufacture approximately 800 million devices per year, with 85% of our production in low-cost countries including China, Mexico, Malaysia and the Dominican Republic. Our strategy of leveraging core technology platforms and focusing on high volume applications enables us to provide our customers with highly customized products at a relatively low-cost as compared to the costs of the systems in which our products are embedded. We have achieved our current cost position through a continuous process of migration to low-cost manufacturing locations, transformation of our supply chain to low-cost sourcing, product design improvements and ongoing productivity-enhancing initiatives. Over the past ten years, we have aggressively shifted our manufacturing base from higher-labor cost countries such as the United States, Australia, Canada, Italy, Japan, Korea and the Netherlands to lower-cost countries including China, Mexico, Malaysia, and the Dominican Republic. We continue to increase our use of local suppliers based in these lower-cost locations. The employment of manufacturing best practices and process controls has yielded consistent productivity gains and improvements in operating margins for our business since 2003.

Operating model with high cash generation and significant revenue visibility. We believe our strong customer value proposition and cost structure enable us to generate attractive operating margins and return on capital. Over the last five completed fiscal years, our aggregate capital expenditures represented approximately 3% of our aggregate net revenue. We believe that our current manufacturing base offers significant capacity to support higher revenue levels. We have a low effective cash tax rate due to amortization of intangible assets resulting from our carve-out from Texas Instruments in the 2006 Acquisition and other tax benefits derived from our operating and capital structure, including tax holidays in China and Malaysia, operations in a Dominican Republic tax free zone, favorable tax status in Mexico and the Dutch participation exemption, which permits the tax-free movement of funds between Dutch entities and foreign entities within the same corporate group. In addition, we believe that our business provides us with significant visibility into new business opportunities based on product development cycles that are typically more than one year, our ability to win design awards (i.e. new “sockets” for our sensors and controls) in advance of system roll-outs and commercialization, and our lengthy product life cycles. Additionally, customer order cycles typically provide us with visibility into more than a majority of our expected quarterly revenue at the start of each quarter.

Experienced management team. Our senior management team has significant collective experience both within our business and in working together managing our business. Our CEO, COO and other members of our senior management team have been employed by our company and its predecessor, the S&C business of Texas Instruments, for the majority of their careers. Our current management team oversaw the carve-out of our business from Texas Instruments and the expansion of our business through both organic growth and acquisitions.

Growth Strategy

We intend to enhance our position as a leading provider of customized, innovative sensors and controls on a global basis. The key elements of our growth strategy include:

Continue product innovation and expansion. We believe our solutions help satisfy the world’s need for safety, energy efficiency and a clean environment, as well as address the demand associated with the proliferation of electronic applications in everyday life. We expect to continue to address our customers’ increased demand for sensor and control solutions with our technology and engineering expertise. We leverage our various core technology platforms across many different products and applications to maximize the impact of our research, development and engineering investments and increase economies of scale. We intend to continue to collaborate closely with customers to improve our current line of products incorporated into our customers’ products and to identify and develop new technologies and products that can be incorporated into our customers’ products at an early stage of the development process. In addition, we intend to focus on new applications that will help us secure new business and drive long-term growth. New applications for sensors typically provide an opportunity to define a leading application technology in collaboration with our customers. Our strategy is to target new applications early in the development cycle by leveraging our strong customer relationships, engineering expertise and attractive cost position.

Expand our presence in significant emerging markets. We believe emerging markets such as China, India and Brazil represent substantial, rapidly growing opportunities. A growing middle class and rapid industrialization are creating significant demand for electric motors, consumer conveniences (such as appliances), automobiles and communication infrastructure. Our broad mix of sensor and control applications utilized in a variety of products and end-markets enables us to participate from the early stages of economic growth, typically characterized by rapid adoption of basic household durables, to later stages of economic growth, typically involving more rapid penetration of automobiles and other consumer conveniences into everyday life. We believe our substantial manufacturing presence and capacity in China provides us with a significant opportunity for future growth. We intend to continue investing in local engineering and sales talent across key emerging markets to build our presence with both multinational and local OEMs.

Broaden customer relationships. We seek to differentiate ourselves from our competitors through superior product reliability, performance and service. We believe that this focus has strengthened our relationships with our existing customers and provided us the experience and market exposure to attract new customers. We also believe our global presence and investments in application engineering and support create competitive advantages in serving multinational and local companies. The continued establishment of business centers near our customers’ facilities and continued close collaboration with our customers’ engineering staffs are key components of this strategy.

Extend low-cost advantage. We intend to continue to focus on managing our costs and increasing our productivity. These ongoing efforts have included migrating our manufacturing to low-cost regions, transforming the supply chain to low-cost sourcing and aggressively pursuing ongoing productivity improvements. We will continue to strive to significantly reduce materials and manufacturing costs for key products by focusing on our design-driven cost initiatives. We will also continue to locate our people and processes in the most strategic, cost-effective regions. As we develop new applications, we intend to continue to leverage our core technology platforms to give us economies of scale advantage in manufacturing and in our research, development and engineering investments.

Recruit, retain, and develop talent globally. We intend to continue to recruit, develop and retain a highly educated, technically sophisticated and globally dispersed workforce. Those in senior management roles have broad experience in managing global businesses. Our strategy leadership team has over 150 years of combined experience with our global businesses. Other senior managers bring global experience, subject matter expertise and an outside perspective which has contributed to our success. We will continue to utilize our extensive network for our global recruiting, including university, community and employee referral programs, to introduce our brand and values to prospective employees. We will continue to utilize our formal Integrated Talent Management Program to emphasize learning and development activities focusing on each employee’s particular skill set, including their technical and leadership capabilities. We will continue to engage in extensive market-based research to align our compensation and benefits programs with employee performance and to remain competitive with industry benchmarks.

Pursue strategic acquisitions to extend leadership and leverage global platform. We intend to continue to opportunistically pursue selective acquisitions and joint ventures to extend our leadership across global end-markets and applications, realize operational value from our global low-cost footprint, and deliver the right technology solutions for emerging markets. We believe we have a track record of success in acquiring and integrating businesses. Our acquisition of the First Technology Automotive business in December 2006 added steering position, twilight sensors, fuel cut-off switches and glass bottle circuit breakers to our portfolio of products. Our acquisition of Airpax in July 2007 further strengthened our customer positions in electrical protection and sensor solutions for the telecommunication, data network, military and mobile power markets. We intend to continue to seek acquisitions that will present attractive risk-adjusted returns and significant value-creation opportunities.

History

We can trace our origins back to businesses that have been engaged in the sensors and controls business since 1916. We operated as a part of Texas Instruments from 1959 until April 27, 2006, when Sensata Technologies B.V., an indirect wholly-owned subsidiary of the issuer, completed the acquisition of the S&C business from Texas Instruments for an aggregate purchase price of $3.0 billion, plus fees and expenses. The acquisition was effected through a number of our subsidiaries that collectively purchased the assets and assumed the liabilities being transferred in the 2006 Acquisition.

On December 19, 2006, we acquired First Technology Automotive from Honeywell International Inc. for $88.5 million plus fees and expenses. First Technology Automotive designs, develops and manufacturers automotive sensors (cabin comfort and safety and stability controls), electromechanical control devices (circuit breakers and thermal protectors), and crash switch devices. First Technology Automotive’s products are sold to automotive OEMs, Tier I automotive suppliers, large vehicle and off-road OEMs, and industrial manufacturers. We believe that the First Technology Automotive acquisition enhanced existing customer relationships and our motor protector and circuit breaker product offerings.

On March 14, 2007, we acquired SMaL Camera, the automotive imaging unit of Cypress Semiconductor Corporation, for approximately $11.4 million plus fees and expenses. SMaL Camera provides cameras and camera subsystems to automotive advanced driver assistance systems. We believed that the acquisition of SMaL Camera accelerated the time to market in the vision business, and built camera and imager expertise and credibility.

On July 27, 2007, we acquired Airpax for approximately $277.3 million, including fees and expenses. We believe the acquisition of Airpax provided us with leading customer positions in electrical protection for high-growth network power and critical, high-reliability mobile power applications, and further secured our position as a leading designer and manufacturer of sensing and electrical protection solutions for the industrial, heating, ventilation, air-conditioning, military and mobile markets. The acquisition also added new products such as power inverters and expanded our customer end-markets to include growing network power applications where customers value high reliability and differentiated performance.

On April 30, 2009, we completed the sale of the automotive vision sensing business, which included the assets and operations of SMaL Camera. Our decision to sell this business was driven by the economic climate, slower than expected demand for these products and the expectation that our OEM customers will internally develop the software associated with this business.

Sensors Business

Overview

We are a leading supplier of automotive, commercial and industrial sensors, including pressure sensors, pressure switches and position and force sensors. Our sensors business accounted for approximately 60% of our net revenue for fiscal year 2009. Our sensors are used in a wide variety of applications, including automotive air-conditioning, braking, transmission and air bag applications as well as HVAC and heavy vehicle off-road applications. We derive most of our sensor revenue from the sale of medium and high-pressure sensors, and we believe that we are one of the largest suppliers of sensors in the majority of the key applications in which we compete. Our customers consist primarily of leading global automotive, industrial, and commercial OEMs and their Tier 1 suppliers. Our products are ultimately used by the majority of global automotive OEMs, providing us with a balanced customer portfolio of automotive OEMs which, we believe, helps to protect us against shifts in market share between different OEMs.

Sensors Industry

Sensors are customized devices that translate physical phenomenon into electronic signals for use by microprocessors or computer-based control systems. Based on a report prepared by Global Industry Analysts, we believe that the global sensor industry in 2007 generated sales in excess of $49 billion. The market is characterized by a broad range of products and applications across a diverse set of end-markets. We believe large OEMs and other multi-national companies are increasingly demanding a global presence to supply sensors on their key global platforms.

Automotive Sensors

Revenue from the global automotive end-market, which includes applications in powertrain, air-conditioning and chassis control is driven, we believe, by three principal trends. First, global automotive vehicle unit sales have demonstrated moderate but consistent annual growth prior to 2008, and are expected to increase as the current recession subsides. Second, the number of sensors used per vehicle has expanded, driven by a combination of factors including government regulation of safety and emissions, market demand for greater fuel efficiency and consumer demand for new applications. For example, governments have mandated sensor intensive advanced braking systems in both Europe and the United States. Finally, revenue growth has been augmented by a continuing shift away from legacy electromechanical products towards higher-value electronic solid-state sensors.

Based on a report prepared by Strategy Analytics, we believe sales of automotive sensors in North America, Europe, Japan, South Korea and China generated approximately $10.6 billion of revenue in 2008 and are expected to grow at a compound annual rate of 5% from 2008 to 2013. Where demand for automotive sensors is driven primarily by the increase in the number of sensors per vehicle, as well as by the level of global vehicle sales, we believe that the increasing installation of safety, emissions, efficiency, and comfort-related features in vehicles, such as airbags and electronic stability control, advanced driver assistance, advanced combustion and exhaust aftertreatment that depend on sensors for proper functioning will continue to drive increased sensor usage.

As reported by J.D. Power and Associates, global light vehicle sales saw continuous quarterly expansion from 2002 to 2007. This expansion came to a halt during fiscal year 2008. Global economic conditions translated into lower demand and an overall decline in automotive production by approximately 13% globally in 2009. In the mature markets, the decline was higher; for example, U.S. light vehicle production declined 34% to 5.6 million units in 2009. Western Europe light vehicle production declined 19% to 11.8 million units in 2009. Japan’s light vehicle production declined 31% to 7.6 million units in 2009. Global light vehicle production expanded on a quarterly basis for the second and third quarters of 2009. J.D. Power and Associates forecasts the industry will strengthen in 2010 with an estimated 9% increase in global light vehicle production. Over the long-term, many third-party forecasters expect global auto demand to continue expanding based on population growth and increased usage of cars in emerging markets.

The automotive sensors market is characterized by high switching costs and barriers to entry, benefiting incumbent market leaders. Sensors are critical components that enable a wide variety of applications, many of which are essential to the proper functioning of the product in which they are incorporated. Sensor application-specific products require close engineering collaboration between the sensor supplier and OEM or the Tier 1 supplier. As a result, OEMs and Tier 1 suppliers make significant investments in selecting, integrating and testing sensors as part of their product development. Switching to a different sensor results in considerable additional work, both in terms of sensor customization and extensive platform/product retesting. This results in high switching costs for automotive manufacturers once a sensor is designed-in, and, we believe is one of the reasons that sensors are rarely changed during a platform lifecycle, which is typically five to seven years. Given the importance of reliability and the fact that the sensors have to be supported through the length of a product life, our experience has been that OEMs and Tier 1 suppliers tend to work with suppliers that have a long track record of quality and on-time delivery, and the scale and resources to meet their needs as the car platform evolves and grows. In addition, the automotive segment is one of the largest markets for sensors, giving participants with a presence in this end-market significant scale advantages over those participating only in smaller, more niche industrial and medical markets.

Commercial and Industrial Sensors

Commercial and industrial sensors employ similar technology to automotive sensors, but often require greater customization in terms of packaging and calibration. Commercial and industrial applications in which sensors are widely used include HVAC, engines (for example, generators), heavy vehicle off-road and general industrial products (for example, fire suppression products). We believe that sensor usage in industrial and commercial applications is driven by many of the same factors as in the automotive market—regulation of safety and emissions, market demand for greater energy efficiency and consumer demand for new features. In the United States, for example, the Environmental Protection Agency, or “EPA,” has mandated the use of environmentally-friendly refrigerant in all new HVAC equipment by 2010.

Based on a report prepared by VDC Research Group, we estimate that revenue for the global commercial and industrial pressure sensor markets generated $1.5 billion in revenues in 2008 and is expected to grow at a compound annual rate of 5.9% from 2008 to 2013. In addition, we believe based on that report that growth in commercial and industrial sensors is driven by growth in the underlying end-markets, which generally track the level of GDP, and greater usage of sensors within individual applications.

The current economic environment has resulted in lower spending for heavy vehicle off-road and general industrial products due to reduced spending in commercial development and commodity exploration, and slower growth in defense spending. This decline has been offset in part by consistent spending for HVAC products due to replacements or upgrades.

Sensor Products

We offer the following sensor products:

Product Categories	Key Applications / Solutions	Key End-Markets
Pressure Sensors	Air-conditioning systems Transmission Engine oil Suspension Fuel rail Braking Marine engine Air compressors	Automotive Heavy Vehicle Off-Road Marine Industrials

Pressure Switches	Air-conditioning systems Power steering Transmission HVAC refrigerant	Automotive HVAC Industrial

Position Sensors	Transmission Steering	Automotive

Force Sensors	Airbag (Occupant Weight Sensing)	Automotive

The table below sets forth the amount of revenue we generated from each of these product categories in each of the last three fiscal years.

Product Category	For the year ended December 31,
(Amounts in thousands)	2007	2008	2009
Pressure Sensors	$562,239	$553,722	$456,116
Pressure Switches	101,748	96,928	71,946
Position Sensors	31,892	39,273	26,062
Force Sensors	91,894	87,654	57,151
Other	94,702	89,809	73,817

Total	$882,475	$867,386	$685,092

Controls Business

Overview

We are a leading provider of bimetal electromechanical controls, thermal and magnetic-hydraulic circuit breakers, power inverters and interconnection products. Our controls business accounted for approximately 40% of our net revenue for fiscal year 2009. We manufacture and market a broad portfolio of application-specific products, including motor and compressor protectors, circuit breakers, semiconductor burn-in test sockets, electrical HVAC controls, power inverters and precision switches and thermostats. Our controls are sold into industrial, aerospace, military, commercial and residential end-markets. We derive most of our controls revenue from products that prevent damage from excess heat or current in a variety of applications within these end-markets, such as commercial and residential heating, air-conditioning and refrigeration and light industrial systems. We believe that we are one of the largest suppliers of controls in the majority of the key applications in which we compete.

Our controls business also benefits from strong agency relationships. For example, a number of electrical standards for motor control products, including portions of the Underwriters’ Laboratories Standards for Safety, have been written based on the performance and specifications of our controls products. We also have blanket approval from Underwriters’ Laboratories for many of our control products, so that customers can use Klixon products in the United States interchangeably, but are required to receive certification from Underwriters’ Laboratories for their own products if they decide to incorporate competitive motor protection offerings.

We attribute a substantial portion of our growth in this business to an expanded presence in Asia, particularly China. We are well-positioned to capture additional revenue from our multinational customers as they relocate manufacturing operations to China. We have been working to leverage this market position, with our brand recognition, to develop new relationships with a number of high-growth local Chinese manufacturers. We continue to focus on managing our costs and increasing our productivity in these lower-cost manufacturing regions.

Controls Industry

Controls are customized devices which protect equipment and electrical architecture from excessive heat or current. Our product line encompasses four categories of controls—bimetal electromechanical controls, thermal and magnetic-hydraulic circuit breakers, power inverters and interconnection—each of which serves a highly diversified base of customers, end-markets, applications and geographies.

Bimetal Electromechanical Controls

Bimetal electromechanical controls include motor protectors, motor starters, thermostats and switches, each of which helps prevent damage from excessive heat or current. Our bimetal electromechanical controls business serves a diverse group of end-markets, including commercial and residential HVAC systems, lighting, refrigeration, industrial motors and household appliances, commercial and military aircraft. In the developed markets such as the United States, Europe and Japan, the demand for many of these products, and their respective applications, tends to track to the general economic environment, with historical growth moderately above increases in GDP. In the emerging markets, a growing middle class and rapid overall industrialization is creating significant growth for our control products in electric motors, consumer conveniences such as appliances and HVAC, and communication infrastructure. As an example, the China Countryside Initiative has established higher targets for penetration of household refrigerators and washing machines in rural households that we believe creates significant growth opportunities in China for our controls business.

Thermal and Magnetic-Hydraulic Circuit Breakers

Our circuit breaker portfolio includes customized magnetic-hydraulic circuit breakers and thermal circuit breakers, all of which help prevent damage from electrical or thermal overload. Our magnetic-hydraulic circuit breakers serve a broad spectrum of OEMs and other multi-national companies in the telecommunication, industrial, recreational vehicle, HVAC, refrigeration, marine, medical, information processing, electronic power supply, power generation, over-the-road trucking, construction, agricultural and alternative energy markets. We provide thermal circuit breakers to the commercial and military aircraft market. Although demand for these products tends to pace the general economic environment, demand in certain end-markets such as electrical protection for network power and critical, high-reliability mobile power applications is projected to exceed the growth of the general economic environment.

Power Inverters

Our power inverters products allow an electronic circuit to convert DC to AC. Power inverters are used mainly in applications where DC power, such as that stored in a battery, must be converted for use in an electrical device that runs on AC power (e.g., any electrical products that plug into a standard electrical outlet). Specific applications for power inverters include powering applications in utility/service trucks or recreational vehicles and providing power backup for critical applications such as traffic light signals and key business/computer systems. Demand for these products is driven by economic development, as well as growing interest in clean energy to replace generators, all of which increase demand for both portable and stationary power. As development slows, the demand for our products in these markets declines. The decline is mitigated by growing requirements to meet new energy efficient standards.

Interconnection

Our interconnection products consist of semiconductor burn-in test sockets used by semiconductor manufacturers to verify packaged semiconductor reliability. The semiconductor industry experienced a decline throughout 2009 primarily due to high levels of inventory and rapidly changing technologies. However, we believe, based on information from IC Insights, that the semiconductor market will grow at a compound annual rate of approximately 12.3% from 2009 to 2013.

Controls Products

We offer the following controls products:

Product Categories	Key Applications / Solutions	Key End-Markets
Bimetal Electromechanical Controls	Internal motor and compressor protectors External motor and compressor protectors Motor starters Thermostats Switches	HVAC Small/Large Appliances Lighting Industrial Motors Automotive Accessory Motors Commercial Aircraft Military Heavy Vehicle Off-Road Marine/Industrial

Thermal and Magnetic-Hydraulic Circuit Breakers	Circuit protection	Commercial Aircraft Data Communications Telecommunications Computer Servers Heavy Vehicle Off-Road Marine/Industrial HVAC Military

Power Inverters	DC/AC motors	Heavy Vehicle Off-Road

Interconnection	Semiconductor testing	Semiconductor Manufacturing

The table below sets forth the amount of revenue we generated from each of these product categories in each of the last three fiscal years.

	For the year ended December 31,
Product Category
(Amounts in thousands)	2007	2008	2009
Bimetal Electromechanical Controls	$380,717	$363,826	$298,476
Thermal and Magnetic-Hydraulic Circuit Breakers	83,648	142,112	113,855
Power Inverters	9,590	20,641	14,341
Interconnection	37,105	28,398	23,180
Other	9,719	292	—

Total	$520,779	$555,269	$449,852

Technology, Product Development and Intellectual Property

We employ various core technology platforms across many different product families and applications in an effort to maximize the impact of our research, development and engineering investments, to increase economies of scale and to leverage our technology-specific expertise across multiple product platforms. The technologies inherent in our sensors and controls products include bimetal discs, ceramic capacitive, monosilicon strain gage and micro electromechanical systems.

Our global engineering team consists of approximately 1,000 full-time team members dedicated to product research, development and engineering. These team members work closely with our customers to develop customized highly engineered sensors, controls and other products to satisfy our customers’ needs. Our research, development and engineering investments enable us to consistently provide innovative, high-quality products with efficient manufacturing methods. Our research, development and engineering investments include research and development costs and the costs of all our engineering-related activities, including costs related to customer-specific customization of our products.

We believe that continued focused investment in research, development and engineering activities are critical to our future growth and maintaining our leadership position. Our research, development and engineering efforts are directly related to timely development of new and enhanced products that are central to our core business strategy. We develop our technologies to meet an evolving set of customer requirements and new product introductions.

We operate a global network of business centers that allows us to develop new sensing technologies, improve existing technologies and customize our products to the particular needs of our customers. We coordinate our technology research, development and engineering efforts through Centers of Expertise that are designed to maintain a critical mass of intellectual capital in our core technologies and leverage that knowledge in our sensors and controls businesses.

We rely primarily on patents and trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. While we consider our patents to be valuable assets, we do not believe that our overall competitive position is dependent on patent protection or that our overall operations are dependent upon any single patent or group of related patents. Many of our patents protect specific functionality in our sensors and controls products and others consist of processes or techniques that result in reduced manufacturing costs. Our patents generally relate to improvements on earlier filed Sensata, acquired or competitor patents. We acquired ownership and license rights to a portfolio of patents and patent applications, as well as certain registered trademarks and service marks for discrete product offerings, from Texas Instruments in the 2006 Acquisition. We have also acquired intellectual property in the acquisitions of First Technology Automotive and Airpax. We have continued to have issued to us, and to file for, additional United States and foreign patents since the 2006 Acquisition. As of December 31, 2009, we had approximately 196 U.S. and 190 foreign patents and approximately 25 U.S. and 180 foreign pending patent applications. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims.

The table below sets forth the number of our current U.S. patents that are scheduled to expire in the referenced periods:

During the years ending December 31,	Number of Patents
2010-2014	40
2015-2019	72
2020-2024	61
2025-2028	23

The 40 U.S. patents that will expire between 2010 and 2014 include patents involving pressure sensors, motor controls, semiconductor burn-in-test sockets, thermostats, transmission position switches, temperature sensors, thermal circuit breakers, magnetic-hydraulic circuit breakers and power inverters. Since our core technology platforms, and most of our products, are mature, and our patents generally relate to improvements on earlier filed Sensata, acquired or competitor patents, we do not expect that the expiration of these patents will limit our ability to manufacture and sell such products or otherwise have a material adverse effect on our competitive position.

We utilize licensing arrangements with respect to some technology that we use in our sensor products and, to a lesser extent, our control products. We entered into a perpetual, royalty-free cross-license agreement with our former owner, Texas Instruments, in connection with the 2006 Acquisition that permits each party to use specified technology owned by the other party in its business. No license may be terminated under the agreement, even in the event of a material breach. See “Certain Relationships and Related Party Transactions—2006 Acquisition Arrangements—Cross License Agreement.” We also have a material licensing arrangement with

Measurement Specialities that enables us to manufacture the sensing elements used in our monosilicon strain gage pressure sensors. The initial term of this license ran until July 1, 2008 and has been subsequently renewed annually. We anticipate that it will continue to be renewed each year or other acceptable arrangements will be available to us with respect to this technology. This license can be terminated by either party in the event of an uncured material breach. This sensing element is a component used in both our monosilicon strain gage pressure sensors and our occupancy weight-sensing force sensors, which accounted for $201 million in revenue in fiscal year 2009. We purchase these sensing elements from Measurement Specialties and also manufacture them internally as a second source of supply pursuant to the license.

Sales and Marketing

We believe that the integration of our sensors and controls products into our customers’ systems, as well as their long sales cycle and high initial investment required in customization and qualification, puts a premium on the ability of sales and marketing professionals to develop strong customer relationships and identify new business opportunities. To that end, our sales and marketing staff consists of an experienced, technically knowledgeable group of professionals with extensive knowledge of the end-markets and key applications for our sensors and controls.

Our sales team works closely with our dedicated research, development and engineering teams to identify products and solutions for both existing and potential customers. Our sales and marketing function within our business is organized into regions—America, Europe and Asia Pacific—but also organizes globally across all geographies according to market segments, so as to facilitate knowledge sharing and coordinate activities involving our larger customers through global account managers. Our sales and marketing professionals also focus on “early entry” into new applications rather than the displacement of existing suppliers in mature applications, due to the high switching costs that typically are required in the markets we serve. In addition, in our controls business, we seek to capitalize on what we believe is our existing reputation for quality and reliability, together with recognition of our Sensata, Klixon, Airpax and Dimensions brands, in order to deepen our relationships with existing customers and develop new customers across all end-markets.

Customers

Our customer base in the sensors business includes a wide range of OEMs and Tier 1 suppliers in the automotive, industrial and commercial end-markets. Our customers in the controls business include a wide range of industrial and commercial OEMs and Tier 1 manufacturers across multiple end-markets, primarily OEMs in the climate control, appliance, semiconductor, datacomm, telecommunications and aerospace industries, as well as Tier 1 motor and compressor suppliers. In geographic and product markets where we lack an established base of customers we rely on third-party distributors to sell our sensors and controls products. We have had relationships with our top ten customers for an average of 24 years.

The following table below presents the top ten customers by net revenue for fiscal year 2009 for each of the sensors and controls businesses, set forth in alphabetical order.

Sensors	Controls

BMW	A.O. Smith

Chrysler Group	Emerson Electric

Continental	Flame Enterprises

Ford Motor Company	Giatek Corporation

General Motors	LG Group

Honda Motor Company	Peerless Electronics

Peugeot Citroen	Regal Beloit

Renault/Nissan	Robert Bosch GmbH

TRW Automotive	Samsung

Volkswagen	Whirlpool

The following table presents a summary of the percentage of our net revenue by selected geographic regions, based on the location of our respective subsidiaries, for the years ended December 31, 2007, 2008 and 2009:

	Percentage of Revenue by Geographic Regions
	For the years ended December 31,
	2007	2008	2009
Geographic Region
Americas	49%	47%	45%
Europe	25	25	27
Asia Pacific	26	28	28

Total	100%	100%	100%

Competition

Within each of the principal product categories in our sensors business, we compete with a variety of independent suppliers and with the in-house operations of Tier 1 systems suppliers. We believe that the key competitive factors in this market are product quality and reliability, technical expertise and development capability, breadth of product offerings, product service and price. Our principal competitors in the market for automotive sensors are Robert Bosch GmbH and Denso Corporation which are in-house, or captive, providers, and Nagano Keiki Co., Ltd. and Schneider Electric, which are independent. Our principal competitors in the market for commercial and industrial sensors include Saginomiya Seisakusho, Inc. and Schneider Electric.

Within each of the principal product categories in our controls business, we compete with divisions of large multi-national industrial corporations and fragmented companies, which compete primarily in specific end-markets or applications. We believe that the key competitive factors in this market are product quality and reliability, although manufacturers in certain markets also compete based on price. Physical proximity to the facilities of the OEM/Tier 1 manufacturer customer has, in our experience, also increasingly become a basis for competition. We have additionally found, in our experience, that certain of the product categories have specific competitive factors. For example, in the thermal circuit breakers, thermostats and switches markets, strength of technology, quality and the ability to provide custom solutions are particularly important. In the hydraulic-magnetic circuit breaker markets, as another example, we have encountered heightened competition on price and a greater emphasis on agency approvals, including approvals by Underwriters’ Laboratories, a U.S.-based organization that issues safety standards for many electrical products used in the United States, and similar organizations outside of the United States, such as Verband der Elektrotechnik, Elektronik und Informationstechnik and TÜV Rheinland in Europe, China Compulsory Certification in China and Canadian Standards Association in Canada.

Our primary competitors in the basic alternating current motor protection market include Asian manufacturers Jiangsu Chengsheng Electric Appliance Company Ltd., ChwenDer Thermostat & Company Ltd., Wanbao Refrigeration Group Guangzhou Appliances Company Ltd., Hangzhou Star Shuaier Electric Appliance Co., Ltd., Ubukata Industries Co., Ltd. and Foshan TongBao Corporation Limited. Our competitors in the thermal circuit breaker, thermostat and switches markets include: Cutler Hammer, a division of Eaton Corporation, and Crouzet, a division of Schneider Electric, in aircraft circuit breakers; Honeywell International Inc. in aircraft switches and thermostats; and Cooper Bussman, a division of Cooper Electric, in heavy and off-road thermal circuit breakers. Our competitors in magnetic-hydraulic circuit breaker markets include Carling Technologies, Circuit Breaker Industries, the Heinemann brand of Eaton Corporation and a growing number of smaller competitors primarily in Asia.

Employees

As of December 31, 2009, we had approximately 9,500 employees, approximately 10% of whom are located in the United States. None of our employees are covered by collective bargaining agreements. In various countries, local law requires our participation in works councils. We also utilize contract workers in multiple locations in order to cost-effectively manage variations in manufacturing volume. As of December 31, 2009, we had approximately 1,600 contract workers on a worldwide basis. We believe that our relations with our employees are good.

Environmental Matters and Governmental Regulation

Our operations and facilities are subject to U.S. and foreign laws and regulations governing the protection of the environment and our employees, including those governing air emissions, water discharges, the management and disposal of hazardous substances and wastes, and the cleanup of contaminated sites. We could incur substantial costs, including cleanup costs, fines or civil or criminal sanctions, or third party property damage or personal injury claims, in the event of violations or liabilities under these laws and regulations, or non-compliance with the environmental permits required at our facilities. Potentially significant expenditures could be required in order to comply with environmental laws that may be adopted or imposed in the future. We are, however, not aware of any threatened or pending material environmental investigations, lawsuits or claims involving us or our operations. As of December 31, 2009, compliance with federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not had a material effect on our capital expenditures, earnings and competitive position. We have not budgeted any material capital expenditures for environmental control facilities during 2010 or 2011.

Texas Instruments has been designated by the EPA as a Potentially Responsible Party, or “PRP,” at a designated Superfund site in Norton, Massachusetts, regarding wastes from our Attleboro operations. The site is a landfill contaminated with chemical and nuclear materials alleged to have been disposed in the 1950s and 1960s. The chemical contaminents are varied and the nuclear contaminents consists of uranium and radium materials. The EPA has issued its Record of Decision, which described a cleanup plan estimated to cost $43.0 million. The EPA expects a PRP group to undertake the remaining remediation. On December 9, 2008, the U.S. government announced that Texas Instruments and 14 other parties had entered into a consent decree to complete the EPA designated cleanup, with an adjusted estimated cost of $29.0 million, plus certain EPA costs. During 2008, lawsuits were filed against Texas Instruments alleging personal injuries suffered by individuals who were exposed to the site decades ago. Texas Instruments is defending these lawsuits, which are in early stages. We have not been designated as a PRP, are not a party to the consent decree, and are not a party to the lawsuits filed against Texas Instruments. In addition, the Army Corps of Engineers is conducting a removal of certain radiological contamination at an estimated cost of $34.0 million. In accordance with the terms of our acquisition agreement entered into with Texas Instruments in connection with the 2006 Acquisition, subject to the limitations set forth in that agreement, Texas Instruments retained these liabilities and has agreed to indemnify us with regard to these excluded liabilities. We do not anticipate incurring any non-reimbursable expenses related to the matters described above.

In 2001, Texas Instruments Brazil was notified by the State of São Paolo, Brazil, regarding its potential cleanup liability as a generator of wastes sent to the Aterro Mantovani disposal site, which operated near Campinas from 1972 to 1987. The site is a landfill contaminated with a variety of chemical materials, including petroleum products, allegedly disposed at the site. Texas Instruments Brazil is one of over 50 companies notified of potential cleanup liability. There have been several lawsuits filed by third parties alleging personal injuries caused by exposure to drinking water contaminated by the disposal site. Our subsidiary, Sensata Technologies Brazil, is the successor in interest to Texas Instruments Brazil. However, in accordance with the terms of the acquisition agreement entered into in connection with the 2006 Acquisition, Texas Instruments retained these liabilities (subject to the limitations set forth in that agreement) and has agreed to indemnify us with regard to these excluded liabilities. Additionally, in 2008 lawsuits were filed against Sensata Technologies Brazil alleging personal injuries suffered by individuals who were exposed to drinking water allegedly contaminated by the Aterro disposal site. These matters are managed and controlled by Texas Instruments. Texas Instruments is defending these lawsuits, which are in early stages. Although Sensata Technologies Brazil cooperates with Texas Instruments in this process, we do not anticipate incurring any non-reimbursable expenses related to the matters described above. Accordingly, no amounts have been accrued for these matters as of December 31, 2009.

Control Devices, Inc., a wholly-owned subsidiary of one of our U.S. operating subsidiaries acquired through our acquisition of the First Technology Automotive business, holds a post-closure license, along with GTE Operations Support, Inc., from the Maine Department of Environmental Protection with respect to a closed hazardous waste surface impoundment located on real property and a facility owned by Control Devices in Standish, Maine. The post-closure license obligates GTE Operations Support to operate a pump and treatment process to reduce the levels of chlorinated solvents in the groundwater under the property. The post-closure license obligates Control Devices to maintain the property and provide access to GTE Operations Support. We do not expect the costs to comply with the post-closure license to be material. As a related but separate matter, pursuant to the terms of an Environmental Agreement dated July 6, 1994, GTE Operations Support retained liability and agreed to indemnify Control Devices for certain liabilities related to the soil and groundwater contamination from the surface impoundment and an out-of-service leach field at the Standish, Maine facility, and Control Devices and GTE Operations Support have certain obligations related to the property and each other. The site is contaminated primarily with chlorinated solvents. We do not expect the remaining cost associated with addressing the soil and groundwater contamination to be material.

We are subject to compliance with laws and regulations controlling the export of goods and services. Certain of our products are subject to ITAR. These products represent an immaterial portion of our revenues and we have not exported an ITAR-controlled product. However, if in the future we decided to export ITAR-controlled products, such transactions would require an individual validated license from the U.S. State Department’s Directorate of Defense Trade Controls. The State Department makes licensing decisions based on type of product, destination of end use, end user and national security and foreign policy. The length of time involved in the licensing process varies, but is currently less than three weeks. The license processing time could result in delays in the shipping of products. These laws and regulations are subject to change, and any such change may require us to change technology or incur expenditures to comply with such laws and regulations.

Legal Proceedings

We are regularly involved in a number of claims and litigation matters in the ordinary course of business. Most of our litigation matters are third-party claims for property damage allegedly caused by our products, but some involve allegations of personal injury or wrongful death. We believe that the ultimate resolution of the current litigation matters that are pending against us, except potentially those matters described below, will not have a material effect on our financial condition or results of operations.

Ford Speed Control Deactivation Switch Litigation: We are involved in a number of litigation matters relating to a pressure switch that Texas Instruments sold to Ford Motor Company, or “Ford,” for several years until 2002. Ford incorporated the switch into a cruise control deactivation switch system that it installed in certain vehicles. Due to concerns that, in some circumstances, this system and switch may cause fires, Ford issued seven separate recalls of vehicles in the United States between 1999 and October 23, 2009, which covered approximately fourteen million vehicles in the aggregate. Also, in October 2009, Mazda issued a recall in the United States of 36,000 vehicles that Ford had manufactured for it which contained the system and switch, and in December 2009, Ford issued a recall of 528 vehicles imported into China by Ford.

In 2001, Texas Instruments received a demand from Ford for reimbursement of costs related to the first recall in 1999, a demand that Texas Instruments rejected and that Ford has not subsequently pursued against us. Ford has never made such a demand to us, nor made demands of us related to the subsequent recalls.

In August 2006, the National Highway Traffic Safety Administration, or “NHTSA,” issued a closing report based on a multi-year investigation which found that the fire incidents were caused by system-related factors. On October 14, 2009, the NHTSA issued a closing report associated with a more recent recall which modified the findings of the 2006 report but continued to emphasize system factors.

As of December 31, 2009, we were a defendant in 26 lawsuits in which plaintiffs have alleged property damage and various personal injuries from the system and switch. Of these cases, 17 are pending in a state multi-district litigation in the 53rd Judicial Court of Travis County, Texas, In re Ford Motor Company Speed Control Deactivation Switch Litigation, Docket No. D-1-GN-08-00091, and three are pending in a federal multi-district litigation in the United States District Court for the Eastern District of Michigan, Ford Motor Co. Speed Control Deactivation Switch Products Liability Litigation, Docket No. 05-md-01718. The remainder are in individual dockets in various state courts of California, Georgia, Tennessee and Texas and the federal court for the Southern District of Iowa.

For the most part, these cases seek an unspecified amount of compensatory and exemplary damages. For the plaintiffs that have requested a specific amount, the range of the demand is $50,000 to $3.0 million. Ford and Texas Instruments are co-defendants in each of these lawsuits.

In accordance with terms of the acquisition agreement entered into in connection with the 2006 Acquisition, we are managing and defending these lawsuits on behalf of both our company and Texas Instruments. The majority of these cases are in discovery. Two have been set for trial and one is on appeal.

During fiscal year 2008, we settled all outstanding wrongful death cases related to these matters for amounts that did not have a material effect on our financial condition or results of operations. As for the cases that are still pending, we have included a reserve in our financial statements in the amount of $0.7 million as of December 31, 2009. There can be no assurances, however, that this reserve will be sufficient to cover the extent of our costs and potential liability from these matters. Any additional liability in excess of this reserve could have a material adverse effect on our financial condition or results of operations.

Whirlpool Recall Litigation: We are involved in litigation relating to certain control products that Texas Instruments sold between 2000 and 2004 to Whirlpool Corporation. The control products were incorporated into the compressors of certain refrigerators in a number of Whirlpool brands, including Maytag, Jenn-Air, Amana, Admiral, Magic Chef, Performa by Maytag, and Crosley. Whirlpool contends that the control products were defective because they allegedly fail at excessive rates and have allegedly caused property damage, including fires. During fiscal years 2007 and 2008, we paid Whirlpool for certain costs associated with third-party claims and other external engineering costs, in amounts that did not have a material adverse effect on our financial condition or results of operation. During 2009, Whirlpool in conjunction with the Consumer Product Safety Commission, or “CPSC,” announced voluntary recalls of approximately 1.8 million refrigerators.

On January 28, 2009, Whirlpool Corporation, as well as its subsidiaries Whirlpool SA and Maytag Corporation, filed a lawsuit against Texas Instruments and our subsidiary, STI. The lawsuit was filed in the Circuit Court of Cook County, Illinois, under the name Whirlpool Corp. et al. v. Sensata Technologies, Inc. et al., Docket No. 2009-L-001022. The complaint asserts, among other things, contract claims as well as claims for breach of warranty, fraud, negligence, indemnification and deceptive trade practices. It seeks an unspecified amount of compensatory and exemplary damages. We and Texas Instruments have answered the complaint and denied liability.

We and Texas Instruments subsequently filed a cross claim for indemnification against Empresa Braseila de Compressores, S.A., n/k/a Whirlpool SA, and Embraco North America, Inc., together “Embraco.” We assert, among other things, that Embraco was responsible for testing the compatibility of the control product with its compressors, and that we and Texas Instruments have become exposed to litigation because of Embraco’s actions and inactions. We believe that Embraco is now a wholly-owned subsidiary of Whirlpool SA.

Discovery on all claims and cross-claims is ongoing, and the court has reserved time in April 2011 for a possible trial.

In January 2009, Texas Instruments elected under the acquisition agreement to become the controlling party for this lawsuit and will manage and defend the litigation on behalf of both Texas Instruments and us. Although we are working with Texas Instruments to defend the litigation, we believe that a loss is probable and, as of December 31, 2009, have recorded a reserve of $5.9 million for this matter. There can be no assurances, however, that this reserve will be sufficient to cover the extent of our costs and potential liability from this or any related matters. Any additional liability in excess of this reserve could have a material adverse effect on our financial condition or results of operations.

Pursuant to the terms of the acquisition agreement entered into in connection with the 2006 Acquisition, and subject to the limitations set forth in that agreement, Texas Instruments has agreed to indemnify us for certain claims and litigation, including this matter, provided that the aggregate amount of costs and/or damages from such claims exceeds $30.0 million. If the aggregate amount of costs and/or damages from these claims exceeds $30.0 million, Texas Instruments is obligated to indemnify us for amounts in excess of the $30.0 million threshold up to a cap on Texas Instruments’ indemnification obligation of $300.0 million. In January 2010, we notified Texas Instruments that, as of December 31, 2009, we believe we had incurred approximately $26.7 million of costs that apply towards the indemnification, excluding the $5.9 million reserve noted above. Texas Instruments has reserved all rights to contest that claim, and may dispute all or some portion of the amount we claimed. We believe that our costs and/or damages from the Whirlpool Litigation and other claims and litigation matters will ultimately exceed $30.0 million.

We are also involved in a related, but separate, proceeding with Texas Instruments’ insurer, American Alternative Insurance. On June 3, 2009, Texas Instruments filed a lawsuit against American Alternative seeking reimbursement for its defense costs in the Whirlpool litigation and third party claims. The case, Texas Instruments Incorporated v. American Alternative Ins. Corp., was filed in the 193rd Court of Dallas County, Texas, No. DC-09-07045-L. On October 16, 2009, American Alternative filed a third party claim against STI alleging that we assumed liability for the Whirlpool matters under the acquisition agreement referred to in the preceding paragraph. On that basis, American Alternative has asserted that we owe American Alternative for any amounts that it may ultimately be required to pay to Texas Instruments. Texas Instruments is defending this claim on STI’s behalf, and has filed an answer denying any liability.

Pelonis Appliances: On December 26, 2008, seven individuals filed suit against Pelonis Appliances, Inc., which sells a fan forced heater product, manufactured by GD Midea Environmental Appliances Mfg. Co. Ltd., or “GD Midea,” that incorporates one of our thermal cut-off products, which was purchased from one of our distributors. The lawsuit, Cueller v. Pelonis Appliances, Inc., No. 08-16188, 160th Judicial District Court of Dallas County, Texas, arose out of a residential fire that resulted in one death, personal injuries (including burns) to the other plaintiffs and property damage.

Pelonis demanded indemnity from Sensata in a letter dated May 6, 2009, and we rejected that demand. On June 9, 2009, the plaintiffs amended their complaint to include STI as a defendant. The plaintiffs seek an unspecified amount of actual and exemplary damages.

On August 3, 2009, we answered the amended complaint, denying any liability. We also asserted cross-claims against Pelonis for indemnification and against Pelonis and GD Midea as responsible third parties.

Discovery is ongoing, and a trial has been scheduled for August 2, 2010. As of December 31, 2009, we have not recorded a reserve for this matter.

Coffeemakers: Certain European small appliance customers have made claims alleging defects in one of our electro-mechanical controls products. One customer has conducted a recall of their products and two customers have reported several third-party fire incidents. One customer has filed a lawsuit against us, Jede AB v. Stig Wahlström AB and Sensata Technologies Holland B.V., No. 10017-9, in Soederfoern district court, Sweden. The suit alleges damages amounting to €1.8 million. We filed our answer on December 1, 2009 and denied liability. Discovery has not yet begun. The other customer’s claims aggregate to a similar amount. We are contesting these claims. As of December 31, 2009, we have not recorded a reserve for this matter.

Huawei: Huawei, a Chinese telecommunications equipment customer, has informed us that it is planning to conduct a field replacement campaign for power supply products containing our circuit breakers. The customer has alleged defects in our products, which are sold through distributors to two power supply subcontractors. There are 24,000 systems in the field and we estimate that a 100% field replacement campaign could cost approximately $6.0 million. The customer has not yet determined the percentage of systems that will need to be serviced. We are contesting the customer’s allegations but working with them to analyze the situation.

We have included a reserve in our financial statements in the amount of $0.4 million as of December 31, 2009. There can be no assurances, however, that this reserve will be sufficient to cover the extent of our costs and potential liability form these matters. Any additional liability in excess of this reserve could have a material adverse effect on our financial condition or results of operations.

Audi: Audi, a part of the Volkswagen Auto Group, has alleged defects in certain of our products installed in its vehicles. These products are pressure sensors, whose function in this application is to measure the pressure in the fuel supply to the vehicle’s engine. These pressure sensors are part of the system designed to improve the overall fuel efficiency of the vehicle. The customer first brought the claim in 2008 in the amount €8.1 million in expenses related to replacement of our products. The customer recently expanded its claim to €24.0 million. We have contested the customer’s allegations. To date, the customer has not filed a lawsuit or instituted any proceedings against us relating to the claim. We recognized a charge in our financial statements in the amount of €0.9 million, or $1.2 million, as of December 31, 2009. There can be no assurances, however, that this reserve will be sufficient to cover the extent of our costs and potential liability from these matters. Any additional liability in excess of this reserve could have a material adverse effect on our financial condition or results of operations.

Properties

We occupy 10 principal manufacturing facilities and business centers totaling approximately 2,235,000 square feet, with the majority devoted to research, development and engineering, manufacturing and assembly. Of our principal facilities, approximately 1,380,000 square feet are owned and approximately 855,000 square feet are occupied under leases. We consider our manufacturing facilities sufficient to meet our current and planned operational requirements. We lease approximately 433,000 square feet for our U.S. headquarters in Attleboro, Massachusetts. The table below lists the location of our principal executive and operating facilities. Substantially all of our owned properties and equipment are subject to a lien under our Senior Secured Credit Facility. See Note 11 to our consolidated financial statements, included elsewhere in this prospectus, for additional information on our Senior Secured Credit Facility.

Location	Operating Segment	Owned or Leased	Approximate Square Footage
Attleboro, Massachusetts	Sensors and Controls	Leased	433,000
Aguascalientes, Mexico	Sensors and Controls	Owned	444,000
Almelo, Netherlands	Sensors and Controls	Owned	188,000
Oyama, Japan	Sensors and Controls	Owned	74,000
Jincheon, South Korea	Controls	Owned	133,000
Baoying, China	Controls	Owned	384,000
Changzhou, China	Sensors and Controls	Leased	252,000
Subang Jaya, Malaysia	Sensors	Leased	108,000
Haina, Dominican Republic	Sensors and Controls	Leased	62,000
Cambridge, Maryland	Controls	Owned	157,000

Leases covering our currently occupied leased facilities expire at varying dates, generally within the next ten years. We anticipate no difficulty in retaining occupancy through lease renewals, month-to-month occupancy or replacing the leased facilities with equivalent facilities. A substantial increase in demand for our products may require us to expand our production capacity, which could require us to identify and acquire or lease additional manufacturing facilities. We believe that suitable additional or substitute facilities will be available as required.

MANAGEMENT

Directors, Executive Officers and Key Employees Upon Completion of this Offering

Since the 2006 Acquisition, our business has been managed under the direction of the board of directors and executive officers of our principal operating subsidiary, STI. Prior to this offering, the issuer served as a holding company and had not engaged in any meaningful activities other than in that capacity. As a result, the issuer did not have any appointed officers prior to March 8, 2010, and its board of directors was comprised of three members, each of whom resigned as of February 26, 2010. On February 26, 2010, all of the directors of STI described below were appointed to serve as directors of the issuer other than Ms. Sullivan, Mr. Cote and Mr. Sarkis, who were not appointed as directors. On March 8, 2010, all of the executive officers and key employees of STI described below were appointed to serve in the same capacity with the issuer in contemplation of the completion of this offering.

The following table sets forth information as of February 15, 2010 regarding individuals who serve as directors, executive officers and key employees of the issuer.

Name	Age	Position(s)
Thomas Wroe	59	Chief Executive Officer and Chairman of the Board
Martha Sullivan	53	Executive Vice President and Chief Operating Officer
Jeffrey Cote	43	Executive Vice President and Chief Financial Officer
Donna Kimmel	47	Senior Vice President, Human Resources
Steve Major	52	Senior Vice President, Sensors
Richard Dane, Jr.	54	Senior Vice President, Global Operations
Martin Carter	46	Senior Vice President, Controls
Robert Hureau	42	Chief Accounting Officer, Vice President and Corporate Controller
Ed Conard	53	Non-executive Director
Paul Edgerley	54	Non-executive Director
Michael J. Jacobson	58	Non-executive Director
John Lewis	45	Non-executive Director
Seth Meisel	37	Non-executive Director
Charles W. Peffer	62	Non-executive Director
Michael Ward	46	Non-executive Director
Stephen Zide	49	Non-executive Director

Thomas Wroe has served as Chief Executive Officer and a director of STI since the completion of the 2006 Acquisition, and as Chairman of the Board of STI since June 2006. Mr. Wroe served as the President of the S&C business of Texas Instruments since June 1995 and as a Senior Vice President of Texas Instruments since March 1998. Mr. Wroe was with Texas Instruments since 1972, and prior to becoming President of the S&C business, Mr. Wroe worked in various engineering and business management positions. Mr. Wroe also serves on the board of directors of Chase Corporation. Mr. Wroe was selected to serve as a director of the issuer because he is our Chief Executive Officer and has been with our business for over 38 years. He has extensive knowledge of the sensors and controls business, its historical development and important relationships with our major customers. Mr. Wroe has been an important contributor to the expansion of our business through both organic growth and acquisitions.

Martha Sullivan was appointed Executive Vice President and Chief Operating Officer by the Board of Directors of STI in January 2007. Ms. Sullivan has served as Chief Operating Officer and a director of STI since the completion of the 2006 Acquisition. Ms. Sullivan served as Sensor Products Manager for the S&C business of Texas Instruments since June 1997 and as a Vice President of Texas Instruments since 1998. Ms. Sullivan was with Texas Instruments since 1984 in various engineering and management positions, including Automotive Marketing Manager, North American Automotive General Manager and Automotive Sensors and Controls Global Business Unit Manager.

Jeffrey Cote was appointed Executive Vice President, Chief Financial Officer and Director by the Board of Directors of STI in July 2007. Mr. Cote has served as Senior Vice President and Chief Financial Officer of STI since January 2007. From March 2005 to December 2006, Mr. Cote was Chief Operating Officer of the law firm Ropes & Gray. From January 2000 to March 2005, Mr. Cote was Chief Operating and Financial Officer of Digitas. Previously he worked for Ernst & Young LLP.

Donna Kimmel was appointed Senior Vice President, Human Resources of STI by the Board of Directors in January 2007. She has served as Vice President, Human Resources of STI since the completion of the 2006 Acquisition. Ms. Kimmel served as Human Resources Manager for the S&C business of Texas Instruments since January 2005 and as Vice President of Texas Instruments since 2005. Prior to that, Ms. Kimmel served as Worldwide Business HR Manager for the Broadband Communications Group of Texas Instruments from January 2000 to January 2005 and as Worldwide Manager of Leadership and Organization Development for Texas Instruments from 1997 to January 2000. Prior to joining Texas Instruments, Ms. Kimmel held various human resources management positions in the financial services industry.

Steve Major was appointed Senior Vice President, Sensors of STI by the Board of Directors in January 2007. He has served as Vice President, Sensors of STI since the completion of the 2006 Acquisition. Mr. Major served as the General Manager for North American Automotive Sensors for the S&C business of Texas Instruments since 2000. Mr. Major joined Texas Instruments in 1983 after serving four years in the United States Army.

Richard Dane, Jr. was appointed Senior Vice President, Global Operations of STI by the Board of Directors in January 2007. He has served as Vice President, Operations of STI since the completion of the 2006 Acquisition. Mr. Dane served as Best Cost Producer Strategy Manager for the S&C business of Texas Instruments since April 2001 and as a Vice President of Texas Instruments since 2002. Mr. Dane joined Texas Instruments in 1977, and has been employed in various management positions including S&C General Manager in Canada, Radio Frequency Identification Systems General manager in Germany and S&C Best Cost Producer Strategy Manager.

Robert Hureau has served as Chief Accounting Officer of STI since May 2009, and as Vice President and Corporate Controller of STI since February 2007. From 2004 to 2007, Mr. Hureau worked as vice president corporate controller and vice president finance at Brooks Eckerd Pharmacy and from 1998 to 2004 as corporate controller at Ocean Spray Cranberries, Inc. Previously, Mr. Hureau worked for PricewaterhouseCoopers LLP and is a Certified Public Accountant in the Commonwealth of Massachusetts.

Martin Carter has served as Senior Vice President, Controls of STI since December 2009. From 2007 to 2009, Mr. Carter served as the Vice President and General Manager of Kaiser Aluminum. From 2001 to 2006, Mr. Carter was President of Hydro Aluminum North America and Norsk Hydro North America.

Ed Conard has served as a director of STI since the completion of the 2006 Acquisition. Mr. Conard was a Managing Director of Bain Capital from 1993 to 2007. Prior to joining Bain Capital, Mr. Conard was a director of Wasserstein Perella from 1990 to 1992 where he headed the firm’s Transaction Development Group. Previously, Mr. Conard was a Vice President at Bain & Company, where he headed the firm’s operations practice and managed major client relationships in the industrial manufacturing and consumer goods industries. Mr. Conard also has experience as both a product and manufacturing engineer in the automobile industry. Mr. Conard serves on the board of directors of Broder Bros., Co., Unisource Worldwide, Inc. and Waters Corp. Mr. Conard served as a director of Innophos Holdings, Inc. from November 2006 to October 2007. Mr. Conard was selected to serve as a director of the issuer because he has had significant involvement with Sensata since the

2006 Acquisition and has specific expertise in finance, operations and industrial technology. Mr. Conard has served as a director of numerous public and private companies during his career in private equity, banking and consulting.

Paul Edgerley has served as a director of STI since the completion of the 2006 Acquisition. He is a Managing Director of Bain Capital, where he has worked since 1988. Prior to joining Bain Capital, Mr. Edgerley spent five years at Bain & Company where he worked as a consultant and a manager in the healthcare, information services, retail and automobile industries. Previously he worked for Peat Marwick Mitchell & Company. Mr. Edgerley also serves on the board of directors of Keystone Automotive Operations, Inc., Steel Dynamics, Inc., HD Supply Inc., GOME Electrical Appliances Holding Limited, MEI Conlux and Sunac Group. Mr. Edgerley was selected to serve as a director of the issuer because he has had significant involvement with Sensata since the 2006 Acquisition and has specific expertise in corporate strategy development. Mr. Edgerley has served as a director of numerous public and private companies during his career in private equity, consulting and accounting.

John Lewis has served as a director of STI since the completion of the 2006 Acquisition. John Lewis is a Partner and Chief Investment Officer of Unitas Capital. Prior to joining Chase Capital Partners in 1996, Mr. Lewis was a member of Chase Manhattan Bank’s Merchant Banking Group in Hong Kong for two years, where he was responsible for developing Chase’s direct investment business in Asia. Previously, he worked in Chase’s Merchant Banking Group in New York for four years. Mr. Lewis also serves on the board of directors of Edwards Group Ltd., KD Blue Sky Technologies Ltd. and Wuhan Kaidi Electric Power Environmental Protection Co. Ltd. Mr. Lewis was selected to serve as a director of the issuer because he has extensive experience in serving as a director of portfolio companies of Unitas Capital, and has a strong financial background.

Michael Ward has served as director of STI since the completion of the 2006 Acquisition. Mr. Ward is a Managing Director of Bain Capital and joined the firm in 2003. From 1997 through 2003 Mr. Ward was President and Chief Operating Officer of Digitas. Prior to Digitas, Mr. Ward spent four years with Bain & Company and nine years with PricewaterhouseCoopers LLP. Mr. Ward serves on the board of directors of Toys R Us and The Weather Channel. Mr. Ward was selected to serve as a director of the issuer because he has had significant involvement with Sensata since the 2006 Acquisition and has specific expertise in operations and accounting. Mr. Ward has served as a director of numerous public and private companies during his career in private equity, industry and accounting.

Stephen Zide has served as a director of STI since the completion of the 2006 Acquisition. Mr. Zide has been a Managing Director of Bain Capital since 2001 and joined the firm in 1997. From 1998 to 2000, Mr. Zide was a Managing Director of Pacific Equity Partners, a strategic partner of Bain Capital in Sydney, Australia. Prior to joining Bain Capital, Mr. Zide was a partner of the law firm of Kirkland & Ellis LLP, where he was a founding member of the New York office and specialized in representing private equity and venture capital firms. Mr. Zide also serves on the board of directors of Edcon Holdings (Proprietary) Limited, Innophos Holdings, Inc., Keystone Automotive Operations, Inc., HD Supply Inc. and The Weather Channel. Mr. Zide was selected to serve as a director of the issuer because he has had significant involvement with Sensata since the 2006 Acquisition and has specific expertise in negotiation and financing. Mr. Zide has served as a director of numerous public and private companies during his career in private equity and law.

Prior to the completion of this offering, Geert Braaksma will be appointed to serve as Vice President, Sensors Europe. See “—Existing Directors and Executive Officers” for biographical information about Mr. Braaksma.

New Directors

Set forth below is certain information relating to the individuals who were elected to issuer’s board of directors on February 26, 2010 that did not previously serve on the board of directors of STI.

Michael J. Jacobson is a director and the president of PGE Management, Inc. and Jacobson Group, Inc., both of which are real estate investment and development companies, where he has worked since 1992 and 1994, respectively. Prior to founding PGE Management, Mr. Jacobson was the President and Chief Executive Officer of Vetco Gray, Inc. from 1988 until 1991. Previously, Mr. Jacobson was a Vice President at Bain & Company,

where he worked in the health care, oil field services, steel and textile industries. From 2004 until 2007, Mr. Jacobson also served on the Springfield, Massachusetts Finance Control Board, a position to which he was appointed by former Governor Mitt Romney. Mr. Jacobson was selected to serve as a director of the issuer because of his strong financial, consulting and executive experience.

Seth Meisel is a Principal at Bain Capital, where he has worked since 1999. Prior to joining Bain Capital, Mr. Meisel worked as a consultant and manager at Mercer Management Consulting in the industrial, financial services and retail industries. Mr. Meisel serves on the board of directors of Keystone Automotive Operations, Inc. and Unisource Worldwide, Inc. Mr. Meisel was selected to serve as a director of the issuer because he has had significant involvement with Sensata since the 2006 Acquisition and has specific expertise in acquisitions and financings. Mr. Meisel has served as a director of several private companies during his career in private equity and consulting.

Charles W. Peffer was a partner of KPMG LLP and its predecessor firms from 1979 until his retirement in 2002. Mr. Peffer served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer is a director of Garmin, Ltd., NPC International, Inc. and the Commerce Funds, a family of eight mutual funds. Mr. Peffer was selected to serve on the board of directors of the issuer as a result of his extensive accounting and public company board experience.

Prior Directors and Executive Officers

Set forth below is certain information relating to the issuer’s directors as of December 31, 2009. All of these directors resigned as of February 26, 2010. Mr. Sarkis continues to serve as a director of STI.

Issuer

Geert Braaksma, 52 years old, served as a director of the issuer from the completion of the 2006 Acquisition until February 26, 2010. Mr. Braaksma has served as Vice President since January 2007. Mr. Braaksma will be appointed as Vice President, Sensors Europe prior to the completion of this offering. Mr. Braaksma served as General Manager for Europe Sensors since the completion of the 2006 Acquisition and General Manager for the S&C business of Texas Instruments since 1997. Mr. Braaksma joined Texas Instruments in 1989. Mr. Braaksma has served as Managing Director of Sensata Technologies Holland B.V, an indirect subsidiary of the issuer, since the 2006 Acquisition and, prior to the 2006 Acquisition, as Managing Director of Texas Instruments Holland B.V. since 1999.

Joep Hamers, 32 years old, served as a director of the issuer from August 2007 until February 26, 2010. Mr. Hamers has served as a director of various real estate and private equity investment vehicles since January 2006. Mr. Hamers served as an accountant to various real estate and private equity vehicles since 2005.

ANT Management (Netherlands) B.V. served as a director of the issuer from the completion of the 2006 Acquisition until February 26, 2010. ANT Management (Netherlands) B.V. is a private company with limited liability organized under the laws of the Netherlands and is a wholly-owned subsidiary of ANT Trust & Corporate Services N.V., a public company with limited liability organized under the laws of the Netherlands. ANT Management (Netherlands) B.V. provides corporate management and secretarial services to the issuer.

Prior to March 8, 2010, the issuer did not have any appointed officers. In connection with this offering, Mr. Wroe has performed the function of a chief executive officer of the issuer, Mr. Cote has performed the function of a chief financial officer of the issuer and Mr. Hureau has performed the function of a chief accounting officer of the issuer.

STI

Walid Sarkis, 40 years old, has served as a director of STI since the completion of the 2006 Acquisition. Mr. Sarkis is a Managing Director of Bain Capital, where he has worked since 1997. Prior to joining Bain Capital, Mr. Sarkis was a consultant with the Boston Consulting Group in France where he provided strategic and operational advice to companies in the consumer products and industrial goods sectors. Previously he was an officer in the French Army. Mr. Sarkis also serves as a director of Ideal Standard International, FCI S.A. and Novacap SAS.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Board Composition

Following the completion of this offering, the issuer will be deemed to be a “controlled company” under the rules of the New York Stock Exchange because more than 50% of its outstanding voting power will be held by Sensata Investment Co. See “Principal and Selling Shareholders.” The issuer intends to rely upon the “controlled company” exception to the board of directors and committee independence requirements under such stock exchange. Pursuant to this exception, the issuer will be exempt from the rules that would otherwise require that its board of directors consist of a majority of independent directors and that its compensation committee and nominating and governance committee be composed entirely of independent directors. The “controlled company” exception does not modify the independence requirements for the audit committee, and the issuer intends to comply with the requirements of the Sarbanes-Oxley Act and the New York Stock Exchange rules, which require that its audit committee consist exclusively of independent directors within one year of our initial public offering.

Prior to February 26, 2010, the issuer’s board of directors was comprised of three members, each of whom resigned on that date in connection with our conversion into a public limited liability company. These members consisted of: Messrs. Geert Braaksma and Joep Hamers and, as permitted under Dutch law, a company known as ANT Management (Netherlands) B.V. On February 26, 2010, those directors identified above who are currently serving as directors of STI (other than Ms. Sullivan, Mr. Cote and Mr. Sarkis) and Messrs. Jacobson, Meisel and Peffer were appointed to the issuer’s board of directors. Messrs. Jacobson and Peffer qualify as independent directors according to the rules and regulations of the SEC and the New York Stock Exchange with respect to audit committee membership, and we intend to add one additional new director who will also qualify as an independent director. We believe that Mr. Peffer will qualify as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K. The timing of adding a third independent director to the issuer’s board of directors is still being finalized but in any event will be made in order to comply with applicable rules and regulations of the New York Stock Exchange. We do not expect that any directors will resign in connection with adding a third independent director.

Shareholders will elect directors each year at our general meeting of shareholders. The term of office for each director will be until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Our directors may be elected by the vote of a majority of votes cast at a general meeting of shareholders provided that our board of directors has proposed the election. An appointment by the general meeting of shareholders shall be made from a list of candidates containing the names of at least two persons for each vacancy to be filled. Notwithstanding the foregoing, the general meeting of shareholders may, at all times, by a resolution passed with a two-thirds majority of the votes cast representing more than one-half of the issued capital, resolve that such list shall not be binding.

Under our articles of association and Dutch corporate law, the members of the board of directors are collectively responsible for the management, general and financial affairs and policy and strategy of our company.

Dutch law provides for a two-tier board system: a management board, comprised of executive directors, and a supervisory board, comprised of non-executive directors. In this two-tier system, the supervisory board supervises and advises the management board. All of our directors are residents of the U.S. and more accustomed to the U.S. one-tier board system. As a result, we have elected as permitted by our articles of association and Dutch law, to maintain a single-tier board of directors comprised of both executive and non-executive directors. The executive directors are primarily responsible for managing our day-to-day affairs as well as other responsibilities that have been delegated to the executive directors in accordance with our articles of association. The non-executive directors supervise the executive directors and our general affairs and provide general advice to the executive directors. Each director owes a duty to the company to properly perform the duties assigned to him and to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. Any board resolution regarding a significant change in the identity or character of the company requires shareholders’ approval.

The Chairman of the board of directors is obligated to ensure, among other things, that (i) each director receives all information about matters that he or she may deem useful or necessary in connection with the proper performance of his or her duties, (ii) each director has sufficient time for consultation and decision-making, and (iii) the board of directors and the board committees are properly constituted and functioning.

In contemplation of the completion of this offering, Mr. Wroe was appointed as both Chief Executive Officer and Chairman of the Board on March 8, 2010. In the Netherlands, legislation is pending that prohibits an executive member of the board of a Dutch limited liability company to be chairman of the board. This proposed legislation was sent to the Dutch Lower House in November 2008 for their comments and amendments. After the process of consultation with the Dutch Lower House has been completed, the proposal will be sent to the Dutch Senate. We cannot predict when or if the legislation will be finalized and implemented. If the legislation becomes effective in the Netherlands, we expect that our board of directors will appoint one of the non-executive members of the board as Chairman.

Committees of the Board of Directors

Following the 2006 Acquisition, the board of directors of STI established an audit committee and an executive, compensation and governance committee. The audit committee oversees the financial reporting process and is concerned with compliance with accounting policies, legal requirements and internal controls. It interacts with and evaluates the effectiveness of the external and internal audit process and reviews compliance with STI’s code of conduct. The audit committee is comprised of Messrs. Ward and Zide, with Mr. Ward acting as the audit committee chairman. The STI board has determined that Mr. Ward is an audit committee financial expert under the rules of the SEC. The audit committee meets with senior management, which includes the chief executive officer and the chief financial officer, at least four times a year. The external and internal auditors attend these meetings and have unrestricted access to the audit committee and its chairman. The executive, compensation and governance committee is comprised of Messrs. Ward and Zide. The executive, compensation and governance committee is responsible for reviewing and approving the compensation for the officers and Named Executive Officers. The executive, compensation and governance committee reviews the overall compensation philosophy and objectives on an annual basis.

Prior to the completion of this offering, the issuer will establish an audit committee, a compensation committee and a nominating and governance committee and will adopt written charters for each of these committees, which, following this offering, will be available on our website. The composition, duties and responsibilities of these committees are set forth below. Committee members hold office for a term of one year. In the future, our board may establish other committees, as it deems appropriate, to assist with its responsibilities.

Audit Committee

Upon completion of this offering, the audit committee will be responsible for (1) recommending the appointment, retention, termination and compensation of our independent auditors to our shareholders, (2) approving the overall scope of the audit, (3) assisting the board in monitoring the integrity of our financial statements, the independent auditors’ qualifications and independence, the performance of our independent auditors and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing our independent auditors’ report describing the auditing firms’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of our auditing firm, (5) discussing our annual audited financial and quarterly statements with management and our independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies from time to time, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and our independent auditor, (9) reviewing with our independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of our independent auditors, (11) handling such other matters that are specifically delegated to the audit committee by the board of directors from time to time and (12) reporting regularly to the full board of directors.

Prior to the completion of this offering, Messrs. Jacobson, Peffer and Ward will be appointed to the audit committee. Messrs. Jacobson and Peffer each qualifies as an independent director according to the rules and regulations of the SEC and the New York Stock Exchange with respect to audit committee membership, and we believe that Mr. Peffer will qualify as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K. We expect to add one additional independent director to our audit committee in order to comply with applicable rules and regulations of the New York Stock Exchange. In that regard, at least one additional independent director will need to be added to our audit committee within one year after the effective date of the registration statement of which this prospectus is a part.

Compensation Committee

Upon the completion of this offering, the compensation committee will be responsible for (1) reviewing compensation policies, plans and programs, (2) reviewing and approving the compensation of our executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (4) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans and (6) such other matters that are specifically delegated to the compensation committee by the board of directors from time to time. Prior to the completion of this offering, Messrs. Ward and Zide will be appointed to the compensation committee.

Nominating and Governance Committee

Our nominating and governance committee’s purpose will be to assist our board of directors by identifying individuals qualified to become members of our board of directors consistent with criteria set by our board of directors and to develop our corporate governance principles. Upon the completion of this offering, this committee’s responsibilities will include: (1) evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees, (2) establishing a policy for considering shareholder nominees for election to our board of directors, (3) evaluating and recommending candidates for election to our board of directors, (4) overseeing the performance and self-evaluation process of our board of directors and developing continuing education programs for our directors, (5) reviewing our corporate governance principles and providing recommendations to the board of directors regarding possible changes and (6) reviewing and monitoring compliance with our code of ethics and our insider trading policy. Prior to the completion of this offering, Messrs. Edgerley, Lewis, Ward and Wroe will be appointed to the nominating and governance committee.

Code of Ethics

Prior to the completion of this offering, we plan to adopt a code of ethics that will apply to our principal executive, financial and accounting officers and all persons performing similar functions. Following the completion of this offering, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our code of ethics that apply to our principal executive, financial and accounting officers by posting such information on our website.

EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, consideration, expectation and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Discussion and Analysis

Since the 2006 Acquisition, our business has been managed under the direction of the board of directors and executive officers of our principal operating subsidiary, STI. To date, the issuer has served as a holding company and has not engaged in any meaningful activities other than in that capacity. In contemplation of the completion of this offering, all of the executive officers of STI identified as such in the section entitled “Management” included elsewhere in this prospectus were appointed to serve in the same capacity with the issuer. However, none of such executive officers of STI will become employees of the issuer. All of such executive officers of STI will remain employees of STI in light of all such executive officers being residents of the United States.

This Compensation Discussion and Analysis section describes the material elements of STI’s compensation programs for its executives, including the Named Executive Officers as listed in the Summary Compensation Table below. This section also provides an overview of STI’s executive compensation philosophy and analyzes how and why the compensation committee arrives at specific compensation decisions and policies.

Prior to the completion of this offering, the issuer will establish a compensation committee and will adopt a written charter for such committee, which will be available on our website after the completion of this offering. Members of such committee will hold office for terms of one year. The executive compensation philosophy and how and why the committee will arrive at specific compensation decisions and policies is expected to be substantially similar to those of STI set forth below.

Compensation Philosophy and Objectives

Our philosophy in establishing compensation policies for our officers and executive officers, including the Named Executive Officers, is to align compensation with our strategic goals and our sponsors’ growth objectives, while concurrently providing competitive compensation that enables us to attract and retain highly qualified executives.

The primary objectives of our compensation policies for officers and executive officers, including Named Executive Officers, are to:

•	attract and retain officers and executive officers by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding personal performance;

•	achieve our long-term value creation objectives as outlined by our sponsors;

•	promote and reward the achievement of short-term objectives; and

•

align the interests of our officers and executive officers, including our Named Executive Officers, with those of the Company by making long-term incentive compensation dependent upon financial performance.

Executive compensation is based on our pay-for-performance philosophy, which emphasizes both company and individual performance measures that correlate closely with the achievement of both short-and long-term performance objectives as set by the Sponsors. To motivate our officers and executive officers, including our

Named Executive Officers, we focus primarily on equity compensation that is tied directly to long-term value creation goals. Additionally, we provide competitive cash compensation rewards to our officers and executive officers, including our Named Executive Officers, that focus on the achievement of short-term objectives.

By design, our base salaries are below market, offset by the longer term potential value of the equity compensation, and by the opportunity for annual incentive bonuses and participation in a profit-sharing program.

For years in which we perform well, the officers and executive officers, including the Named Executive Officers, can earn additional compensation under our performance-based annual bonus and profit-sharing plans such that the officers’ total annual cash compensation meets or exceeds the median annual cash compensation paid by comparable companies. See the “Cash Compensation” section below for additional information. We believe putting a portion of our executives’ total cash compensation at risk encourages our executives to strive to meet the overall performance goals of the Company as well as their individual performance goals.

We conduct an annual benchmark review of our executive compensation based on two sources. These sources include:

•

the Benchmark and Executive Surveys Overall Practices Report published by Radford, an AON Company, which reviews executive compensation of approximately 700 participating companies, primarily technology, covering base salary, incentives, stock and total cash/total direct compensation; and

•

the Towers Perrin Compensation Data Bank (CDB) Executive Compensation Database, which reviews executive compensation of approximately 800 participating companies and focuses on total direct compensation comprised of salary, bonus and long-term incentives.

Using a simple average of these two surveys, we benchmark our base salary and annual bonus against the median base and total cash compensation for the approximately 200 participating companies with revenues from $1 billion to $3 billion. A complete list of the 200 companies that we used to benchmark our base salary and annual bonus is attached to this prospectus as Exhibit A.

Role of the Executive, Compensation and Governance Committee

The executive, compensation and governance committee of the board of directors of STI, or “compensation committee” in this context, is composed of two members of the board of directors of STI, Michael Ward and Stephen Zide. Until the closing of this offering, the compensation committee is responsible for reviewing and approving the compensation for the officers and Named Executive Officers. The compensation committee reviews the overall compensation philosophy and objectives on an annual basis.

Role of Officers in Determining Compensation

We expect that the Chief Executive Officer and Senior Vice President, Human Resources will provide analysis and recommendations on compensation issues and attend meetings of the compensation committee, as requested by the compensation committee. We have a Vice President of Total Rewards, who provides available resources and analysis for making compensation recommendations to the compensation committee. The compensation committee may meet in executive session without any executive officers present.

Components of Compensation

Compensation for the officers and executive officers, including Named Executive Officers, consists of the following components:

Cash Compensation

Our officers and executive officers, including our Named Executive Officers, receive annual cash compensation in the form of base salary, annual incentive bonuses and profit sharing which collectively constitute the executive’s total annual cash compensation. The levels of total annual cash compensation are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions. Total annual cash compensation for each position is targeted at the “market value” for that position as measured by our annual benchmark review described above.

We maintain base salaries, which are the fixed component of annual cash compensation, below market value, thereby putting a larger portion of the executive’s total annual cash compensation at risk. Annual incentive awards (the annual incentive bonus and profit sharing) are targeted at a level that, when combined with base salaries, should yield total annual cash compensation that approximates market value when the Company, operating units and individuals meet performance goals. Accordingly, when our financial performance exceeds our applicable annual targets and individual performance contributes to meeting our objectives, total annual cash compensation for a position generally should exceed the position’s market value. Conversely, when our financial performance does not meet targets and/or individual performance does not have a favorable impact on our objectives, total annual cash compensation generally should be below market levels.

Base Salary. Base salary for officers and executive officers, including Named Executive Officers, is established based on the individual’s scope of responsibilities, taking into account competitive market compensation paid by other companies to executives in similar positions. We believe that executive base salaries should be targeted around the 90th percentile of the median range of salaries paid to executives with similar responsibilities and in similar positions with comparable companies, as measured by our annual benchmark review described above. The base salaries for our Named Executive Officers are at the following percentiles: Thomas Wroe, 72%; Jeffrey Cote, 93%; Martha Sullivan, 86%; Martin Carter, 93% (hired December 2009); Steve Major, 74%; and Richard Dane, 86%. Those below 90% reflect our strategy of moving their base salary over time. This strategy was adopted after our divestiture from Texas Instruments to align the new positions of our Named Executive Officers with base salaries of a stand-alone company and will be completed in 2010. Mr. Cote was hired by the Company in early 2007 and Mr. Martin was hired by the Company in late 2009 and their base salaries are in line with our strategy to pay newly hired executives around the 90th percentile of the median range of salaries. Base salaries are reviewed annually taking into account each individual’s responsibilities and their alignment with competitive market position and the base salaries paid by other comparable companies to executives in similar positions.

Annual adjustments to an executive base salary take into account:

•	individual performance (based on achievement of pre-determined goals and objectives);

•	market position versus the 90th percentile of the market median;

•	our ability to pay increases; and

•	internal equity.

In 2008, in keeping with our strategy, we paid base salaries for our officers and executive officers, including our Named Executive Officers, below the median level of salaries for executives in similar positions in comparable companies. The base increases received in 2008 were: Thomas Wroe, 15%; Jeffrey Cote, 6.3%; Martha Sullivan, 9.1%; Steve Major, 8.7%; and Richard Dane, 9%. All of these increases were determined based on their individual performance and market position. Individual performance is assessed annually by the Chief Executive Officer, the board of directors and the compensation committee.

The 2008 base increase for Thomas Wroe, Jeffrey Cote, Martha Sullivan, Steve Major and Richard Dane were based on an evaluation of their base salary relative to market base compensation and their individual contributions. Their individual contributions are summarized below:

Thomas Wroe:

—	Delivered greater than $337 million of Adjusted EBITDA in 2007
—	Achieved year-end cash balance of greater than $100 million, excluding proceeds from financing associated with and cash used for acquisitions
—	Continued to build the Sensata brand through customer relationships and ensuring university and community relationships were sustained

Jeffrey Cote:

—	Built a stand-alone global financial reporting system
—	Achieved year-end cash balance of greater than $100 million, excluding proceeds from financing associated with and cash used for acquisitions
—	Established robust financial compliance systems and protocols

Martha Sullivan:

—	Delivered customer satisfaction by reducing Not-on-Time Delivery from 4.7% in 2006 to 2.9% in 2007
—	Invested $36 million in research and development during 2007
—	Continued accelerating growth in revenue from Asia with $347 million in net revenue generated in 2007

Steve Major:

—	Delivered $883 million in net revenue for our sensors segment during 2007
—	Delivered $242 million in Adjusted EBITDA for our sensors segment during 2007
—	Executed on organic new business opportunities

Richard Dane:

—	Achieved $20 million of material cost improvement excluding commodity prices in 2007
—	Successfully managed worldwide manufacturing capacity to customer demand
—	Successfully relocated manufacturing product lines to lower cost regions without impact to customer demand

In 2009, due to the economic downturn, we maintained all base salaries at 2008 levels for our officers and executive officers, including our Named Executive Officers.

Annual Incentive Bonus. Annual incentive bonuses are used to provide compensation to officers and executive officers, including Named Executive Officers, which is tied directly to our annual Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain other costs as defined in the Senior Secured Credit Facility) growth goal, which is aligned with our Sponsors’ growth objectives. If we meet our Adjusted EBITDA growth goal, then we pay out 100% of the pre-determined bonus pool. If we exceed our Adjusted EBITDA growth goal, then we pay out more than 100% of the pre-determined bonus pool, and if we fall short of our Adjusted EBITDA growth goal, we pay out less than 100% of the pre-determined bonus pool. We expect the payout percentages relative to our performance scale to be determined by the Chief Executive Officer and reviewed and approved by the compensation committee at the beginning of each year. The performance target for the Chief Executive Officer is set by the compensation committee based on comparables supplied by the Vice President of Total Rewards and the amount of the annual incentive bonus to be paid to the Chief Executive Officer is determined by the compensation committee based on our achievement of our Adjusted EBITDA growth goal, as such targets may be adjusted by the compensation committee, with input provided by the Chief Executive Officer. For 2009, based on our 2009 performance, we did not pay annual incentive bonus for our officers and executive officers, including our Named Executive Officers, since we fell below our performance target.

Depending on our performance relative to the pre-determined incentive Adjusted EBITDA target of $371.8 million for the plan year 2009, the actual cash bonus for these executive officers can be less than or greater than their target cash bonuses. The incentive bonus is not funded if our incentive Adjusted EBITDA for the year is below a threshold of 92% of the incentive Adjusted EBITDA target, 40% of the target cash bonus is funded if our Adjusted EBITDA for the year is 92% of the incentive Adjusted EBITDA target, 80% of the target cash bonus is funded if our incentive Adjusted EBITDA for the year is 96% of the incentive Adjusted EBITDA target, 100% of the target cash bonus is funded if our incentive Adjusted EBITDA for the year is 100% of the incentive Adjusted EBITDA target and 152% of the target cash bonus is funded if our incentive Adjusted EBITDA for the year is 108% of the incentive Adjusted EBITDA target. As such, for the first 4%, each 1% increase or decrease in incentive Adjusted EBITDA relative to the target incentive Adjusted EBITDA results in a 5% increase or 4% decrease in the funded bonus. At 5%, each 1% increase or decrease in incentive Adjusted EBITDA relative to the target incentive Adjusted EBITDA results in a 8% increase or decrease in the funded bonus.

Profit Sharing. We also provide annual cash incentives to all of our employees, including our Named Executive Officers, through a profit sharing program. The profit-sharing program is tied directly to our annual Adjusted EBITDA growth goal. Payout of this incentive is based on base earnings. The Chief Executive Officer, with the compensation committee, determines the Adjusted EBITDA growth goals for the year and sets the corresponding payout. If we exceed our Adjusted EBITDA goal, then we pay out more than 100% of the pre-determined profit sharing pool, and if we fall short of our Adjusted EBITDA goal, we pay out less than 100% of the pre-determined profit sharing pool. Profit-sharing incentives are paid in February based on the previous year’s Adjusted EBITDA results. For 2009, based on our 2009 performance, we did not pay any profit-sharing cash incentives to our employees, including Named Executive Officers, since we fell below our performance target.

Equity Compensation

Upon completion of the 2006 Acquisition, officers and executive officers, including Named Executive Officers, were granted equity awards. Equity awards were granted pursuant to the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Option Plan as a primary incentive to achieve growth goals and retain executive talent. Also, in connection with the 2006 Acquisition, all employees who previously held Texas Instruments restricted stock were granted restricted stock pursuant to the First Amended and Restated Sensata Technologies Holding B.V. 2006 Securities Purchase Plan. Equity compensation is granted as a long-term, non-cash incentive and as a means to align the long-term interests of executives.

Options. Pursuant to the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Option Plan, or the “2006 Option Plan,” we may elect to award non-qualified options, subject to review by the Chief Executive Officer and compensation committee. All awards are in the form of options exercisable for ordinary shares and a fixed amount of ordinary shares has been reserved for issuance under this plan. All awards of options under the plan are subject to time-based vesting and will vest over a period of five years, 40% vesting in years one and two, 60% vesting year three, 80% vesting year four and 100% vesting year five. Certain options are, in addition to time vesting, subject to performance vesting upon the completion of a liquidity event, which is defined to be a sale or an initial public offering that results in specified returns of two times the Sponsor’s investment. Options granted under this plan are generally not transferable by the optionee. Except as otherwise provided in specific option award agreements, options that are fully vested expire 60 days after termination of the optionee’s employment for any reason other than termination for cause (in which case the options expire on the optionee’s termination date) or due to death or disability (in which case the options expire on the date that is as much as six months after the optionee’s termination date). In addition, except as otherwise provided in specific award agreements, any securities issued to an optionee upon an exercise of an option granted under the 2006 Option Plan are subject to repurchase upon termination of the optionee’s employment. The repurchase right terminates on the first to occur of a “change in control” or an “initial public offering” (as such terms are defined in the 2006 Option Plan) and will terminate upon completion of this offering. Any optionee who exercises an option awarded under the 2006 Option Plan automatically becomes subject to the Management Securityholders Addendum to the plan that provides additional terms and conditions upon which the optionee may hold the securities. The term of all options granted under this plan may not exceed ten years. During the three months ended September 30, 2009, we amended the 2006 Option Plan to increase the ordinary shares reserved for issuance and to change the vesting rules by eliminating the Tranche 3 performance level requirement and changing the performance measure of Tranche 3 options to that of the Tranche 2 options. This performance target represents a return on investment to the Sponsor prior to and in connection with an initial public offering which is at least two (2) times the Sponsors’ investment prior to such initial public offering. The performance target will be achieved if the per share offering price in this offering is approximately $11.60 or greater, depending on the date this offering is completed. As a result of the existing economic environment, the option plans were modified to create an incentive for holders of the options. In effect, Tranche 3 options were converted to Tranche 2 options. In addition, the vesting provisions changed from cliff-vesting over a five-year period of 0%, 40%, 20%, 20%, 20% to straight-line vesting over a five-year period at 20% per year. We implemented this amendment to the vesting term to more closely align our vesting conditions to public companies of similar size in terms of revenue and within similar industries. We examined companies such as AMETEK, Inc., Amphenol Corporation, Analog Devices, Inc. and FLIR Systems, Inc. in making this vesting change. The vesting schedule for these companies is shown in the table below.

Company	Stock Option Vesting Schedule
AMETEK, Inc.	25% over 4 years (straight-line)
Amphenol Corporation	20% over 5 years (straight-line)
Analog Devices, Inc.	20% over 5 years (straight-line)
FLIR Systems, Inc.	3 years-Earnings Per Share Performance Vesting

On September 4, 2009, we issued Tranche 1 options to each of the following Named Executive Officers: Thomas Wroe, 225,000; Jeffrey Cote, 250,000; and Martha Sullivan, 200,000. The board of directors determined that the exercise price of the options granted on September 4, 2009 was established at less than the fair market value of the underlying shares. The exercise price of these options was reset on December 8, 2009 to $14.80, the fair market value of the ordinary shares on September 4, 2009. All other terms and provisions of the options granted, including the dates of vesting, remained unchanged and in full force and effect. In addition, on December 9, 2009, we issued restricted securities to each of the following Named Executive Officers: Thomas Wroe, 83,600; Jeffrey Cote, 92,900; and Martha Sullivan, 74,300. These restricted securities will vest on a straight-line basis over a five-year period at 20% per year. On December 9, 2009, we also issued 116,667 Tranche 1 and 233,333 Tranche 2 options to Martin Carter in consideration of his compensation and experience.

The number of options and restricted securities issued to each Named Executive Officer was intended to serve as compensation for the Named Executive Officer’s performance during fiscal year 2009, an incentive for the Named Executive Officer to sustain his or her level of performance in the future, and as a retention mechanism. The Chief Executive Officer and the compensation committee (or the board of directors of STI with respect to the grant made to the Chief Executive Officer) together determined the number of options and restricted securities to be issued to each Named Executive Officer. The Chief Executive Officer, the compensation committee and the board of directors considered several factors and applied significant judgment in determining the size of these grants. The grants were not calculated based on a pre-determined set of criteria. However, factors considered included our financial performance, as measured by Adjusted EBITDA, during fiscal year 2009 through the date of grant, restructuring activities and other cost savings initiatives implemented during fiscal year 2009 which contributed to the fiscal year 2009 Adjusted EBITDA of $325.1 million, continued compliance with our debt covenants, as required under the Senior Secured Credit Facility, at each quarter-end date throughout fiscal year 2009, the accomplishments of each Named Executive Officer’s business or functional area of responsibility, and the expected value of the grant relative to the Named Executive Officer’s annual total compensation.

The table below sets forth as of December 31, 2009 for each of the Named Executive Officers those options that will vest upon the completion of this offering assuming the achievement of the performance target:

Name	Number of Securities
Thomas Wroe	776,998
Jeffrey Cote	317,333
Martha Sullivan	651,677
Steve Major	275,709
Richard Dane	350,902
Martin Carter	—

All options that are subject only to time vesting are deemed fully vested upon consummation of a “change in control” (as defined in the 2006 Option Plan). All options subject to performance vesting expire upon consummation of a “change in control” or “initial public offering” (as defined in the 2006 Option Plan) to the extent they do not otherwise performance vest in connection with the “change in control” or “initial public offering,” as applicable. This offering will qualify as an “initial public offering” under the 2006 Option Plan.

Restricted Stock. Pursuant to the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Securities Purchase Plan, or the “2006 Purchase Plan,” we may award certain restricted securities, subject to review by the Chief Executive Officer and compensation committee. All awards of restricted securities are in the form of ordinary shares. Our board of directors may authorize awards under this plan at its discretion from time to time. Our board of directors may also sell restricted securities to any participant in this plan at prices the board may determine at its sole discretion. Restricted securities granted under this plan are generally not transferable by the recipient of the securities. Restricted securities that have not vested are subject to forfeiture upon termination of the recipient’s employment for any reason other than involuntary retirement, death or disability. In addition, except as otherwise provided in specific award agreements, any restricted securities granted under the plan that have vested are subject to repurchase, at our option, upon termination of the recipient’s employment at a price equal to fair market value as determined by the board of directors. This repurchase right terminates on the first to occur of a “change in control” or an “initial public offering” (as such terms are defined in the 2006 Purchase Plan) and will terminate upon completion of this offering. Any recipient of restricted securities under the 2006 Option Plan, either by award or purchase, automatically becomes subject to the Management Securityholders Addendum to the 2006 Option Plan, which provides additional terms and conditions upon which the recipient may hold the restricted securities.

For purposes of both the 2006 Option Plan and the 2006 Purchase Plan, a “change in control” generally means (i) any transaction or series of transactions following which our Sponsors or their respective affiliates cease to have more than 50% of the total voting power or economic interest in us or our parent, and (ii) a sale or disposition of all or substantially all of the assets of our parent, us and our subsidiaries on a consolidated basis, provided that such transaction shall be considered a “change in control” if as a result the Sponsors cease to have the power to elect a majority of the board. An “initial public offering” generally means an initial public offering of our ordinary shares pursuant to an offering registered under the Dutch Act on the Supervision of Securities Transactions 1995 (Wet toezicht effectenverkeer 1995), the Securities Act or any similar securities law applicable outside of the Netherlands or the United States.

Retirement and Other Benefits. The Named Executive Officers are eligible to participate in the retirement and benefit programs as described below. The compensation committee reviews the overall cost to the Company of the various programs generally when changes are proposed. The compensation committee believes the benefits provided by these programs are important factors in attracting and retaining officers and executive officers, including the Named Executive Officers.

Pension Plan. As part of their post-employment compensation, Ms. Sullivan, Mr. Major and Mr. Dane participate in the Sensata Technologies Employees Pension Plan. All retirement plans provided for employees duplicate benefits provided previously to participants under plans sponsored by Texas Instruments, and recognize prior service with Texas Instruments.

The benefits under the qualified benefit pension plan (“pension plan”) are determined using a formula based upon years of service and the highest five consecutive years of compensation. Texas Instruments closed the pension plan to participants hired after November 1997. In addition, participants eligible to retire under the Texas Instruments plan as of April 26, 2006 were given the option of continuing to participate in the pension plan. See the “Pension Benefits” section for more information on the benefits and terms and conditions of our pension plan.

Supplemental Benefit Pension Plan. The Sensata Technologies Supplemental Benefit Pension Plan is a nonqualified benefit payable to participants that represents the difference between the vested benefit actually payable under the Sensata Technologies Employees Pension Plan at the time the participant’s benefit payment(s) commences under this Supplemental Benefit Pension Plan and the vested benefit that would be payable under the Sensata Technologies Employees Pension Plan had there been no qualified compensation limit.

401(k) Savings Plans. The Named Executive Officers are eligible to participate in these plans on the same basis as all other eligible employees. The type of plan in which a person participates depends on his or her previous employment with Texas Instruments and whether the individual participates in the Texas Instruments Pension Plan or the Sensata Technologies Employees Pension Plan. Beginning in 2009, the matching of employees’ contributions under both 401(k) Savings Plans is discretionary and based on the financial performance of the Company.

Plan A: Dollar for Dollar Matching

•	For new employees, we match dollar for dollar up to 4% of the employee’s contribution. Mr. Wroe, Mr. Cote and Mr. Carter are participants in this plan.

•

For employees who chose in 1998 to stop participation in the Texas Instruments Pension Plan, we match dollar for dollar up to 4% of the employee’s contributions. For these employees, in addition to matching the employee’s contributions up to 4%, we also contribute 2% of the employee’s eligible earnings to the plan.

Plan B: Fifty Cents per Dollar Matching

•

For employees who transferred to the Sensata Technologies Employees Pension Plan from the Texas Instruments Pension Plan (but did not retire under), we match $0.50 per $1.00 contributed by the employee, up to 4% of the employee’s contribution. These employees participate in the Sensata Technologies Employees Pension Plan. Ms. Sullivan, Mr. Major and Mr. Dane are participants in this plan.

In 2009, based on the judgment of our Chief Executive Officer, the board of directors and the compensation committee regarding our financial performance, we matched the contributions by employees on a dollar-for-dollar basis to our U.S. 401(k) Savings Plans as described above. The decision to match was based on the achievement of Adjusted EBITDA of $325.1 million in 2009 compared to $348.4 million in 2008. The decrease in Adjusted EBITDA of 6.7% was considered a significant accomplishment in light of a corresponding decline in net revenue of 25.4% over the same time period as a result of the overall global recessionary environment that continued throughout 2009.

Health and Welfare Plans. We provide medical, dental, vision, life insurance and disability benefits to all eligible non-contractual employees. The Named Executive Officers are eligible to participate in these benefits on the same basis as all other employees.

Post-Employment Medical Plan. In general, employees, including executive officers, with 20 or more years of service, including time worked at Texas Instruments, are eligible for Retiree Health & Dental benefits from us.

Individuals hired on or after January 1, 2007 and individuals who retired from Texas Instruments, including Mr. Wroe, are not eligible for Retiree Health & Dental benefits from Sensata. Ms. Sullivan, Mr. Cote, Mr. Carter, Mr. Major and Mr. Dane are eligible for this plan.

Perquisites. In addition to the components of compensation discussed above, we offer perquisites to our executive officers group, including the Named Executive Officers, in the form of financial counseling. See the “Summary Compensation Table” below for a listing of the reportable perquisites for the Named Executive Officers.

Employment Agreements, Change-In-Control Provisions and One-Time Payments

We have employment agreements in place with all of our Named Executive Officers. The agreements are for a one-year term, automatically renewing for successive additional one-year terms. Each Named Executive Officer is entitled to an annual base salary and is eligible to earn an annual incentive bonus and participate in profit sharing in an amount equal to a certain percentage of his or her annual base salary, as previously described. If any Named Executive Officer, other than Mr. Wroe, is terminated without “cause” or if the Named Executive Officer terminates his or her employment for “good reason” during the employment term, then the Named Executive Officer will be entitled to a severance payment equal to one year of his or her annual base salary rate plus an amount equal to the average of the Named Executive Officer’s annual bonus for the two years preceding his or her termination. If Mr. Wroe is terminated without “cause” or Mr. Wroe terminates his employment for “good reason” during his employment term, Mr. Wroe will be entitled to a severance payment equal to two years of his annual base salary rate plus an amount equal to the annual bonus payments Mr. Wroe received for the two years preceding his termination.

Under the employment agreements, “cause” means one or more of the following: (i) the indictment for a felony or other crime involving moral turpitude or the commission of any other act or any omission to act involving fraud with respect to the issuer or any of its subsidiaries or any of their customers or suppliers; (ii) any act or any omission to act involving dishonesty or disloyalty which causes, or in the good faith judgment of STI’s board of directors would be reasonably likely to cause, material harm (including reputational harm) to the issuer or any of its subsidiaries or any of their customers or suppliers; (iii) any (A) repeated abuse of alcohol or (B) abuse of controlled substances, in either case, that adversely affects the Named Executive’s work performance (and, in the case of clause (A), continues to occur at any time more than 30 days after the Named Executive has been given written notice thereof) or brings the issuer or its subsidiaries into public disgrace or disrepute; (iv) the failure by the Named Executive to substantially perform duties as reasonably directed by STI’s board of directors or the Named Executive Officer’s supervisor(s), which non-performance remains uncured for 10 days after written notice thereof is given to the Named Executive; (v) willful misconduct with respect to the issuer or any of its subsidiaries, which misconducts causes, or in the good faith judgment of STI’s board of directors would be reasonably likely to cause, material harm (including reputational harm) to the issuer or any of its subsidiaries; or (vi) any breach by the Named Executive of certain provisions of the employment agreements or any other material breach of the employment agreements, the 2006 Purchase Plan or 2006 Option Plan.

Under the employment agreements, “good reason” means the Named Executive Officer resigns from employment with STI and its subsidiaries prior to the end of the term of his or her employment agreement as a result of one or more of the following reasons: (i) any reduction in base salary or bonus opportunity, without prior consent, in either case other than any reduction which (A) is generally applicable to senior leadership team executives of STI and (B) does not exceed 15% of the Named Executive Officer’s base salary and bonus opportunity in the aggregate; (ii) any material breach by the issuer or any of its subsidiaries of any agreement with the Named Executive Officer; (iii) a change in principal office without prior consent to a location that is more than 50 miles from the Named Executive Officer’s principal office on the date hereof; (iv) delivery by STI of a notice of non-renewal of the term of the employment agreement; or (v) in the case of Mr. Wroe’s and Ms. Sullivan’s agreements, a material diminution in job responsibilities without prior consent; provided that any such reason was not cured by STI within 30 days after delivery of written notice thereof to STI; and further provided that, in each case, written notice of a Named Executive Officer’s resignation with good reason must be delivered to STI within 30 days after the Named Executive Officer has actual knowledge of the occurrence of any such event in order for the Named Executive Officer’s resignation with good reason to be effective thereunder.

We believe that these agreements serve to maintain the focus of our Named Executive Officers and ensure that their attention, efforts and commitment are aligned with maximizing our success. These agreements avoid distractions involving executive management that arise when our board of directors is considering possible strategic transactions involving a change in control and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction.

For more information regarding change-in-control arrangements, please refer to “Compensation Discussion and Analysis—Potential Payments upon Termination or a Change in Control.”

Executive Compensation and Governance Committee Interlocks and Insider Participation

Messers. Ward and Zide, who each serve as a director on the board of directors of STI, comprise the executive compensation and governance committee. None of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other third-party entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee or any board committee of any of our subsidiaries.

Summary Compensation Table

The following table sets forth information required under applicable SEC rules about the compensation for the fiscal years ended December 31, 2009, 2008 and 2007 of (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our four most highly compensated other executive officers who were serving as officers on December 31, 2009 (collectively, the “Named Executive Officers”).

For more information about the components of total compensation, please refer to:

•	“Compensation Discussion and Analysis—Components of Compensation—Cash Compensation” for information about salary, bonus and other non-equity incentives;

•	“Compensation Discussion and Analysis—Components of Compensation—Equity Compensation” for information about awards of restricted securities and options;

•	“Compensation Discussion and Analysis—Components of Compensation—Retirement and Other Benefits” for information about pension and other retirement programs; and

•	“Compensation Discussion and Analysis—Employment Agreements, Change-In-Control Provisions and One-Time Payments” for information about our other compensation.

Name & Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas Wroe	2009	$575,040	$—	$1,461,328	$2,163,150	$—	$33,742	$4,233,260
Chief Executive Officer	2008	568,802	—	—	—	—	23,591	592,393
	2007	495,878	750,000	—	—	—	79,512	1,325,390

Jeffrey Cote	2009	$372,000	$—	$1,623,892	$2,403,500	$—	$10,459	$4,409,851
Chief Financial Officer	2008	370,174	—	—	—	—	9,857	380,031
	2007	350,040	375,000	—	1,881,445	—	489,637	3,096,122

Martha Sullivan	2009	$420,000	$—	$1,298,764	$1,922,800	$348,046	$19,751	$4,009,361
Chief Operating Officer	2008	417,098	—	—	—	111,910	18,828	547,836
	2007	382,165	300,000	—	—	242,116	57,276	981,557

Martin Carter	2009	$27,085	$—	$—	$2,360,167	$—	$—	$2,387,252
Senior Vice President, Controls

Steve Major	2009	$276,480	$—	$—	$—	$215,367	$556	$492,403
Senior Vice President, Sensors	2008	274,643	—	—	—	90,359	18,674	383,676
	2007	252,650	185,000	—	—	143,342	38,662	619,654

Richard Dane, Jr.	2009	$236,616	$—	$—	$—	$174,176	$20,842	$431,634
Senior Vice President, Global Operations	2008	234,993	—	—	—	91,330	16,897	343,220
	2007	215,588	72,000	—	—	138,881	35,599	462,068

(1)	The increase in base salary from 2008 to 2009 reflects the fact that 2008 base salary increases became effective on February 1, 2008. As a result of the February 1, 2008 effective date, the base salary in 2009 is higher than 2008 because it reflects the higher base salary for a 12 month period in 2009 versus an 11 month period in 2008.
(2)	Represents the aggregate grant date fair value of restricted stock unit awards granted in December 31, 2009, 2008 and 2007. See Note 14 to the audited consolidated financial statements included elsewhere within this prospectus for further discussion of the relevant assumptions used in calculating the grant date fair value.

(3)	Represents the aggregate grant date fair value of option awards granted in the years ended December 31, 2009, 2008 and 2007, computed in accordance with applicable accounting guidelines as follows:

	12/9/2009		9/4/2009	3/28/2007
	Tranche 1	Tranche 2	Tranche 1	Tranche 1	Tranche 2	Tranche 3
Expected dividend yield	0%	0%	0%	0%	0%	0%
Expected volatility	35%	35%	35%	25%	25%	25%
Risk-free interest rate	2.74%	0.17%	2.92%	4.70%	4.70%	4.70%
Expected term (years)	6.6	6.6	6.5	6.6	6.6	6.6
Exercise price	$17.48	$17.48	$7.00	$7.30	$7.30	$7.30
Fair value per share of underlying shares	$17.48	$17.48	$14.80	$7.30	$7.30	$7.30
Market condition	—	2 times Initial Sponsor Investment		—	2 times Initial Sponsor Investment	2.5 times Initial Sponsor Investment
Assumed time to liquidity event (years)	—	0.56	—	—	3-5 years	3-5 years
Probability IPO vs. disposition	—	70% / 30%	—	—	70% / 30%	70% / 30%

(4)	Reflects the actuarial increase in the pension value provided under the Employees Pension Plan and the Supplemental Pension Plan.
(5)	The table below presents an itemized account of “All Other Compensation” provided to our Named Executive Officers, regardless of the amount and any minimal thresholds provided under the SEC rules and regulations.

Name	Fiscal Year	Financial Counseling ($)(1)	Insurance Premium Contributions ($)(2)	Matching Contributions to 401(k) Plan ($)	Profit Sharing Payments ($)	Payments for Unused Vacation Time ($)	Housing Allowance	Signing Bonus
Thomas Wroe	2009	$14,065	$1,379	$9,800	$—	$—	$8,498	$—
	2008	13,520	871	9,200	—	—	—	—
	2007	22,425	793	9,000	47,294	—	—	—

Jeffrey Cote	2009	$—	$659	$9,800	$—	$—	$—	$—
	2008	—	657	9,200	—	—	—	—
	2007	—	635	9,000	30,002	—	—	450,000

Martha Sullivan	2009	$14,065	$786	$4,900	$—	$—	$—	$—
	2008	13,520	708	4,600	—	—	—	—
	2007	13,000	670	4,500	31,108	7,998	—	—

Martin Carter	2009	$—	$—	$—	$—	$—	$—	$—

Steve Major	2009	$—	$556	$—	$—	$—	$—	$—
	2008	13,520	554	4,600	—	—	—	—
	2007	13,000	530	4,500	20,632	—	—	—

Richard Dane	2009	$14,065	$514	$4,762	$—	$1,501	$—	$—
	2008	13,520	511	2,866	—	—	—	—
	2007	13,000	490	2,256	13,779	6,074	—	—

(1)	Represents payments made by us in connection with financial and legal counseling provided to each of our Named Executive Officers.
(2)

Represents payments made by us in respect of travel and accident insurance policies and premiums on behalf of each of our Named Executive Officers. The amounts also include payments made by us when an individual chooses to “opt-out” of our benefit plans. For 2009, opt-out payments were made in the amount of $500 to Mr. Wroe and $75 to Ms. Sullivan.

Grant of Plan Based Awards Table

During fiscal year 2009, we granted restricted securities and stock options to certain of our Named Executive Officers pursuant to the 2006 Option Plan and the 2006 Purchase Plan. Information with respect to each of these awards on a grant by grant basis is set forth in the table below. Also set forth below is information on the estimated annual incentive bonus payments to our Named Executive Officers under our short-term incentive program. For a detailed discussion of each of these awards, see “—Summary Compensation Table,” “—Components of Compensation—Equity Compensation” and “—Components of Compensation—Annual Incentive Bonus.”

Name	Grant Date	Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Share)	Grant-Date Fair Value of Stock and Option Awards ($/Share)(7)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Thomas Wroe	9/4/2009	—	—	—	—	225,000	$14.80	$9.61
	12/9/2009	—	—	—	83,600	—	—	$17.48
	n/a	230,000	575,000	—	—	—	—	—

Jeffrey Cote	9/4/2009	—	—	—	—	250,000	$14.80	$9.61
	12/9/2009	—	—	—	92,900	—	—	$17.48
	n/a	148,800	372,000	—	—	—	—	—

Martha Sullivan	9/4/2009	—	—	—	—	200,000	$14.80	$9.61
	12/9/2009	—	—	—	74,300	—	—	$17.48
	n/a	168,000	420,000	—	—	—	—	—

Martin Carter	12/9/2009	—	—	—	—	350,000	$17.48	$6.74	(8)
	n/a	78,000	195,000	—	—	—	—	—

Steve Major	n/a	66,400	166,000	—	—	—	—	—

Richard Dane	n/a	56,800	142,000	—	—	—	—	—

(1)	The threshold, target and maximum awards were established under our short-term incentive program. See “—Components of Compensation–Annual Incentive Bonus” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Bonus” columns in the Summary Compensation Table.
(2)	Threshold amounts were determined based on 40% of 2009 annual base salary for each Named Executive Officer.
(3)	Target amounts were determined based on 2009 annual base salary for each Named Executive Officer.
(4)	There is no maximum payment amount under our short-term incentive program.
(5)	Represents restricted securities issued to the Named Executive Officers pursuant to the 2006 Purchase Plan.
(6)	Represents stock options issued to the Named Executive Officers pursuant to the 2006 Option Plan.
(7)	Represents the grant-date fair value calculated under ASC 718, and as presented in the audited consolidated financial statements included within this prospectus.
(8)	Represents the weighted-average grant date fair value for such options. These options are comprised of 116,667 Tranche 1 options with a grant date fair value of $7.11 per option and 233,333 Tranche 2 options with a grant date fair value of $6.56 per option.

Outstanding Equity Awards at Year End Table

The following equity awards granted to our Named Executive Officers were outstanding as of December 31, 2009: stock option awards and restricted stock awards granted pursuant to the 2006 Option Plan and the 2006 Purchase Plan.

For more information about the 2006 Option Plan and the 2006 Purchase Plan, see “—Components of Compensation—Equity Compensation.”

		Option Awards(1)					Stock Awards(1)
Name	Option Grant Date (2)	Number of Securities Underlying Unexercised Options Exercisable (#)(4)		Number of Securities Underlying Unexercised Options Unexercisable (#)(4)	Option Exercise Price ($)(6)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(7)		Market Value of Shares or Units of Stock That Have Not Vested($)
Thomas Wroe(3)	5/15/2006	388,499	(4)	1,553,996	$6.99	5/15/2016	52,118	(8)	$1,043,924
	9/4/2009	—		225,000	$14.80	9/4/2019	—		—
	12/9/2009	—		—	—	—	83,600		$1,674,508
Jeffrey Cote	3/28/2007	158,667		1,031,333	$7.30	3/28/2017	—		—
	9/4/2009	—		250,000	$14.80	9/4/2019	—		—
	12/9/2009	—		—	—	—	92,900		$1,860,787
Martha Sullivan	5/15/2006	325,838		1,303,353	$6.99	5/15/2016	—		—
	9/4/2009	—		200,000	$14.80	9/4/2019	—		—
	12/9/2009	—		—	—	—	74,300		$1,488,229
Martin Carter	12/9/2009	—		350,000	$17.48	12/9/2019	—		—
Steve Major	5/15/2006	137,855		551,418	$6.99	5/15/2016	—		—
Richard Dane	5/15/2006	175,451		701,804	$6.99	5/15/2016	—		—

(1)	The options and restricted shares granted to the Named Executive Officers as set forth in the foregoing table are subject to time-based vesting as follows:

Date of Grant	Type of Award	Vesting Schedule
May 15, 2006	Options	40% on May 15, 2008 and 20% on May 15, 2009, 2010 and 2011
May 15, 2006	Restricted Shares	100% on June 2, 2011
March 28, 2007	Options	40% on March 28, 2009 and 20% on March 28, 2010, 2011 and 2012
September 4, 2009	Options	20% on September 4, 2010, 2011, 2012, 2013 and 2014
December 9, 2009	Options	40% December 9, 2011 and 20% on December 9, 2012, 2013 and 2014
December 9, 2009	Restricted Shares	20% on December 9, 2010, 2011, 2012, 2013 and 2014
(2)	The option awards are divided into three tranches. The first tranche is subject to time vesting and vests fully on the fifth anniversary of the date of the award. The second and third tranches are subject to the same time vesting as the first tranche and the completion of a liquidity event that results in specified returns on the Sponsors’ investment. During the three months ended September 30, 2009, we amended the 2006 Option Plan to increase the ordinary shares reserved for issuance under the 2006 Option Plan and to change the vesting rules by eliminating the Tranche 3 performance level requirement and changing the performance measure of Tranche 3 options to that of the Tranche 2 options. In effect, Tranche 3 options were converted to Tranche 2 options.
(3)	In the case of Mr. Wroe, upon the occurrence of his “involuntary retirement, death or disability” and so long as Mr. Wroe does not violate certain covenants set forth in the award agreement for Mr. Wroe, (i) time vesting in respect to the options (other than, in the case of death or disability, pursuant to the one-year acceleration) will cease as of the termination date; (ii) all options that have not time vested as of the termination date (including, in the case of death and disability, pursuant to the one-year acceleration) will expire; (iii) the time vested performance options (the second and third tranche) that have time vested as of the termination date (including, in the case of death and disability, pursuant to the one-year acceleration) will thereafter continue to be eligible to performance vest upon the completion of a liquidity event that results in specified returns, retrospective of each tranche, on the sponsors investment; (iv) Mr. Wroe may exercise his vested options at any time prior to the expiration of such options; and (v) none of the “award securities” issued to Mr. Wroe will be subject to repurchase. Under Mr. Wroe’s award agreement, “involuntary retirement” generally means termination of Mr. Wroe’s employment by the Company or any of its subsidiaries without cause or by the participant with good reason and “award securities” generally means any ordinary shares issued under any of the company’s equity incentive plans.

(4)	Represents stock options issued to the Named Executive Officers pursuant to the 2006 Option Plan.
(5)	Includes 256,409 exercisable options held in a trust established for the benefit of Mr. Wroe’s children.
(6)	Represents the per share exercise price for such options.
(7)	Represents restricted securities issued to the Named Executive Officers pursuant to the 2006 Purchase Plan.
(8)	Mr. Wroe’s awards of restricted securities are subject to time vesting and vest on the earliest to occur of (i) Mr. Wroe’s “involuntary retirement” (as defined above), (ii) a “change in control” and (iii) June 2, 2011. Under Mr. Wroe’s award agreement, “change in control” generally means a time when the Sponsors dispose of or sell more than 50% of the total voting power or economic interest in us to one or more independent parties.

Equity Compensation Plan Information

The following table describes certain information regarding our equity compensation plans as of December 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	12,925,148	$8.03	157,088
Equity compensation plans not approved by security holders	—	—	—

Option Exercises and Stock Vested Table

During fiscal year 2009, our Named Executive Officers did not acquire any shares through the exercise of options or vesting of restricted shares.

Non-Qualified Deferred Compensation

None of our Named Executive Officers participates in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Pension Benefits

The following table describes the estimated actuarial present value of accrued retirement benefits through the end of our 2009 fiscal year for each of our Named Executive Officers. As described in the following table, Ms. Sullivan, Mr. Major and Mr. Dane are eligible to participate in our Employees Pension Plan and Supplemental Pension Plan. For more information about these plans, see “—Components of Compensation—Retirement and Other Benefits.”

See Note 13 to the audited consolidated financial statements included elsewhere within this prospectus for a discussion of the relevant assumptions and valuation methods used for the present value calculations presented in the table below.

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year ($)
Thomas Wroe	—	—	—	—

Jeffrey Cote	—	—	—	—

Martha Sullivan	Employees Pension Plan Supplemental Pension Plan	24 24	$487,584 945,462	— —

Martin Carter	—	—	—	—

Steve Major	Employees Pension Plan Supplemental Pension Plan	25 25	$491,679 330,271	— —

Richard Dane	Employees Pension Plan Supplemental Pension Plan	31 31	$704,245 381,433	— —

(1)

Credited service began on the date the officer became eligible to participate in the plan. Eligibility to participate began on the earlier of 18 months of employment or January 1 following the completion of one year of employment. Accordingly, each of the Named Executive

Officers has been employed by Texas Instruments, prior to the 2006 Acquisition, or by us, since the 2006 Acquisition, for longer than the years of credited service shown above. In effect, the actual number of years of service of each officer who participates in the plan is one year more than his or her credited years of service.

(2)	The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by us for financial reporting purposes except that a Named Executive Officer’s retirement is assumed (in accordance with SEC rules) for purposes of this table to occur at age 65 and no assumption for termination prior to that date is used and the benefit is assumed to be paid as an annuity in the amount shown. See the notes to our audited consolidated financial statements appearing elsewhere in this prospectus. The amount of the present value of the accumulated pension benefit as of December 31, 2009 is determined using a discount rate assumption of 4.75%.

Sensata Technologies Employees Pension Plan

The Sensata Employees Pension Plan is a qualified defined benefit pension plan. See “—Components of Compensation–Pension Plan” for a discussion of the origin and purpose of the plan. A plan participant is eligible for normal retirement under the terms of the plan if he or she is at least 65 years of age with one year of credited service. A participant is eligible for early retirement if he or she is at least 55 years of age with 20 years of credited service or 60 years of age with five years of credited service. None of the Named Executive Officers are currently eligible for early or normal retirement.

A participant may request payment of his or her accrued benefit at termination or any time thereafter. Participants may choose a lump sum payment or one of six forms of annuity. In order of largest to smallest periodic payment, the forms of annuity are: (i) single life annuity, (ii) 5-year certain and life annuity, (iii) 10-year certain and life annuity, (iv) qualified joint and 50% survivor annuity, (v) qualified joint and 75% survivor annuity and (vi) qualified joint and 100% survivor annuity. If the participant does not request payment, he or she will begin to receive benefits in April of the year after he or she reaches the age of 70 1/2 in the form of annuity as required under the Internal Revenue Code.

A participant’s benefit includes, but is not limited to, salary, bonus and any overtime premiums, performance premiums, and elective deferrals, if applicable.

The pension formula for the plan is intended to provide a participant with an annual retirement benefit equal to 1.5 percent multiplied by the product of (i) years of credited service and (ii) the average of the five highest consecutive years of his or her base salary, plus bonus up to a limit imposed by the Internal Revenue Service, less a percentage (based on his or her year of birth, when he or she elects to retire and his or her years of service with Texas Instruments and Sensata) of the amount of compensation on which the participant’s Social Security benefit is based.

If an individual takes early retirement and chooses to begin receiving his or her annual retirement benefit at that time, such benefit is reduced by an early retirement factor. As a result, the annual benefit is lower than the one he or she would have received at age 65.

If the participant’s employment terminates due to disability, the participant may choose to receive his or her accrued benefit at any time prior to age 65. Alternatively, the participant may choose to defer receipt of the accrued benefit until reaching age 65 and then take a disability benefit. The disability benefit paid at age 65 is based on salary and bonus, the years of credited service the participant would have accrued to age 65 had the participant not become disabled and the participant’s disabled status.

The benefit payable in the event of death is based on salary and bonus, years of credited service and age at the time of death, and may be in the form of a lump sum or annuity at the election of the beneficiary. The earliest date of payment is the first day of the second calendar month following the month of death.

Leaves of absence are credited to years of service under both the qualified and non-qualified pension plans.

Sensata Technologies Supplemental Benefit Pension Plan

The Sensata Technologies Supplemental Benefit Pension Plan is a non-qualified benefit plan. A participant’s benefit under this plan is calculated using the same formula as described above for the Sensata Technologies Employees Pension Plan. However, the Internal Revenue Service limit on the amount of compensation on which a qualified pension benefit may be calculated does not apply. Additionally, the Internal Revenue Service limit on the amount of qualified benefit the participant may receive does not apply to this plan. Once this non-qualified benefit amount has been determined using the formula described above, the individual’s qualified benefit is subtracted from it. The resulting difference is multiplied by an age-based factor to obtain the amount of the lump sum benefit payable to an individual under this non-qualified plan.

Benefits will be distributed subject to the requirements of Section 409A of the Internal Revenue Code. Unless otherwise elected prior to January 1, 2008, benefits will be paid in the form of a lump sum no later than the fifteenth day of the third calendar month following termination of employment.

If a participant’s employment is terminated due to disability, distribution is governed by Section 409A of the Internal Revenue Code as discussed above, and the disability benefit will be paid in the form of a lump sum no later than the fifteenth day of the third calendar month following disability.

In the event of death, payment is based on salary and bonus, years of credited service and age at the time of death and will be in the form of a lump sum. The date of payment is no later than the fifteenth day of the third calendar month following the month of death.

Balances in this plan are unsecured obligations of the company.

Potential Payments upon Termination or a Change in Control

The potential payments that would be provided to each of our Named Executive Officers as a result of specified termination events are described below.

The table below summarizes the compensation payable to each of our Named Executive Officers in the event we terminate their employment with us without cause or the officer resigns for good reason. The table reflects amounts payable to our Named Executive Officers assuming his or her employment terminated on December 31, 2009.

Name	Type of Payment	Termination Without Cause or Resignation for Good Reason		Termination Without Cause or Resignation for Good Reason After Change in Control(1) ($)		Death and Disability(2) ($)
Thomas Wroe	Base Salary	1,150,080	(3)	1,150,080	(3)	N/A
	Bonus	—	(4)	—	(4)	—
	Accelerated Vesting	N/A		N/A		1,924,030	(5)
	Health and Welfare Benefits	2,481		2,481		N/A

	Total	1,152,561		1,152,561		1,924,030

Jeffrey Cote	Base Salary	372,000		372,000		N/A
	Bonus	—		—		—
	Accelerated Vesting	N/A		N/A		N/A
	Health and Welfare Benefits	18,472		18,472		N/A

	Total	390,472		390,472		—

Name	Type of Payment	Termination Without Cause or Resignation for Good Reason	Termination Without Cause or Resignation for Good Reason After Change in Control(1) ($)	Death and Disability(2) ($)

Martha Sullivan	Base Salary	420,000	420,000	N/A
	Bonus	—	—	—
	Accelerated Vesting	N/A	N/A	N/A
	Health and Welfare Benefits	14,030	14,030	N/A

	Total	434,030	434,030	—

Martin Carter	Base Salary	325,020	325,020	N/A
	Bonus	—	—	—
	Accelerated Vesting	N/A	N/A	N/A
	Health and Welfare Benefits	15,853	15,853	N/A

	Total	340,873	340,873	—

Steve Major	Base Salary	276,480	276,480	N/A
	Bonus	—	—	—
	Accelerated Vesting	N/A	N/A	N/A
	Health and Welfare Benefits	16,883	16,883	N/A

	Total	293,363	293,363	—

Richard Dane	Base Salary	236,616	236,616	N/A
	Bonus	—	—	—
	Accelerated Vesting	N/A	N/A	N/A
	Health and Welfare Benefits	11,366	11,366	N/A

	Total	247,982	247,982	—

(1)	A change in control, without a termination of employment, will not trigger any severance payments but will result in immediate vesting of all stock options if the Sponsors dispose of or sell more than 50% of their total voting power or economic interest in the Company to one or more independent parties. Any payments or equity due upon a change in control and subsequent termination of employment, either without cause or for good reason (as defined in the relevant employment agreement) is included in the “Termination Without Cause or for Good Reason After Change in Control” column of this table.
(2)	In the event of death and disability, the Named Executive Officer is entitled to receive (i) his or her Base Salary through the date of termination and (ii) any bonus amounts to which the Named Executive Officer is entitled, determined by reference to the number of years that ended on or prior to the date of termination.
(3)	Represents an amount equal to two times Mr. Wroe’s current annual base salary of $575,040. In the event of termination of Mr. Wroe’s employment by us without cause or his resignation for good reason, he is entitled to receive severance in an amount equal to two times his annual base salary at the time of his termination to be paid in accordance with our general payroll practices over the two-year period immediately following the date his employment is terminated.
(4)	Represents an amount equal to the sum of the annual bonus paid to Mr. Wroe in each of the two years immediately preceding the date he is terminated, to be paid in accordance with our general payroll practices over the two-year period immediately following the date his employment is terminated.
(5)	If the Named Executive Officer’s employment ceases due to his or her death or disability, then any unvested time vesting options held by such Named Executive Officer that were otherwise scheduled to vest through the first anniversary of cessation would be deemed to be vested.

Termination without cause or resignation for good reason. Pursuant to the terms of the employment agreements with our Named Executive Officers, if any of our Named Executive Officers other than Mr. Wroe is terminated by us without “cause,” or if such Named Executive Officer terminates his or her employment with us for “good reason” (as those terms are defined in the agreement) during the employment term, the Named Executive Officer will be entitled to (i) a severance payment equal to one year of his or her annual base salary rate, (ii) an amount equal to the average of the Named Executive Officer’s annual bonus for the two years preceding his or her termination, and (iii) continuation of his or her health and welfare benefits for a period of one year after his or her termination. If Mr. Wroe is terminated by us without “cause,” or Mr. Wroe terminates his employment with us for “good reason” (as those terms are defined in the agreement) during his employment term, Mr. Wroe will be entitled to (i) a severance payment equal to two years at his base salary, (ii) an amount equal to the bonus payments Mr. Wroe received in the two years preceding his termination, and (iii) continuation of his health and welfare benefits for a period of two years after his termination.

Termination with cause, resignation without good reason, death or disability. Pursuant to the terms of the employment agreements with our Named Executive Officers, if any of our Named Executive Officers is terminated by us with “cause,” if such Named Executive Officer terminates his or her employment with us without “good reason” or such Named Executive Officer’s employment with us is terminated due to such Named Executive Officer’s death or “disability” (as defined in the agreement) during the employment term, the Named Executive Officer will be entitled to (i) his or her base salary through the date of termination and (ii) any bonus amounts to which he or she is entitled determined by reference to years that ended on or prior to the date of termination.

Change in Control. Pursuant to the terms of the 2006 Option Plan, upon a change in control of the issuer or Sensata Investment Co., options held by Named Executive Officers will vest if the performance target, as described in the 2006 Option Plan, was satisfied in connection with such change in control. A change in control does not result in any cash payments.

Director Compensation

We did not pay any compensation to any of our directors in fiscal year 2009. One of the issuer’s existing directors, Mr. Geert Braaksma, is an employee of a subsidiary of the issuer, but he did not receive any additional compensation in fiscal year 2009 for serving as a director.

We intend to adopt a compensation policy with respect to our directors prior to the completion of this offering. We expect that such a policy will involve the payment of the following compensation amounts to our executive and non-executive directors:

•	$50,000 annually for service on our board of directors;

•

stock options to purchase our ordinary shares having an aggregate value of $120,000 as of the grant date, which options will be granted to our directors in connection with this offering and will be granted in the future to new directors upon their election to our board of directors;

•	stock options to purchase ordinary shares with an aggregate value $80,000 as of the grant date, which options will be granted annually to our directors;

•	$10,000 annually for service on our audit committee, and an additional $10,000 annually for service as chairman of such committee;

•	$5,000 annually for service on our compensation committee, and an additional $5,000 annually for service as chairman of such committee; and

•	$4,000 annually for service on our nominating and governance committee, and an additional $4,000 annually for service as chairman of such committee.

Our directors will be eligible to receive other equity-based awards when and as determined by our compensation committee. In addition, we will reimburse our directors for reasonable out-of-pocket expenses incurred in connection with their service on our board of directors.

2010 Employee Stock Purchase Plan

Prior to the completion of this offering, our board of directors intends to adopt and submit to our shareholders for approval the Sensata Technologies Holding N.V. 2010 Employee Stock Purchase Plan, or the “2010 Stock Purchase Plan.” The purpose of the 2010 Stock Purchase Plan is to provide an incentive for present and future eligible employees to purchase our ordinary shares and acquire a proprietary interest in us.

Administration

The 2010 Stock Purchase Plan will be administered by a committee appointed by our board of directors, or if no committee is appointed, by our board of directors. The committee may be comprised of directors of the issuer, as may be designated by our board of directors. The administrator will have the authority to interpret the 2010 Stock Purchase Plan, to prescribe, amend and rescind rules and regulations relating to the 2010 Stock Purchase Plan, and to make all other determinations necessary or advisable for its administration. In all cases, the 2010 Stock Purchase Plan will be required to be administered in such manner as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Internal Revenue Code. The administrator will have the authority to retain and engage such third parties as it shall deem necessary to assist with the administration of the 2010 Stock Purchase Plan.

Eligibility and Participation

Our board of directors has the right, but not the obligation, to designate the employees of the issuer or the employees of its subsidiaries as eligible to participate in the 2010 Stock Purchase Plan. Upon such designation, any individual who has completed at least 30 days of employment with the issuer or a designated subsidiary, as applicable, and is expected to work at least 20 hours per week and more than five months per calendar year will be eligible to enroll in the 2010 Stock Purchase Plan.

Options to Purchase/Purchase of Shares

The 2010 Stock Purchase Plan will be implemented by a series of exercise periods, each of which lasts approximately six months, the first of which is expected to begin on or about October 1, 2010. The administrator of the 2010 Stock Purchase Plan will have the power to make changes to the duration and the frequency of exercise periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first exercise period to be affected. At the beginning of each exercise period, each participant in the 2010 Stock Purchase Plan will be granted an option to purchase on the subsequent “exercise date” (defined as the last New York Stock Exchange trading day of the exercise period) up to a number of ordinary shares determined by dividing such participant’s contributions accumulated prior to the exercise date by the exercise price. Participants will contribute to the 2010 Stock Purchase Plan through after-tax payroll deductions in an amount not less than 1% and not more than 10% of the participant’s base salary, wages, overtime, shift premium, performance bonus and sales bonus paid for each payroll period. A participant’s option for the purchase of ordinary shares will be exercised automatically on each exercise date, and the maximum number of full ordinary shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated contributions then credited to the participant’s account under the 2010 Stock Purchase Plan, subject to certain limitations. No participant may purchase more than 5,000 ordinary shares during any exercise period. The exercise price for each ordinary share offered to each participant in a given exercise period will be the “applicable percentage” (as defined below) of the fair market value of an ordinary share on the exercise date. The “applicable percentage” with respect to each exercise period will be 95% unless and until it is increased by the administrator of the 2010 Stock Purchase Plan. Any increase in the applicable percentage must be established at least 15 days prior to the first trading day of the applicable exercise period.

Share Reserve

The maximum number of our ordinary shares that will be made available for sale under the 2010 Stock Purchase Plan will be 500,000 ordinary shares. Ordinary shares subject to the 2010 Stock Purchase Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If any right to purchase ordinary shares under the 2010 Stock Purchase Plan is not exercised by a participant for any reason or if such right terminates as provided under the 2010 Stock Purchase Plan, the ordinary shares that were not purchased will again become available under the 2010 Stock Purchase Plan, unless the 2010 Stock Purchase Plan has been terminated. The number of ordinary shares available under the 2010 Stock Purchase Plan will be subject to periodic adjustment for changes in the outstanding ordinary shares as a result of reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or other similar changes affecting our outstanding ordinary shares. In the event of the proposed dissolution or liquidation of us, the exercise period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the committee that administers the 2010 Stock Purchase Plan.

Amendment and Termination

The administrator of the 2010 Stock Purchase Plan will generally have the power and authority to amend the 2010 Stock Purchase Plan in any respect. However, we will be required to obtain shareholder approval of any amendment to the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Internal Revenue Code or any other applicable law or regulation. Additionally, no amendment may make any change to any option already granted which adversely affects the rights of any participant, and the 2010 Stock Purchase Plan may not be amended in any way that will cause rights issued under the 2010 Stock Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. The 2010 Stock Purchase Plan will terminate on the earliest of the 10th anniversary of its effective date, the time when there are no remaining reserved shares available for purchase under the 2010 Stock Purchase Plan or an earlier time determined by our board of directors.

Change of Control

In the event of a proposed sale of all or substantially all of our assets, or our merger with or into another entity, each share under the 2010 Stock Purchase Plan will be assumed or an equivalent share shall be substituted by such successor entity, unless the administrator of the 2010 Stock Purchase Plan determines to shorten the exercise period then in progress by setting a new exercise date.

Sub-Plans

The administrator of the 2010 Stock Purchase Plan may adopt and amend stock purchase sub-plans with respect to employees employed outside the United States with such provisions as the administrator may deem appropriate to conform to local laws, practices and procedures. All such sub-plans will be subject to the limitations on the amount of stock that may be issued under the 2010 Stock Purchase Plan and, except to the extent otherwise provided in such sub-plan, will be subject to all of the provisions set forth in the 2010 Stock Purchase Plan.

2010 Equity Incentive Plan

Prior to the completion of this offering, our board of directors intends to adopt and submit to our shareholders for approval the Sensata Technologies Holding N.V. 2010 Equity Incentive Plan, or the “2010 Equity Plan.” The 2010 Equity Plan provides for grants of stock options, stock appreciation rights, restricted ordinary shares, performance awards, cash, other share-based awards and any combination thereof. Our present and future directors, officers, employees, consultants and advisors are eligible for grants under the 2010 Equity Plan. The purpose of the 2010 Equity Plan is to promote our long-term growth and profitability by providing these individuals with incentives to contribute to and participate in our success.

Administration

Our compensation committee will administer the 2010 Equity Plan, provided that our board of directors may resolve that certain specified actions or determinations of the compensation committee shall require the approval of our board of directors. Our board of directors also has the authority to administer the plan and to take all actions from time to time that the compensation committee is otherwise authorized to take under the 2010 Equity Plan. The compensation committee will have the authority to prescribe, amend and rescind rules and procedures governing the administration of the 2010 Equity Plan, including but not limited to interpreting the terms of the

2010 Equity Plan and awards made under the 2010 Equity Plan, determining the rights of persons under the 2010 Equity Plan, selecting participants for awards and determining the type and amount of awards. Each grant of an award under the 2010 Equity Plan will be evidenced by a written agreement or notice containing such restrictions, terms and conditions as the compensation committee may require.

Options

The compensation committee may award grants of incentive stock options and/or other non-qualified stock options. The compensation committee will determine the terms and conditions upon which the options vest, which may include time vesting and/or performance vesting, the exercise price of the options and term of the options, provided that the exercise price of any option may not be less than 100% of the fair market value of an ordinary share on the date of grant. The exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the voting power of our ordinary shares may not be less than 110% of the fair market value of an ordinary share on the date of grant and the option must be exercised within five years of the date of grant. Unless the compensation committee determines otherwise, a participant holding options will have no rights as a securityholder until such options are exercised for ordinary shares.

Stock Appreciation Rights

The compensation committee may grant stock appreciation rights, subject to the terms and conditions contained in the 2010 Equity Plan. The compensation committee will determine the terms and conditions upon which the stock appreciation rights vest, which may include time vesting and/or performance vesting. Upon exercise of a stock appreciation right, the grantee will be entitled to receive an amount in cash and/or ordinary shares equal to the difference between the fair market value of one ordinary share on the date of exercise and the fair market value of one ordinary share on the date the right was awarded. No outstanding stock appreciation right may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding stock appreciation right. The compensation committee may also grant stock appreciation rights that may be exercised only upon a change of control or such other event as the committee may designate.

Restricted Ordinary Shares

The compensation committee may grant awards of restricted ordinary shares, subject to the terms and conditions contained in the 2010 Equity Plan. The compensation committee will determine the prices at which restricted ordinary shares will be issued, provided the price may not be less than the nominal value of ordinary shares, and the terms and conditions upon which restricted ordinary shares will vest, provided that restricted ordinary shares granted to our employees or employees of any of our subsidiaries may not vest in fewer than three years (in the case of a time-vesting award) or one year (in the case of a performance vesting award). Any participant in the 2010 Equity Plan who holds restricted ordinary shares will have the right to receive dividends and distributions, if they are declared, with respect to such restricted ordinary shares, but dividends or distributions in respect of unvested restricted ordinary shares will be withheld by us and will be delivered to the participant only upon the restricted ordinary shares fully vesting.

Performance Awards

The compensation committee may grant performance awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as well as performance awards that are not intended to so qualify. Performance awards will be payable to participants in cash, ordinary shares or such other form as the compensation committee determines upon attainment of the relevant performance goal. With respect to performance awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the compensation committee must establish the objective performance goals for the earning of performance awards based on a performance period applicable to each participant or class of participants in writing prior to the beginning of the applicable performance period or at such later date as is permitted under Section 162(m) of the Internal Revenue Code and while the outcome of the performance goals are substantially uncertain. Vesting of any performance award will be determined by the compensation committee.

Other Share-Based and Cash-Based Awards

The compensation committee may grant awards which are valued in whole or in part by reference to, or are payable in or otherwise based on, our ordinary shares, including ordinary shares awarded purely as a bonus and not subject to restrictions or conditions, ordinary shares in payment of amounts due under an incentive or performance plan sponsored by us, stock equivalent units, restricted stock units and awards valued by reference to the book value of our ordinary shares, subject to the terms and conditions contained in the 2010 Equity Plan. Unless otherwise determined by the compensation committee, the recipient of such an award will not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of ordinary shares covered by the award.

The compensation committee may from time to time grant cash-based awards to participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. These cash-based awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the compensation committee may accelerate the vesting of such awards at any time in its sole discretion.

Share Reserve

5,000,000 ordinary shares will be authorized for issuance under the 2010 Equity Plan, subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or any other change in our corporate structure or our ordinary shares. In addition, in connection with certain change of control transactions, the compensation committee may (i) cancel outstanding options in consideration for payment to the holders thereof of an amount that would have been payable to such holders if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price, or (ii) if the consideration payable under (i) would be equal to or less than the aggregate exercise price, cancel such outstanding options for no consideration.

Individual Participant Limitations

To the extent required by Section 162(m) of the Internal Revenue Code for awards under the 2010 Equity Plan intended to qualify as “performance-based compensation,” (i) the compensation committee may not grant to any participant, in any calendar year, options, stock appreciation rights, restricted securities or other stock-based awards for which the grant of such award is subject to the attainment of performance goals, to purchase a number of ordinary shares in excess of 50% of the total number of ordinary shares authorized under the 2010 Equity Plan, and (ii) the maximum value of a cash payment made under a cash-based award to any participant in any calendar year may not exceed $5,000,000, in each case, unless otherwise provided for in an award agreement.

Amendment and Termination of the Plan

Our board of directors, without the approval of our shareholders, may amend, modify or terminate the 2010 Equity Plan in its discretion, except that no amendment will become effective without prior approval of our shareholders if such approval is required by applicable law or regulation or if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or any stock exchange listing requirements. The terms of any outstanding award under the 2010 Equity Plan may be amended from time to time by the compensation committee in its discretion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Prior to the completion of this offering, our board of directors will adopt a statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Upon completion of this offering, our related person policy will require that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our general counsel will then promptly communicate that information to our board of directors. No related person transaction will be consummated or will continue without the approval or ratification of our board of directors. In determining whether to approve or ratify a related party transaction, our board of directors will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

2006 Acquisition

On April 27, 2006, Sensata Technologies B.V. completed the acquisition of the S&C business from Texas Instruments for an aggregate purchase price of approximately $3.0 billion plus fees and expenses. The following chart reflects our corporate structure following the 2006 Acquisition and after giving effect to a restructuring that will be implemented prior to the completion of this offering. Specifically, prior to the completion of this offering, we intend to create two entities, Sensata Technologies Coop Holding B.V. and Sensata Technologies Holding Coöperatief U.A., or “ST Coop,” between Sensata Technologies Intermediate Holding B.V. and the issuer in our corporate structure. Since Dutch law requires that a co-operative have at least two members, the issuer will incorporate Sensata Technologies Coop Holding B.V., a Dutch private limited liability company (vennootschap met beperkte aansprakelijkheid), to act as the second member of ST Coop. Sensata Technologies Coop Holding B.V. will hold a nominal interest in ST Coop.

ST Coop will be interposed in the corporate structure to facilitate tax efficient dividend distributions to us. As described in the section of this prospectus entitled “Tax Considerations — Netherlands Tax Considerations — Withholding Tax,” certain dividends by corporate legal entities may in certain circumstances be subject to a 15% dividend withholding tax. We believe, based on our interpretation of such tax laws after consultation with counsel, that dividends from Sensata Technologies Intermediate Holding B.V. to ST Coop, and that dividends from ST Coop to us should not be subject to the dividend withholding tax. We further believe, based on our interpretation of such tax laws, that even if such dividends were to be subjected to the dividend withholding tax, we would be entitled to a credit or refund of such tax (together with statutory interest thereon). However, there can be no assurance that a Netherlands tax authority will not have a different interpretation of applicable law. If that were to occur, dividends from our subsidiaries to us might be subject to a 15% dividend withholding tax, and we might not be able to obtain a credit or refund of such taxes paid. We presently have no plans for our subsidiaries to pay dividends to us in the foreseeable future, and the payment of such dividends may be limited by restrictions under the terms of the agreements governing our subsidiaries’ indebtedness and by limitations under applicable laws. See “Dividend Policy.”

As a result of the 2006 Acquisition, prior to the completion of this offering, the Sponsors indirectly own 99% of our issued and outstanding ordinary shares.

2006 Acquisition Arrangements

In connection with the 2006 Acquisition, we entered into a number of agreements with related parties, including our former owner, Texas Instruments, our current direct and indirect controlling shareholders, and members of our senior management. These agreements were entered into on April 27, 2006, and the material terms of these agreement are summarized below.

Transition Services Agreement

We entered into a Transition Services Agreement with our former owner, Texas Instruments, pursuant to which Texas Instruments agreed to provide us with certain administrative services following the 2006 Acquisition, including:

•	real estate services,

•	facilities-related services,

•	finance and accounting services,

•	human resources services,

•	information technology system services,

•	warehousing and logistics services,

•	record retention services, and

•	security consulting, investigative and access control services.

All services under the Transition Services Agreement expired and were completed as of September 30, 2008. Amounts paid under the Transition Services Agreement were based on the costs incurred by Texas Instruments to provide those services, including employee costs and out-of-pocket expenses. For fiscal years 2008 and 2007, we incurred $0.2 million and $10.5 million, respectively, of costs under this agreement. No amounts were incurred during fiscal year 2009.

Cross License Agreement

We entered into a Cross License Agreement with our former owner, Texas Instruments, pursuant to which we and Texas Instruments each granted the other party a perpetual, worldwide, nonexclusive, royalty-free license to use certain technology used in the other party’s business. The license applies to each party’s patents, know-how and trade secrets that existed on or prior to the 2006 Acquisition. Although this Cross License Agreement would enable Texas Instruments to compete with us with respect to such technology, Texas Instruments has agreed pursuant to the terms of the Asset and Stock Purchase Agreement entered into in connection with the 2006 Acquisition to a non-compete agreement for a six year period with respect to our sensor and control products.

Advisory Agreement

The issuer, the issuer’s principal shareholder, Sensata Investment Co., Sensata Technologies B.V. and the Sponsors, each of which beneficially owns more than 5% of the issuer’s voting securities, entered into an Advisory Agreement pursuant to which the Sponsors were retained to provide ongoing transaction, consulting and management advisory services. Pursuant to the Advisory Agreement, we paid an aggregate of $30.0 million to the Sponsors in connection with the 2006 Acquisition for investment banking and transaction services. We are required to pay the Sponsors an aggregate fee of $4.0 million per year for management advisory services. For fiscal years 2009, 2008 and 2007, we recorded $4.0 million, $4.0 million and $4.0 million, respectively, of expenses pursuant to this agreement.

In addition, if the Sponsors provide services in connection with any future acquisition, disposition or financing (whether debt or equity) involving Sensata Technologies B.V., we are required to pay the Sponsors an aggregate fee of 1% of the gross transaction value. In connection with the First Technology Automotive and Airpax acquisitions, we paid advisory fees of approximately $0.9 million and $2.8 million, respectively, to the Sponsors. The Advisory Agreement also requires us to pay the reasonable expenses of the Sponsors in connection with, and indemnify them for liabilities arising from, the Advisory Agreement.

The Advisory Agreement continues until April 26, 2016 and is renewable in one-year extensions, unless terminated. Bain Capital has the right to terminate the Advisory Agreement upon a change of control or initial public offering of the issuer, including the completion of the offering described in this prospectus. Bain Capital has notified us that it intends to terminate the Advisory Agreement upon completion of this offering. We are obligated to pay the Sponsors quarterly fees, transaction fees and any expenses due with respect to periods prior to the date of termination, plus the net present value (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the quarterly fees that would have been payable with respect to the period from the date of termination until April 26, 2016 or any extension period. Approximately $22.1 million of the net proceeds from this offering will be used to pay these fees and expenses.

The Investor Rights Agreement

Pursuant to an Investor Rights Agreement among the issuer, Sensata Investment Co. and Sensata Management Company S.A., which is the manager of Sensata Investment Co., Bain Capital has demand registration rights with respect to ordinary shares of the issuer and Sensata Investment Co., board rights with respect to the issuer, Sensata Management Company S.A. and STI and information rights with respect to the issuer. In addition, each of the parties to the Investor Rights Agreement has “piggyback” registration rights with respect to any registration by the issuer or Sensata Investment Co. The Investor Rights Agreement will be amended and restated prior to the completion of this offering. This summary takes into account the amendment and restatement.

Demand Registration Rights

Bain Capital may initiate an unlimited number of registrations of its securities subject to this agreement pursuant to long-form or, if available, short-form registration. The issuer is obligated to pay all expenses with respect to any such registration. Bain Capital did not exercise a demand registration right with respect to this offering.

The issuer may not include in any demand registration any securities which are not subject to this agreement without the consent of the holders of a majority of the registrable securities subject to this agreement. If the managing underwriter of a demand registration advises the issuer that the number of securities being registered exceeds the number which can be sold without adversely affecting the marketability of the offering, then the issuer may limit the number of securities that will be included in the registration, pro rata among the respective holders thereof.

The issuer is not obligated to effect any registration demanded by Bain Capital within 90 days after the closing of any public offering (other than an offering on Form S-4 or Form S-8 or any successor or similar form, but including the closing of an underwritten distribution pursuant to a shelf registration).

The issuer may not grant registration rights to any other persons with respect to any of the issuer’s equity securities, or any securities convertible or exchangeable into or exercisable for such equity securities, without the prior written consent of Sensata Investment Co., except:

•	the issuer may grant piggyback registration rights to other persons if such rights are subordinate to the piggyback rights provided to the parties to the Investor Rights Agreement, and

•	the issuer may grant registration rights to other persons if such parties are entitled to participate in any such registrations with respect to their registrable securities.

Bain Capital may also initiate an unlimited number of registrations of the ordinary shares or other equity securities of Sensata Investment Co. held by the parties to the Investor Rights Agreement. The terms and conditions of these registration rights are equivalent to those described above.

“Piggyback” Registration Rights

Whenever the issuer or Sensata Investment Co. proposes to register any of its securities under the Securities Act (other than in an initial public offering, pursuant to a registration of Sensata Investment Co. securities demanded by Bain Capital or in connection with a registration on Form S-4 or Form S-8) then the issuer or Sensata Investment Co., as the case may be, is obligated to include in such registration all registrable securities with respect to which it has received written requests for inclusion therein. The issuer or Sensata Investment Co., as the case may be, is obligated to pay all registration expenses.

If any “piggyback” registration is an underwritten registration and the managing underwriter advises that in its opinion, the number of securities being registered exceeds the number which can be sold without adversely affecting the marketability of the offering, then the issuer or Sensata Investment Co., as the case may be, may limit the number of securities that will be included in the registration.

Lock-up Agreements

The issuer, Sensata Investment Co. and each holder of registrable securities, subject to the terms of the Investor Rights Agreement, have agreed under the terms of the Investor Rights Agreement not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the issuer or Sensata Investment Co., as the case may be, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during (a) with respect to the issuer’s initial public offering, the seven days prior to and the 180-day period beginning on the effective date of such initial public offering, (b) with respect to any other underwritten demand registration or any underwritten piggyback registration in which registrable securities are included, the seven days prior to and the 90-day period beginning on the effective date of such registration, and (c) upon notice from the issuer of the commencement of an underwritten distribution in connection with any shelf registration, the seven days prior to and the 90-day period beginning on the date of commencement of such distribution, in each case except as part of such underwritten registration, and in each case unless the underwriters managing the registered public offering otherwise agree.

Board Rights

So long as (i) Bain Capital owns any securities of Sensata Investment Co. and (ii) Bain Capital, Sensata Investment Co., the other non-employee shareholders of Sensata Investment Co. as of the date of the amended and restated Investor Rights Agreement, and their respective affiliates, when taken together, continue to own at least 50% of the outstanding ordinary shares of the issuer, Bain Capital has the right to determine the size of the board of directors of Sensata Management Company S.A., the issuer and STI and to designate each director of those entities (and each designated director must be elected), subject to any rights granted to other persons pursuant to the Investor Rights Agreement (including the rights of Bain Capital Fund IX, L.P. and Bain Capital IX Coinvestment Fund, L.P. discussed below), the Securityholders Agreement (discussed below), or applicable law. With respect to those entities formed under jurisdictions that provide for a two-tiered board structure (i.e., a supervisory and a management board), Bain Capital also has the right to determine the size and composition of the management board. Bain Capital Fund IX, L.P. has the right to designate one director to the boards of Sensata Management Company S.A., the issuer and STI and such designee must be elected. Bain Capital IX Coinvestment Fund, L.P. has the right to designate one director to the boards of Sensata Management Company S.A., the issuer and STI and such designee must be elected. Any director appointed pursuant to one of these designations can only be removed pursuant the written request of the person with power to designate such director. See “Management—Board Composition” included elsewhere in this prospectus. All such designated directors of the issuer will be subject to election by the issuer’s shareholders.

Indemnification

The issuer and Sensata Investment Co. have agreed to indemnify each holder of the securities covered by the Investor Rights Agreement for violations of federal or state securities laws by the issuer or Sensata Investment Co. in connection with any registration statement, prospectus or any preliminary prospectus. Each holder of such securities has in turn agreed to indemnify the issuer or Sensata Investment Co. for federal or state securities law violations that occur in reliance upon written information the holder provides to the issuer or Sensata Investment Co. in connection with any registration statement in which a holder of such securities is participating.

Information Rights

To the extent permitted by applicable laws, the issuer is obligated to provide financial and other information to Bain Capital upon Bain Capital’s request so long as Bain Capital owns any securities of Sensata Investment Co.

Securityholders Agreement

Pursuant to a Securityholders Agreement among the issuer, Sensata Investment Co., Sensata Management Company S.A., investment funds associated with Bain Capital (collectively, the “Bain Capital Funds”) and investment funds managed by Unitas Capital Ltd. (collectively, the “Unitas Funds”), the Unitas Funds have “tag along” rights, “piggyback” registration rights and information rights and Bain Capital has “drag along” rights. In addition, this agreement imposes transfer restrictions on the securities held by the Unitas Funds. The Securityholders Agreement will be amended and restated prior to the completion of this offering. This summary takes into account the amendment and restatement.

“Tag Along” Rights

If the Bain Capital Funds propose to transfer any of their securities, each of the Unitas Funds will have the right, but not the obligation, to participate in such transfer subject to the terms and conditions set forth in the Securityholders Agreement. Notwithstanding the previous sentence, the Unitas Funds will not have tag along rights with respect to the following transfers, which we refer to as “exempt transfers:”

•	a transfer by the Bain Capital Funds or the Unitas Funds to any of such holder’s affiliates,

•	a transfer by the Bain Capital Funds in a publicly registered sale,

•

after a public offering, including this offering, a transfer by the Bain Capital Funds or the Unitas Funds to their respective partners or members in the form of dividends or distributions and any subsequent sales by such partners or members, and

•	a transfer by the Unitas Funds or any other person with the prior written approval of Bain Capital (provided the transferee agrees to be bound to the Securityholders Agreement).

Any Unitas Fund electing to participate in a transfer has the right to participate at the same price and on the same terms as the Bain Capital Fund proposing to transfer its securities. The Unitas Funds will be entitled to sell a number of each class of securities being transferred equal to such holder’s pro rata share of such class of securities.

If Sensata Investment Co. distributes securities of the issuer to the holders of Sensata Investment Co.’s securities, Sensata Investment Co. is obligated to cause the issuer to remove transfer restrictions, if any, applicable to the securities held by the Unitas Funds, including amending the issuer’s organizational documents or causing the issuer’s board or directors to approve a transfer of such securities. Following our conversion into a public company with limited liability, our articles of association will not contain any restrictions on the transfer of our ordinary shares.

“Piggyback” Rights

Whenever Sensata Investment Co. proposes to register any securities held by the Bain Capital Funds under the Securities Act (or any similar listed offering outside the United States), each of the Unitas Funds has the right, but not the obligation, to participate in such registration. The Unitas Funds electing to participate in a registration will be entitled to include in such registration, at the same price and on equal terms as the Bain Capital Funds, a number of each class of securities being offered equal to such holder’s pro rata share of the securities of such class as are proposed to be included by the Bain Capital Funds in the registration. The number of securities that the Bain Capital Funds and the Unitas Funds may include in the registration may be restricted if the managing underwriter advises Sensata Investment Co. that, in its opinion, the number of securities being registered exceeds the number which can be sold without adversely affecting the marketability of the offering.

In addition, if at any time following this offering, Sensata Investment Co. distributes the securities of the issuer to the shareholders of Sensata Investment Co. (whether in liquidation, dividend or otherwise), and the issuer proposes to register any securities held by the Bain Capital Funds under the Securities Act (or any similar listed offering outside the United States), each of the Unitas Funds has the right, but not the obligation, to participate in such registration on terms similar to those described in the preceding paragraph.

Public Offerings of Sensata Investment Co.’s Subsidiaries

If any subsidiaries of Sensata Investment Co., other than the issuer, effects any firm commitment underwritten sale of shares pursuant to a public offering, then Sensata Investment Co. is obligated to cause each such subsidiary to enter into a registration rights agreement with the parties to the Securityholders Agreement. The registration rights agreement must contain substantially the same tag along and piggyback rights as described above.

“Drag Along” Rights

If the Bain Capital Funds request an “Approved Sale,” each of the Unitas Funds is obligated to vote for and consent to such sale. If the Approved Sale is a merger or consolidation, each of the Unitas Funds will waive any dissenter’s rights, appraisal rights or similar rights. If the Approved Sale is a stock transfer, each of the Unitas Funds will agree to sells its pro rata shares of each class of securities to be sold in such transfer at the same price and on the same terms and conditions as the Bain Capital Funds. Upon the receipt by the Unitas Funds of their proportional share of the purchase price, the Unitas Funds’ voting rights, rights to distributions and all other rights granted as securityholders will terminate.

For this purpose, an “Approved Sale” is defined in the Securityholders Agreement to mean a transfer by the Bain Capital Funds of any of the following:

•	the majority of the assets of the issuer and its subsidiaries,

•	the majority of Sensata Investment Co.’s outstanding fully diluted ordinary shares (whether by merger, reorganization or otherwise), or

•

the majority of the issuer’s outstanding ordinary shares (whether by merger, reorganization or otherwise), in each case to a person who owns 5% or less of Sensata Investment Co.’s fully diluted ordinary shares or 5% or less of the fully diluted capital stock of any subsidiary of Sensata Investment Co.

Transfer Restrictions

The Unitas Funds may not transfer any of their securities covered by the Securityholders Agreement other than in connection with their participation in a sale by the Bain Capital Funds, an Approved Sale, a public sale or an exempt transfer. In addition, the Unitas Funds have agreed under the terms of the Securityholders Agreement not to effect any transfer of any of their securities or any other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during (i) the seven days prior to and the 180-day period beginning on the effective date of an initial public offering and (ii) the seven days prior to and the 90-day period beginning on the effective date of any other public offering, except as part of any such offering or unless the underwriters managing the registration of any such offering otherwise agree. This agreement, however, is conditioned on the Unitas Funds not being subject to a longer lock-up agreement than the Bain Capital Funds.

Information Rights

So long as the Unitas Funds own in the aggregate at least 50% of the fully diluted ordinary shares of Sensata Investment Co. held by the Unitas Funds on April 27, 2006 (as appropriately adjusted for securities splits, securities dividends, securities combinations, recapitalization and similar transactions), the Unitas Funds have the right to visit and inspect such of Sensata Investment Co.’s and its subsidiaries’ assets, records, files and other information as they may reasonably request (and make copies of such records) and to meet with Sensata Investment Co.’s and its subsidiaries’ officers and other management personnel to obtain in the ordinary course such customary information regarding Sensata Investment Co. and its subsidiaries, and their respective businesses and prospects, as they may reasonably request.

First Amended and Restated Management Securityholders Addendum for the Issuer Securities Plan

All of the issuer’s ordinary shares granted to members of our management, including our executive officers, under the 2006 Purchase Plan, are subject to the First Amended and Restated Management Securityholders Addendum - Dutchco Securities Plan, or the “Issuer Securities Plan Addendum.”

Transfer Restrictions

Management securityholders may not transfer their securities except as follows:

•	transfers to certain permitted transferees, including family members;

•	transfers made in connection with drag along rights or tag along rights;

•	transfers made in connection with the termination of such holder’s employment and the issuer’s exercise of its repurchase option under the 2006 Purchase Plan or any award agreement; and

•

transfers in any public offering in connection with such holder’s registration rights or, after an initial public offering, a transfer pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business.

The transfer restrictions terminate upon a change in control of the issuer’s voting shares or a sale of all or substantially all of the issuer’s assets.

“Tag Along” Rights

If Sensata Investment Co. sells the ordinary shares it holds of the issuer, except a sale in a public offering or certain sales with affiliates, the management securityholders have the right to participate in the sale on the same terms and conditions as Sensata Investment Co. and subject to the conditions in the Issuer Securities Plan Addendum. Each management securityholder participating in the sale will be entitled to receive the same consideration as Sensata Investment Co., except in limited circumstances where the consideration includes securities, in which case the management securityholders may be entitled to have the issuer purchase his/her securities for cash.

If the Sponsors sell more than 50% of the total voting power or economic interest of Sensata Investment Co., except a sale in a public offering or any sale between the Sponsors and their affiliates, the management securityholders have the right participate in the sale on substantially the same terms as they would if the sale instead involved the ordinary shares of the issuer.

Following this offering, upon a management securityholder becoming eligible to sell all of his/her securities pursuant to Rule 144 of the Securities Act, such holder’s tag along rights will terminate.

“Drag Along” Rights

If the issuer’s board of directors approves a change in control of the issuer or a sale of substantially all of the issuer’s assets, the management securityholders agree, if and to the extent requested by the board, to sell their securities on the terms and conditions of the sale. Each management securityholder must receive the same form and amount of consideration per share as received by the Bain Capital Funds and the Unitas Funds. However, in certain limited circumstances where the consideration includes securities, management securityholders may be entitled to have the issuer, the Bain Capital Funds or the Unitas Funds, as the case may be, purchase their securities for cash.

These drag along rights will terminate upon a change in control of the issuer or a sale of all or substantially all of the issuer’s assets.

Each management securityholder participating in a tag along or drag along sale will bear its pro rata share of costs to the extent such costs are incurred for the benefit of all holders of securities and are not otherwise paid by the issuer or the acquiring party. However, any costs incurred by a management securityholder solely for his/her own benefit will be borne by such management securityholder.

Registration Rights

If the issuer proposes to conduct an underwritten registration of any of its securities under the Securities Act (other than in an initial public offering or in connection with registration on Form S-4 or Form S-8) and the issuer is including in such registration any of its securities held by Sensata Investment Co. or the Sponsors and the registration form to be used may be used for the registration of the management securities, the issuer will include upon the request of the management securityholders any securities of such holders.

In any underwritten registration, if the managing underwriter advises the issuer that in its opinion, the number of securities being registered exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, then the issuer may restrict the number of management securities that will be included in the registration.

The issuer will pay all registration expenses, whether or not any registration becomes effective. Additionally, the issuer will pay for one counsel for the management securityholders in connection with the registration rights whether or not any registration becomes effective.

First Amended and Restated Management Securityholders Addendum for the Issuer Option Plan

All of the issuer’s options granted to members of our management, including our executive officers, under the 2006 Option Plan are subject to the First Amended and Restated Management Securityholders Addendum - Dutchco Option Plan, or the “Issuer Option Plan Addendum.” The terms and conditions of the Issuer Option Plan Addendum are substantially the same as those of the Issuer Securities Plan Addendum as described above. The exceptions are as follows:

•	the management securityholders’ rights and obligations under the Issuer Option Plan Addendum become effective only to the extent such holder’s options are exercised; and

•	in connection with any drag along sale, each management securityholder will have the opportunity to exercise vested options prior to or in connection with the sale.

First Amended and Restated Management Securityholders Addendum for the Sensata Investment Co. Securities Plan

All of the securities granted to members of our management, including our executive officers, under the Sensata Investment Company S.C.A. First Amended and Restated 2006 Management Securities Plan are subject to the First Amended and Restated Management Securityholders Addendum, or the “Sensata Investment Co. Plan Addendum.” The terms and conditions of the Sensata Investment Co. Plan Addendum are substantially the same as those of the Issuer Securities Plan Addendum as described above. The exceptions are as follows:

•

the management securityholders’ rights and obligations under the Sensata Investment Co. Plan Addendum are made with respect to the ordinary shares of Sensata Investment Co. and not the issuer, and also include Sensata Investment Co.’s preferred equity certificates and convertible preferred equity certificates; and

•

the provisions found in the Company Management Plan Addendum relating to the tag along rights granted in connection with a sale of Sensata Investment Co. do not apply to the Sensata Investment Co. Plan Agreement.

Transactions with the Sponsors, Sensata Investment Co. and our Management

Upon the close of the 2006 Acquisition, the Sponsors contributed $985.0 million to Sensata Investment Co., which contributed those proceeds to us, and in exchange received 31,636,360 of our ordinary shares, €0.01 nominal value per share, and €616.9 million of deferred payment certificates. The deferred payment certificates were legally issued as debt and provided the holder with a 14% yield on the principal amount.

In May 2006, we granted 20,025 restricted ordinary shares and 390,487 deferred payment certificates with an aggregate value of $623 thousand to members of our senior management who were employees of Texas Instruments immediately prior to the 2006 Acquisition and who forfeited restricted securities upon the divestiture of the S&C business from Texas Instruments. We made these grants to compensate these employees for the loss of such restricted securities. These grants were intended to approximate the value of the forfeited restricted securities.

The table below summarizes the material differences between the terms of the restricted securities held by such employees under the restricted securities plan of Texas Instruments and the terms of the restricted securities that we granted to such employees under our restricted securities plan in May 2006.

Terms	Texas Instruments’ Plan	Sensata’s Plan
Number of employees receiving grants	6	6
Number and class of securities granted	34,500 shares of common stock	20,025 ordinary shares 390,487 deferred payment certificates(1)
Vesting terms	4-year cliff (all participants)	1-year cliff (5 participants) / 3-year cliff (1 participant)
Weighted-average fair value of shares on date of grant	$22.35	$6.99
Fair value of shares on date of forfeiture	$34.83	Not applicable

(1)	These were subsequently converted into 70,998 restricted ordinary shares.

On September 21, 2006, we legally retired the deferred payment certificates by converting them into ordinary shares effective as of April 27, 2006. The table below sets forth by class of holder the number of restricted ordinary shares and deferred payment certificates issued to such holders and the number of restricted ordinary shares issued upon the conversion of deferred payment certificates into ordinary shares:

	Original Issuance			Total Number of Ordinary Shares
Name	No. of Restricted Shares	No. of Deferred Payment Certificates	No. of Ordinary Shares Issued in Conversion
Principal Shareholder:
Sensata Investment Co.	31,636,360	616,909,020	112,165,276	143,801,636

Sensata Management:
Named Executive Officers:
Thomas Wroe	11,466	223,587	40,652	52,118
Martha Sullivan	1,975	38,512	7,002	8,977

Other Management Employees:
Steve Beringhause	1,580	30,810	5,602	7,182
Han-Koo Kaang	2,634	51,363	9,339	11,973
Donna Kimmel	790	15,405	2,801	3,591
Timothy McBride	1,580	30,810	5,602	7,182

Total Sensata Management	20,025	390,487	70,998	91,023

On July 28, 2006, certain members of our management participated in the 2006 Purchase Plan. In connection with this plan, members of our management contributed an aggregate of $1.6 million to Sensata Investment Co. and received an equity interest in Sensata Investment Co. This contribution provided for a beneficial interest in Sensata Investment Company of 0.16%.

The Named Executive Officers and other officers that participated in the 2006 Purchase Plan are identified in the table below:

(Amounts in millions)

Name	Amount Paid	Related Equity Interest in Issuer
Jim Armstrong(1)	$0.1	0.01%
Richard Dane	$0.1	0.02%
Robert Kearney(2)	$0.3	0.03%
Donna Kimmel	$0.1	0.01%
Steve Major	$0.0	0.00%
Martha Sullivan	$0.2	0.02%
Jean-Pierre Vasdeboncoeur	$0.1	0.01%
Thomas Wroe	$0.6	0.06%

Total	$1.6	0.16%

(1)	Former employee of Texas Instruments.
(2)	Former employee of STI.

Transactions with a Shareholder

Some of the partners of Kirkland & Ellis LLP are partners in a partnership that invests in funds managed by advisors associated with Bain Capital and co-invested with Bain Capital in Sensata Investment Co. Through this partnership, these partners of Kirkland & Ellis LLP beneficially own less than 1% of our issued and outstanding ordinary shares. During the fiscal years 2009, 2008 and 2007, we made payments of $2.1 million, $0.8 million and $2.7 million, respectively, to Kirkland & Ellis LLP for legal services.

Share Repurchase

During fiscal year 2008, we repurchased 11,973 restricted ordinary shares from Mr. Han-Koo Kaang, a vice president, at $11.38 per share or an aggregate of $136,253.

Purchase of Outstanding Debt Securities

On June 17, 2009, a Luxembourg company indirectly owned by Bain Capital and certain of our executive officers, specifically Mr. Wroe, Ms. Sullivan and Mr. Cote, made an open market purchase of €42,300,000 in aggregate principal amount of our 11.25% Senior Subordinated Notes for an aggregate purchase price of €18,400,500. The Luxembourg company is a wholly-owned subsidiary of a Cayman Islands limited partnership, of which affiliates of Bain Capital and certain of our executive officers, specifically Mr. Wroe, Ms. Sullivan and Mr. Cote, are limited partners and Bain Capital is the general partner. The Luxembourg company continues to hold the purchased notes.

We intend to use approximately $88.8 million of the net proceeds from this offering to make a tender offer for our outstanding 11.25% Senior Subordinated Notes. As a result, the purchased notes are likely to be repurchased by us at a higher price than that paid by the Luxembourg company for the notes. See “Use of Proceeds” for more information regarding our intended uses for the net proceeds of this offering.

Administrative Services Agreement between Us and Sensata Investment Co.

In March 2009, we and our principal shareholder, Sensata Investment Co., entered into an Administrative Services Agreement for services relating to the review of our financial statements and other administrative matters. The Administrative Services Agreement was entered into with retroactive effectiveness from January 1, 2008. We pay Sensata Investment Co. quarterly for its services, at rates equal to the actual cost incurred by Sensata Investment Co., with such rates reviewed from time to time by us and Sensata Investment Co. During 2009, we advanced $0.3 million to Sensata Investment Co. prior to executing the Administrative Services Agreement. We incurred $0.6 million related to the Administrative Services Agreement during the year ended December 31, 2009, of which $0.3 million was paid in cash and $0.3 million was settled by offsetting existing amounts due from Sensata Investment Co. The Administrative Services Agreement has an indefinite term but may be terminated by either party with 30 days prior written notice. Additionally, Sensata Investment Co. and we have the right to inspect each others’ books and records. We must indemnify Sensata Investment Co. from and against any loss, cost, or expense, including reasonable attorneys’ fees, related to any act or omission in connection with the performance or nonperformance of Sensata Investment Co.’s duties under the agreement.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth the beneficial ownership of our ordinary shares as of February 23, 2010 by:

•	each person known to us to beneficially hold 5% or more of our ordinary shares;

•	each of our directors as of the completion of this offering;

•	each of our Named Executive Officers;

•	all of our executive officers and directors as of the completion of this offering as a group; and

•	each selling shareholder.

The percentage of shares beneficially owned before the offering shown in the table is based upon 144,489,586 ordinary shares outstanding as of February 23, 2010, which includes 433,018 shares that are subject to forfeiture until such shares have vested and are not considered outstanding for accounting purposes. The information relating to numbers and percentages of shares beneficially owned after the offering gives effect to the issuance of ordinary shares in this offering, the sale of ordinary shares by the selling shareholders following the exercise of certain of their options and the vesting of stock options pursuant to the achievement of the performance target under the 2006 Option Plan in connection with this offering.

Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include ordinary shares issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable on or before April 24, 2010, which is 60 days after February 23, 2010. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other persons. Certain of our Named Executive Officers own shares of our principal shareholder, Sensata Investment Co. For completeness, we have also included in the table the number of our ordinary shares that such Named Executive Officers may be deemed to indirectly own as a result of owning such shares of Sensata Investment Co. None of these Named Executive Officers exercise voting or investment power with respect to these shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Each of the persons listed below under “Other Selling Shareholders” is an employee of Sensata. For a description of the material relationships between us and our principal shareholder, Sensata Investment Co., and each of our Named Executive Officers, see “Certain Relationships and Related Party Transactions.” None of the selling shareholders is a broker-dealer or affiliated with a broker-dealer.

Sensata Investment Co. acquired the ordinary shares being offered hereby in the 2006 Acquisition at a price per share of approximately $6.85. All of the ordinary shares being offered by the other selling shareholders will be acquired upon the concurrent exercise of an equal number of outstanding employee stock options. These options were granted to such employees under our existing equity inventive plans in the ordinary course of business, have exercise prices ranging from $6.99 per share to $11.38 per share and, on an aggregate basis, have a weighted-average exercise price for the shares to be sold in this offering of $7.10 per share.

The following table summarizes the respective grant dates for the options that will be exercised by the selling shareholders and sold in this offering:

	Number of Shares
Option Grant Date	Offering	Over-Allotment Option
May 18, 2006	279,946	279,521
October 31, 2006	4,924	4,917
March 28, 2007	54,554	54,472
September 7, 2007	4,914	4,906
November 1, 2007	5,733	5,724
January 17, 2008	3,931	3,925

Total	354,002	353,465

Except as noted below, the address for each of the directors and Named Executive Officers is c/o Sensata Technologies, Inc., 529 Pleasant Street, Attleboro, Massachusetts 02703. The address for Sensata Investment Co. is Socíeté en Commandite par Actions 9A Parc d’, Activité, Syrdall, L-5365 Munsbach, Luxembourg.

	Ordinary Shares Beneficially Owned Before the Offering		Ordinary Shares Being Sold in the Offering	Ordinary Shares Beneficially Owned After the Offering
Name	Number	Percent		Number	Percent
Principal Shareholder:
Sensata Investment Company S.C.A.(1)(2)(3)	144,029,636	99.9%	4,930,209	139,099,427	81.3%
Directors and Named Executive Officers:
Thomas Wroe(4)	618,035	0.4%	71,005	1,320,817	0.8%
Jeffrey Cote(5)	330,900	0.2%	47,173	759,727	0.4%
Martha Sullivan(6)	409,115	0.3%	59,923	1,033,354	0.6%
Martin Carter	—	—	—	—	—
Steve Major(7)	140,764	0.1%	22,580	393,794	0.2%
Richard Dane, Jr.(8)	197,269	0.1%	28,738	518,686	0.3%
Ed Conard	—	—	—	—	—
Paul Edgerley(9)	144,029,636	99.9%	4,930,209	139,099,427	81.3%
John Lewis(3)	—	—	—	—	—
Michael Jacobson(10)	—	—	—	—	—
Seth Meisel(9)(10)	—	—	—	—	—
Charles Peffer(10)	—	—	—	—	—
Walid Sarkis(9)	144,029,636	99.9%	4,930,209	139,099,427	81.3%
Michael Ward(9)	144,029,636	99.9%	4,930,209	139,099,427	81.3%
Stephen Zide(9)	144,029,636	99.9%	4,930,209	139,099,427	81.3%
All directors and executive officers as a group (15 persons)	144,108,686	100.0%	5,180,155	139,559,377	81.5%
Other Selling Shareholders:
Steve Beringhause	122,449	*	18,060	304,905	0.2%
Geert Braaksma	84,494	*	13,135	221,747	0.1%
Santos Alberto Castillo	18,798	*	3,079	53,315	*
Thomas Charboneau	25,065	*	4,105	71,090	*
Susan Gorius	18,798	*	3,079	53,315	*
Robert Hureau	62,185	*	7,381	104,914	*
Han-Koo Kaang	100,258	*	16,422	284,352	0.2%
Donna Kimmel	118,394	*	16,422	305,583	0.2%
Steve McDonald	20,000	*	4,914	55,086	*
Keng Hooi Ng	18,798	*	3,079	53,315	*
Debra Patsky	16,000	*	3,931	44,069	*
Steven Reynolds	18,798	*	3,079	53,315	*
Takeshi Sato	29,300	*	5,733	63,567	*
Gary John Snyder	84,494	*	13,135	221,747	0.1%
Aaron D. Weis	26,010	*	4,924	54,506	*
Catherine White	25,065	*	4,105	71,090	*

*	Less than 0.1%

(1)	Sensata Investment Co., an entity organized in Luxembourg, is controlled by its manager, Sensata Management Company S.A. In such capacity, Sensata Management Company S.A. through its board of directors acting by a majority exercises voting and dispositive power with respect to the ordinary shares of the issuer owned by Sensata Investment Co. The board of directors of Sensata Management Company S.A. is currently comprised of Ms. Ailbne Jennings and Messrs. Walid Sarkis and Michael Goss. Messrs. Sarkis and Goss are each a managing director of Bain Capital. All of the outstanding capital stock of Sensata Management Company S.A. is owned by Bain Capital Fund VIII, L.P. and Bain Capital Fund VIII-E, L.P. and, in that capacity, these funds have the power to appoint the directors of Sensata Management Company S.A. Because of the relationships described in (2) below, Bain Capital Investors, LLC (“BCI”) may be deemed to control these Bain Capital funds and thus may be deemed to share voting and dispositive power with respect to the shares held by Sensata Investment Co. BCI expressly disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. BCI is controlled by an investment committee comprised of the following managing directors of Bain Capital: Andrew Balson, Steven Barnes, Joshua Bekenstein, John Connaughton, Todd Cook, Paul Edgerley, Christopher Gordon, Blair Hendrix, Jordan Hitch, Matthew Levin, Ian Loring, Philip Loughlin, Mark Nunnelly, Stephen Pagliuca, Mark Verdi, Michael Ward and Stephen Zide.
(2)	Bain Capital Fund VIII, L.P. (“Fund VIII”), Bain Capital VIII Coinvestment Fund, L.P. (“Coinvestment VIII”), Bain Capital Fund VIII-E, L.P. (“Fund VIII-E”), Bain Capital Fund IX, L.P. (“Fund IX”), Bain Capital IX Coinvestment Fund, L.P. (“Coinvestment IX”), BCIP Associates III (“BCIP III”), BCIP Trust Associates III (“BCIP Trust III”), BCIP Associates III-B (“BCIP III-B”), BCIP Trust Associates III-B (“BCIP Trust III-B”) and BCIP Associates-G (“BCIP-G”) together hold approximately 80.6% of the equity interests of Sensata Investment Co. BCI is the managing general partner of BCIP III, BCIP Trust III, BCIP III-B, BCIP Trust III-B and BCIP-G. BCI is also the general partner of Bain Capital Partners IX, L.P., which is the general partner of Fund IX and Coinvestment IX, Bain Capital Partners VIII, L.P., which is the general partner of Fund VIII and Coinvestment VIII, and Bain Capital Partners VIII-E, which is general partner of Fund VIII-E. As a result, the investment committee of BCI may be deemed to exercise voting and dispositive power with respect to the shares held by Sensata Investment Co. The address of each entity listed above and each member of the investment committee of BCI is 111 Huntington Avenue, Boston, Massachusetts 02199.
(3)	Asia Opportunity Fund II, L.P. (“Asia Fund II”) and AOF II Employee Co-invest Fund, L.P. (“AOF II”) hold 10.0% and 0.1%, respectively, of the equity interests of Sensata Investment Co. Unitas Capital Equity Partners II, L.P. is the general partner of Asia Fund II and AOF II. Unitas Capital Ltd. is the fund manager to Asia Fund II and AOF II. Mr. Lewis is a Partner of Unitas Capital, and he disclaims the beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares. The address of each entity associated with Unitas is c/o Walkers SPV Limited, PO Box 908 GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands. The address for Mr. Lewis is c/o Suite 3003 30/F One International Finance Center, 1 Harbour View Street, Central, Hong Kong.
(4)	Includes before this offering: (i) 388,499 options exercisable for ordinary shares, of which 256,409 are held in a family trust established for the benefit of Mr. Wroe’s children, and (ii) 93,818 ordinary shares indirectly owned based on such trust’s direct ownership of 90,816 ordinary shares, or 0.07%, of Sensata Investment Co. Includes after this offering: (i) 1,094,492 options exercisable for ordinary shares, of which 256,409 are held in a family trust established for the benefit of Mr. Wroe’s children and (ii) 93,818 ordinary shares indirectly owned based on such trust’s direct ownership of 90,816 ordinary shares, or 0.07%, of Sensata Investment Co.
(5)	Includes before this offering 238,000 options exercisable for ordinary shares. Includes after this offering (i) 666,827 options exercisable for ordinary shares.
(6)	Includes before this offering: (i) 325,838 options exercisable for ordinary shares and (ii) 33,636 ordinary shares indirectly owned based on such person’s direct ownership of 32,560 ordinary shares, or 0.02%, of Sensata Investment Co. Includes after this offering: (i) 917,592 options exercisable for ordinary shares and (ii) 33,636 ordinary shares indirectly owned based on such person’s direct ownership of 32,560 ordinary shares, or 0.02% of Sensata Investment Co.
(7)	Includes before this offering: (i) 137,855 options exercisable for ordinary shares and (ii) 2,909 ordinary shares indirectly owned based on such person’s direct ownership of 2,816 ordinary shares, or 0.002%, of Sensata Investment Co. Includes after this offering: (i) 390,984 options exercisable for ordinary shares and (ii) 2,909 ordinary shares indirectly owned based on such person’s direct ownership of 2,816 ordinary shares, or 0.002%, of Sensata Investment Co.
(8)

Includes before this offering: (i) 175,451 options exercisable for ordinary shares and (ii) 21,818 ordinary shares indirectly owned based on such person’s direct ownership of 21,120 ordinary shares, or 0.02%, of

Sensata Investment Co. Includes after this offering: (i) 497,615 options exercisable for ordinary shares and (ii) 21,818 ordinary shares indirectly owned based on such person’s direct ownership of 21,120 ordinary shares, or 0.02%, of Sensata Investment Co.

(9)	Messrs. Edgerley, Ward and Zide are each a managing director and member of the investment committee of BCI and therefore may be deemed to share voting and dispositive power with respect to all shares of the issuer that may be deemed to be beneficially owned by the Bain Capital funds as described in Note 2 above. Each of these persons disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Messrs. Meisel and Sarkis are general partners of BCIP III and BCIP Trust III and, as a result, each has a pecuniary interest in the shares held by the entities. Messrs. Meisel and Sarkis do not have any voting and dispositive power with respect to shares beneficially owned by these entities.
(10)	Messrs. Jacobson, Meisel and Peffer will be appointed as directors prior to the effective date of the registration statement of which this prospectus is a part and hold no ordinary shares as of February 23, 2010.

Over-Allotment Option

The shareholders listed below have granted the underwriters an option to purchase up to an aggregate of 4,740,000 additional ordinary shares to cover over-allotments. The following table sets forth certain information regarding the number of shares offered by such shareholders and the beneficial ownership of our ordinary shares by such shareholders assuming the underwriters exercise the over-allotment option in full.

Name	Ordinary Shares Beneficially Owned Before the Offering		Number of Ordinary Shares Being Sold in the Offering	Number of Ordinary Shares Offered In the Over-Allotment Option	Shares Beneficially Owned After the Offering
	Number	Percentage			Number	Percentage
Principal Shareholder:
Sensata Investment Company S.C.A.	144,029,636	99.9%	4,930,209	4,386,535	134,712,892	78.5%
Directors and Named Executive Officers:
Thomas Wroe	618,035	0.4%	71,005	70,898	1,247,061	0.7%
Jeffrey Cote	330,900	0.2%	47,173	47,102	712,625	0.4%
Martha Sullivan	409,115	0.3%	59,923	59,832	972,498	0.6%
Steve Major	140,764	0.1%	22,580	22,546	371,159	0.2%
Richard Dane, Jr.	197,269	0.1%	28,738	28,695	489,327	0.3%
Other Selling Shareholders:
Steve Beringhause	122,449	*	18,060	18,032	286,873	0.2%
Geert Braaksma	84,494	*	13,135	13,115	208,632	0.1%
Santos Alberto Castillo	18,798	*	3,079	3,074	50,241	*
Thomas Charboneau	25,065	*	4,105	4,099	66,991	*
Susan Gorius	18,798	*	3,079	3,074	50,241	*
Robert Hureau	62,185	*	7,381	7,370	97,544	*
Han-Koo Kaang	100,258	*	16,422	16,397	267,955	0.2%
Donna Kimmel	118,394	*	16,422	16,397	288,743	0.2%
Steve McDonald	20,000	*	4,914	4,906	50,180	*
Keng Hooi Ng	18,798	*	3,079	3,074	50,241	*
Debra Patsky	16,000	*	3,931	3,925	40,144	*
Steven Reynolds	18,798	*	3,079	3,074	50,241	*
Takeshi Sato	29,300	*	5,733	5,724	57,843	*
Gary John Snyder	84,494	*	13,135	13,115	208,632	0.1%
Aaron D. Weis	26,010	*	4,924	4,917	49,589	*
Catherine White	25,065	*	4,105	4,099	66,991	*

*	Less than 0.1%

We have agreed to pay all of the expenses of the shareholders selling shares in this offering and in the event the over-allotment option is exercised, other than underwriting discounts and commissions. In the event the underwriters’ over-allotment option is not exercised in full, the number of shares to be sold by the shareholders listed above will be reduced proportionately.

DESCRIPTION OF ORDINARY SHARES

Set out below is a summary description of our ordinary shares and related material provisions of our articles of association and of Book 2 of the Dutch Civil Code which governs the rights of holders of our ordinary shares. This summary takes into account our conversion into a public company with limited liability and the amendment of the articles of association prior to the completion of this offering.

Authorized Share Capital

As of February 23, 2010, we had 175,000,000 authorized ordinary shares, €0.01 nominal value per share, of which 144,489,586 ordinary shares were outstanding, including 433,018 ordinary shares that are subject to forfeiture until such shares have vested and are not considered outstanding for accounting purposes. As of February 23, 2010, we had 14 holders of record of our ordinary shares. In connection with this offering, we issued additional shares and increased our authorized share capital. As of the date of this prospectus, we had 350,000,000 authorized ordinary shares, €0.01 nominal value per share, and 350,000,000 authorized preference shares, €0.01 nominal value per share. Upon the completion of this offering, under the terms of our amended articles of incorporation, our authorized share capital will automatically increase to 400,000,000 ordinary shares, €0.01 nominal value per share, of which 171,159,377 ordinary shares will be outstanding, and 400,000,000 preference shares, €0.01 nominal value per share, none of which will be outstanding. Prior to the consummation of this offering, we intend to adopt two anti-takeover measures: provisions in our articles of association preventing business combinations with interested shareholders and preference shares. See “Shareholder Rights—Anti-Takeover Provisions.”

Shareholder Rights

General Meetings of Shareholders

At least one general meeting of shareholders must be held every year within six months of the end of our fiscal year. We anticipate that all shareholder meetings will take place in the Netherlands. The rights of shareholders may only be changed by amending our articles of association. A resolution to amend our articles of association is only valid if the board of directors makes a proposal or shareholders representing at least 1% of our issued and outstanding stock or whose shares represent a value of €50 million or more make a request within 30 days of a general meeting to amend the articles of association and such proposal is adopted by a simple majority of votes cast. The closing price of our shares listed on the New York Stock Exchange on the date of a shareholder request will be decisive in determining whether the shares of a shareholder represent a value of €50 million or more at the time of the request.

Voting Rights

Each ordinary share represents the right to cast one vote at a general meeting of shareholders. In general, resolutions must be passed with a majority of the votes validly cast. We are not allowed to exercise voting rights for ordinary shares we hold directly or indirectly, unless the shares are subject to a right of usufruct or pledge for the benefit of a third party not being a subsidiary. The following resolutions require a two-thirds majority vote if less than half of the issued share capital is present or represented at the general meeting of shareholders:

•	capital reduction;

•	exclusion or restriction of pre-emptive rights, or designation of the board of directors as the authorized corporate body for this purpose; and

•	merger or demerger.

Pursuant to Dutch law, the articles of association of a Dutch company may provide that resolutions of shareholders may be adopted without convening a meeting. However, such resolutions may only be adopted in writing by unanimous vote of the shareholders entitled to vote. Under our amended articles of association, shareholders will be permitted to take action by unanimous written consent and not only at a general meeting of shareholders.

Appraisal Rights

Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights.

Shareholder Suits

In the event a third party is liable to a Dutch company, generally only the company itself can bring a civil action against that party. Therefore, our individual shareholders do not have the right to bring an action on behalf of the issuer. Only in the event that the cause for the liability of a third party to the issuer also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests may institute a collective action. The collective action cannot result in an order for payment of monetary damages but may result in a declaratory judgment. The foundation or association and the defendant are permitted to reach (often on the basis of such declaratory judgment) a settlement which provides for monetary compensation for damages. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Issuance of Ordinary Shares

Our board of directors has the power to issue ordinary shares if and to the extent that the general meeting of shareholders has designated the board, or if the board has been designated by the articles of association, to act as the authorized body for this purpose. A designation of authority to the board of directors to issue shares remains effective for the period specified by the general meeting or specified in the articles of association and may be up to five years from the date of designation. A general meeting of shareholders may renew annually the designation by the general meeting of shareholders and the designation in the articles of association may also be renewed by amending the articles of association for additional periods of up to five years. Without this designation by the general meeting of shareholders or the articles of association, only the general meeting of shareholders has the power to authorize the issuance of ordinary shares but only at the proposal of the board of directors. In a general meeting of our shareholders to be held prior to the closing of this offering, a proposal will be submitted to designate our board of directors as the corporate body with the power to issue and/or grant rights to subscribe for ordinary shares for a period of five years from the date thereof and to issue such number of ordinary shares as shall be permitted by our authorized capital from time to time.

Repurchase of Our Ordinary Shares

Subject to certain provisions of Dutch law and our articles of association, we may acquire our ordinary shares if no valuable consideration is given or the following conditions are met:

•

a general meeting of shareholders has authorized our board of directors to acquire the ordinary shares, which authorization may be valid for no more than 18 months and shall stipulate the number of shares that may be acquired and the upper and lower limit of the price of acquisition;

•

our shareholders’ equity, after deduction of the price of acquisition, is not less than the sum of the paid-in and called-up portion of the share capital and the reserves that the laws of the Netherlands or our articles of association require us to maintain; and

•	we would not hold after such purchase, or hold as pledgee, ordinary shares with an aggregate par value exceeding 50% of our issued share capital.

In a general meeting of our shareholders to be held prior to the closing of this offering, a proposal will be submitted to the general meeting of shareholders to grant authorization to our board of directors for a period of

18 months from the date of that meeting to acquire as many shares in our capital as is permitted by the law and our articles of association, whether through the stock exchange or by other means, at prices between an amount equal to the nominal value of the ordinary shares and an amount equal to 110% of the market prices of the ordinary shares on the New York Stock Exchange (the market price being the average of the closing price on each of the 30 consecutive days of trading preceding the three trading days prior to the date of repurchase).

Dividends

Dividends may only be paid out of profit as shown in the adopted annual accounts. We will only have power to make distributions to shareholders and other persons entitled to distributable profits to the extent our equity exceeds the sum of the paid and called up portion of the ordinary share capital and the reserves that must be maintained in accordance with provisions of the laws of the Netherlands or our articles of association. The profits must first be used to set up and maintain reserves required by law and must then be set off against certain financial losses. Subsequently, out of the profits a distribution will be made on the preference shares if issued and such reservations will be made as our board of directors will determine. We may not make any distribution of profits on ordinary shares that we hold, unless the shares are subject to a right of usufruct or pledge for the benefit of a third party. Any allocation of our remaining profits shall be determined by a resolution of the shareholders. If the shareholders do not adopt a resolution with respect to the allocation of profits then we will reserve our profits. Interim distributions may be effected by resolution of either the shareholders or the board of directors.

All calculations to determine the amounts available for dividends will be based on our unconsolidated annual accounts, which may be different from our consolidated financial statements, such as those included in this prospectus. Our statutory accounts will be prepared, under IFRS and are deposited with the Commercial Register in Amsterdam, the Netherlands. We are dependent on dividends or other advances from our operating subsidiaries to fund any dividends we may pay on our ordinary shares.

Preemptive Rights

Under Dutch law, in the event of an issuance of ordinary shares, each holder of ordinary shares will have a pro rata preemptive right to the number of ordinary shares held by such shareholder (with the exception of ordinary shares to be issued to employees or shares issued against a contribution other than in cash). Preemptive rights may be limited or excluded by the general meeting of shareholders at the proposal of our board of directors or by our board of directors if designated by the general meeting of shareholders or by the articles of association for a period not exceeding 5 years. In a general meeting of our shareholders to be held prior to the closing of this offering, a proposal will be submitted to the general meeting of shareholders to designate our board of directors as the corporate body with the power to limit or exclude pre-emptive rights for a period of five years from the date thereof.

Capital Reduction

At the proposal of our board of directors, our shareholders may reduce our issued share capital either by canceling ordinary shares held in treasury or by amending our articles of association to reduce the par value of the ordinary shares. A resolution to reduce our capital requires the approval of at least a majority of the votes cast at a general meeting of shareholders. A two-thirds majority vote is required if less than half of the issued share capital is present or represented at the general meeting of shareholders. Any reductions in the par value of the ordinary shares, with or without repayment, must be effected in proportion to all shares unless consent is given by each of the shareholders involved.

A partial repayment of ordinary shares under the laws of the Netherlands is only allowed upon the adoption of a resolution to reduce the par value of the ordinary shares. The repayment must be made pro rata on all ordinary shares, but this requirement may be waived with the consent of all affected shareholders. In some circumstances, our creditors may be able to prevent a resolution to reduce our share capital from taking effect.

Anti-Takeover Provisions

Dutch law permits us to adopt protective measures against takeovers. Prior to the completion of this offering, we intend to adopt provisions in our articles of association to prevent “business combinations” with “interested shareholders” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” will include a legal merger, asset sale or other similar transactions or a transaction resulting in a financial benefit to the interested shareholder other than a benefit derived from his shareholding. An “interested shareholder” will be defined as a person who, together with its group companies (within the meaning of Section 2:24b of the Dutch Civil Code), owns (or owned within the previous three years) shares representing 15% or more of our issued and outstanding share capital.

The approval of our general meeting of shareholders will be required for our board of directors to enter into discussions with an interested shareholder regarding a business combination between us and such interested shareholder. The resolution of our general meeting of shareholders must be adopted by a majority of the votes cast in favor, representing at least two-thirds of the issued and outstanding ordinary shares other than the shares owned by the interested shareholder. However, this process will not apply if:

•

a majority of the members of the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, and those members of the board of directors were appointed as members of the board prior to the transaction that resulted in the shareholder becoming an interested shareholder; or

•

upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned a number of ordinary shares representing at least 85% of the issued and outstanding shares when the transaction commenced, provided the shares owned by our directors and officers are not taken into account in calculating that percentage.

These provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the qualified majority requirement for the shareholder approval would be avoided if our board of directors approves either the business combination or the transaction which results in the shareholder becoming an interested shareholder. Such provisions also may have the effect of preventing changes in our board of directors. It is further possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Prior to the completion of this offering, we intend to adopt one additional anti-takeover measure: the ability of our board of directors to issue without shareholder approval preference shares or to grant a foundation yet to be established the right to obtain preference shares, up to a maximum equal to 100% of issued capital, other than such preference shares, at the time of issue of the preference shares. The price that will be due by the foundation for these preference shares should equal the nominal value. Only twenty-five percent of the nominal value may be payable. Preference shares are a separate class of equity securities of the issuer that can be issued for defensive purposes because such shares can be issued with significant voting power. Such shares would typically have both a liquidation and dividend preference over the ordinary shares and otherwise accrue cash dividends at a fixed rate. The board of directors will be authorized by our shareholders to issue these shares in the future in order to protect us from influences that do not serve our best interests and threaten to undermine our continuity, independence and identity. These influences may result from a third party acquiring a significant amount of our ordinary shares, the announcement of a public offer or other concentration of control or any other form of unreasonable pressure exercised on us to amend our strategic polices. If the board determines to issue the preference shares to such a foundation, the foundation’s articles of association will provide that it shall endeavor to serve our best interests, our associated business and all parties connected to us, warding off as much as possible any influences that conflict with these interests and threaten to undermine our continuity, independence and identity. This foundation shall operate independently of us.

From the profit as shown in the profit and loss account prepared in accordance with IFRS for the most recently completed financial year, first a distribution will be made, where possible, on the preference shares of a percentage equal to the average one month EURO Interbank Offered Rate weighted to reflect the number of days for which the payment is made, plus a premium to be determined by our board of directors, of at least one percentage point and at most four percentage points, depending on the prevailing market conditions. The dividend will be calculated based on the IFRS accounts over the proportionate period of time if the preference shares were issued during the financial year. If our profit is not sufficient to make the full distribution, the deficit will be distributed out of the freely distributable reserves.

Subject to the limits of the New York Stock Exchange listing rules, the preference shares would vote together with the ordinary shares on matters submitted to shareholders for approval and have the same number of votes per share as the number of ordinary shares with a nominal value which in the aggregate equals the nominal value of such a preference share. By issuing the preference shares in the appropriate number, this anti-takeover measure may result in the holders of such preference shares having voting power equal to all issued ordinary shares. This anti-takeover measure can be used to provide time for our board of directors to negotiate the terms of a possible transaction that is in the best interest of all our stakeholders.

In addition to the foregoing, certain provisions of Dutch law and/or our articles of association could have the effect of making it more difficult for shareholders to remove existing members of our board of directors. For example:

•	shareholders can take action by written consent, but only if all shareholders give their consent to the action;

•

a resolution passed by a two-thirds majority of the votes cast representing more than one-half of the issued and outstanding share capital is necessary to suspend or remove members of the board of directors; and

•

director vacancies may only be filled from a list that was prepared by the board of directors unless a resolution is passed with two-thirds majority of the votes cast representing more than one-half of the issued capital at a general meeting of shareholders providing that such list is not binding and, in that event, a new list of nominees will be prepared by the board of directors.

Compensation of Our Board of Directors

Under Dutch law, the shareholders must adopt the compensation policy for the board of directors. Prior to completion of this offering, our shareholders will adopt such compensation policies. See “Executive Compensation—Director Compensation.”

Removal of Directors

The general meeting of shareholders has the authority to suspend or remove members of our board of directors at any time, including without cause by a resolution passed with two-thirds majority of the votes cast representing more than one half of the issued and outstanding share capital.

Shareholder Vote on Certain Reorganizations

Under Dutch law, the approval of the general meeting of shareholders of a public limited liability company is required in case of significant decisions regarding our structure, including: (i) a transfer of all or substantially all of our business to a third party; (ii) the entry into or termination of a significant long-term cooperation of the company or a subsidiary with another entity; and (iii) the acquisition or divestment by it or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet in the last adopted annual accounts of the company.

Netherlands Squeeze-out Proceedings

If a person, company or two or more group of companies, within the meaning of Article 2:24b of the Dutch Civil Code, acting in concert holds 95% or more of our issued share capital by par value, that person, company or group of companies acting in concert may acquire the remaining ordinary shares by initiating squeeze-out proceedings against the holders of the remaining shares. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal and may be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure. The Enterprise Chamber may grant the claim for squeeze-out and determine the price to be paid for the shares. Upon completion of this offering, our principal shareholder, Sensata Investment Co., will own approximately 81.3% of our outstanding ordinary shares.

Adoption of Annual Accounts and Discharge of Management Liability

Our board of directors must prepare annual accounts within five months after the end of our financial year, unless the shareholders have approved an extension of this period for up to six additional months due to certain special circumstances. The annual accounts must be accompanied by an auditor’s certificate, an annual report and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, our shareholders must approve the appointment and removal of our independent auditors, as referred to in Article 2:393 Dutch Civil Code, to audit the annual accounts. The annual accounts are adopted by our shareholders at the general meeting of shareholders and will be prepared in accordance with IFRS.

The adoption of the annual accounts by our shareholders does not release the members of our board of directors from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution.

Our financial reporting will be subject to the supervision of the Netherlands Authority for the Financial Markets, or “AFM.” The AFM keeps a register in which we are obliged to file our financial reports. The AFM will review the content of the financial reports and has the authority to approach us with requests for information in case on the basis of publicly available information it has reasonable doubts as to the integrity of our financial reporting.

Liquidation Rights

If we are dissolved or wound up, the assets remaining after payment of our liabilities will be first applied to pay back the amounts paid up on the preference shares together with any unpaid distributions and then to pay back the amounts paid up on the ordinary shares. Any remaining assets will be distributed among our shareholders in proportion to the par value of their shareholdings. All distributions referred to in this paragraph shall be made in accordance with the relevant provisions of the laws of the Netherlands.

Limitations on Non-Residents and Exchange Controls

There are no limits under the laws of the Netherlands or in our articles of association on non-residents of the Netherlands holding or voting our ordinary shares. Currently, there are no exchange controls under the laws of the Netherlands on the conduct of our operations or affecting the remittance of dividends.

Disclosure of Insider Transactions

Members of our board of directors and other insiders within the meaning of Section 5:60 of The Dutch Act on the Financial Supervision must report to The Netherlands Authority for the Financial Markets if they carry out or cause to be carried out, for their own account, a transaction in our ordinary shares or in securities whose value is at least in part determined by the value of our ordinary shares.

Books and Records

Pursuant to Dutch law, our board of directors provides all information to the shareholders’ meeting, but is not obligated to provide such information to individual shareholders unless a significant interest dictates otherwise.

Registrar and Transfer Agent

A register of holders of the ordinary shares will be maintained by American Stock Transfer & Trust Company, LLC. American Stock Transfer & Trust Company, LLC will also serve as the transfer agent. The telephone number of American Stock Transfer & Trust Company, LLC is (800) 937-5449.

Corporate Governance

The Dutch Corporate Governance Code

The revised Dutch Corporate Governance Code, or the Dutch Corporate Code, became effective on January 1, 2009. The Dutch Corporate Code contains principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The Dutch Corporate Code applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere. Such companies are required under Dutch law to disclose in their Dutch annual reports filed in the Netherlands whether or not they apply those provisions of the Dutch Corporate Code that are addressed to the board of directors of the company and, if they do not apply those provisions, to explain why they deviated from such provisions.

Although the shares have not previously been listed, we have taken various actions towards compliance with the provisions of the Dutch Corporate Code.

The Dutch Corporate Code provides that if a company’s general meeting of shareholders explicitly approves the company’s corporate governance structure and policy and endorses the explanation for any deviation from the principles and best practice provisions, such company will be deemed to have applied the Dutch Corporate Code. Prior to the completion of this offering, we expect our shareholders to approve our corporate governance structure and policy and endorse the explanation for deviations from the principles and best practice provisions. We have not applied a number of principles and best practice provisions, in many cases because they conflict with the corporate governance rules of the New York Stock Exchange with which we will comply.

The following discussion summarizes the primary differences between our expected corporate governance structure following this offering and the principles and best practices provisions of the Dutch Corporate Code:

•

Dutch legal requirements concerning director independence differ in certain respects from the rules applicable to U.S. companies listed on the New York Stock Exchange. While under most circumstances both regimes require that a majority of board members be independent, the definition of this term under the Dutch Corporate Code differs from the definition under the New York Stock Exchange corporate governance standards. In some cases the Dutch requirement is more stringent, such as by requiring a longer “look back” period (five years as compared to three years) for former executive directors. In other cases, the New York Stock Exchange rule is stricter. For example, directors of a Dutch company who are affiliated with a direct or indirect parent company are considered independent under the Dutch Corporate Code (unless the parent company is a Dutch company and is listed in a member state of the European Union), whereas the same directors are not considered independent pursuant to the New York Stock Exchange rules. We intend to follow the independence rules of the New York Stock Exchange.

•	The Dutch Corporate Code provides that the chairman of the board may not also be or have been an executive director. Prior to the completion of this offering, Mr. Wroe will be appointed as both Chief

Executive Officer and Chairman of the board of directors. In the Netherlands, legislation is pending that prohibits an executive member of the board of a Dutch limited liability company from being chairman of the board. This proposed legislation was sent to the Dutch Lower House in November 2008 for comments and amendments. After the process of consultation with the Dutch Lower House has been completed, the proposal will be sent to the Dutch Senate. We cannot predict when or if the legislation will be finalized and implemented. If the legislation becomes effective in the Netherlands, we expect that our board of directors will appoint one of the non-executive members of the board as Chairman.

•

In contrast to rules applicable to U.S. companies, which require that external auditors be appointed by a company’s audit committee, the Dutch Corporate Code requires that external auditors be appointed by the shareholders. In accordance with the requirements of Dutch law, the appointment and removal of our independent registered public accounting firm must be approved by the shareholders. However, our audit committee is directly responsible for the recommendation to the shareholders of the appointment and compensation of the independent registered public accounting firm and oversees and evaluates the work of our independent registered public accounting firm.

•

The Dutch Corporate Code recommends that companies have an internal audit function. We do not currently have an internal audit function, but pursuant to the Dutch Corporate Code, our audit committee will review annually the need for an internal auditor.

•

While the New York Stock Exchange rules do not require listed companies to have shareholders approve or declare dividends, the Dutch Corporate Code recommends shareholder approval for payments of dividends. We do not intend to seek shareholder approval for the payment of dividends.

•

The Dutch Corporate Code provides that board members may not serve on the board of more than two listed companies. However, several of our directors will be board members of more than two listed companies.

•

We will not comply with the Dutch Corporate Code provision that prohibits board members who receive options from exercising such options until after the third anniversary of the grant date. Options granted to members of our board of directors may generally be exercised at any time until their expiration.

•

The Dutch Corporate Code provides that shares granted to board members without financial consideration must be retained for at least five years or until the termination of employment, whichever is shorter. However, shares granted to our board members do not have similar restrictions.

•

The Dutch Corporate Code provides that remuneration in the event of termination of employment may not exceed one year’s salary. However, our chief executive officer is entitled to remuneration equal to two years of salary in connection with a termination without cause, for good reason or due to death or disability.

•

We will follow the corporate governance standards of the New York Stock Exchange relating to announcing and broadcasting meetings with analysts, presentations to analysts and investors and press conferences. These standards may conflict with, or may require less disclosure than, the Dutch Corporate Code.

•

The Dutch Corporate Code recommends that the voting rights of financing preference shares be based on the fair value of the capital contribution. Subject to the limits of the New York Stock Exchange listing rules, our preference shares would vote together with the ordinary shares on matters submitted to shareholders for approval and the voting rights attaching to the preference shares shall be based on the nominal value per share.

•	The Dutch Corporate Code recommends that the general meeting of shareholders of a company not having statutory two tier status may pass a resolution to cancel the binding nature of a nomination for the appointment of a member of the management board or of the supervisory board and/or a resolution to dismiss a member of the management board or of the supervisory board by an absolute majority of the votes cast. It may be provided that this majority should represent a given proportion of the issued capital, which proportion may not exceed one third. Our articles of association will provide that the majority should represent two-thirds of the votes cast, representing more than half of the issued capital.

•

The Dutch Corporate Code recommends that each substantial change in the corporate governance structure of a company and in the compliance of a company with the Dutch Corporate Code be submitted to the general meeting of shareholders for discussion under a separate agenda item. We have not applied a number of principles and best practice provisions, in many cases because they conflict with the corporate governance rules of the New York Stock Exchange with which we will comply. These deviations from the Dutch Corporate Code will not first be submitted to the general meeting of shareholders.

•

The Dutch Corporate Code recommends that a non-executive member of the board may not be granted any shares and/or rights to shares by way of remuneration. Our non-executive directors will be granted the possibility to participate in equity incentive plans.

Board of Directors

We maintain a single-tiered board of directors comprising both executive directors and non-executive directors. Under Dutch law, the board of directors is responsible for the policy and day-to-day management of the company. The non-executive directors supervise and provide guidance to the executive directors. Each director owes a duty to the company to properly perform the duties assigned to him and to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. Any board resolution regarding a significant change in the identity or character of the company requires shareholders’ approval.

Director Terms

Under Dutch law, a director of a listed company is generally appointed for a maximum term of four years. However, there is no limit on the number of terms a director may serve. Prior to the completion of this offering, directors will be appointed for a term of one year. See “Management—Board Composition.”

Director Vacancies

The directors are appointed at the general meeting of the shareholders. Our directors may be elected by the vote of a majority of votes cast at a general meeting of shareholders provided that our board of directors has proposed the election. An appointment by the general meeting of shareholders shall be made from a list that was prepared by the board of directors of candidates containing the names of at least two persons for each vacancy to be filled. Notwithstanding the foregoing, the general meeting of shareholders may, at all times, by a resolution passed with a two-thirds majority of the votes cast representing more than one half of the issued capital, resolve that such list shall not be binding and, in that event, a new list of nominees will be prepared by the board of directors.

Conflict of Interest Transactions

The Articles of Association provide that in the event we have a conflict of interest with one or more members of the board of directors, we may still be represented by the members of the board of directors. In the event of a conflict, however, Dutch law grants the general meeting of shareholders the power to designate one or more other persons to represent the company.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Netherlands, and a substantial portion of our assets are located outside of the United States. As a result, although we have appointed an agent for service of process in the U.S., it may be difficult or impossible for United States investors to effect service of process within the United States upon us or to realize in the United States on any judgment against us including for civil liabilities under the United States securities laws. Therefore, any judgment obtained in any United States federal or state court against us may have to be enforced in the courts of the Netherlands, or such other foreign jurisdiction, as applicable. Investors should not assume that the courts of the Netherlands, or such foreign jurisdiction would enforce judgments of United States courts obtained against us predicated upon the civil liability provisions of the United States securities laws or that such courts would enforce, in original actions, liabilities against us predicated solely upon such laws. Dutch law, furthermore, does not recognize a shareholder’s right to bring a derivative action on behalf of a company.

We have appointed CT Corporation, 111 Eighth Avenue, New York, New York, as our agent for service of process in any suit, action or proceedings with respect to actions under United States federal or state securities laws brought in any United States federal or state court located in The City of New York, Borough of Manhattan, and we will submit to such jurisdiction.

The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon United States federal securities laws, would not be automatically enforceable in the Netherlands and new proceedings on the merits must be initiated before a Dutch court. In order to obtain a judgment which is enforceable in the Netherlands the claim must be relitigated before a competent Dutch court in accordance with section 431 of the Dutch Code on Civil Procedure. If the party in whose favor such final judgment is rendered brings a new suit in a competent court in the Netherlands such party may submit to a Dutch court the final judgment that has been rendered in the United States and such court will have discretion to attach such weight to that judgment as it deems appropriate. A Dutch court will, under current practice, generally grant the same judgment without a de novo analysis on the merits (i) if that judgment results from legal proceedings compatible with Dutch notions of due process, (ii) if that judgment does not contravene public policy (openbare orde) of the Netherlands and (iii) if the jurisdiction of the United States has been based on internationally accepted principles of private international law. To date, we are aware of only one case in which a Dutch court has considered whether such a foreign judgment would be enforced in the Netherlands. In that case, a U.S. court entered a default judgment against the defendant, a Netherlands resident, in a lawsuit involving a breach of contact claim. The defendant sought to relitigate the claim in the Netherlands. The Dutch lower court ruled that the criteria discussed above were satisfied with respect to the U.S. judgment, as a result of which the Dutch court granted the same judgment without a review of the merits of the underlying claim. Investors should not assume, however, that the courts of the Netherlands, or such other foreign jurisdictions, would enforce judgments of United States courts obtained against us predicated upon the civil liability provisions of the United States securities laws or that such courts would enforce, in original actions, liabilities against us predicated solely upon such laws.

Additionally, there may be doubt as to the enforceability, in original actions in Dutch courts, of liabilities based solely upon the federal securities laws of the United States. Finally, under the rules of Dutch private international law (and those of the EC Regulation on the Law Applicable to Contractual Obligations (Rome I) of 17 June 2008, or the “Rome I Regulation”), in applying the laws of another jurisdiction the Dutch courts may (i) give effect to the overriding mandatory rules irrespective of the law otherwise applicable thereto, (ii) give effect to the overriding mandatory rules of the law of the country where any of the obligations arising out of an agreement have to be or have been performed, insofar as those rules render the performance of the agreement unlawful and (iii) refuse the application of a term or condition of an Agreement or a rule of foreign law applicable thereto under the Rome I Regulation, if that application is manifestly incompatible with Dutch public policy.

ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our ordinary shares. Future sales of our ordinary shares in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our ordinary shares in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of ordinary shares outstanding, including ordinary shares held by management that are subject to forfeiture until such shares are vested, upon completion of this offering, 171,159,377 ordinary shares will be outstanding, assuming no exercise of currently outstanding options other than the options to be exercised by the selling shareholders in connection with this offering. All of the ordinary shares sold in this offering will be freely tradable unless purchased by our affiliates. The remaining 139,559,377 ordinary shares outstanding after this offering, based on shares outstanding as of the date of this prospectus, will be restricted as a result of U.S. federal securities laws, lock-up agreements or other contractual restrictions that restrict transfers for at least 180 days after the date of this prospectus, subject to certain extensions. These remaining shares will generally become available for sale in the public market subject to compliance with applicable securities laws or upon expiration of these lock-up agreements or other contractual restrictions.

All of our outstanding ordinary shares issued prior to this offering are considered “Restricted Securities,” as defined under Rule 144, in that they were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered under the Securities Act or pursuant to an exemption from registration, such as Rule 144 or Rule 701 under the Securities Act as so summarized below.

Rule 144

In general, a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities in the public market provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are and have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and have filed all required reports during that time period. In addition, a person who has beneficially owned restricted ordinary shares for at least 12 months would be entitled to sell their securities in the public market provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding (approximately 1.7 million shares immediately after this offering); or

•	the average weekly trading volume of our ordinary shares on the New York Stock Exchange during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and have filed all required reports during that time period. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Rule 701

Rule 701 under the Securities Act permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares. However, all Rule 701 shares are subject to lock-up agreements as described elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-up Agreements

We, our directors and officers and all of our other shareholders and optionholders have agreed with the underwriters, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible or exercisable or exchangeable for ordinary shares, (ii) in our case, file any registration statement with the Securities and Exchange Commission relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, during the period ending 180 days after the date of this prospectus, except with the prior written consent of Morgan Stanley & Co. Incorporated and Barclays Capital Inc., on behalf of the underwriters. The underwriters may waive these restrictions in their discretion. Currently, the underwriters have no intention to release the aforementioned holders of our ordinary shares from the lock-up restrictions described above.

Our lock-up agreement provides exceptions. See the section of this prospectus entitled “Underwriting.”

Registration Rights

We are party to a number of agreements that provide for registration rights for certain of our shareholders (including both demand and “piggyback” registration rights). See “Certain Relationships and Related Party Transactions—The Investor Rights Agreement” and “—Securityholders Agreement” included elsewhere in this prospectus.

After this offering, the holders of 139,099,427 ordinary shares, or approximately 81.3% based on shares outstanding, will be entitled to rights with respect to registration of such shares under the Securities Act. Except for shares purchased by affiliates, registration of their shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the applicable registration statement, subject to the expiration of the lock-up period.

Stock Plans

As of December 31, 2009, we had outstanding stock options to purchase 12,925,148 ordinary shares, of which options to purchase 2,195,472 ordinary shares were vested. As soon as practicable after the completion of this offering, we intend to file a Form S-8 registration statement under the Securities Act to register our ordinary shares subject to options outstanding or reserved for issuance under our equity incentive plans. In addition, we intend to file a Form S-8 registration statement under the Securities Act to register our ordinary shares reserved for issuance under our employee stock purchase plan prior to the commencement of the first offering period. This registration statement will become effective immediately upon filing, and shares covered by this registration statement will thereupon be eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates, and subject to any vesting requirements and lock-up agreements. For a more complete discussion of our stock plans, see “Executive Compensation—Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.”

DESCRIPTION OF CERTAIN OUTSTANDING INDEBTEDNESS

Senior Secured Credit Facility

General

On April 27, 2006, Sensata Technologies B.V. entered into a multi-currency $1,500.0 million senior secured credit facility with Morgan Stanley Senior Funding, Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners, L.P., as joint lead arrangers (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility consists of a $150.0 million multi-currency revolving credit facility, a $950.0 million U.S. dollar-denominated term loan facility, and a €325.0 million Euro-denominated term loan facility ($400.1 million, at issuance). As of December 31, 2009, after adjusting for outstanding letters of credit with an aggregate value of $18.9 million, there was $131.1 million of borrowing capacity available under the revolving credit facility. The outstanding letters of credit are issued primarily for the benefit of a consignment arrangement and certain other operating activities. As of December 31, 2009, no amounts had been drawn against these outstanding letters of credit. These outstanding letters of credit are scheduled to expire in June 2010.

Amounts under the revolving credit facility may be borrowed, repaid and re-borrowed to fund our working capital needs. No amounts under the term loans, once repaid, may be reborrowed.

Guarantors

Borrowers under the Senior Secured Credit Facility include Sensata Technologies B.V. and Sensata Technologies Finance Company, LLC. All obligations under the Senior Secured Credit Facility are unconditionally guaranteed by certain of our U.S. subsidiaries (with the exception of those subsidiaries acquired in the acquisition of First Technology Automotive) and certain subsidiaries located in the Netherlands, Mexico, Brazil, Japan, South Korea and Malaysia (with the exception of those subsidiaries acquired in the Airpax acquisition) (collectively, the “Guarantors”). The collateral for such borrowings under the Senior Secured Credit Facility consists of all shares of capital stock, intercompany debt and substantially all present and future property and assets of the Guarantors.

Maturity and Amortization

The maturity of the revolving credit facility is April 27, 2012. Loans made pursuant to the revolving credit facility must be repaid in full on or prior to such date, and all letters of credit issued thereunder will terminate unless cash collateralized prior to such time. The maturity of the term loan facility is April 27, 2013. The term loan must be repaid during the final year of the term loan facility in equal quarterly amounts, subject to amortization of approximately 1% per year prior to such final year.

Interest Rates

At Sensata Technologies B.V.’s option, loans under the revolving credit facility and the term loan facility denominated in dollars may be maintained from time to time as (x) Base Rate Loans, which bear interest at the Applicable Rate in excess of the Base Rate in effect from time to time, or (y) Eurodollar Rate Loans, which bear interest at the Applicable Rate in excess of the Eurodollar Rate (adjusted for maximum reserves) as determined by the administrative agent for the respective interest period. Term loan facility and revolving credit facility borrowings denominated in Euros shall be maintained from time to time as EURIBOR Loans, which bear interest at the Applicable Rate in excess of EURIBOR (plus mandatory costs) as determined by the administrative agent for the respective interest period. “Base Rate” is defined in the Senior Secured Credit Facility to mean the higher of (x) 1/2 of 1% per annum in excess of the federal funds rate and (y) the rate of interest published by the Wall Street Journal from time to time as the “prime rate.” “EURIBOR” means, in relation to any interest period, (x) the percentage rate per annum determined by the Banking Federation for the European Union for such period displayed on the appropriate page of the Telerate screen, or the “Screen Rate,” or (y) if the Screen Rate is not available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the administrative agent at its request quoted by the reference banks to leading banks in the European Interbank Market. “Applicable Rate” is defined to mean at any time, (x) in respect of the revolving credit facility, the applicable percentage determined in accordance with a pricing grid based on our pro forma consolidated total leverage ratio (the “Total Leverage Ratio”) and (y) in respect of the term loan facilities, 0.75% per annum in respect of Base Rate Loans, 1.75% per annum in respect of Eurodollar Rate Loans and 2.00% per annum in respect of EURIBOR Loans.

Availability

Initial Availability.

Revolving loans may be borrowed, repaid and reborrowed at any time; term loans may only be borrowed on April 27, 2006 and no amount of term loans once repaid may be reborrowed.

Incremental Availability.

The Senior Secured Credit Facility provides for an incremental term loan facility and/or incremental revolving credit facility in an aggregate principal amount of $250.0 million, and $100.0 million of such aggregate amount is only permitted to be incurred to finance permitted acquisitions. On December 19, 2006, we borrowed €73.0 million ($95.4 million, at issuance) to finance the purchase of First Technology Automotive, reducing incremental borrowing capacity to $154.6 million. The incremental facilities rank pari passu in right of payment and security with the other Senior Secured Credit Facilities and mature at the final maturity of the term loan facility and the revolving credit facility, respectively. The incremental borrowing facilities may be activated at any time up to a maximum of three times during the term of the Senior Secured Credit Facility with consent required only from those lenders that agree, at their sole discretion, to participate in such incremental facility and subject to certain conditions, including pro forma compliance with all financial covenants as of the date of incurrence and for the most recent determination period after giving effect to the incurrence of such incremental facility.

Security

The borrower and each of the guarantors under the Senior Secured Credit Facility granted the administrative agent and the lenders a valid and perfected first priority (subject to certain customary exceptions) lien and security interest in all of the following:

(1)	All shares of capital stock of (or other ownership interests in) and intercompany debt of the borrower and each present and future subsidiary of the borrower or such guarantor, and

(2)	Substantially all present and future property and assets, real and personal, of the borrower or such guarantor, except to the extent (a) the cost of obtaining security interests in any such item of collateral is excessive in relation to the benefit to the lenders or (b) a security interest is prohibited by the terms of the collateral from being granted or would give a third party the right to take action that would substantially impair the value of the collateral.

Covenants

The Senior Secured Credit Facility requires us to comply with customary affirmative, negative and financial covenants. Set forth below is a brief description of such covenants, all of which are subject to customary exceptions and qualifications:

Affirmative Covenants.

The affirmative covenants require: (i) compliance with laws and regulations (including, without limitation, ERISA and environmental laws); (ii) payment of taxes and other material obligations; (iii) maintenance of appropriate and adequate insurance; (iv) preservation of corporate existence, rights (charter and statutory), franchises, permits, licenses and approvals; (v) preparation of environmental reports; (vi) visitation and inspection rights; (vii) keeping of proper books in accordance with generally accepted accounting principles; (viii) maintenance of properties; (ix) use of proceeds; (x) designation of restricted and unrestricted subsidiaries; (xi) maintenance of ratings; (xii) actions undertaken in connection with junior financing documents; (xiii) certain tax matters; (xiv) further assurances as to perfection and priority of security interests; and (xv) customary financial and other reporting requirements (including, without limitation, audited annual financial statements and quarterly unaudited financial statements, in each case prepared on a consolidated basis, notices of defaults, compliance certificates, annual business plans and forecasts, reports to shareholders and other creditors and other business and financial information as the administrative agent shall reasonably request).

Negative Covenants

The negative covenants include restrictions with respect to (i) liens; (ii) debt (including guaranties or other contingent obligations); (iii) mergers and consolidations, liquidations and dissolutions; (iv) sales, transfers and other dispositions of assets; (v) loans, acquisitions, joint ventures and other investments; (vi) dividends and other distributions to stockholders (with exceptions for proceeds from sales of certain specific assets); (vii) designation of senior debt; (viii) becoming a general partner in any partnership; (ix) repurchasing shares of capital stock; (x) prepaying, redeeming or repurchasing subordinated debt; (xi) capital expenditures; (xii) granting negative pledges other than to the administrative agent and the lenders; (xiii) changing the principal nature of our business; (xiv) conducting transactions with affiliates on terms equivalent to those obtainable on an arm’s length basis; (xv) amending organizational documents or amending or otherwise modifying the terms of any subordinated debt; (xvi) passive holding company covenant; and (xvii) changing accounting policies or reporting practices.

Financial Covenants

We are required to maintain financial covenants that, among other things, limit our maximum total leverage ratio (total indebtedness to Consolidated EBITDA as defined) and minimum interest coverage ratio (Consolidated EBITDA to total interest expense, as defined). All of the financial covenants are calculated on a pro forma basis and for each consecutive four fiscal quarter periods, ending with most recent fiscal quarter. As described in our credit agreement, these financial covenants become more restrictive over time.

Events of Default

The Senior Secured Credit Facility provides for customary events of default, including: (a) failure to pay principal when due, or to pay interest or fees within five business days after the same becomes due or other amounts within ten business days after the same becomes due, subject to applicable grace periods; (b) any representation or warranty proving to have been materially incorrect or misleading when made or confirmed; (c) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after notice of such failure; (d) cross-defaults to other indebtedness in an amount not less than $50 million; (e) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (f) monetary judgment defaults in an amount in excess of $50 million not covered by insurance; (g) impairment of loan documentation or security; (h) change of control; (i) inability to pay debts as they become due and (j) standard ERISA defaults. The Senior Secured Credit Facility provides the equity investors the ability to cure financial covenant defaults through equity infusions.

8% Senior Notes due 2014

General

Sensata Technologies B.V. issued 8% Senior Notes (the “8% Senior Notes”) under an indenture (the “8% Senior Notes Indenture”), dated April 27, 2006, among itself, as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”). The 8% Senior Notes Indenture is unlimited in aggregate principal amount. As of December 31, 2009, there were $340.0 million in aggregate principal amount of 8% Senior Notes outstanding. Sensata Technologies B.V. may issue an unlimited principal amount of additional notes having identical terms and conditions as the 8% Senior Notes (the “Additional Senior Notes”). Sensata Technologies B.V. will only be permitted to issue such Additional Senior Notes if at the time of such issuance, it was in compliance with the covenants contained in the 8% Senior Notes Indenture. Any Additional Senior Notes will be part of the same issue as the currently outstanding 8% Senior Notes and will vote on all matters with the holders of such 8% Senior Notes. The 8% Senior Notes mature on May 1, 2014, and interest on the 8% Senior Notes is payable semi-annually (at 8% per annum) on May 1 and November 1 of each year. The net proceeds of the sale of the 8% Senior Notes were used to finance a portion of the 2006 Acquisition.

Capitalized terms used in the section that are not otherwise defined have the meaning ascribed to them in the 8% Senior Notes Indenture.

Ranking

The 8% Senior Notes are unsecured senior obligations of Sensata Technologies B.V. and rank:

•	senior in right of payment to all of its existing and future senior subordinated and subordinated indebtedness, including the outstanding notes and exchange notes;

•	equally in right of payment with any of its existing and future senior unsecured indebtedness;

•

effectively junior in right of payment to all its secured indebtedness, including any indebtedness under its Senior Secured Credit Facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all of the obligations, including trade payables, of any subsidiaries that do not guarantee the 8% Senior Notes.

In the event of bankruptcy, liquidation, reorganization or other winding up of Sensata Technologies B.V. or its subsidiary guarantors or upon a default in payment with respect to, or the acceleration of, any indebtedness under the Senior Secured Credit Facility or other secured indebtedness, the assets of Sensata Technologies B.V. and its subsidiary guarantors that secure secured indebtedness will be available to pay obligations on the 8% Senior Notes and the subsidiary guarantees only after all indebtedness under the Senior Secured Credit Facility and other secured indebtedness has been repaid in full from such assets.

Note Guarantees

The Guarantors have jointly and severally, unconditionally guaranteed on a senior subordinated basis Sensata Technologies B.V.’s obligations under the 8% Senior Notes and all of its obligations under the 8% Senior Notes Indenture. Such subsidiary guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders of 8% Senior Notes in enforcing any rights under the note guarantees. The obligations of each subsidiary guarantor under the subsidiary guarantees rank:

•

senior in right of payment to all of such guarantor’s existing and future senior subordinated and subordinated indebtedness, including its guarantee of the existing Senior Subordinated Notes and the exchange notes offered hereby;

•	equally in right of payment with any existing and future senior unsecured indebtedness of such guarantor;

•

effectively junior in right of payment to all of such guarantor’s secured indebtedness, including its guarantee under our Senior Secured Credit Facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all of the obligations, including trade payables, of any subsidiaries that do not guarantee the 8% Senior Notes.

The obligations of each subsidiary guarantor under its subsidiary guarantee is limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under or similar laws affecting the rights of creditors generally.

Redemption

Sensata Technologies B.V. may redeem some or all of the 8% Senior Notes on or after May 1, 2010 at the redemption prices listed below, plus accrued interest.

Year	Percentage
2010	104.0%
2011	102.0%
2012 and thereafter	100.0%

Sensata Technologies B.V. may also redeem any of the 8% Senior Notes at any time prior to May 1, 2010, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the applicable premium, which is the greater of (a) 1% of the then outstanding principal amount of 8% Senior Notes and (b) the excess of the sum of the present value of the 8% Senior Notes on such redemption date and all required interest payments due on such notes through May 1, 2011, over the then outstanding principal amount of the 8% Senior Notes.

If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the 8% Senior Notes or the guarantees, Sensata Technologies B.V. may redeem the 8% Senior Notes of that series in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption.

Upon a change of control, Sensata Technologies B.V. will be required to make an offer to purchase the 8% Senior Notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of repurchase. In the event of a change of control, the 8% Senior Notes will be subject to repurchase prior to the Senior Subordinated Notes.

Change of Control

If a change of control occurs, Sensata Technologies B.V. will be required to offer to purchase the 8% Senior Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. A “change of control” is generally defined under the 8% Senior Notes Indenture to mean:

(1)	the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of Sensata Technologies B.V. and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder;

(2)	Sensata Technologies B.V. becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities; or

(3)

the first day on which the majority of the Board of Directors of Sensata Technologies B.V. then in office shall cease to consist of individuals who (i) were members of such Board of Directors on April 27, 2006 or (ii) were either (x) nominated for election by such Board of Directors, a majority of whom were directors on April 27, 2006 or whose election or nomination for election was previously approved by a majority of such directors or who were designated or appointed pursuant to clause (y) below, or (y) designated or appointed by a Permitted Holder.

“Permitted Holders” is defined in the 8% Senior Notes Indenture to mean (i) each of the Bain Capital Funds and their respective Affiliates, but not including, however, any portfolio companies of the Bain Capital Funds, (ii) Officers, provided that if such Officers beneficially own more shares of Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities than the number of such shares beneficially owned by all the Officers as of April 27, 2006 or acquired by Officers within 90 days of such date, such excess shall be deemed not to be beneficially owned by Permitted Holders, and (iii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” the Bain Capital Funds, Affiliates and Officers (subject, in the case of Officers, to the foregoing limitation), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities held by such “group.”

Events of Default

The 8% Senior Notes Indenture contains customary events of default, including, without limitation, payment defaults, covenant defaults, certain cross-defaults to mortgages, indentures or other instruments, certain events of bankruptcy and insolvency with respect to Sensata Technologies B.V. or any Significant Subsidiary, judgment defaults in excess of $40.0 million, and failure of any guaranty of a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of the 8% Senior Notes to be in full force and effect.

Covenants

The 8% Senior Notes Indenture contains covenants for the benefit of the holders of the 8% Senior Notes that, among other things, limit the ability of Sensata Technologies B.V. and any of its restricted subsidiaries to:

•	incur additional debt or issue preferred stock;

•	create liens;

•	create restrictions on our subsidiaries’ ability to make payments to Sensata Technologies B.V.;

•	pay dividends and make other distributions in respect of our capital stock;

•	redeem or repurchase our capital stock or prepay subordinated indebtedness;

•	make certain investments or certain other restricted payments;

•	guarantee indebtedness;

•	designate unrestricted subsidiaries;

•	sell certain kinds of assets;

•	enter into certain types of transactions with affiliates; and

•	effect mergers or consolidations.

These covenants are subject to a number of important qualifications and exceptions.

Additional Information

The foregoing summary of certain of the provisions of the 8% Senior Notes Indenture is qualified in its entirety by reference to all of the provisions of the 8% Senior Notes Indenture, which has been filed with the SEC. See “Where You Can Find More Information.”

9% Senior Subordinated Notes

General

Sensata Technologies B.V. issued 9% Senior Subordinated Notes (the “9% Senior Subordinated Notes”) under an indenture (the “9% Senior Subordinated Notes Indenture”), dated April 27, 2006, among itself, as issuer, The Bank of New York Mellon, as trustee (the “Trustee”), and the Guarantors. The 9% Senior Subordinated Notes Indenture is unlimited in aggregate principal amount. As of December 31, 2009, there were $254.3 million in aggregate principal amount of 9% Senior Subordinated Notes outstanding. Sensata Technologies B.V. may issue an unlimited principal amount of additional notes having identical terms and conditions as the 9% Senior Subordinated Notes (the “Additional Senior Subordinated Notes”). Sensata Technologies B.V. will only be permitted to issue such Additional Senior Subordinated Notes if at the time of such issuance, it was in compliance with the covenants contained in the 9% Senior Subordinated Notes Indenture. Any Additional Senior Subordinated Notes will be part of the same issue as the currently outstanding 9% Senior Subordinated Notes and will vote on all matters with the holders of such 9% Senior Subordinated Notes. The 9% Senior Subordinated Notes mature on May 1, 2016, and interest on the 9% Senior Subordinated Notes is payable semi-annually on May 1 and November 1 of each year. The 9% Senior Subordinated Notes were issued in an aggregate principal amount of €245.0 million. Proceeds from the issuance of the Senior Subordinated Notes were used to fund a portion of the 2006 Acquisition.

Capitalized terms used in the section that are not otherwise defined have the meaning ascribed to them in the 9% Senior Subordinated Notes Indenture.

Ranking

The 9% Senior Subordinated Notes are general unsecured obligations of Sensata Technologies B.V. and rank:

•

subordinated in right of payment to all existing and future Senior Debt of Sensata Technologies B.V., including Sensata Technologies B.V.’s obligations under the Senior Notes and the Senior Secured Credit Facility, and to all Indebtedness and other liabilities (including trade payables) of its Subsidiaries that are not Guarantors;

•	are pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of Sensata Technologies B.V., including the existing 9% Senior Subordinated Notes, and

•	are senior in right of payment to all future Subordinated Indebtedness of Sensata Technologies B.V., if any.

In the event of bankruptcy, liquidation, reorganization or other winding up of Sensata Technologies B.V. or its subsidiary guarantors or upon a default in payment with respect to, or the acceleration of, any indebtedness under the Senior Secured Credit Facility, the 8% Senior Notes or other secured indebtedness, the assets of Sensata Technologies B.V. and its subsidiary guarantors that secure secured indebtedness will be available to pay obligations on the 9% Senior Subordinated Notes and the subsidiary guarantees only after all indebtedness under the Senior Secured Credit Facility, other secured indebtedness and the 8% Senior Notes has been repaid in full from such assets.

Note Guarantees

The Guarantors have jointly and severally, unconditionally guaranteed on a senior subordinated basis Sensata Technologies B.V.’s obligations under the 9% Senior Subordinated Notes and all of its obligations under the 9% Senior Subordinated Notes Indenture. Such subsidiary guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders of 9% Senior Subordinated Notes in enforcing any rights under the note guarantees. The obligations of each Guarantor are general unsecured obligations of such Guarantor and rank:

•	subordinated in right of payment to all existing and future Senior Debt of such Guarantor;

•	pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor; and

•	senior in right of payment to all future Subordinated Indebtedness of such Guarantor, if any.

The Indenture permits Sensata Technologies B.V. and the Guarantors to incur additional Senior Debt or Guarantor Senior Debt (as applicable). The obligations of each subsidiary Guarantor under its subsidiary guarantee is limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under or similar laws affecting the rights of creditors generally.

Redemptions

Sensata Technologies B.V. may redeem some or all of the 9% Senior Subordinated Notes on or after May 1, 2011 at the redemption prices listed below, plus accrued interest.

Year	Percentage
2011	104.5%
2012	103.0%
2013	101.5%
2014 and thereafter	100.0%

Sensata Technologies B.V. may also redeem any of the 9% Senior Subordinated Notes at any time prior to May 1, 2011, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the applicable premium, which is the greater of (a) 1% of the then outstanding principal amount of 9% Senior Subordinated Notes and (b) the excess of the sum of the present value of the 9% Senior Subordinated Notes on such redemption date and all required interest payments due on such notes through May 1, 2011, over the then outstanding principal amount of the 9% Senior Subordinated Notes.

If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the 9% Senior Subordinated Notes or the guarantees, Sensata Technologies B.V. may redeem the 9% Senior Subordinated Notes of that series in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption.

Upon a change of control, Sensata Technologies B.V. will be required to make an offer to purchase the 9% Senior Subordinated Notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of repurchase.

Change of Control

If a change of control occurs, Sensata Technologies B.V. will be required to offer to purchase the 9% Senior Subordinated Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. A “change of control” is generally defined under the 9% Senior Subordinated Notes Indenture to mean:

(1)	the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of Sensata Technologies B.V. and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder;

(2)	Sensata Technologies B.V. becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any

Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities; or

(3)	the first day on which the majority of the Board of Directors of Sensata Technologies B.V. then in office shall cease to consist of individuals who (i) were members of such Board of Directors on the Issue Date or (ii) were either (x) nominated for election by such Board of Directors, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors or who were designated or appointed pursuant to clause (y) below, or (y) designated or appointed by a Permitted Holder.

“Permitted Holders” is defined in the 9% Senior Subordinated Notes Indenture to mean (i) each of the Bain Capital Funds and their respective Affiliates, but not including, however, any portfolio companies of the Bain Capital Funds, (ii) Officers, provided that if such Officers beneficially own more shares of Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities than the number of such shares beneficially owned by all the Officers as of the issue date or acquired by Officers within 90 days of such date, such excess shall be deemed not to be beneficially owned by Permitted Holders, and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” the Bain Capital Funds, Affiliates and Officers (subject, in the case of Officers, to the foregoing limitation), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities held by such “group.”

Events of Default

The 9% Senior Subordinated Notes Indenture contains customary events of default, including, without limitation, payment defaults, covenant defaults, certain cross-defaults to mortgages, indentures or other instruments, certain events of bankruptcy and insolvency with respect to Sensata Technologies B.V. or any Significant Subsidiary, judgment defaults in excess of $40.0 million, and failure of any guaranty of a Significant Subsidiary or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary, of the 9% Senior Subordinated Notes to be in full force and effect.

Covenants

The 9% Senior Subordinated Notes Indenture contains covenants for the benefit of the holders of the 9% Senior Subordinated Notes that, among other things, limit the ability of Sensata Technologies B.V. and any of its restricted subsidiaries to:

•	incur additional debt or issue preferred stock;

•	create liens;

•	create restrictions on our subsidiaries’ ability to make payments to Sensata Technologies B.V.;

•	pay dividends and make other distributions in respect of our capital stock;

•	redeem or repurchase our capital stock or prepay subordinated indebtedness;

•	make certain investments or certain other restricted payments;

•	guarantee indebtedness;

•	designate unrestricted subsidiaries;

•	sell certain kinds of assets;

•	enter into certain types of transactions with affiliates; and

•	effect mergers or consolidations.

These covenants are subject to a number of important qualifications and exceptions.

Additional Information

The foregoing summary of certain of the provisions of the 9% Senior Subordinated Notes Indenture is qualified in its entirety by reference to all of the provisions of the 9% Senior Subordinated Notes Indenture, which has been filed with the SEC. See “Where You Can Find More Information.”

11.25% Senior Subordinated Notes

General

Sensata Technologies B.V. issued 11.25% Senior Subordinated Notes (the “11.25% Senior Subordinated Notes”) under an indenture (the “11.25% Senior Subordinated Notes Indenture”), dated July 23, 2008, among itself, as issuer, The Bank of New York Mellon, as trustee (the “Trustee”), The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent, and the Guarantors. The 11.25% Senior Subordinated Notes Indenture is unlimited in aggregate principal amount. As of December 31, 2009, there were $196.5 million in aggregate principal amount of 11.25% Senior Subordinated Notes outstanding. Sensata Technologies B.V. may issue an unlimited principal amount of additional notes having identical terms and conditions as the 11.25% Senior Subordinated Notes (the “Additional Senior Subordinated Notes”). Sensata Technologies B.V. will only be permitted to issue such Additional Senior Subordinated Notes if at the time of such issuance, it was in compliance with the covenants contained in the 11.25% Senior Subordinated Notes Indenture. Any Additional Senior Subordinated Notes will be part of the same issue as the currently outstanding 11.25% Senior Subordinated Notes and will vote on all matters with the holders of such 11.25% Senior Subordinated Notes. The 11.25% Senior Subordinated Notes mature on January 15, 2014, and interest on the 11.25% Senior Subordinated Notes is payable semi-annually on January 15 and July 15 of each year. The 11.25% Senior Subordinated Notes were issued in an aggregate principal amount of €141.0 million. Proceeds from the issuance of the 11.25% Senior Subordinated Notes were used to refinance amounts outstanding under an existing senior subordinated term loan, originally issued as bridge financing in connection with the Airpax acquisition. The 11.25% Senior Subordinated Notes were issued and the bridge financing was retired in a non-cash transaction.

Capitalized terms used in the section that are not otherwise defined have the meaning ascribed to them in the 11.25% Senior Subordinated Notes Indenture.

Ranking

The 11.25% Senior Subordinated Notes are general unsecured obligations of Sensata Technologies B.V. and rank:

•

subordinated in right of payment to all existing and future Senior Debt of Sensata Technologies B.V., including Sensata Technologies B.V.’s obligations under the Senior Notes and the Senior Secured Credit Facility, and to all Indebtedness and other liabilities (including trade payables) of its Subsidiaries that are not Guarantors;

•	are pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of Sensata Technologies B.V., including the existing 11.25% Senior Subordinated Notes, and

•	are senior in right of payment to all future Subordinated Indebtedness of Sensata Technologies B.V., if any.

In the event of bankruptcy, liquidation, reorganization or other winding up of Sensata Technologies B.V. or its subsidiary guarantors or upon a default in payment with respect to, or the acceleration of, any indebtedness under the Senior Secured Credit Facility, the 8% Senior Notes or other secured indebtedness, the assets of Sensata Technologies B.V. and its subsidiary guarantors that secure secured indebtedness will be available to pay obligations on the 11.25% Senior Subordinated Notes and the subsidiary guarantees only after all indebtedness under the Senior Secured Credit Facility, other secured indebtedness and the 8% Senior Notes has been repaid in full from such assets.

Note Guarantees

The Guarantors have jointly and severally, unconditionally guaranteed on a senior subordinated basis Sensata Technologies B.V.’s obligations under the 11.25% Senior Subordinated Notes and all of its obligations under the 11.25% Senior Subordinated Notes Indenture. Such subsidiary guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders of 11.25% Senior Subordinated Notes in enforcing any rights under the note guarantees. The obligations of each Guarantor are general unsecured obligations of such Guarantor and rank:

•	subordinated in right of payment to all existing and future Senior Debt of such Guarantor;

•	pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor; and

•	senior in right of payment to all future Subordinated Indebtedness of such Guarantor, if any.

The Indenture permits Sensata Technologies B.V. and the Guarantors to incur additional Senior Debt or Guarantor Senior Debt (as applicable). The obligations of each Guarantor under its subsidiary guarantee is limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under or similar laws affecting the rights of creditors generally.

Redemptions

Sensata Technologies B.V. may redeem some or all of the 11.25% Senior Subordinated Notes on or after January 15, 2010 at the redemption prices listed below, plus accrued interest.

Year	Percentage
2010	105.625%
2011	102.813%
2012 and thereafter	100.000%

If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the 11.25% Senior Subordinated Notes or the guarantees, Sensata Technologies B.V. may redeem the 11.25% Senior Subordinated Notes of that series in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption.

Upon a change of control, Sensata Technologies B.V. will be required to make an offer to purchase the 11.25% Senior Subordinated Notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of repurchase.

Change of Control

If a change of control occurs, Sensata Technologies B.V. will be required to offer to purchase the 11.25% Senior Subordinated Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. A “change of control” is generally defined under the 11.25% Senior Subordinated Notes Indenture to mean:

(1)	the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of Sensata Technologies B.V. and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder;

(2)	Sensata Technologies B.V. becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities; or

(3)	the first day on which the majority of the Board of Directors of Sensata Technologies B.V. then in office shall cease to consist of individuals who (i) were members of such Board of Directors on the Issue Date or (ii) were either (x) nominated for election by such Board of Directors, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors or who were designated or appointed pursuant to clause (y) below, or (y) designated or appointed by a Permitted Holder.

“Permitted Holders” is defined in the 11.25% Senior Subordinated Notes Indenture to mean (i) each of the Bain Capital Funds and their respective Affiliates, but not including, however, any portfolio companies of the Bain Capital Funds, (ii) Officers, provided that if such Officers beneficially own more shares of Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities than the number of such shares beneficially owned by all the Officers as of the issue date or acquired by Officers within 90 days of such date, such excess shall be deemed not to be beneficially owned by Permitted Holders, and (iii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” the Bain Capital Funds, Affiliates and Officers (subject, in the case of Officers, to the foregoing limitation), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Sensata Technologies B.V. or any of its direct or indirect parent entities held by such “group.”

Events of Default

The 11.25% Senior Subordinated Notes Indenture contains customary events of default, including, without limitation, payment defaults, covenant defaults, certain cross-defaults to mortgages, indentures or other instruments, certain events of bankruptcy and insolvency with respect to Sensata Technologies B.V. or any Significant Subsidiary, judgment defaults in excess of $40.0 million, and failure of any guaranty of a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of the 11.25% Senior Subordinated Notes to be in full force and effect.

Covenants

The 11.25% Senior Subordinated Notes Indenture contains covenants for the benefit of the holders of the 11.25% Senior Subordinated Notes that, among other things, limit the ability of Sensata Technologies B.V. and any of its restricted subsidiaries to:

•	incur additional debt or issue preferred stock;

•	create liens;

•	create restrictions on our subsidiaries’ ability to make payments to Sensata Technologies B.V.;

•	pay dividends and make other distributions in respect of our capital stock;

•	redeem or repurchase our capital stock or prepay subordinated indebtedness;

•	make certain investments or certain other restricted payments;

•	guarantee indebtedness;

•	designate unrestricted subsidiaries;

•	sell certain kinds of assets;

•	enter into certain types of transactions with affiliates; and

•	effect mergers or consolidations.

These covenants are subject to a number of important qualifications and exceptions.

Additional Information

The foregoing summary of certain of the provisions of the 11.25% Senior Subordinated Notes Indenture is qualified in its entirety by reference to all of the provisions of the 11.25% Senior Subordinated Notes Indenture, which has been filed with the SEC. See “Where You Can Find More Information.”

TAX CONSIDERATIONS

Netherlands Tax Considerations

The following is a summary of Netherlands tax consequences of the holding and disposal of ordinary shares. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of ordinary shares. Holders should consult with their own tax advisors with regards to the tax consequences of investing in the ordinary shares in their particular circumstances.

Please note that this summary does not describe the tax considerations for holders of ordinary shares if such holders, and in the case of an individual or his/her partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest or deemed substantial interest in us as defined in the Netherlands Income Tax Act 2001. Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his/her partner (statutorily defined term), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) holds rights to acquire, directly or indirectly, such interest; or (iii) holds certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest arises if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis. Furthermore, this summary does not describe the tax considerations for holders of ordinary shares if the holder has an interest in us that qualifies for the participation exemption as set forth in the Netherlands Corporate Income Tax Act 1969. Generally speaking, a corporate holder of ordinary shares is considered to hold a qualifying interest in us, if such interest reflects a shareholding of at least 5% of our total issued and outstanding nominal share capital.

Except as otherwise indicated, this summary only addresses Netherlands national tax legislation and regulations, as in effect on the date hereof and as interpreted in published case law on the date hereof and is subject to change after such date, including changes that could have retroactive effect.

Withholding Tax

Dividends distributed by us generally are subject to Netherlands dividend withholding tax at a rate of 15%. The expression “dividends distributed” includes, among others:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of capital not recognized as paid-in for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds of redemption of ordinary shares, or proceeds of the repurchase of ordinary shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those ordinary shares as recognized for the purposes of Netherlands dividend withholding tax;

•

an amount equal to the par value of ordinary shares issued or an increase of the par value of ordinary shares, to the extent that it does not appear that a contribution, recognized for the purposes of Netherlands dividend withholding tax, has been made or will be made; and

•

partial repayment of the paid-in capital, recognized for the purposes of Netherlands dividend withholding tax, if and to the extent that we have net profits (“zuivere winst”), unless the holders of ordinary shares have resolved in advance at a general meeting to make such repayment and the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment of our articles of association.

If a holder of ordinary shares is resident in a country other than the Netherlands and if a double taxation convention is in effect between the Netherlands and such other country, such holder of ordinary shares may, depending on the terms of that double taxation convention, be eligible for a full or partial exemption from, or refund of, Netherlands dividend withholding tax, provided such relief is timely and duly claimed.

Dividend distributions to a U.S. holder of ordinary shares (with an interest of less than 10% of the voting rights in us) are subject to 15% dividend withholding tax, which is equal to the rate such U.S. holder may be entitled to under the convention between the Kingdom of the Netherlands and the U.S. for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, done in Washington, December 18, 1992, as amended from time to time (“Netherlands-U.S. Treaty”). As such, there is no need to claim a refund of the excess of the amount withheld over the tax treaty rate.

On the basis of article 35 of the Netherlands-US Treaty, qualifying U.S. pension trusts are under certain conditions entitled to a full exemption from Netherlands dividend withholding tax. Such qualifying exempt U.S. pension trusts must file form IB 96 USA, along with a valid certificate, for the application of relief at source from dividend withholding tax. If we receive the required documentation prior to the relevant dividend payment date, then we may apply such relief at source. If a qualifying exempt U.S. pension trust fails to satisfy these requirements prior to the payment of a dividend, then such qualifying exempt pension trust may claim a refund of Netherlands withholding tax by filing form IB 96 USA with the Netherlands tax authorities. On the basis of article 36 of the Netherlands-U.S. Treaty, qualifying exempt U.S. organizations are under certain conditions entitled to a full exemption from Netherlands dividend withholding tax. Such qualifying exempt U.S. organizations are not entitled to claim relief at source, and instead must claim a refund of Netherlands withholding tax by filing form IB 95 USA with the Netherlands tax authorities.

Individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Netherlands tax purposes (“Netherlands resident individuals” and “Netherlands resident entities” as the case may be), including individuals who have made an election for the application of the rules of the Netherlands Income Tax Act 2001 as they apply to residents of the Netherlands, can generally credit Dutch dividend withholding tax against his Dutch income tax or its Dutch corporation tax liability, as the case may be, and generally are entitled to a refund in the form of a negative assessment of Dutch income tax or Dutch corporation tax, as the case may be, insofar as such dividend withholding tax, together with any other creditable domestic and/or foreign taxes, exceeds his aggregate Dutch income tax or its aggregate Dutch corporation tax liability, as the case may be, provided that, in the case of a Dutch corporate entity, (i) the dividends distributed by us in respect of which such dividend withholding tax is withheld are included in its taxable profits and (ii) it has timely and duly filed a corporation tax return. In the case of a Dutch corporate entity for which dividends distributed by us are not included in its taxable profits, the dividend withholding tax withheld thereon is refunded upon a timely and duly filed request. The same generally applies to holders of ordinary shares that are attributable to a Netherlands permanent establishment of such non-resident shareholder.

Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Netherlands dividend withholding tax is denied if the recipient of the dividend distributed by us is not the beneficial owner of the proceeds of such distribution. A holder of shares who receives proceeds therefrom shall not be recognized as the beneficial owner of such proceeds if, in connection with the receipt of the proceeds, it has given a consideration, in the framework of a composite transaction including, without limitation, the mere acquisition of one or more dividend coupons or the creation of short-term rights of enjoyment of shares (“kortlopende genotsrechten op aandelen”), whereas it may be presumed that (i) such proceeds in whole or in part, directly or indirectly, inure to a person who would not have been entitled to an exemption from, reduction or refund of, or credit for, dividend withholding tax, or who would have been entitled to a smaller reduction or refund of, or credit for, dividend withholding tax than the actual recipient of the proceeds; and (ii) such person acquires or retains, directly or indirectly, an interest in shares or similar instruments, comparable to its interest in shares prior to the time the composite transaction was first initiated.

Taxes on Income and Capital Gains

Non-residents of the Netherlands.

A holder of ordinary shares will not be subject to Netherlands taxes on income or on capital gains in respect of any payment under the ordinary shares or any gain realized on the disposal or deemed disposal of the ordinary shares, provided that:

(i)	such holder is neither a resident nor deemed to be resident in the Netherlands for Netherlands tax purposes and, if such holder is an individual, such holder has not made an election for the application of the rules of the Netherlands Income Tax Act 2001 as they apply to residents of the Netherlands;

(ii)	such holder does not have an interest in an enterprise or a deemed enterprise which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, a deemed permanent establishment (statutorily defined term) or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable;

(iii)	in the event such holder is an individual, the ordinary shares and any benefits derived or deemed to be derived from the ordinary shares, have no connection with a past, present or future employment or membership of a management board or a supervisory board; and

(iv)	in the event such holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that exceed ordinary active asset management (in Dutch: “normaal vermogensbeheer”) and that the ordinary shares are not held, whether directly or indirectly, and any benefits to be derived from such ordinary shares are not intended, in whole or in part, as remuneration for activities performed by a holder of ordinary shares or by a person who is a connected person to such holder as meant by article 3.92b, paragraph 5, of the Dutch Income Tax Act 2001 and such holder of ordinary shares does not derive, or is deemed to derive, benefits from the ordinary shares that are (otherwise) taxable as benefits from other activities in the Netherlands (“resultaat uit overige werkzaamheden”).

Netherlands resident individuals.

If a holder of ordinary shares is a Netherlands resident individual (including the non-resident individual holder who has made an election for the application of the rules of the Netherlands Income Tax Act 2001 as they apply to residents of The Netherlands), any benefit derived or deemed to be derived from the ordinary shares is taxable at the progressive income tax rates (with a maximum of 52%), if:

(a)	the ordinary shares are attributable to an enterprise from which the Netherlands resident individual derives a share of the profit, whether as an entrepreneur or as a person who has an equity interest in such enterprise, without being an entrepreneur or a shareholder, as defined in the Netherlands Income Tax Act 2001;

(b)	the ordinary shares and any benefits derived or deemed to be derived from the ordinary shares, are connected with a past, present or future employment.; or

(c)	the holder of the ordinary shares is considered to perform activities with respect to the ordinary shares that exceed ordinary active asset management (“normaal vermogensbeheer”), or if the ordinary shares are held, whether directly or indirectly, and any benefits to be derived from such ordinary shares are intended, in whole or in part, as remuneration for activities performed by a holder of ordinary shares or by a person who is a connected person to such holder of ordinary shares as meant by article 3.92b, paragraph 5, of the Dutch Income Tax Act 2001 or if a holder of ordinary shares derives benefits from the ordinary shares that are (otherwise) taxable as benefits from other activities (“belastbaar resultaat uit overige werkzaamheden”).

If the above-mentioned conditions (a), (b) and (c) do not apply to an individual holder of ordinary shares, the ordinary shares are recognized as investment assets and included as such in such holder’s net investment asset base (“rendementsgrondslag”). Such holder will be taxed annually on a deemed income of 4% of the aggregate amount of his or her net investment assets for the year at an income tax rate of 30%. The aggregate amount of the net investment assets for the year is the average of the fair market value of the investment assets less the allowable liabilities at the beginning of that year and the fair market value of the investment assets less the allowable liabilities at the end of that year. A tax free allowance may be available. Actual benefits derived from the ordinary shares are as such not subject to Netherlands income tax.

Netherlands resident entities.

Any benefit derived or deemed to be derived from the ordinary shares held by Netherlands resident entities, including any capital gains realized on the disposal thereof, will generally be subject to Netherlands corporate income tax at a rate of 25.5% (a corporate income tax rate of 20.0% applies with respect to taxable profits up to €200,000).

A Netherlands resident qualifying pension fund and a Netherlands resident investment institution that qualifies as an exempt investment institution in the meaning of article 6a of the Netherlands Corporation Tax Act 1969 and that has elected to be treated as such (“vrijgestelde beleggingsinstelling”) are, in principle, not subject to Netherlands corporate income tax. A qualifying Netherlands resident investment fund in the meaning of article 28 (“fiscale beleggingsinstelling”) is subject to Netherlands corporate income tax at a special rate of 0%.

Gift, Estate and Inheritance Taxes

Non-residents of the Netherlands.

No Netherlands gift, estate or inheritance taxes will arise on the transfer of the ordinary shares by way of a gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident in the Netherlands, unless:

(i)	such holder at the time of the gift has or at the time of his/her death had an enterprise or an interest in an enterprise that, in whole or in part, is or was either effectively managed in the Netherlands or carried out through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are or were attributable; or

(ii)	in the case of a gift of the ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands.

Residents of the Netherlands.

Gift, estate and inheritance taxes will arise in the Netherlands with respect to a transfer of the ordinary shares by way of a gift by, or, on the death of, a holder of ordinary shares who is resident or deemed to be resident in the Netherlands at the time of the gift or his/her death.

For purposes of Netherlands gift, estate and inheritance taxes, amongst others, a person that holds the Netherlands nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the ten years preceding the date of the gift or the death of this person. Additionally, for purposes of Netherlands gift tax, a person not holding the Netherlands nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Other Taxes and Duties

No Netherlands registration tax, customs duty, stamp duty or any other similar documentary tax or duty will be payable by a holder of ordinary shares in connection with holding the ordinary shares or the disposal of the ordinary shares.

U.S. Tax Considerations

Subject to the limitations and qualifications stated herein, this discussion sets forth the material U.S. federal income tax consequences of the purchase, ownership and disposition of the ordinary shares. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

The discussion of the holders’ tax consequences addresses only those persons that acquire their ordinary shares in this offering and that hold those ordinary shares as capital assets and does not address the tax consequences to any special class of holder, including without limitation, holders of (directly, indirectly or constructively) 5% or more of the ordinary shares, dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, certain U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of the U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or foreign tax laws on a holder of ordinary shares.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the U.S.; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that was in existence on August 20, 1996, and validly elected under applicable Treasury Regulations to continue to be treated as a domestic trust. The term “non-U.S. Holder” means any beneficial owner of our ordinary shares that is neither a U.S. Holder nor a partnership.

If a partnership or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold our ordinary shares should consult their tax advisors.

You are urged to consult your own independent tax advisor regarding the specified U.S. federal, state, local and foreign income and other tax considerations relating to the acquisition, ownership and disposition of our ordinary shares.

Cash Dividends and Other Distributions

A U.S. Holder of ordinary shares generally will be required to treat distributions received with respect to such ordinary shares (including any amounts withheld pursuant to Netherlands tax law) as dividend income to the extent of our current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in the ordinary shares and, thereafter, as capital gain, subject to the passive foreign investment company (“PFIC”) rules discussed below. Dividends paid on the ordinary shares will not be eligible for the dividends received deduction allowed to U.S. corporations.

Current tax law provides for a maximum 15% U.S. tax rate on the dividend income of an individual U.S. Holder with respect to dividends paid by a domestic corporation or “qualified foreign corporation” if certain holding period requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a PFIC) if (i) its ordinary shares are readily tradable on an established securities market in the United States or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty. The ordinary shares are expected to be readily tradable on the New York Stock Exchange. As a result, subject to the PFIC risk discussed in the next sentence, we will be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares and, therefore, dividends paid to an individual U.S. Holder with respect to ordinary shares for which the requisite holding period is satisfied should be taxed at a maximum federal tax rate of 15%. However, we will not be treated as a qualified foreign corporation if we are a PFIC for the tax year during which we pay a dividend or for the preceding year. See “—Potential Application of the Passive Foreign Investment Company Provisions” for more detail. The maximum 15% federal tax rate is scheduled to expire for taxable years commencing after December 31, 2010.

Distributions to U.S. Holders of additional ordinary shares or preemptive rights with respect to ordinary shares that are made as part of a pro rata distribution to all of our shareholders generally will not be subject to U.S. federal income tax, but in other circumstances may constitute a taxable dividend.

Distributions paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will be U.S. source ordinary income or loss. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

A U.S. Holder who pays (whether directly or through withholding) Dutch income tax with respect to dividends paid on our ordinary shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Dutch income tax paid. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on dividends paid with respect to ordinary shares unless such income is effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States.

Sale or Disposition of Ordinary Shares

A U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of the ordinary shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of shares sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the ordinary shares sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the ordinary shares determined in U.S. dollars. The initial tax basis of the ordinary shares to a U.S. Holder will be the U.S. Holder’s U.S. dollar purchase price for the shares (determined by reference to the spot exchange rate in effect on the date of the purchase, or if the shares purchased are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date).

Assuming we are not a PFIC and have not been treated as a PFIC during your holding period for our ordinary shares, such gain or loss will be capital gain or loss and will be long-term gain or loss if the ordinary shares have been held for more than one year. With respect to sales occurring in taxable years commencing before January 1, 2011, the maximum long-term capital gain tax rate for an individual U.S. Holder is 15%. For sales beginning in taxable years after December 31, 2010, under current law the long-term capital gain rate for an individual U.S. Holder is 20%. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

A non-U.S. Holder of ordinary shares will not be subject to United States income or withholding tax on gain from the sale or other disposition of ordinary shares unless (i) such gain is effectively connected with the conduct of a trade or business within the United States or (ii) the non-U.S. Holder is an individual who is present in the United States for at least 183 days during the taxable year of the disposition and certain other conditions are met.

Potential Application of Passive Foreign Investment Company Provisions

We do not currently expect to be treated as a PFIC for U.S. federal income tax purposes with respect to our taxable year ending December 31, 2010. This expectation is based in part on our estimates of the fair market value of our assets as determined based on the price of the ordinary shares in this offering and the expected price of the ordinary shares following the offering. Our actual PFIC status for the current taxable year will not be determinable until the close of such year, and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. A non-U.S. corporation is considered to be a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income (the “income test”), or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock. Subject to various exceptions, passive income generally includes dividends, interest, rents, royalties and gains from the disposition of assets that produce or are held for the production of passive income.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend the cash raised in this offering. If we are a PFIC for any taxable year during which you hold ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which you hold the ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares, as applicable.

If we are or become a PFIC in a taxable year in which we pay a dividend or the prior taxable year, the 15% dividend rate discussed above with respect to dividends paid to non-corporate holders would not apply. In addition, if we are a PFIC for any taxable year during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Company became a PFIC, will be treated as ordinary income, and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

We do not intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock to elect out of the tax treatment discussed above. If you make a valid mark-to-market election for the ordinary shares you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make such an election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the reduced 15% rate discussed above under “—Cash Dividends and Other Distributions” would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The New York Stock Exchange is a qualified exchange. The ordinary shares will be listed on the New York Stock Exchange and, consequently, if you are a holder of ordinary shares and the ordinary shares are regularly traded, the mark-to-market election would be available to you if we ever become a PFIC.

If you hold ordinary shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our ordinary shares.

Information Reporting and Backup Withholding

Information reporting to the U.S. Internal Revenue Service generally will be required with respect to payments on the ordinary shares and proceeds of the sale of the ordinary shares paid to holders that are U.S. taxpayers, other than corporations and other exempt recipients. A 28% “backup” withholding tax may apply to those payments if such a holder fails to provide a taxpayer identification number to the paying agent and to certify that no loss of exemption from backup withholding has occurred. Holders that are not subject to U.S. taxation may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the U.S. Internal Revenue Service.

THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE ORDINARY SHARES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement to be dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and Barclays Capital Inc. are acting as representatives, will severally agree to purchase, and we and the selling shareholders will agree to sell to them, severally, the number of ordinary shares indicated below:

Name	Number of Ordinary Shares
Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
BMO Capital Markets Corp.
Oppenheimer & Co. Inc.
RBC Capital Markets Corporation

Total	31,600,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and the selling shareholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus if any such ordinary shares are taken. However, the underwriters are not required to take or pay for the ordinary shares covered by the underwriters’ option described below. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer part of the ordinary shares directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers (which may include the underwriters, at such offering price less a selling concession not in excess of $     per share). After the initial offering of the ordinary shares, the offering price and other selling terms may from time to time be varied by the representatives.

The underwriters have an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 4,740,000 additional ordinary shares from the selling shareholders, at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option if they sell more ordinary shares than the total number of ordinary shares set forth in the table above. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total underwriting discounts and commissions, to be paid by us and the selling shareholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 4,740,000 ordinary shares.

	Paid by Company		Paid by Selling Shareholders		Total
	No Exercise	Full Exercise	No Exercise	Full Exercise	No Exercise	Full Exercise
Per share	$	$	$	$	$	$
Total	$	$	$	$	$	$

The estimated offering expenses payable by us, in addition to the underwriting discounts and commissions, are approximately $11.8 million, which includes legal, accounting, printing costs, advisory fees to our Sponsors, and various other fees associated with registering and listing our ordinary shares. The selling shareholders will be responsible for their respective underwriting discounts and commissions on their ordinary shares sold in this offering. We will pay all other expenses incurred by such selling shareholders, including any legal costs and registration fees associated with their ordinary shares being sold in this offering. We expect these expenses will be no more than $50,000 in the aggregate, and have been included in the estimate set forth above.

The underwriters have informed us that they do not intend to confirm sales to accounts over which they exercise discretionary authority in excess of 5% of the total number of ordinary shares offered by them.

Our ordinary shares have been approved for listing on the New York Stock Exchange under the symbol “ST.”

We, our directors and officers and all of our shareholders and optionholders have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated and Barclays Capital Inc. on behalf of the underwriters, we and they will not, during the period ending 180 days after the date of this prospectus:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

•

in our case, file any registration statement with the Securities and Exchange Commission relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares;

whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Barclays Capital Inc. on behalf of the underwriters, it will not, during the period ending 180 days after the date of this prospectus, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

The restrictions described in the immediately preceding paragraph to do not apply to:

•	the sale of ordinary shares to the underwriters pursuant to the underwriting agreement;

•

the issuance by us of ordinary shares upon exercise of an option outstanding on the date of this offering or the issuance of options or other stock-based compensation pursuant to equity compensation plans in existence on the date of this offering and, in each case, otherwise reflected in the prospectus;

•	the issuance by us of up to 17 million ordinary shares as consideration in connection with acquisitions;

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of ordinary shares, provided that such plan does not provide for the transfer of ordinary shares during the restricted period;

•	transactions by our directors, officers and shareholders relating to ordinary shares or other securities acquired in open market transactions after the completion of this offering;

•	distributions by our directors, officers and shareholders of ordinary shares or any security convertible into ordinary shares to their limited partners or stockholders;

•	transfers by directors, officers and shareholders of ordinary shares as a bona fide gift; or

•	transfers by directors, officers and shareholders of ordinary shares to any trust for the direct or indirect benefit of such transferee or the immediate family member of such transferee;

provided that in the case of (1) the second and third type of transaction, each recipient agrees to be subject to the restrictions described in the preceding paragraph or the ordinary shares granted do not vest during this 180-day restricted period; (2) in the fifth type of transaction, no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with this transaction during the 180-day restricted period; and (3) each of the last three types of transactions, each donee, distributee, transferee and recipient agrees to be subject to the restrictions described in the preceding paragraph, and no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership is required or voluntarily made in connection with these transactions during this 180-day restricted period.

In order to facilitate the offering of the ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more ordinary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ordinary shares available for purchase by the underwriters under their option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of ordinary shares compared to the price available under the underwriters’ option. The underwriters may also sell ordinary shares in excess of their option, creating a naked short position. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling shareholders and the several underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act or contribute to payments the underwriters may be required to make in respect thereof.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as an underwriter and should not be relied upon by investors.

From time to time, certain of the underwriters and their affiliates have performed, and may in the future perform, various financial advisory, commercial banking, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they received or will receive customary fees and expenses.

With respect to the offerings by Sensata Technologies B.V. of 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman, Sachs & Co. served as initial purchasers and placement agents.

With respect to Sensata Technologies B.V.’s Senior Secured Credit Facility, (1) Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. Incorporated, served as a joint lead arranger, a joint bookrunner and as initial lender, administrative agent, initial letter of credit issuer and initial swing line lender, (2) Banc of America Securities LLC, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, served as a joint lead arranger and a joint bookrunner, and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, served as syndication agent and (3) Goldman Sachs Credit Partners, L.P., an affiliate of Goldman, Sachs & Co., served as a joint lead arranger and a joint bookrunner and as documentation agent.

In addition, Goldman, Sachs & Co. and Goldman Sachs International will serve as dealer-managers for the tender offer to purchase our 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes. Such dealer-managers will receive customary fees for their services and reimbursement for expenses in connection with the tender offer. See “Use of Proceeds.”

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of the issuer. As of February 19, 2010, (1) Morgan Stanley & Co. Incorporated and its affiliates held approximately $14.8 million and €0.3 million of our outstanding indebtedness under the Senior Secured Credit Facility, (2) Barclays Capital Inc. and its affiliates held approximately $1.3 million and €1.0 million of our outstanding indebtedness under the Senior Secured Credit Facility, approximately $0.3 million of our outstanding 8% Senior Notes, approximately €7.0 million of our outstanding 9% Senior Subordinated Notes and approximately €3.7 million of our outstanding 11.25% Senior Subordinated Notes, (3) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates held approximately $11.5 million of our outstanding indebtedness under the Senior Secured Credit Facility, (4) Citigroup Global Markets Inc. and its affiliates held approximately $1.0 million of our outstanding indebtedness under the Senior Secured Credit Facility, (5) Credit Suisse Securities (USA) LLC and its affiliates held approximately $0.3 million of our outstanding indebtedness under the Senior Secured Credit Facility and approximately €5.2 million of our outstanding 9% Senior Subordinated Notes and (6) Oppenheimer & Co. Inc. and its affiliates held approximately $0.1 million of our outstanding 8% Senior Notes. In addition, the underwriters and their affiliates may in the past have held greater or lesser amounts of our indebtedness under the Senior Secured Credit Facility, 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes.

Pricing of the Offering

Prior to this offering, there has been no public market for our ordinary shares. The initial public offering price was determined by negotiations between us and the representatives. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.

Directed Share Program

At our request, certain underwriters will reserve up to five percent of ordinary shares to be issued by us and offered by this prospectus for sale, at the initial public offering price, to our directors, officers and employees and certain individuals associated with us. If purchased by these persons, these shares will be subject to a 180-day lock-up restriction. The number of ordinary shares available for sale to the general public will be reduced to the extent these individuals purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus. We have agreed to indemnify Morgan Stanley & Co. Incorporated and its affiliates from and against any and all losses, claims, damages and liabilities caused by the failure of any participant in the directed share program to pay for shares that the participant agreed to purchase. In the event a participant fails to pay for any such shares by the settlement date, the shares may, subject to compliance with applicable law and regulation, be sold or reallocated. Under the terms of the directed share program, the participant may be held liable for losses, if any, resulting from such sale or reallocation. As stated above, we have agreed to indemnify Morgan Stanley & Co. Incorporated and its affiliates for any such losses.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain U.S. legal matters will be passed upon for us by Kirkland & Ellis LLP (a limited liability partnership which includes professional corporations), Chicago, Illinois. Some of the partners of Kirkland & Ellis LLP are partners in partnerships that invest in funds managed by advisers associated with Bain Capital and co-invest with Bain Capital in Sensata Investment Co. Through this partnership, these partners of Kirkland & Ellis LLP beneficially own less than 1% of our issued and outstanding ordinary shares. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Bain Capital and some of its affiliates in connection with various legal matters. Loyens & Loeff N.V. will pass upon certain Dutch legal matters, including the validity of the ordinary shares offered hereby. Wilmer Cutler Pickering Hale and Dorr LLP has acted as counsel for the underwriters in connection with certain U.S. legal matters related to this offering. Van Doorne N.V. has acted as counsel for the underwriters in connection with certain Dutch legal matters related to this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, as set forth in their reports. We have included our financial statements and schedules in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the shares to be sold in this offering, please refer to the registration statement and the exhibits and scheduled filed thereto. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance please refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by this reference. Upon completion of this offering, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

Our subsidiary, Sensata Technologies B.V., is currently required under the terms of each of the indentures governing its three series of outstanding notes to prepare and file with the SEC within the periods specified in the SEC’s rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, respectively, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K, in each case regardless of whether it is otherwise required to do so under the Exchange Act and the rules and regulations of the SEC. As of January 1, 2010, we believe that Sensata Technologies B.V. is no longer subject to the periodic reporting requirements and other informational requirements of Section 15(d) of the Exchange Act.

You may read and copy all or any portion of the registration statement or any reports, statements or other information we or Sensata Technologies B.V. file with the SEC, at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, DC 20549 at prescribed rates. The reports, statements and information filed by Sensata Technologies B.V. with the SEC are not part of this prospectus and our reference to such filings should not in any way be interpreted as incorporating them into this prospectus by reference.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can also find our SEC filings at the SEC’s website at http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sensata Technologies Holding N.V.

We have audited the accompanying consolidated balance sheets of Sensata Technologies Holding N.V. (the Company) as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sensata Technologies Holding N.V. at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 12 to the consolidated financial statements, effective January 1, 2007 Sensata Technologies Holding N.V. adopted the guidance originally issued in Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (codified primarily in FASB ASC Topic 740, “Income Taxes”).

/s/ Ernst & Young LLP

Boston, Massachusetts

February 12, 2010

SENSATA TECHNOLOGIES HOLDING N.V.

Consolidated Balance Sheets

(Thousands of U.S. dollars, except share and per share amounts)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$148,468	$77,716
Accounts receivable, net of allowances of $12,739 and $10,645 as of December 31, 2009 and December 31, 2008, respectively	180,839	145,759
Inventories	125,375	139,228
Deferred income tax assets	12,419	14,254
Prepaid expenses and other current assets	19,627	26,177
Assets held for sale	238	2,829

Total current assets	486,966	405,963
Property, plant and equipment, net	219,938	255,164
Goodwill	1,530,570	1,536,773
Other intangible assets, net	865,531	1,033,351
Deferred income tax assets	5,543	3,680
Deferred financing costs	41,147	55,520
Other assets	17,175	12,930

Total assets	$3,166,870	$3,303,381

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$17,139	$228,360
Accounts payable	122,834	64,250
Income taxes payable	8,384	9,296
Accrued expenses and other current liabilities	91,741	86,736
Accrued profit sharing	600	645
Deferred income tax liabilities	823	1,013

Total current liabilities	241,521	390,300
Deferred income tax liabilities	165,477	134,139
Pension and post-retirement benefit obligations	49,525	56,361
Capital lease and other financing obligation, less current portion	40,001	40,833
Long-term debt, less current portion	2,243,686	2,241,994
Other long-term liabilities	39,502	34,422
Commitments and contingencies

Total liabilities	2,779,712	2,898,049
Shareholders’ equity:
Ordinary shares, €0.01 nominal value per share, 175,000,000 shares authorized; 144,068,541 shares issued as of December 31, 2009 and 2008, respectively	1,825	1,819
Treasury shares, at cost, 11,973 shares as of December 31, 2009 and 2008, respectively	(136)	(136)
Due from parent	(17)	(17)
Additional paid-in capital	1,050,373	1,048,140
Accumulated deficit	(627,688)	(600,007)
Accumulated other comprehensive loss	(37,199)	(44,467)

Total shareholders’ equity	387,158	405,332

Total liabilities and shareholders’ equity	$3,166,870	$3,303,381

The accompanying notes are an integral part of these financial statements

SENSATA TECHNOLOGIES HOLDING N.V.

Consolidated Statements of Operations

(Thousands of U.S. dollars, except share and per share amounts)

	For the year ended
	December 31, 2009	December 31, 2008	December 31, 2007
Net revenue	$1,134,944	$1,422,655	$1,403,254
Operating costs and expenses:
Cost of revenue	742,080	951,763	944,765
Research and development	16,796	38,256	33,891
Selling, general and administrative	126,952	166,625	166,065
Amortization of intangible assets and capitalized software	153,081	148,762	131,064
Impairment of goodwill and intangible assets	19,867	13,173	—
Restructuring	18,086	24,124	5,166

Total operating costs and expenses	1,076,862	1,342,703	1,280,951

Profit from operations	58,082	79,952	122,303
Interest expense	(150,589)	(197,840)	(191,161)
Interest income	573	1,503	2,574
Currency translation gain / (loss) and other, net	107,695	55,467	(105,449)

Income/(loss) from continuing operations before taxes	15,761	(60,918)	(171,733)
Provision for income taxes	43,047	53,531	62,504

Loss from continuing operations	(27,286)	(114,449)	(234,237)
Loss from discontinued operations, net of tax of $0 (Note 6)	(395)	(20,082)	(18,260)

Net loss	$(27,681)	$(134,531)	$(252,497)

Net loss per share (Note 4):
Loss from continuing operations per share—basic and diluted	$(0.19)	$(0.79)	$(1.62)
Loss from discontinued operations per share—basic and diluted	—	(0.14)	(0.13)

Net loss per share—basic and diluted	$(0.19)	$(0.93)	$(1.75)

Weighted-average ordinary shares outstanding	144,056,568	144,065,549	144,054,046

The accompanying notes are an integral part of these financial statements

SENSATA TECHNOLOGIES HOLDING N.V.

Consolidated Statements of Cash Flows

(Thousands of U.S. dollars)

	For the year ended
	December 31, 2009	December 31, 2008	December 31, 2007
Cash flows from operating activities:
Net loss	$(27,681)	$(134,531)	$(252,497)
Net loss from discontinued operations	(395)	(20,082)	(18,260)

Loss from continuing operations	(27,286)	(114,449)	(234,237)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation	48,427	51,361	58,204
Amortization of deferred financing costs	9,055	10,698	9,640
Currency translation loss / (gain) on debt	13,559	(53,209)	111,946
Gain on repurchases of outstanding Senior and Senior Subordinated Notes	(120,123)	(14,961)	—
Share-based compensation	2,233	2,108	2,015
Amortization of intangible assets and capitalized software	153,081	148,762	131,064
Effect of inventory purchase accounting adjustments	—	—	4,454
Loss on sale and disposal of assets	3,665	364	457
Deferred income taxes	25,763	29,153	43,510
Impairment of goodwill	19,867	13,173	—
Increase / (decrease) from changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(35,080)	66,475	4,693
Inventories	13,853	26,662	(18,980)
Prepaid expenses and other current assets	13,142	(4,770)	5,932
Accounts payable and accrued expenses	61,576	(108,096)	45,863
Income taxes payable	(912)	6,019	(1,079)
Accrued profit sharing and retirement	577	(4,627)	4,821
Other	6,583	7,255	(231)

Net cash provided by operating activities from continuing operations	187,980	61,918	168,072
Net cash used in operating activities from discontinued operations	(403)	(14,437)	(12,794)

Net cash provided by operating activities	187,577	47,481	155,278

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(14,959)	(40,963)	(66,701)
Proceeds from sale of assets	585	2,300	123
Payments on Euro call option	(1,075)	—	—
Acquisition of FTAS business	—	—	419
Acquisition of Airpax business, net of cash received	—	175	(277,521)

Net cash used in investing activities from continuing operations	(15,449)	(38,488)	(343,680)
Net cash used in investing activities from discontinued operations	372	(225)	(12,030)

Net cash used in investing activities	(15,077)	(38,713)	(355,710)

Cash flows from financing activities:
Proceeds from issuance of restricted securities	6	—	—
Advance to shareholder	(266)	—	—
Payments to repurchase Ordinary Shares	—	(136)	—
Proceeds from issuance of Euro term loan	—	—	195,010
(Payments on) / proceeds from revolving credit facility, net	(25,000)	25,000	—
Proceeds from capital lease and other financial arrangements	—	12,597	—
Payments on U.S. term loan facility	(9,500)	(9,500)	(9,500)
Payments on Euro term loan facility	(5,587)	(5,968)	(5,548)
Payments on capitalized lease and other financing obligations	(4,159)	(1,217)	(468)
Payment for repurchases of outstanding Senior and Senior Subordinated Notes	(57,242)	(6,674)	—
Payments of debt issuance cost	—	(5,211)	(3,758)

Net cash (used in) / provided by financing activities from continuing operations	(101,748)	8,891	175,736
Net cash (used in) / provided by financing activities from discontinued operations	—	—	—

Net cash (used in) / provided by financing activities	(101,748)	8,891	175,736

Net change in cash and cash equivalents	70,752	17,659	(24,696)
Cash and cash equivalents, beginning of period	77,716	60,057	84,753

Cash and cash equivalents, end of period	$148,468	$77,716	$60,057

Supplemental cash flow items:
Cash paid for interest	$112,389	$205,997	$173,174
Cash paid for income taxes	$18,524	$17,599	$25,838

The accompanying notes are an integral part of these financial statements

SENSATA TECHNOLOGIES HOLDING N.V.

Consolidated Statements of Changes in Shareholders’ Equity

(Thousands of U.S. dollars, except share amounts)

	Ordinary Shares		Treasury Shares		Due from Parent	Additional Paid-In Capital	Accumu- lated Deficit	Accumu- lated Other Compre- hensive Loss	Total Share- holders’ Equity	Compre- hensive Loss
	Number	Nominal Value	Number	Nominal Value
Balance as of December 31, 2006	144,029,636	$1,819	—	$—	$(17)	$1,044,017	$(212,310)	$(8,900)	$824,609
Share-based compensation	38,905	—	—	—	—	2,015	—	—	2,015
Adjustment to initially apply ASC 740	—	—	—	—	—	—	(669)	—	(669)
Pension adjustment (Note 14)	—	—	—	—	—	—	—	(732)	(732)
Comprehensive loss:
Net loss	—	—	—	—	—	—	(252,497)	—	(252,497)	$(252,497)
Other comprehensive loss:
Unrealized loss on derivative instruments, net, designated and qualifying as cash flow hedges, net of tax of $0	—	—	—	—	—	—	—	(2,945)	(2,945)	(2,945)
Defined benefit and retiree healthcare plans:
Actuarial net loss arising during the year, net of tax of $0	—	—	—	—	—	—	—	(3,580)	(3,580)	(3,580)
Amortization of actuarial net loss included in net periodic pension cost, net of tax of $0	—	—	—	—	—	—	—	109	109	109

Other comprehensive loss										(6,416)

Comprehensive loss										$(258,913)

Balance as of December 31, 2007	144,068,541	1,819	—	—	(17)	1,046,032	(465,476)	(16,048)	566,310
Repurchase of ordinary shares	—	—	(11,973)	(136)	—	—	—	—	(136)
Share-based compensation	—	—	—	—	—	2,108	—	—	2,108
Comprehensive loss:
Net loss	—	—	—	—	—	—	(134,531)	—	(134,531)	$(134,531)
Other comprehensive loss:
Unrealized loss on derivative instruments, net, designated and qualifying as cash flow hedges, net of tax of $0	—	—	—	—	—	—	—	(5,371)	(5,371)	(5,371)
Defined benefit and retiree healthcare plans:
Actuarial net loss arising during the year, net of tax of $1,034	—	—	—	—	—	—	—	(24,603)	(24,603)	(24,603)
Amortization of actuarial net loss included in net periodic pension cost, net of tax of $(1)	—	—	—	—	—	—	—	221	221	221
Settlement loss, net of tax of $(29)	—	—	—	—	—	—	—	1,334	1,334	1,334

Other comprehensive loss										(28,419)

Comprehensive loss										(162,950)

Balance as of December 31, 2008	144,068,541	1,819	(11,973)	(136)	(17)	1,048,140	(600,007)	(44,467)	405,332
Issuance of restricted securities	—	6	—	—	—	—	—	—	6
Share-based compensation	—	—	—	—	—	2,233	—	—	2,233
Advance to shareholder	—	—	—	—	(266)	—	—	—	(266)
Settlement of administrative service fee by offsetting amounts due from parent	—	—	—	—	266	—	—	—	266
Comprehensive loss:
Net loss	—	—	—	—	—	—	(27,681)	—	(27,681)	(27,681)
Other comprehensive loss:
Unrealized loss on derivative instruments, net, designated and qualifying as cash flow hedges, net of tax of $0	—	—	—	—	—	—	—	(999)	(999)	(999)
Defined benefit and retiree healthcare plans:
Actuarial net gain arising during the year, net of tax of $(3,638)	—	—	—	—	—	—	—	4,888	4,888	4,888
Amortization of actuarial net loss included in net periodic pension cost, net of tax of $(318)	—	—	—	—	—	—	—	502	502	502
Amortization of prior service cost included in net periodic pension cost, net of tax of $0	—	—	—	—	—	—	—	768	768	768
Settlement loss, net of tax of $(1,401)	—	—	—	—	—	—	—	2,109	2,109	2,109

Other comprehensive income										7,268

Comprehensive loss										$(20,413)

Balance as of December 31, 2009	144,068,541	$1,825	(11,973)	$(136)	$(17)	$1,050,373	$(627,688)	$(37,199)	$387,158

The accompanying notes are an integral part of these financial statements

SENSATA TECHNOLOGIES N.V.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands except share amounts, per share amounts, or unless otherwise noted)

1. Basis of Presentation

Description of Business

The consolidated and combined financial statements presented herein reflect the financial position, results of operations and cash flows of Sensata Technologies Holding N.V. (“Sensata Technologies Holding”) and its wholly-owned subsidiaries, including Sensata Technologies Intermediate Holding B.V. (“Sensata Intermediate Holding”) and Sensata Technologies B.V. (“Sensata Technologies”), collectively referred to as the “Company”. Sensata Technologies Holding is a 99% owned subsidiary of Sensata Investment Company S.C.A. (the “Parent”). The share capital of the Parent is 100% owned by entities associated with Bain Capital Partners, LLC (“Bain Capital”), a leading global private investment firm, co-investors (Bain Capital and co-investors are collectively referred to as the “Sponsors”) and certain members of the Company’s senior management.

On April 27, 2006 (inception), investment funds associated with the Sponsors completed the acquisition of the Sensors and Controls business (“S&C” or the “Predecessor”) of Texas Instruments Incorporated (“TI”) for aggregate consideration of $3.0 billion in cash and transaction fees and expenses of $31.4 million (the “2006 Acquisition”). The 2006 Acquisition was financed by a cash investment from the Sponsors of approximately $985.0 million and the issuance of approximately $2.1 billion of indebtedness.

Sensata Technologies Holding was acquired by the Parent in 2006 to facilitate the Sensata Acquisition. Sensata Technologies Holding currently conducts its business through subsidiary companies which operate business and product development centers in the United States (“U.S.”), the Netherlands and Japan; and manufacturing operations in Brazil, China, South Korea, Malaysia, Mexico, the Dominican Republic and the U.S. Many of these companies are the successors to businesses that have been engaged in the sensing and control business since 1931. TI first acquired an ownership interest in S&C in 1959 through a merger between TI and the former Metals and Controls Corporation.

The sensors business includes pressure sensors and transducers for the automotive, heating, ventilation, air-conditioning (“HVAC”) and industrial markets. These products improve operating performance, for example, by making a car’s heating and air-conditioning systems work more efficiently. Pressure sensors for vehicle stability and fuel injection improve safety and performance by reducing vehicle emissions and improving gas mileage.

The controls business includes motor protectors, circuit breakers and thermostats. These products help prevent damage from overheating and fires in a wide variety of applications, including commercial heating and air-conditioning systems, refrigerators, aircraft, cars, lighting and other industrial applications. The controls business also includes DC to AC power inverters, which enable the operation of electrical equipment when grid power is not available.

All dollar amounts in the financial statements and tables in the notes, except share and per share amounts, are stated in thousands of U.S. dollars unless otherwise indicated.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The accompanying consolidated financial statements present separately the financial position, results of operations, cash flows and changes in shareholders’ equity for the Company.

The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All intercompany balances and transactions have been eliminated.

Reclassification

Certain reclassifications have been made to prior periods to conform to current period presentation.

2. Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to exercise its judgment in the process of applying the Company’s accounting policies. It also requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and the reported amounts of revenue and expense during the reporting periods.

Estimates are used when accounting for certain items such as allowances for doubtful accounts and sales returns, depreciation and amortization, inventory obsolescence, asset impairments (including goodwill and other intangible assets), contingencies, the value of share-based compensation, the determination of accrued expenses, certain asset valuations including deferred tax asset valuations, the useful lives of property and equipment, post-retirement obligations and the accounting for business combinations. The accounting estimates used in the preparation of the consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash comprises cash on hand. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and that are subject to an insignificant risk of change in value, and have original maturities of three months or less.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition. Revenue and related cost of sales from product sales is recognized when the significant risks and rewards of ownership have been transferred, title to the product and risk of loss transfers to the Company’s customers and collection of sales proceeds is reasonably assured. Based on the above criteria, revenue is generally recognized when the product is shipped from the Company’s warehouse or, in limited instances, when it is received by the customer depending on the specific terms of the arrangement. Product sales are recorded net of trade discounts (including volume and early payment incentives), sales returns, value-added tax and similar taxes. Shipping and handling costs are included in cost of revenue. Sales to customers generally include a right of return. Sales returns have not historically been significant to the Company’s revenue and have been within estimates made by management.

Many of the Company’s products are designed and engineered to meet customer specifications. These activities and the testing of the Company’s products to determine compliance with those specifications occur prior to any revenue being recognized. Products are then manufactured and sold to customers. Customer arrangements do not involve post-installation or post-sale testing and acceptance.

Share-Based Compensation

Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC 718”), requires that a company measure at fair value any new or modified share-based compensation arrangements with employees and recognize as compensation expense that fair value over the requisite service period.

The fair value of the Tranche 1 options was estimated on the date of grant using the Black-Scholes-Merton option-pricing model. Key assumptions used in estimating the grant-date fair value of these options were as follows: the fair value of the ordinary shares, dividend yield/interest yield, expected volatility, risk-free interest rate and expected term. The expected term of the time vesting options was based on the “simplified” methodology prescribed by SAB No. 107 (“SAB 107”). The expected term is determined by computing the mathematical mean of the average vesting period and the contractual life of the options. The Company utilizes the simplified method for options granted due to the lack of historical exercise data necessary to provide a reasonable basis upon which to estimate the term. The Company considers the historical and implied volatility of publicly-traded companies within the Company’s peer group when selecting the appropriate volatility to apply to the options. Ultimately, the Company utilizes the implied volatility to calculate the fair value of the options as it provides a forward-looking indication and may provide insight into expected industry volatility. The risk-free interest rate is based on the yield for a U.S. Treasury security having a maturity similar to the expected life of the related grant. The dividend yield is based on management’s judgment with input from the Company’s Board of Directors.

The Company performs contemporaneous valuations to estimate the fair value of the Company’s ordinary shares in connection with the issuance of share-based payment awards. The Company relies on these valuation analyses in determining the fair value of the share-based payment awards. The assumptions required by these valuation analyses involve the use of significant judgments and estimates on the part of management.

For significant awards, the valuation analysis of the ordinary shares of the Company utilizes a combination of the discounted cash flow method and the guideline company method. For less significant awards, the Company relies solely on the discounted cash flow method. For the discounted cash flow method, the Company prepares detailed annual projections of future cash flows over a period of five fiscal years (the “Discrete Projection Period”). The Company estimates the total value of the cash flow beyond the final fiscal year (the “Terminal Year”) by applying a multiple to the final projected fiscal year net earnings before interest, taxes, depreciation and amortization (“EBITDA”). The cash flows from the Discrete Projection Period and the Terminal Year are discounted at an estimated weighted-average cost of capital. The estimated weighted-average cost of capital is derived, in part, from the median capital structure of comparable companies within similar industries. The Company believes that its procedures for estimating discounted future cash flows, including the Terminal Year valuation, were reasonable and consistent with accepted valuation practices. For the guideline company method, the Company performs an analysis to identify a group of publicly-traded companies that are comparable to the Company. Many of the Company’s competitors are smaller, privately-held companies or divisions within large publicly-traded companies. Therefore, in order to develop market-based multiples, the Company uses data from publicly-traded companies that operate in similar industries in which the Company competes. The Company calculates an implied EBITDA multiple (enterprise value/EBITDA) for each of the guideline companies and selects an EBITDA multiple from within the range of the multiples calculated. Because the resulting enterprise value under this guideline company method have generally been within 10% of the enterprise value under the discounted cash flow method, the Company utilizes the average of the two methods to determine the fair value of the ordinary shares. The Company believes that this approach is consistent with the principles and guidance set forth in the 2004 AICPA Practice Aid on Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

The fair value of the Tranche 2 and 3 options was estimated on the date of grant using the Monte Carlo Simulation Approach. Key assumptions used include those described above for determining the fair value of Tranche 1 options in addition to assumed time to liquidity and probability of an initial public offering versus a disposition. The assumed time to liquidity and probability of an initial public offering versus a disposition were based on management’s judgment with input from the Company’s Board of Directors.

Under the fair value recognition provisions of ASC 718, the Company recognizes share-based compensation expense net of an estimated forfeiture rate and therefore only recognizes compensation cost over the service period of the awards expected to vest. The Company estimates its forfeiture rate as of December 31, 2009 at 11%. The expense recognized under ASC 718 was $2,233, $2,108 and $2,015 for the years ended December 31, 2009, 2008 and 2007, respectively.

Share-based compensation expense is recognized as a component of selling, general and administrative expense which is consistent with where the related employee costs are recorded. Refer to further discussion of share-based payments in Note 14.

Financial Instruments

The Company accounts for its derivative financial instruments in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) and with ASC Topic 815, Derivatives and Hedging (“ASC 815”). In accordance with ASC 815, the Company records all derivatives on the balance sheet at fair value. The accounting for the change in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. In addition, ASC 815 provides that, for derivative instruments that qualify for hedge accounting, changes in the fair value are either (a) offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or (b) recognized in equity until the hedged item is recognized in earnings, depending on whether the derivative is being used to hedge changes in fair value or cash flows. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings. The Company does not use derivative financial instruments for trading or speculation purposes.

The Company reports cash flows arising from the Company’s derivative financial instruments consistent with the classification of cash flows from the underlying hedged items that the derivatives are hedging. Accordingly, cash flows associated with the Company’s interest rate swaps, interest rate collars, interest rate caps and commodity forward contracts are classified in cash flows from operating activities in the consolidated statements of cash flows. Cash flows associated with the Company’s foreign currency call options are classified in cash flows from investing activities in the consolidated statements of cash flows.

The fair value of interest rate derivatives is based upon valuation models that use as inputs swaps and zero coupon rates that are obtained from independent data sources that are readily available to market participants. Interest rate swaps are valued using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates derived from observable market interest rate curves. Interest rate collars are valued using the market standard methodology of discounting the future expected cash flows that would occur if variable interest rates fell below or exceeded the strike rates of the collars. The variable interest rates used in the calculation of projected cash flows on the collars are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. Interest rate caps are valued using the market standard methodology of discounting the future expected cash flows that would occur if variable interest rates exceed the strike rate of the caps. The variable interest rates used in the calculation of projected cash flows on the caps are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities.

The Company enters into foreign currency call options to reduce its exposure to variability in cash flows on its outstanding debt. Foreign currency call options are valued using the market standard methodology of discounting future expected cash flows based on the forward curve, option market volatility and probability of the option strike resetting in-the-money.

The Company enters into forward contracts with a third party to offset a portion of its exposure to the potential change in prices associated with certain commodities, including silver, gold, nickel, aluminum and copper, used in the manufacturing of its products. The terms of these forward contracts fix the price at a future date for various notional amounts associated with these commodities. Currently, the hedges have not been designated as accounting hedges. In accordance with ASC 815, the Company recognizes changes in the fair value of these derivatives as a gain or loss as a component of Currency translation gain/(loss) and other, net in the consolidated statement of operations. The fair value of these forward contracts is determined by reference to the forward curves associated with commodity hedges.

The Company does not offset fair value amounts recognized for derivative instruments against fair value amounts recognized for the right to reclaim cash collateral.

Refer to further discussion on financial instruments in Note 18.

Advertising Costs

Advertising and other promotional costs are expensed as incurred, and were $304, $1,035 and $1,233 for the years ended December 31, 2009, 2008 and 2007, respectively. As of December 31, 2009 and 2008, no advertising costs were reported as assets in the Company’s consolidated balance sheets.

Goodwill and Other Intangible Assets

Companies acquired in purchase transactions are recorded at their fair value on the date of acquisition with the excess of the purchase price over the fair value of assets acquired and liabilities assumed recognized as goodwill. In accordance with ASC Topic 350, Intangibles—Goodwill and Other (“ASC 350”), goodwill and intangible assets determined to have an indefinite useful life are not amortized, instead these assets are evaluated for impairment on an annual basis and whenever events or business conditions warrant. The Company evaluates goodwill and other intangible assets for impairment at the reporting unit level in the fourth quarter of each fiscal year. The Company establishes its reporting units based on an analysis of the components that comprise each of its operating segments. Components of an operating segment are aggregated to form one reporting unit if the components have similar economic characteristics. Goodwill is assigned to reporting units as of the date of the related acquisition. If goodwill is assigned to more than one reporting unit, the Company utilizes an allocation methodology that is consistent with the manner in which the amount of goodwill in a business combination is determined.

Goodwill: The Company performs an annual impairment review of goodwill in the fourth quarter of each fiscal year, unless events occur which trigger the need for earlier impairment review. Management’s judgments regarding the existence of impairment indicators are based on legal factors, market conditions, the operational performance and the financial forecasts of the business. Management estimates the fair value of reporting units using discounted cash flow models based on the Company’s most recent long-range plan giving consideration to valuation multiples (e.g., Invested Capital/EBITDA) for peer companies. Management then compares the estimated fair value to the net book value of each reporting unit, including goodwill. Preparation of forecasts of revenue growth and profitability for use in the long-range plan, the selection of the discount rate and the terminal year multiple involve significant judgments. Changes to the forecasts, the discount rate selected or the terminal year multiple could affect the estimated fair value of one or more of the reporting units and could result in a goodwill impairment charge in a future period.

If the carrying amount of a reporting unit exceeds its estimated fair value, the Company conducts a second step, which comprises additional factors in assessing the fair value of goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

Intangible assets: Identified intangible assets, other than indefinite-lived intangible assets, are amortized over the useful life of the asset using a method of amortization that reflects the pattern in which the economic benefits of the intangible asset are consumed over its estimated useful life. If that pattern cannot be reliably determined, then the Company amortizes the intangible asset using the straight-line method. Capitalized software licenses are amortized on a straight-line basis over the term of the license. Costs incurred to renew or extend the term of an intangible asset are capitalized and amortized over the remaining useful life of the intangible asset. No such costs were incurred during the years ended December 31, 2009, 2008 and 2007.

Impairment of definite-lived intangible assets: Reviews are regularly performed to determine whether facts or circumstances exist that indicate the carrying values of the Company’s definite-lived intangible assets to be held and used are impaired. The recoverability of these assets is assessed by comparing the projected undiscounted net cash flows associated with those assets to their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is determined by using the appropriate income approach valuation methodology.

Impairment of indefinite-lived intangible assets: The Company performs an annual impairment review of its indefinite-lived intangible assets unless events occur which trigger the need for an earlier impairment review. The impairment review requires Management to make assumptions about future conditions impacting the value of the indefinite-lived intangible assets, including projected growth rates, cost of capital, effective tax rates, royalty rates, market share and other items. The recoverability of these assets is assessed by comparing the projected undiscounted net cash flows associated with those assets to their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is determined by using the appropriate income approach methodology.

As a result of the annual goodwill impairment review in the fourth quarter of 2008, the Company determined that the goodwill associated with the Interconnection reporting unit was impaired and, therefore, recorded a charge of $13,173 in the consolidated statement of operations for the year ended December 31, 2008. During the first quarter of 2009, the Company again performed a review of goodwill and definite-lived intangible assets for potential impairment since indicators were present and concluded that goodwill and definite-lived intangible assets associated with the Interconnection reporting unit were impaired and recorded a charge of $19,867, of which $5,293 related to goodwill and $14,574 related to definite-lived intangible assets. The Company believes that the global economic crisis, economic conditions within the semiconductor end-market and an increase in the competitive landscape surrounding suppliers to the semiconductor end-market were all factors that led to the impairment of goodwill (refer to Note 8).

Deferred Financing Costs

Expenses associated with the issuance of debt instruments are capitalized and are amortized over the terms of the respective financing arrangement using the effective interest method (periods ranging from 6 to 10 years). In connection with the original issuance of the term loans under the Company’s Senior Secured Credit Facility and the Senior Notes and Senior Subordinated Notes, the Company recorded deferred financing costs of $78,590. Additional financing costs of $527 and $3,758 were incurred in connection with the acquisitions of First Technology Automotive and Special Products (“First Technology Automotive”) and Airpax Holdings, Inc. (“Airpax”), respectively. In 2008, the Company issued €141.0 million of Senior Subordinated Notes to refinance amounts outstanding under its existing Senior Subordinated Term Loan, originally issued as bridge financing in July 2007 for the acquisition of Airpax. In connection with this issuance, the Company recorded additional deferred financing costs of $4,723. In 2008, the Company entered into a financing arrangement associated with its manufacturing facility in Subang Jaya, Malaysia. In connection with this arrangement, the Company recorded deferred financing costs of $488. Amortization of these costs is included as a component of interest expense in the consolidated statements of operations and amounted to $9,055, $10,698, and $9,640 for the years ended December 31, 2009, 2008, and 2007, respectively.

During the year ended December 31, 2009, the Company repurchased $110.0 million of its outstanding Senior Notes and €54.3 million (or $72.5 million) of it outstanding 9% and 11.25% Senior Subordinated Notes. Additionally, during the year ended December 31, 2008, the Company repurchased €17.4 million (or $22.4 million) of its outstanding 9% Senior Subordinated Notes. As a result of these repurchases, the Company incurred charges for the write-off of deferred financing costs of $5.3 million and $0.7 million for the years ended December 31, 2009 and 2008, respectively. The charges were included in Currency translation gain/(loss) and other, net. Deferred financing costs recognized in the consolidated balance sheets were $41,147 and $55,520 as of December 31, 2009 and 2008, respectively.

Income Taxes

The Company provides for income taxes utilizing the asset and liability method. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each balance sheet date, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to reverse or settle. If it is determined that it is more likely than not that future tax benefits associated with a deferred tax asset will not be realized, a valuation allowance is provided. The effect on deferred tax assets and liabilities of a change in statutory tax rates is recognized in the consolidated statements of operations as an adjustment to income tax expense in the period that includes the enactment date.

Pension and Other Post-Retirement Benefit Plans

The Company sponsors various pension and other post-retirement benefit plans covering its employees in several countries. The estimates of the obligations and related expense of these plans recorded in the financial statements are based on certain assumptions. The most significant assumptions relate to discount rate, expected return on plan assets and rate of increase in healthcare costs. Other assumptions used include employee demographic factors such as compensation rate increases, retirement patterns, employee turnover rates and mortality rates. These assumptions are updated annually by the Company. The difference between these assumptions and actual experience results in the recognition of an asset or liability based upon a net actuarial (gain)/loss. If the total net actuarial (gain)/loss included in Accumulated other comprehensive loss exceeds a threshold of 10% of the greater of the projected benefit obligation or the market related value of plan assets, it is subject to amortization and recorded as a component of net periodic pension cost over the average remaining service lives of the employees participating in the pension plan.

The discount rate reflects the current rate at which the pension and other post-retirement liabilities could be effectively settled considering the timing of expected payments for plan participants. It is used to discount the estimated future obligations of the plans to the present value of the liability reflected in the financial statements. In estimating this rate, the Company considers rates of return on high-quality fixed-income investments included in various bond indexes, adjusted to eliminate the effect of call provisions and differences in the timing and amounts of cash outflows related to the bonds.

To determine the expected return on plan assets, the Company considered the historical returns earned by similarly invested assets, the rates of return expected on plan assets in the future and the Company’s investment strategy and asset mix with respect to the plans’ funds.

The rate of increase in healthcare costs directly impacts the estimate of the Company’s future obligations in connection with its post-employment medical benefits. The Company’s estimate of healthcare cost trends is based on historical increases in healthcare costs under similarly designed plans, the level of increase in healthcare costs expected in the future and the design features of the underlying plans.

Allowance for Losses on Receivables

The allowance for losses on receivables is used to provide for potential impairment of receivables. The allowance represents an estimate of probable but unconfirmed losses in the receivable portfolio. The Company estimates the allowance on the basis of specifically identified receivables that are evaluated individually for impairment, and a statistical analysis of the remaining receivables determined by reference to past default experience. Customers are generally not required to provide collateral for purchases.

During the years ended December 31, 2009, 2008 and 2007, provisions to the allowance for losses on receivables recognized within selling, general and administrative expense, totaled $3,764, $1,411 and $2,565, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2009 and 2008 consist of the following:

	December 31, 2009	December 31, 2008
Prepaid value-added tax	$4,270	$3,589
Non-trade receivables	1,465	1,498
Prepaid interest	—	7,824
Prepaid offering costs	3,401	—
Other	10,491	13,266

	$19,627	$26,177

Inventories

Inventories are stated at the lower of cost or estimated net realizable value. Cost for raw materials, work-in-process and finished goods is determined based on a first-in, first-out basis and includes material, labor and applicable manufacturing overhead as well as transportation and handling costs. The Company conducts quarterly inventory reviews for salability and obsolescence, and inventory considered unlikely to be sold is adjusted to net realizable value.

Property, Plant and Equipment and Other Capitalized Costs

Property, plant and equipment are stated at cost and depreciated on a straight-line basis over their estimated economic useful lives. Depreciable lives of plant and equipment are as follows:

Building and improvement	2 – 40 years
Machinery and equipment	2 – 10 years

Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lease term or the estimated economic useful lives of the improvements. Assets held under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense associated with capital leases is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

Expenditures for maintenance and repairs are charged to expense as incurred, whereas major improvements are capitalized.

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss as of December 31, 2009 and 2008 consists of the following:

	December 31, 2009	December 31, 2008
Net unrealized loss on derivatives	$(11,805)	$(10,806)
Defined benefit pension and retiree healthcare plans	(25,394)	(33,661)

	$(37,199)	$(44,467)

Amounts recorded in accumulated other comprehensive loss are net of tax expense/(benefit) of $4,353 and $(1,004) as of December 31, 2009 and 2008, respectively.

Foreign Currency

For financial reporting purposes, the functional currency of the Company and each of its subsidiaries is the U.S. dollar because of the significant influence of the U.S. dollar on its operations. In certain instances, the Company enters into transactions that are denominated in a currency other than the U.S. dollar. At the date the transaction is recognized, each asset, liability, revenue, expense, gain or loss arising from the transaction is measured and recorded in U.S. dollars using the exchange rate in effect at that date. At each balance sheet date, recorded monetary balances denominated in a currency other than the U.S. dollar are adjusted to the U.S. dollar using the current exchange rate with gains or losses recorded in Currency translation gain/(loss) and other, net in the consolidated statements of operations. The Company has recorded currency (losses)/gains of $(13,212), $48,222 and $(105,060) for the years ended December 31, 2009, 2008 and 2007, respectively.

Currency translation gain/(loss) and other, net

Currency translation gain/(loss) and other, net for the years ended December 31, 2009, 2008 and 2007 consists of the following:

	For the year ended December 31,
	2009	2008	2007
Currency translation (loss)/gain on debt	$(13,559)	$53,209	$(111,946)
Currency translation gain/(loss) on net monetary assets	347	(4,987)	6,886
Gain on repurchases of outstanding Senior and Senior Subordinated Notes, net of write-off of deferred financing costs	120,123	14,961	—
Gain/(loss) on commodity forward contracts	2,590	(8,250)	(634)
Loss on Euro call option	(82)	—	—
Other	(1,724)	534	245

	$107,695	$55,467	$(105,449)

3. New Accounting Standards

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, Multiple-Delivery Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities, and provides amendments to the criteria for separating deliverables, and measuring and allocating arrangement consideration to one or more units of accounting. The amendments of ASU 2009-13 also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendors’s multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in ASU 2009-13 are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, or January 1, 2011 for the Company. Early application is permitted. The Company is currently evaluating the potential effect, if any, the adoption of ASU 2009-13 will have on its financial position or results of operations.

In June 2009, the FASB issued guidance now codified within ASC Topic 810, Consolidation (“ASC 810”). ASC 810 requires entities to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as one with the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and obligation to absorb losses of the entity that could potentially be significant to the variable interest. The guidance is effective as of the beginning of the annual reporting period commencing after November 15, 2009, or January 1, 2010 for the Company, with early adoption prohibited. The Company does not expect its adoption to have a material effect on its financial position or results of operations.

The Company adopted the following accounting standards during the year ended December 31, 2009:

In August 2009, the FASB issued ASU 2009-05, Measuring Liabilities at Fair Value (“ASU 2009-05”). ASU 2009-5 provides guidance on measuring the fair value of liabilities under ASC Topic 820, Fair Value Measurement and Disclosure (“ASC 820”). ASU 2009-05 describes various valuation methods that can be applied to estimating the fair value of liabilities, requires the use of observable inputs and minimizes the use of unobservable valuation inputs. ASU 2009-05 is effective for the first interim or annual reporting period commencing after August 27, 2009, which was October 1, 2009 for the Company. The adoption of ASU 2009-05 did not have any effect on the Company’s financial position or results of operations.

In June 2009, the FASB issued guidance now codified within ASC Topic 105, Generally Accepted Accounting Principles (“ASC 105”). ASC 105 establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative non-governmental U.S. GAAP. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. Rules and interpretative releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards, and all other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. The provisions of ASC 105 are effective for interim and annual reporting periods ending after September 15, 2009. The Company adopted ASC 105 in its interim reporting for the period ended September 30, 2009. The adoption of ASC 105 is for disclosure purposes only and did not have any effect on the Company’s financial position or results of operations.

In May 2009, the FASB issued guidance now codified within ASC Topic 855, Subsequent Events (“ASC 855”). ASC 855 establishes standards for accounting and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). ASC 855 requires an entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. The Company adopted these amendments within its interim reporting for the period ended June 30, 2009. The adoption of ASC 855 did not have a material effect on the Company’s financial position or results of operations.

In April 2009, the FASB issued guidance now codified within ASC 820. ASC 820 removes leasing transactions and related guidance from its scope. These amendments delay the effective date for nonfinancial assets and nonfinancial liabilities, except for items recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, or January 1, 2009 for the Company. The Company adopted these amendments on January 1, 2009. The adoption did not have a material effect on the Company’s financial position or results of operations. In addition, ASC 820 provides further guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and for identifying circumstances that indicate a transaction is not orderly. ASC 820 requires disclosure in interim and annual reporting periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques and related inputs. These amendments are effective for interim reporting periods ending after June 15, 2009, or June 30, 2009 for the Company, and shall be applied prospectively, with early adoption permitted. The Company adopted these amendments in its interim reporting for the period ended June 30, 2009. The adoption did not have a material effect on the Company’s financial position or results of operations.

In April 2009, the FASB issued guidance now codified within ASC Topic 825, Financial Instruments (“ASC 825”). ASC 825 requires disclosure about the fair value of financial instruments for interim reporting periods as well as in annual financial statements in a form that makes it clear whether the fair value and carrying amounts represent assets or liabilities and how the carrying amounts are classified within the statement of financial position. These amendments are effective for the interim reporting periods ending after June 15, 2009, or June 30, 2009 for the Company, with early adoption permitted, and do not require disclosures for earlier periods presented for comparative purposes at adoption. The Company adopted these amendments in its interim reporting for the period ended June 30, 2009. Adoption of the guidance did not have a material effect on the Company’s financial position or results of operation.

In December 2008, the FASB issued guidance codified within ASC Topic 715, Compensation—Retirement Benefits (“ASC 715”). ASC 715 provides guidance on an employer’s disclosures about plan assets of a defined benefit plan or other post-retirement plans, enabling users of the financial statements to assess the inputs and valuation techniques used to develop fair value measurements of plan assets at the annual reporting date. Disclosures shall provide users an understanding of significant concentrations of risk in plan assets. The guidance shall be applied prospectively for fiscal years ending after December 15, 2009, with early application permitted. The Company adopted the guidance in its annual reporting for the year ended December 31, 2009. The adoption is for disclosure purposes only and did not have any effect on the Company’s financial position or results of operation.

In April 2008, the FASB issued guidance now codified within ASC 350. ASC 350 outlines the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of recognized intangible assets. The intent of this guidance is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset in accordance with ASC 350 and other U.S. GAAP authoritative literature. These amendments shall be applied prospectively to all intangible assets acquired after its effective date. The Company adopted these amendments effective January 1, 2009. The adoption did not have a material effect on the Company’s financial position or results of operations.

In March 2008, the FASB issued guidance now codified within ASC 815. ASC 815 expands the disclosure requirements for derivative instruments and hedging activities requiring enhanced disclosure of how derivative instruments impact a company’s financial statements, why companies engage in such transactions and a tabular disclosure of the effects of such instruments and related hedged items on a company’s financial position, results of operations and cash flows. The Company adopted these amendments on January 1, 2009 on a prospective basis. The adoption did not have a material effect on the Company’s financial position or results of operations.

In December 2007, the FASB issued guidance now codified within ASC 810. ASC 810 requires entities to report non-controlling minority interests in subsidiaries as equity in consolidated financial statements. The amendments are effective for fiscal years beginning on or after December 15, 2008 and were adopted by the Company on January 1, 2009 on a prospective basis. The adoption did not have a material effect on the Company’s financial position or results of operations.

In December 2007, the FASB issued guidance now codified within ASC Topic 805, Business Combinations (“ASC 805”). ASC 805 requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair value and also changes other practices under ASC 805. ASC 805 also changed the definition of a business to exclude consideration of certain resulting outputs used to generate revenue. ASC 805 is effective for fiscal years beginning after December 15, 2008, or January 1, 2009 for the Company, and should be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. The Company adopted ASC 805 on January 1, 2009. The adoption did not have a material effect on the Company’s financial position or results of operations.

4. Net Loss Per Share

The Company computes net loss per share in accordance with ASC 260.

Basic net loss per ordinary share is calculated by dividing net (loss) by the weighted-average number of ordinary shares outstanding during the period. The following table sets forth the calculation of basic and diluted net (loss) per share:

	For the year ended
	December 31, 2009	December 31, 2008	December 31, 2007
Numerator:
Loss from continuing operations	$(27,286)	$(114,449)	$(234,237)
Loss from discontinued operations	(395)	(20,082)	(18,260)

Net loss	$(27,681)	$(134,531)	$(252,497)

Denominator:
Weighted-average common shares outstanding	144,056,568	144,065,549	144,054,046

Net loss per share:
Loss per share from continuing operations—basic and diluted	$(0.19)	$(0.79)	$(1.62)
Loss per share from discontinued operations—basic and diluted	—	(0.14)	(0.13)

Net loss per share—basic and diluted	$(0.19)	$(0.93)	$(1.75)

The following share-based awards have been excluded from the computation of all diluted loss per share calculations for the periods presented because a loss was incurred in those periods, and including the share-based awards in the calculations would be anti-dilutive. In addition, the Company has excluded share-based awards associated with its Tranche 2 and 3 option plans as these options are contingently issuable and the contingency had not been satisfied as of the end of each of the reported periods. See Note 14 for further discussion of the Company’s share-based payment plans.

	For the year ended
	December 31, 2009	December 31, 2008	December 31, 2007
Options to purchase ordinary shares	12,925,148	12,151,438	12,193,438
Unvested restricted stock	433,018	52,118	52,118

5. Discontinued Operations

In December 2008, the Company announced its intent to sell the automotive vision sensing business (the “Vision business”), which includes the assets and operations of SMaL Camera Technologies, Inc. (“SMaL Camera”). The Company purchased SMaL Camera for $12.0 million in March 2007. The economic climate and slower than expected demand for these products were the primary factors in the decision to sell the business. The Company completed the sale of the Vision business during the three months ended June 30, 2009.

Results of operations of the Vision business included within loss from discontinued operations for the years ended December 31, 2009, 2008 and 2007 are as follows:

	For the year ended December 31,
	2009	2008	2007
Net revenue	$726	$2,661	$759
Loss from operations before income tax	$(395)	$(12,199)	$(18,260)

The Company recognized a $7,883 loss during the year ended December 31, 2008 associated with measuring the net assets at fair value less cost to sell and other exit costs associated with this business. This amount is reported within the loss from discontinued operations in the consolidated statement of operations. The estimated fair value was based on indicators of value implied from discussions with potential buyers of the business. Included in the $7,883 loss were charges of $3,995 and $1,439 for the write-off of goodwill and intangible assets, respectively, associated with the Vision business.

The net assets of the Vision business reported within Assets held for sale as of December 31, 2009 and 2008 consist of the following:

	December 31, 2009	December 31, 2008
Inventory	$—	$439

	$—	$439

The Vision business was previously reported within the Sensors segment.

6. Property, Plant and Equipment

Property, plant and equipment as of December 31, 2009 and 2008 consists of the following:

	Depreciable Lives	December 31, 2009	December 31, 2008
Land	—	$19,779	$19,779
Buildings and improvements	2–40 years	130,330	122,904
Machinery and equipment	2–10 years	250,352	247,732

		400,461	390,415
Less accumulated depreciation		(180,523)	(135,251)

Total		$219,938	$255,164

Depreciation expense for property, plant and equipment, including amortization of capitalized leases, totaled $48,427, $51,361 and $58,204 for the years ended December 31, 2009, 2008 and 2007, respectively.

At the date of the 2006 Acquisition, the acquisition of First Technology Automotive and the acquisition of Airpax, the Company recognized property, plant and equipment at fair value totaling $236,085, $8,933 and $19,795, respectively. Furthermore, the depreciable lives of certain of the Company’s tangible assets were adjusted to reflect their respective estimated economic useful lives as of the date of the acquisitions.

Property, plant and equipment is identified as held for sale when it meets the held for sale criteria of ASC Topic 360, Property, Plant and Equipment. The Company ceases recording depreciation on assets that are classified as held for sale. The net carrying values of the assets which have been classified as Assets held for sale as of December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Grand Blanc, Michigan facility	$—	$950
Standish, Maine facility	238	1,440
Vision business	—	439

	$238	$2,829

During the years ended December 31, 2009 and 2008, the Company recognized impairment charges related to its Grand Blanc facility of $459 and $684, respectively, in response to the decline in real estate values in Grand Blanc, Michigan. The losses were recognized as a component of Currency translation gain/(loss) and other, net in the consolidated statements of operations. During 2009, the Company completed the sale of the Grand Blanc facility. The Grand Blanc facility was part of the sensors business reporting segment.

Additionally, during the year ended December 31, 2009, the Company recognized an impairment charge of $1,202 related to its Standish facility. The loss was recognized as a component of Currency translation gain/(loss) and other, net. As of December 31, 2009, the Company continued to hold for sale its Standish, Maine facility. The Standish facility is part of the sensors business reporting segment.

Property, plant and equipment as of December 31, 2009 and 2008 includes the following assets under capital leases:

	December 31, 2009	December 31, 2008
Property under capital leases	$31,882	$30,766
Accumulated amortization	(5,907)	(4,290)

Net property under capital leases	$25,975	$26,476

7. Inventories

Inventories as of December 31, 2009 and 2008 consist of the following:

	December 31, 2009	December 31, 2008
Finished goods	$41,931	$48,454
Work-in-process	20,627	20,084
Raw materials	62,817	70,690

Total	$125,375	$139,228

In connection with the 2006 Acquisition, the acquisition of First Technology Automotive and the acquisition of Airpax, the Company recorded inventory fair value adjustments of $24,571, $2,604 and $2,296, respectively. During the year ended December 31, 2007, the effect of the inventory purchase accounting adjustments of $4,454 was charged to cost of revenue. There were no effects of inventory purchase accounting adjustments recognized during the years ended December 31, 2009 or 2008. As of December 31, 2009 and 2008, inventories totaling $2,360 and $3,074, respectively, had been consigned to others.

8. Goodwill and Other Intangible Assets

The following table outlines the changes in goodwill, by segment:

	Sensors			Controls			Total
	Gross Goodwill	Accumulated Impairment	Net Goodwill	Gross Goodwill	Accumulated Impairment	Net Goodwill	Gross Goodwill	Accumulated Impairment	Net Goodwill
Balance as of December 31, 2006	$1,153,784	$—	$1,153,784	$288,942	$—	$288,942	$1,442,726	$—	$1,442,726
2006 Acquisition—purchase accounting adjustments	(5,190)	—	(5,190)	(1,226)	—	(1,226)	(6,416)	—	(6,416)
First Technology Automotive acquisition—purchase accounting adjustments	468	—	468	540	—	540	1,008	—	1,008
Airpax acquisition—purchase accounting adjustments	17,505	—	17,505	101,179	—	101,179	118,684	—	118,684

Balance as of December 31, 2007	1,166,567	—	1,166,567	389,435	—	389,435	1,556,002	—	1,556,002
Airpax acquisition—purchase accounting adjustments	—	—	—	(6,056)	—	(6,056)	(6,056)	—	(6,056)
Impairment	—	—	—	—	(13,173)	(13,173)	—	(13,173)	(13,173)

Balance as of December 31, 2008	1,166,567	—	1,166,567	383,379	(13,173)	370,206	1,549,946	(13,173)	1,536,773
First Technology Automotive acquisition—purchase accounting adjustments	(209)	—	(209)	—	—	—	(209)	—	(209)
Airpax acquisition—purchase accounting adjustments	—	—	—	(701)	—	(701)	(701)	—	(701)
Impairment	—	—	—	—	(5,293)	(5,293)	—	(5,293)	(5,293)

	$1,166,358	$—	$1,166,358	$382,678	$(18,466)	$364,212	$1,549,036	$(18,466)	$1,530,570

Goodwill attributed to the acquisitions above reflect the Company’s allocation of purchase price to the estimated fair value of certain assets acquired and liabilities assumed. The purchase accounting adjustments above reflect changes in estimates associated with exit and severance restructuring reserves as well as revisions in fair value estimates of acquired intangible assets and property, plant and equipment.

As discussed in Note 2, during the three months ended December 31, 2008 and March 31, 2009, the Company determined that goodwill and definite-lived intangible assets associated with the Interconnection reporting unit were impaired and recorded charges totaling $13,173 (goodwill) and $19,867 (goodwill of $5,293 and definite-lived intangible assets of $14,574), respectively, in the consolidated statements of operations. The Company believes that the current global economic crisis, economic conditions within the semiconductor end-market and an increase in the competitive landscape surrounding suppliers to the semiconductor end-market were all factors that lead to the impairment of goodwill. The Company utilized a discounted cash flow analysis to estimate the fair value of the Interconnection reporting unit. Key assumptions that were used in the development of the fair value of the Interconnection reporting unit include management’s forecast of revenue and earnings, the long-term expected growth rate for the reporting unit, the discount rate, and management’s forecast of capital expenditures and required working capital investment. The Company’s revenue and earnings forecasts for this business depend on many factors, including the ability to project customer spending, particularly within the semiconductor industry. Changes in the level of spending in the industry and/or by the Company’s customers could result in a change to its forecasts, which, in turn, could result in a future impairment of goodwill and/or intangible assets.

As of October 1, 2009, the Company evaluated its goodwill and indefinite-lived intangible assets for impairment at the reporting unit level and determined that the fair value exceeded the carrying value on that date. Should certain assumptions used in the development of the fair value of its reporting units change, the Company may be required to recognize additional goodwill or intangible asset impairments.

As discussed in Note 9, during the year ended December 31, 2009, the Company revised its accrual related to facility exit and other costs established through purchase accounting for First Technology Automotive and Airpax. As a result, the Company reduced goodwill by a corresponding amount of $209 related to First Technology Automotive and $701 related to Airpax.

Definite-lived intangible assets have been amortized on an accelerated or economic benefit basis over their estimated lives. The following table outlines the components of other acquisition-related intangible assets, excluding goodwill, that are subject to amortization as of December 31, 2009 and 2008:

	Weighted- Average Life (Years)	December 31, 2009				December 31, 2008
		Gross Carrying Amount	Accumulated Amortization	Impairment	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Completed technologies	16	$268,170	$85,233	$(2,430)	$180,507	$268,170	$60,409	$207,761
Customer relationships	10	1,026,840	420,811	(12,144)	593,885	1,026,840	297,244	729,596
Non-compete agreements	6	23,400	4,711	—	18,689	24,230	2,636	21,594
Tradename	10	720	338	—	382	720	207	513

	11	$1,319,130	$511,093	$(14,574)	$793,463	$1,319,960	$360,496	$959,464

During the years ended December 31, 2009, 2008 and 2007, the Company recorded amortization expense on its definite-lived intangible assets of $151,427, $147,644 and $130,328, respectively. Amortization of these acquisition-related intangible assets is estimated to be $143,082 in 2010, $131,609 in 2011, $119,983 in 2012, $105,098 in 2013 and $93,323 in 2014.

In connection with the 2006 Acquisition, the Company concluded that its Klixon® brand name is an indefinite-lived intangible asset, as the brand has been in continuous use since 1927, and the Company has no plans to discontinue using the Klixon® name. An amount of $59,100 was assigned to the brand name in the Company’s purchase price allocation.

In connection with the Airpax Acquisition, the Company concluded that its Airpax® brandname is an indefinite-lived intangible asset, as the brand has been in continuous use since 1948 and the Company has no plans to discontinue using the Airpax® name. An amount of $9,370 was assigned to the brand name in the Company’s purchase price allocation.

In addition, other intangible assets recognized on the consolidated balance sheets include capitalized software licenses with gross carrying amounts of $6,849 and $7,133 and net carrying amounts of $3,598 and $5,417 as of December 31, 2009 and 2008, respectively. The weighted-average life for the capitalized software is 3.6 years. During the years ended December 31, 2009, 2008 and 2007, the Company recorded amortization expense on its capitalized software of $1,654, $1,118 and $736, respectively.

9. Restructuring Costs

The Company’s restructuring programs consist of the First Technology Automotive Plan, the Airpax Plan and the 2008 Plan. Each of these restructuring programs is described in more detail below.

First Technology Automotive Plan

In December 2006, the Company acquired First Technology Automotive from Honeywell. In January 2007, the Company announced plans (the “First Technology Automotive Plan”) to close the manufacturing facilities in

Standish, Maine and Grand Blanc, Michigan, and to downsize the facility in Farnborough, United Kingdom. Manufacturing at the Maine, Michigan and United Kingdom sites was moved to the Dominican Republic and other Sensata sites. Restructuring liabilities related to these actions relate primarily to exit and related severance costs and affected 143 employees. The actions described above associated with the First Technology Automotive Plan were completed in 2008, and the Company anticipates remaining payments to be paid through 2014 due primarily to contractual lease obligations.

Total cumulative costs incurred to date and expected to be incurred in connection with the First Technology Automotive Plan are $10,776 (severance costs $4,350, facility exit and other costs $6,426). The following table outlines the rollforward of the restructuring liabilities associated with the First Technology Automotive Plan:

	Severance	Facility Exit and Other Costs	Total
Balance as of December 31, 2006	$3,067	$2,291	$5,358
Purchase accounting adjustments	1,283	3,468	4,751
Payments	(1,069)	(1,158)	(2,227)

Balance as of December 31, 2007	3,281	4,601	7,882
Charges	—	1,111	1,111
Payments	(2,898)	(1,908)	(4,806)

Balance as of December 31, 2008	383	3,804	4,187
Purchase accounting adjustments	—	(209)	(209)
Reversal of charges	—	(235)	(235)
Payments	(320)	(828)	(1,148)

Balance as of December 31, 2009	$63	$2,532	$2,595

Employees terminated as of December 31, 2009	143

Total cumulative costs incurred to date and expected to be incurred in connection with the First Technology Automotive Plan are $10,776 (sensors $5,092, controls $2,476, corporate $3,208). The following table outlines the rollforward of the restructuring liabilities by segment, as well as corporate, associated with the First Technology Automotive Plan.

	Sensors	Controls	Corporate	Total
Balance as of December 31, 2006	$1,870	$1,556	$1,932	$5,358
Purchase accounting adjustments	3,491	—	1,260	4,751
Reclassification of charges	(599)	920	(321)	—
Payments	(1,545)	—	(682)	(2,227)

Balance as of December 31, 2007	3,217	2,476	2,189	7,882
Charges	330	—	781	1,111
Payments	(744)	(2,142)	(1,920)	(4,806)

Balance as of December 31, 2008	2,803	334	1,050	4,187
Purchase accounting adjustments	—	—	(209)	(209)
Reversal of charges	—	—	(235)	(235)
Payments	(273)	(271)	(604)	(1,148)

Balance as of December 31, 2009	$2,530	$63	$2	$2,595

The reclassification of charges between segments during 2007 as noted above relates primarily to severance and reflected the Company’s estimate based on the finalized restructuring plan.

During the year ended December 31, 2009, the Company revised its accrual related to facility exit and other costs. As a result, the Company reduced goodwill by a corresponding amount of $209 related to the portion of the reserve established through purchase accounting and also recognized a credit of $235 in its consolidated statement of operations.

Airpax Plan

In July 2007, the Company acquired Airpax from William Blair. In 2007, the Company announced plans (the “Airpax Plan”) to close the facility in Frederick, Maryland and to relocate certain manufacturing lines to existing Sensata and Airpax facilities in Cambridge, Maryland; Shanghai, China and Mexico, and to terminate certain employees at the Cambridge, Maryland facility. In 2008, the Company announced plans to close the Airpax facility in Shanghai, China. Restructuring liabilities related to these actions relate primarily to exit and related severance costs and affected 331 employees. The actions described above associated with the Airpax Plan were completed in 2009, and the Company anticipates remaining payments to be paid through 2010.

Total cumulative costs incurred to date and expected to be incurred in connection with the Airpax Plan, excluding the impact of changes in foreign currency exchange rates, are $6,494 (severance costs $5,073, facility exit and other costs $1,421). The following table outlines the rollforward of the restructuring liabilities associated with the Airpax Plan:

	Severance	Facility Exit and Other Costs	Total
Balance as of December 31, 2006	$—	$—	$—
Purchase accounting adjustments	8,942	2,092	11,034
Payments	—	—	—

Balance as of December 31, 2007	8,942	2,092	11,034
Purchase accounting adjustments	(3,681)	(158)	(3,839)
Payments	(4,298)	(839)	(5,137)
Impact of changes in foreign currency exchange rates	(227)	(9)	(236)

Balance as of December 31, 2008	736	1,086	1,822
Purchase accounting adjustments	(188)	(513)	(701)
Payments	(375)	(47)	(422)

Balance as of December 31, 2009	$173	$526	$699

Employees terminated as of December 31, 2009	331

Total cumulative costs incurred to date and expected to be incurred in connection with the Airpax Plan, excluding the impact of changes in foreign currency exchange rates, are $6,494 (controls $5,026, corporate $1,468). The following table outlines the rollforward of the restructuring liabilities by segment, as well as corporate, associated with the Airpax Plan:

	Controls	Corporate	Total
Balance as of December 31, 2006	$—	$—	$—
Purchase accounting adjustments	9,801	1,233	11,034
Payments	—	—	—

Balance as of December 31, 2007	9,801	1,233	11,034
Purchase accounting adjustments	(4,129)	290	(3,839)
Payments	(3,797)	(1,340)	(5,137)
Impact of changes in foreign currency exchange rates	(236)	—	(236)

Balance as of December 31, 2008	1,639	183	1,822
Purchase accounting adjustments	(646)	(55)	(701)
Payments	(297)	(125)	(422)

Balance as of December 31, 2009	$696	$3	$699

During the year ended December 31, 2008, the Company reversed a portion of its previously established restructuring reserves through goodwill because certain aspects of the Airpax Plan were not finalized prior to the one-year anniversary of the Airpax Acquisition. Charges resulting from further restructuring activities have been included as a component of the 2008 Plan.

During the year ended December 31, 2009, the Company revised its accrual related to severance and facility exit and other costs established through purchase accounting. As a result, the Company reduced goodwill by a corresponding amount of $701.

2008 Plan

During fiscal years 2008 and 2009, in response to global economic conditions, the Company announced various actions to reduce the workforce in several business centers and manufacturing facilities throughout the world, and to move certain manufacturing operations to low-cost countries (the “2008 Plan”). During the year ended December 31, 2008, the Company recognized charges totaling $23,013, of which $16,211 relates to severance, $1,300 relates to a pension enhancement provided to certain eligible employees under a voluntary retirement program (refer to Note 13 for further discussion), $3,588 relates to pension curtailment and settlement charges and $1,914 relates to facility exit and other costs. During the year ended December 31, 2009, the Company recognized charges totaling $18,321, of which $12,930 relates to severance, $4,828 relates to pension curtailment, settlement and other related charges and $563 relates to facility exit and other costs. The total cost of these actions is expected to be $41,634, excluding the impact of changes in foreign currency exchange rates, and affect 1,979 employees. The Company anticipates the actions described above associated with the 2008 Plan to be completed during 2010 and the remaining payments to be paid through 2014 due primarily to contractual lease obligations.

Total cumulative costs incurred to date in connection with the 2008 Plan, excluding the impact of changes in foreign currency exchange rates, are $41,334 (severance costs $29,141, pension-related costs $9,716, facility exit and other costs $2,477). The following table outlines the rollforward of the restructuring liabilities, excluding the costs related to pension, associated with the 2008 Plan:

	Severance	Facility Exit and Other Costs	Total
Balance as of December 31, 2007	$—	$—	$—
Charges	16,211	1,914	18,125
Payments	(4,589)	(80)	(4,669)
Impact of changes in foreign currency exchange rates	(95)	(70)	(165)

Balance as of December 31, 2008	11,527	1,764	13,291
Charges	12,930	563	13,493
Payments	(21,343)	(2,133)	(23,476)
Impact of changes in foreign currency exchange rates	(150)	(85)	(235)

Balance as of December 31, 2009	$2,964	$109	$3,073

Employees terminated as of December 31, 2009	1,914

Total cumulative costs incurred to date in connection with the 2008 Plan, excluding the impact of changes in foreign currency exchange rates, are $41,334 (sensors $1,801, controls $4,578, corporate $34,955). The following table outlines the rollforward of the restructuring liabilities, excluding the costs related to pension, by segment, as well as corporate, associated with the 2008 Plan.

	Sensors	Controls	Corporate	Total
Balance as of December 31, 2007	$—	$—	$—	$—
Charges	1,760	4,091	12,274	18,125
Payments	(686)	(1,130)	(2,853)	(4,669)
Impact of changes in foreign currency exchange rates	(105)	(60)	—	(165)

Balance as of December 31, 2008	969	2,901	9,421	13,291
Charges	11	465	13,017	13,493
Payments	(871)	(3,048)	(19,557)	(23,476)
Impact of changes in foreign currency exchange rates	22	(203)	(54)	(235)

Balance as of December 31, 2009	$131	$115	$2,827	$3,073

Summary of Restructuring Programs

The following tables outline amounts associated with all of the Company’s restructuring programs described above, including the costs related to pension, and where in the consolidated statements of operations these amounts were recognized for the years ended December 31, 2009 and 2008.

	First Technology Automotive Plan	Airpax Plan	2008 Plan	Total
For the year ended December 31, 2009
Restructuring	$(235)	$—	$18,321	$18,086
Currency translation (gain)/loss and other, net	—	—	(235)	(235)

Total	$(235)	$—	$18,086	$17,851

	First Technology Automotive Plan	Airpax Plan	2008 Plan	Total
For the year ended December 31, 2008
Restructuring	$1,111	$—	$23,013	$24,124
Currency translation (gain)/loss and other, net	—	(236)	(165)	(401)

Total	$1,111	$(236)	$22,848	$23,723

Additionally, during fiscal year 2007, the Company implemented voluntary early retirement programs in its foreign operations. These programs offered eligible employees special termination benefits, including severance and outplacement service, in exchange for their early retirement from the Company. As a result of these programs, sixty-four employees chose to leave the Company, opting for voluntary early retirement which resulted in a charge of $5,166 related to severance costs during the year ended December 31, 2007. No curtailment or settlement gain or loss was recognized as the Company’s retirement obligation was not significantly impacted as a result of the Plan.

The following table outlines the current and long-term components of the restructuring liabilities for all plans recognized in the consolidated balance sheets as of December 31, 2009 and 2008:

	December 31, 2009	December 31, 2008
Current liabilities	$4,219	$17,642
Long-term liabilities	2,148	1,658

	$6,367	$19,300

10. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities as of December 31, 2009 and 2008 consist of the following:

	December 31, 2009	December 31, 2008
Accrued interest	$27,595	$11,708
Accrued bonuses	5,503	1,048
Accrued salaries, wages and vacation pay	14,795	17,183
Accrued taxes	7,911	6,296
Accrued restructuring expenses	4,219	17,642
Accrued professional fees	2,818	4,708
Accrued offering costs	2,090	—
Accrued freight, utility and insurance charges	7,055	5,376
Current portion of pension and post-retirement benefit obligations	832	3,165
Deferred income	2,262	6,296
Other accrued expenses and current liabilities	16,661	13,314

Total	$91,741	$86,736

11. Debt

The Company’s debt as of December 31, 2009 and 2008 consists of the following:

	Weighted- Average Interest Rate for the year ended December 31, 2009	December 31, 2009	December 31, 2008
Senior secured term loan facility (denominated in U.S. dollars)	2.75%	$916,750	$926,250
Senior secured term loan facility (€384.4 million)	3.56%	551,350	547,665
Revolving credit facility (denominated in U.S. dollars)	4.25%	—	25,000
Senior Notes (denominated in U.S. dollars)	8.00%	340,006	450,000
Senior Subordinated Notes (€177.3 million)	9.00%	254,303	320,939
Senior Subordinated Notes (€137.0 million)	11.25%	196,483	198,810
Less: current portion		(15,206)	(226,670)

Long-term portion of debt		$2,243,686	$2,241,994

Capital lease and other financing obligations	8.61%	$41,934	$42,523
Less: current portion		(1,933)	(1,690)

Long-term portion of capital lease and other financing obligations		$40,001	$40,833

Senior Secured Credit Facility

On April 27, 2006 (inception), two of the Company’s subsidiaries, Sensata Technologies and Sensata Technologies Finance Company, LLC, entered into a multi-currency $1,500.0 million senior secured credit facility with Morgan Stanley Senior Funding, Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners, L.P., as joint lead arrangers (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility consists of a $150.0 million revolving credit facility; a $950.0 million U.S. dollar term loan facility; and a €325.0 million Euro term loan facility ($400.1 million, at issuance).

Under the $150.0 million revolving credit facility, there is $131.1 million of availability (net of $18.9 million in letters of credit) as of December 31, 2009, and $118.9 million of availability (net of $25.0 million in borrowings and $6.1 million in letters of credit) as of December 31, 2008. Outstanding letters of credit are issued primarily for the benefit of certain operating activities. As of December 31, 2009, no amounts had been drawn against these outstanding letters of credit. These outstanding letters of credit are stated to expire in June 2010.

Revolving loans may be borrowed, repaid and re-borrowed to fund the Company’s working capital needs. Term loans may only be borrowed on the closing date and no amount of term loans once repaid may be reborrowed.

The Senior Secured Credit Facility also provides for an incremental term loan facility and/or incremental revolving credit facility in an aggregate principal amount of $250.0 million. Sensata Technologies issued €73.0 million ($95.4 million, at issuance) on December 19, 2006 to finance the purchase of First Technology Automotive, reducing the amount which may be borrowed under the incremental facility to $154.6 million. The incremental facilities rank pari passu in right of payment and security with the other Senior Secured Credit Facilities and mature at the final maturity of the term loan facility and the revolving credit facility, respectively. The incremental borrowing facilities may be activated at any time up to a maximum of three times during the term of the Senior Secured Credit Facility with consent required only from those lenders that agree, at their sole discretion, to participate in such incremental facility and subject to certain conditions, including pro forma compliance with all financial covenants as of the date of incurrence and for the most recent determination period after giving effect to the incurrence of such incremental facility.

All obligations under the Senior Secured Credit Facility are unconditionally guaranteed by certain of the Company’s indirectly wholly-owned subsidiaries in the U.S. (with the exception of those subsidiaries acquired in the First Technology Automotive acquisition) and certain subsidiaries located in certain non-U.S. jurisdictions including the Netherlands, Mexico, Brazil, Japan, South Korea and Malaysia (with the exception of those subsidiaries acquired in the Airpax acquisition) (collectively, the “Guarantors”). The collateral for such borrowings under the Senior Secured Credit Facility consists of all shares of capital stock, intercompany debt and substantially all present and future property and assets of the Guarantors.

The Senior Secured Credit Facility contains financial covenants that, among other things, limit the Company’s maximum total leverage ratio (total indebtedness to Earnings Before Interest, Taxes, Depreciation and Amortization and certain other adjustments (“Adjusted EBITDA”), as defined by the terms of the Senior Secured Credit Facility) and requires Sensata Technologies to maintain a minimum interest coverage ratio (Adjusted EBITDA to total interest expense, as defined by the terms of the Senior Secured Credit Facility). All of the financial covenants are calculated on a pro forma basis and for each consecutive four fiscal quarter periods ending with the most recent fiscal quarter. The financial covenants get more restrictive in the fourth quarter of fiscal year 2010. In addition, non-financial covenants confer limitations on Sensata Technologies’ ability to incur subsequent indebtedness, incur liens, prepay subordinated debt, make loans and investments, merge or consolidate, sell assets, change its business or amend the terms of its subordinated debt and limit the payment of dividends.

The Senior Secured Credit Facility also stipulates certain events and conditions which may require Sensata Technologies to use excess cash flow, as defined by the terms of the agreement, generated by operating, investing or financing activities, to prepay some or all of the outstanding borrowings under the Senior Secured Credit Facility beginning in 2008.

As per the terms of the Senior Secured Credit Facility, Restricted Subsidiaries are also subject to restrictive covenants. As of December 31, 2009 and 2008, for purposes of the Senior Secured Credit Facility, all of the subsidiaries of Sensata Technologies were “Restricted Subsidiaries.” Under certain circumstances, Sensata Technologies will be permitted to designate subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants of the credit agreement.

The final maturity of the revolving credit facility is on April 27, 2012. Loans made pursuant to the revolving credit facility must be repaid in full on or prior to such date and are pre-payable at Sensata Technologies’ option at par. All letters of credit issued thereunder will terminate at final maturity unless cash collateralized prior to such time. The final maturity of the term loan facility is on April 27, 2013. The term loan must be repaid during the final year of the term loan facility in equal quarterly amounts, subject to amortization of approximately 1% per year prior to such final year.

The Senior Secured Credit Facility provides the Company with the ability to draw funds for ongoing working capital and other general corporate purposes under a revolving facility (the “Revolving Credit Facility”), which includes a subfacility for swingline loans. The Revolving Credit Facility bears interest (i) for amounts drawn in U.S. dollars, at the borrower’s option, (x) at LIBOR plus a 200 basis point spread subject to a pricing grid based on our leverage ratio (the spreads range from 125 basis points to 200 basis points) or (y) at the greater of the Prime rate as published by the Wall Street Journal or  1/ 2 of 1% per annum above the Federal Funds rate plus a 100 basis point spread subject to a pricing grid based on our leverage ratio (the spreads range from 25 basis points to 100 basis points) (all amounts drawn under the swingline subfacility are subject to interest calculated under this clause (i)(y)), and (ii) for amounts drawn in Euros, at EURIBOR plus a 200 basis point spread. The Company is subject to a 50 basis point commitment fee on the unused portion of the Revolving Credit Facility. This commitment fee is also subject to a pricing grid based on our leverage ratio. The spreads on the commitment fee range from 37.5 basis points to 50 basis points. The maximum that can be drawn under the swingline subfacility is $25.0 million, and is part of, not in addition to, the total Revolving Credit Facility amount of $150.0 million. Amounts drawn under the Revolving Credit Facility can be prepaid at any time without premium or penalty, subject to certain restrictions, including advance notice. Amounts drawn under the Revolving Credit Facility must be paid in full at the final maturity date of April 27, 2012.

The term loan facility bears interest at LIBOR plus 175 basis points in the case of borrowings denominated in U.S. dollars and EURIBOR plus 200 basis points in the case of borrowings denominated in Euros. The interest payments on the Senior Secured Credit Facility are due quarterly.

Pursuant to the Senior Secured Credit Facility, Sensata Technologies is required to pay to its lender on a quarterly basis a commitment fee on the undrawn line of credit. For the years ended December 31, 2009, 2008 and 2007, the Company paid $614, $668 and $601, respectively, to its lender.

During 2009, Sensata Technologies borrowed and repaid amounts under its revolving credit facility. As of December 31, 2009 and 2008, Sensata Technologies had $0 and $25.0 million, respectively, outstanding under its revolving credit facility.

Senior Notes

The outstanding senior notes (the “Senior Notes”) were issued under an indenture dated as of April 27, 2006 (inception) among the Company, as issuer, The Bank of New York, as trustee, and the Guarantors (the “Senior Notes Indenture”). The Senior Notes mature on May 1, 2014. Interest is payable semi-annually (at 8% per annum) in cash to holders of Senior Notes of record at the close of business on April 15 or October 15 immediately preceding the interest payment date, on May 1 and November 1 of each year. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months.

The Senior Notes were issued in an aggregate principal amount of $450.0 million. Proceeds from the issuance of the Senior Notes were used to fund a portion of the 2006 Acquisition of the S&C business from TI.

The Senior Notes Indenture limits, under certain circumstances, the borrowers’ ability and the ability of its Restricted Subsidiaries to: incur additional indebtedness, create liens, pay dividends and make other distributions in respect of the capital stock of Sensata Technologies, redeem the capital stock of Sensata Technologies, make certain investments or certain restricted payments, sell certain kinds of assets, enter into certain types of transactions with affiliates and effect mergers or consolidations. These covenants are subject to a number of important exceptions and qualifications.

As per the terms of the Senior Notes, Restricted Subsidiaries are also subject to restrictive covenants. As of December 31, 2009 and December 31, 2008, all of the subsidiaries of Sensata Technologies were “Restricted Subsidiaries.” Under certain circumstances, the Company will be permitted to designate subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Senior Notes Indenture. Unrestricted Subsidiaries will not guarantee any of the Senior Notes.

Additional securities may be issued under the Senior Notes Indenture in one or more series from time to time, subject to certain limitations.

The Senior Notes are general unsecured obligations of the borrowers and are effectively subordinated to all secured indebtedness of the Company to the extent of the value of the assets securing such secured indebtedness and to all indebtedness and other liabilities (including trade payables) of Sensata Technologies’ subsidiaries that are not Guarantors.

The guarantees of each Guarantor with respect to the Senior Notes are general unsecured obligations of such Guarantor.

Sensata Technologies may redeem some or all of the Senior Notes on or after May 1, 2010 at the redemption prices listed below, plus accrued interest.

For the year ending December 31,	Percentage
2010	104.0
2011	102.0
2012 and thereafter	100.0

Sensata Technologies may also redeem any of the Senior Notes at any time prior to May 1, 2010, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the applicable premium, which is the greater of (a) 1% of the then outstanding principal amount of Senior Notes and (b) the excess of the sum of the present value of the Senior Notes on such redemption date and all required interest payments due on such notes through May 1, 2011, over the then outstanding principal amount of the Senior Notes.

If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the Senior Notes or the guarantees, Sensata Technologies may redeem the Senior Notes of that series in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption.

Upon a change of control, Sensata Technologies will be required to make an offer to purchase the Senior Notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of repurchase. In the event of a change of control, the Senior Notes will be subject to repurchase prior to the Senior Subordinated Notes.

Senior Subordinated Notes

The Company has 9% and 11.25% Senior Subordinated Notes.

9% Senior Subordinated Notes

The outstanding 9% Senior Subordinated Notes (the “9% Senior Subordinated Notes”) were issued under an indenture dated as of April 27, 2006 (inception) among Sensata Technologies, as issuer, The Bank of New York, as trustee, The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent, and the Guarantors (the “9% Senior Subordinated Notes Indenture”). The 9% Senior Subordinated Notes mature on May 1, 2016, and interest of 9% annually is payable semi-annually in cash to holders of the 9% Senior Subordinated Notes of record at the close of business on April 15 or October 15 immediately preceding the interest payment date, on May 1 and November 1 of each year, commencing November 1, 2006. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months.

The 9% Senior Subordinated Notes were issued initially in an aggregate principal amount of €245.0 million ($301.6 million, at issuance). Proceeds from the issuance of the 9% Senior Subordinated Notes were used to fund a portion of the acquisition of the S&C business from TI.

Sensata Technologies B.V. may redeem some or all of the 9% Senior Subordinated Notes beginning on or after May 1, 2011, at the redemption prices listed below, plus accrued and unpaid interest.

Year	Percentage
2011	104.5
2012	103.0
2013	101.5
2014 and thereafter	100.0

Sensata Technologies may also redeem any of the 9% Senior Subordinated Notes at any time prior to May 1, 2011, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the applicable premium, which is the greater of (a) 1% of the then outstanding principal amount of the 9% Senior Subordinated Notes and (b) the excess of the sum of the present value of the 9% Senior Subordinated Notes on such redemption date and all required interest payments due on such notes through May 1, 2011, over the then outstanding principal amount of the 9% Senior Subordinated Notes.

The 9% Senior Subordinated Notes Indenture limits, under certain circumstances, the borrowers’ ability and the ability of its Restricted Subsidiaries to: incur additional indebtedness, create liens, pay dividends and make other distributions in respect of the capital stock of Sensata Technologies, redeem the capital stock of Sensata Technologies, make certain investments or certain restricted payments, sell certain kinds of assets, enter into certain types of transactions with affiliates and effect mergers or consolidations. These covenants are subject to a number of important exceptions and qualifications.

If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the 9% Senior Subordinated Notes or the guarantees, Sensata Technologies may redeem the notes of that series in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption.

Upon a change in control, Sensata Technologies will be required to make an offer to purchase the 9% Senior Subordinated Notes at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of repurchase.

As per the terms of the 9% Senior Subordinated Notes, Restricted Subsidiaries are also subject to restrictive covenants. As of December 31, 2009 and 2008, all of the subsidiaries of Sensata Technologies were “Restricted Subsidiaries.” Under certain circumstances, Sensata Technologies will be permitted to designate subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants of the 9% Senior Subordinated Notes Indenture. Unrestricted Subsidiaries will not guarantee any of the 9% Senior Subordinated Notes.

Additional securities may be issued under the 9% Senior Subordinated Notes Indenture in one or more series from time to time, subject to certain limitations.

The 9% Senior Subordinated Notes are general unsecured obligations of Sensata Technologies and are subordinated in right of payment to all existing and future senior debt of Sensata Technologies, including its obligations under the Senior Notes and the Senior Secured Credit Facility, and to all indebtedness and other liabilities (including trade payables) of Sensata’s subsidiaries that are not Guarantors.

The guarantees of each Guarantor with respect to the 9% Senior Subordinated Notes are general unsecured obligations of such Guarantor.

11.25% Senior Subordinated Notes

The outstanding 11.25% Senior Subordinated Notes (the “11.25% Senior Subordinated Notes”) were issued under an indenture dated as of July 23, 2008 among Sensata Technologies B.V., as issuer, The Bank of New York Mellon, as trustee, The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent, and the Guarantors (the “11.25% Senior Subordinated Notes Indenture”). The 11.25% Senior Subordinated Notes mature on January 15, 2014. Interest is payable semi-annually in cash to holders of 11.25% Senior Subordinated Notes of record at the close of business on January 1 or July 1 immediately preceding the interest payment date, on January 15 and July 15 of each year, commencing on January 15, 2009. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months.

The 11.25% Senior Subordinated Notes were issued in an aggregate principal amount of €141.0 million. Proceeds from the issuance of the 11.25% Senior Subordinated Notes were used to refinance amounts outstanding under an existing Senior Subordinated Term Loan, originally issued as bridge financing in July 2007 for the acquisition of Airpax. The 11.25% Senior Subordinated Notes were issued and the Senior Subordinated Term Loan was retired in a non-cash transaction.

The 11.25% Senior Subordinated Notes Indenture limits, under certain circumstances, Sensata Technologies’ ability and the ability of its Restricted Subsidiaries to: incur additional indebtedness, create liens, pay dividends and make other distributions in respect of the capital stock of Sensata Technologies, redeem the capital stock of Sensata Technologies, make certain investments or certain restricted payments, sell certain kinds of assets, enter into certain types of transactions with affiliates and effect mergers or consolidations. These covenants are subject to a number of important exceptions and qualifications.

Sensata Technologies B.V. may redeem some or all of the 11.25% Senior Subordinated Notes beginning on or after January 15, 2010 at the redemption prices listed below, plus accrued interest.

Year	Percentage
2010	105.625
2011	102.813
2012 and thereafter	100.000

Sensata Technologies may also redeem any of the 11.25% Senior Subordinated Notes at any time prior to January 15, 2010, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the applicable premium, which is the greater of (a) 1% of the then outstanding principal amount of 11.25% Senior Subordinated Notes and (b) the excess of the sum of the present value of the 11.25% Senior Subordinated Notes on such redemption date and all required interest payments due on such notes through January 15, 2010, over the then outstanding principal amount of the 11.25% Senior Subordinated Notes.

If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the 11.25% Senior Subordinated Notes or the guarantees, Sensata Technologies may redeem the notes of that series in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption.

Upon a change in control, Sensata Technologies will be required to make an offer to purchase the 11.25% Senior Subordinated Notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of purchase.

As per the terms of the 11.25% Senior Subordinated Notes, Restricted Subsidiaries are also subject to restrictive covenants. As of December 31, 2009 and 2008, all of the subsidiaries of Sensata Technologies were “Restricted Subsidiaries.” Under certain circumstances, the Company will be permitted to designate subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants of the 11.25% Senior Subordinated Notes Indenture. Unrestricted Subsidiaries will not guarantee any of the 11.25% Senior Subordinated Notes.

Additional securities may be issued under the 11.25% Senior Subordinated Notes Indenture in one or more series from time to time, subject to certain limitations.

The 11.25% Senior Subordinated Notes are general unsecured obligations of Sensata and are subordinated in right of payment to all existing and future senior debt of Sensata Technologies, including Sensata Technologies’ obligations under the Senior Notes and the Senior Secured Credit Facility, and to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries that are not Guarantors.

The guarantees of each Guarantor with respect to the 11.25% Senior Subordinated Notes are general unsecured obligations of such Guarantor.

Restrictions on Dividends

The Senior Secured Credit Facility prohibits the Company from paying dividends or making any distributions to its parent companies except for limited purposes, including, but not limited to: (i) customary and reasonable out-of-pocket expenses, legal and accounting fees and expenses and overhead of such parent companies incurred in the ordinary course of business to the extent attributable to the business of the Company and its subsidiaries and in the aggregate not to exceed $5 million in any fiscal year, plus reasonable and customary indemnification claims made by directors or officers of the parent attributable to the ownership of the Company and its Restricted Subsidiaries, (ii) franchise taxes, general corporate and operating expenses, certain advisory fees and customary compensation of officers and employees of such parent companies, (iii) tax liabilities to the extent attributable to the business of the Company and its subsidiaries, (iv) repurchase, retirement or other acquisition of equity interests of the parent from certain present, future and former employees, directors, managers, consultants of the parent companies, the Company or its subsidiaries in an aggregate amount not to exceed $7.5 million in any fiscal year, plus the amount of cash proceeds from certain equity issuances to such persons, the amount of equity interests subject to a certain deferred compensation plan and the amount of certain key-man life insurance proceeds, (v) payment of dividends or distributions with proceeds from the disposition of certain assets (net of mandatory prepayments) in an amount not to exceed $200 million and (vi) dividends and other distributions in an aggregate amount not to exceed $25 million (subject to increase to $35 million if the leverage ratio is less than 5.0 to 1.0 and to $50 million if the leverage ratio is less than 4.0 to 1.0, plus, if the leverage ratio is less than 5.0 to 1.0, the amount of excess cash flow not otherwise applied).

The Senior Notes Indenture, 9% Senior Subordinated Notes Indenture and 11.25% Senior Subordinated Notes Indenture (collectively, the “Indentures”) generally provide that the Company can pay dividends and make other distributions to its parent companies in an amount not to exceed (i) 50% of the Company’s consolidated net income for the period beginning March 31, 2006 and ending as of the end of the last fiscal quarter before the proposed payment, plus (ii) 100% of the aggregate amount of cash and the fair market value of property and marketable securities received by the Company after April 27, 2006 from the issuance and sale of equity interests of the Company (subject to certain exceptions), plus (iii) 100% of the aggregate amount of cash and the fair market value of property and marketable securities contributed to the capital of the Company after April 27, 2006, plus (iv) 100% of the aggregate amount received in cash and the fair market value of property and marketable securities received after April 27, 2007 from the sale of certain investments or the sale of certain subsidiaries, provided that certain conditions are satisfied, including that the Company has a consolidated interest coverage ratio of greater than 2.0 to 1.0. The restrictions on dividends and other distributions contained in the Indentures are subject to certain exceptions, including (i) the payment of dividends following the first public offering of the common stock of any of its direct or indirect parent companies in an amount up to 6.0% per annum of the net cash proceeds contributed to the Company in any such offering, (ii) the payment of dividends to permit any of its parent companies to pay taxes, general corporate and operating expenses, certain advisory fees and customary compensation of officers and employees of such parent companies and (iii) dividends and other distributions in an aggregate amount not to exceed $75 million.

Lines of Credit

Sensata Technologies also has uncommitted local lines of credit with commercial lenders at certain of its subsidiaries in the amount of $15.0 million. No amounts were drawn on these lines as of December 31, 2009.

Extinguishment of Debt

On March 3, 2009, Sensata Technologies announced the commencement of two separate cash tender offers related to its Senior Notes and its 9% Senior Subordinated Notes and its 11.25% Senior Subordinated Notes (together the “Senior Subordinated Notes”). These cash tender offers settled during the three months ended June 30, 2009. The aggregate principal amount of the Senior Notes validly tendered was $110.0 million, representing approximately 24.4% of the outstanding Senior Notes. The aggregate principal amount of the Senior Subordinated Notes tendered was €72.1 million, representing approximately 19.6% of the outstanding Senior

Subordinated Notes. The tender offer related to the Senior Subordinated Notes was oversubscribed and Sensata Technologies accepted for purchase a pro rata portion of the Senior Subordinated Notes tendered. The aggregate principal amount accepted for repurchase totaled €44.3 million ($58.4 million at the closing foreign exchange rate of $1.317 to €1.00) representing approximately 12.0% of the outstanding Senior Subordinated Notes. Sensata Technologies paid $50.7 million ($40.7 million for the Senior Notes and €7.6 million for the Senior Subordinated Notes) to settle the tender offers and retire the debt on April 1, 2009.

In addition, during the three months ended June 30, 2009, Sensata Technologies agreed to purchase certain 9% Senior Subordinated Notes having a principal value of €10.0 million ($14.1 million at the closing exchange rate of $1.41 to €1.00). Sensata Technologies paid $5.1 million (€3.6 million) to settle the transaction and retire the debt on May 25, 2009.

In conjunction with these transactions, during the three months ended June 30, 2009, Sensata Technologies wrote off debt issuance costs of $5.3 million and recorded a gain in Currency translation gain/(loss) and other, net of $120.1 million.

During 2008, Sensata Technologies repurchased outstanding 9% Senior Subordinated Notes totaling €17.4 million (or $22.4 million at the date of repurchase). Sensata Technologies paid $6.7 million (€5.3 million) to settle the transactions and retire the debt. In conjunction with these transactions, Sensata Technologies wrote off $0.7 million of debt issuance costs during 2008 and recorded a net gain in Currency translation gain/(loss) and other, net of $15.0 million.

Capital Lease and Other Financing Obligations

The Company operates in leased facilities with terms generally ranging up to ten years. The lease agreements frequently include options to renew for additional periods or to purchase the leased assets and generally require that the Company pay taxes, insurance and maintenance costs. Depending on the specific terms of the leases, the Company’s obligations are in two forms: capital leases and operating leases. Rent and operating lease expense was $4,719, $7,462 and $6,383 for the years ended December 31, 2009, 2008 and 2007, respectively.

In December 2005, the Predecessor completed a sale-leaseback of its facility in Attleboro, Massachusetts. The term included a 20-year lease agreement for a new facility at the site to be used to consolidate operations remaining in Attleboro and was recorded as a capital lease. The capital lease will mature in 2026. The capital lease obligation outstanding is $29,258 and $29,860 as of December 31, 2009 and 2008, respectively.

In February 2008, the Company’s Malaysian operating subsidiary signed a series of agreements to sell and leaseback the land, building and certain equipment associated with its manufacturing facility in Subang Jaya, Malaysia. The transaction, which was valued at 41.0 million Malaysian Ringgit (or $12.6 million based on the closing date exchange rate), closed during the three months ended June 30, 2008 and was accounted for as a financing transaction. Accordingly, the land, building and equipment remains on the consolidated balance sheet and the cash received was recorded as a liability as a component of Capital lease and other financing obligations. As of December 31, 2009 and 2008, the outstanding liability is $11,006 and $11,432, respectively.

In February 2009, the Company entered into a lease amendment for the factory building and facilities located in Changzhou, China. The amendment resulted in a new lease which was classified as a capital lease as of the modification date. The capital lease will mature in October 2016, at which time the title will transfer to the Company. The capital lease obligation outstanding as of December 31, 2009 is $1,001.

Debt Maturities

Remaining mandatory principal repayments of long-term debt, excluding capital lease, other financing obligations and discretionary repurchases of debt, in each of the years ending December 31, 2010 through 2014 and thereafter are as follows:

For the year ending December 31,	Aggregate Maturities
2010	$15,208
2011	15,208
2012	722,383
2013	715,302
2014	536,489
Thereafter	254,302

Total long-term debt principal payments	$2,258,892

Compliance with Financial and Non-Financial Covenants

During fiscal year 2009 and as of December 31, 2009, the Company was in compliance with all of the covenants and default provisions associated with its indebtedness.

12. Income Taxes

Effective April 27, 2006 (inception) and concurrent with the 2006 Acquisition, the Company commenced filing tax returns in the Netherlands as a stand-alone entity. Several of the Company’s Dutch resident subsidiaries are taxable entities in the Netherlands and file tax returns under Dutch fiscal unity (i.e., consolidation). On April 30, 2008, the Company’s United States subsidiaries executed a separation and distribution agreement that divided its U.S. sensors and controls businesses currently requiring two separate U.S. consolidated federal income tax returns. Prior to April 30, 2008, the Company filed one consolidated tax return in the United States. The remaining subsidiaries of the Company will file income tax returns, generally on a separate company basis, in the countries in which they are incorporated and/or operate, including the Netherlands, Japan, China, Brazil, South Korea, Malaysia and Mexico. The 2006 Acquisition purchase accounting and the related debt and equity capitalization of the various subsidiaries of the consolidated Company, and the realignment of the functions performed and risks assumed by the various subsidiaries are of significant consequence to the determination of future book and taxable income of the respective subsidiaries and Sensata as a whole.

Since its inception, the Company has incurred tax losses in several jurisdictions including the United States, Japan and the Netherlands, resulting in allowable tax net operating loss carry-forwards. In measuring the related deferred tax assets, the Company considered all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of the deferred tax assets. Judgment is required in considering the relative impact of negative and positive evidence. The weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. The more negative evidence that exists, the more positive evidence is necessary and the more difficult it is to support a conclusion that a valuation allowance is not needed. Additionally, the Company utilizes the “more likely than not” criteria established in ASC Topic 740, Income Taxes (“ASC 740”), to determine whether the future benefit from the deferred tax assets should be recognized. As a result, the Company established a full valuation allowance on the net operating losses in jurisdictions in which it is more likely than not that such losses will not be utilized in the foreseeable future. The resulting changes in the Company’s valuation allowance is reflected in the rate reconciliation as “losses not tax benefited.”

Income/(loss) from continuing operations before taxes for the years ended December 31, 2009, 2008 and 2007 is as follows:

	U.S.	Non-U.S.	Total
For the year ended December 31,
2009	$(141,437)	$157,198	$15,761
2008	$(122,497)	$61,579	$(60,918)
2007	$(82,244)	$(89,489)	$(171,733)

Provision for income taxes for the years ended December 31, 2009, 2008 and 2007 is as follows:

	U.S. Federal	Non-U.S.	U.S. State	Total
For the year ended December 31,
2009:
Current	$—	$17,159	$300	$17,459
Deferred	13,679	12,447	(538)	25,588

Total	$13,679	$29,606	$(238)	$43,047

2008:
Current	$—	$23,106	$445	$23,551
Deferred	14,252	14,738	990	29,980

Total	$14,252	$37,844	$1,435	$53,531

2007:
Current	$—	$16,040	$338	$16,378
Deferred	14,618	30,043	1,465	46,126

Total	$14,618	$46,083	$1,803	$62,504

Principal reconciling items from income tax computed at the U.S. statutory tax rate for the years ended December 31, 2009, 2008 and 2007 are as follows:

	For the year ended December 31,
	2009	2008	2007
Tax computed at statutory rate of 35%	$5,517	$(21,321)	$(60,107)
Foreign rate tax differential	(24,187)	(7,607)	9,589
Unrealized foreign exchange gains and losses	(16,337)	25,900	5,368
Change in tax law or rates	6,096	(8,603)	8,084
Withholding taxes not creditable	4,162	2,238	4,514
Non taxable gain on repurchases of debt	(16,857)	—	—
Losses not tax benefited	80,601	58,640	88,967
State taxes, net of federal benefit	(154)	1,206	1,131
Non-deductible in-process research and development	—	—	1,995
Other	4,206	3,078	2,963

	$43,047	$53,531	$62,504

The primary components of deferred income tax assets and liabilities as of December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Deferred tax assets:
Inventories and related reserves	$4,763	$5,450
Accrued expenses	32,881	25,782
Property, plant and equipment	5,673	4,215
Intangible assets	56,295	19,149
NOL and interest expense carryforwards	264,235	208,927
Pension liability	10,468	15,916
Other	3,351	2,607

Total deferred tax assets	377,666	282,046
Valuation allowance	(314,180)	(224,214)

Net deferred tax asset	63,486	57,832
Deferred tax liabilities:
Property, plant and equipment	(14,042)	(18,705)
Intangible assets and goodwill	(185,847)	(150,901)
Unrealized foreign exchange gain	(1,485)	(1,475)
Tax on undistributed earnings of subsidiaries	(10,450)	(3,969)

Total deferred tax liabilities	(211,824)	(175,050)

Net deferred tax liability	$(148,338)	$(117,218)

Subsequently reported tax benefits relating to the valuation allowance for deferred tax assets as of December 31, 2009 and 2008 will be allocated as follows:

	December 31, 2009	December 31, 2008
Income tax benefit recognized in the consolidated statement of operations	$(304,555)	$(205,496)
Other comprehensive loss	(9,625)	(14,912)
Goodwill	—	(3,806)

	$(314,180)	$(224,214)

After the effective date of ASC 805, all changes in the carrying amount of a valuation allowance for an acquired deferred income tax asset or in a liability for an assumed income tax uncertainty will be recognized in income tax expense, even if the deferred tax asset or income tax uncertainty was initially recognized as a result of a business combination with an acquisition date prior to the effective date of ASC 805.

A full valuation allowance has been established on the net deferred tax assets in jurisdictions that have incurred net operating losses, in which it is more likely than not that such losses will not be utilized in the foreseeable future. For tax purposes, goodwill and indefinite-lived intangible assets are generally amortizable over 6 to 20 years. For book purposes, goodwill and indefinite-lived intangible assets are not amortized, but tested for impairment annually. The tax amortization of goodwill and indefinite-lived intangible assets will result in a taxable temporary difference which will not reverse unless the related book goodwill and/or intangible asset is impaired or written off. As a result, the Company must recognize a deferred tax liability. This liability may not be offset by deductible temporary differences, such as net operating loss carryforwards, which may expire within a definite period. The net change in the total valuation allowance for the years ended December 31, 2009 and 2008 is an increase of $89,966 and $69,613, respectively.

In April 2007, the Company’s subsidiary in Malaysia was granted a five-year tax exemption, retroactive to April 2006. The tax exemption is conditional upon the subsidiary meeting certain local investment requirements over the exemption period, as established by the Ministry of Finance. The current exemption will end in

April 2011, but the subsidiary may petition the Ministry of Finance for an additional exemption period at that time. The Company’s subsidiary in Changzhou, China, is eligible for a five-year tax holiday beginning in 2008. The impact of the holidays on the Company’s effective rate is included in the foreign tax rate differential in the reconciliation of the statutory rate to effective rate.

On October 1, 2007, Mexico enacted a new “flat tax” regime which became effective January 1, 2008. In accordance with ASC 740, the effect of the new tax law on deferred taxes must be included in tax expense in the period that includes the enactment date.

Withholding taxes generally apply to intercompany interest, royalty and management fees and certain payments to third parties. Such taxes are expensed if they cannot be credited against the recipient’s tax liability in its country of residence. Additional consideration also has been given to the withholding taxes associated with the remittance of presently unremitted earnings and the recipient corporation’s ability to obtain a tax credit for such taxes. Earnings are not considered to be indefinitely reinvested in the jurisdictions in which they were earned.

As of December 31, 2009, the Company has U.S. federal and state net operating loss carryforwards of $190,331 and non-U.S. net operating loss carryforwards of $371,721. The U.S. federal net operating loss carryforward will expire from 2026 to 2029 and the state net operating loss carryforward will expire from 2012 to 2029. The non-U.S. net operating loss carryforward will expire from 2012 to 2018.

The Company adopted guidance included within ASC 740 (originally issued as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes) effective January 1, 2007, and recognized an increase of $664 in the liability for unrecognized tax benefits and $5 of related interest and penalties, the total of which was accounted for as an increase to the January 1, 2007 balance of accumulated deficit. At adoption, the Company recorded $7,832 of unrecognized tax benefits relating to income tax uncertainties acquired in business combinations. The total liability for unrecognized tax benefits was $8,496 at January 1, 2007.

A reconciliation of the amount of unrecognized tax benefits is as follows:

Balance as of January 1, 2007	$8,496
Increases related to current year tax positions	1,525

Balance as of December 31, 2007	10,021
Increases related to current year tax positions	1,044
Decreases related to lapse of applicable statute of limitations	(3,030)

Balance as of December 31, 2008	8,035
Increases related to prior year tax positions	2,308
Increases related to current year tax positions	1,413
Decreases related to lapse of applicable statute of limitations	(230)

Balance as of December 31, 2009	$11,526

The Company has accrued potential interest and penalties relating to unrecognized tax benefits. The Company classifies interest on tax deficiencies as interest expense and income tax penalties as selling, general and administrative expense. For the year ended December 31, 2009, the Company recognized interest and penalties of approximately $823 and $407, respectively, in the consolidated statement of operations and as of December 31, 2009, the Company recognized interest and penalties of approximately $2,784 and $2,208, respectively, in the consolidated balance sheet. For the year ended December 31, 2008, the Company recognized interest and penalties of approximately $43 and $655, respectively, in the consolidated statement of operations and as of December 31, 2008, the Company recognized interest and penalties of approximately $1,961 and $1,801, respectively, in the consolidated balance sheet. For the year ended December 31, 2007, the Company recognized interest and penalties of approximately $1,747 and $78, respectively, in the consolidated statement of operations and as of December 31, 2007, the Company recognized interest and penalties of approximately $2,190 and $1,752, respectively, in the consolidated balance sheet.

Due to the expiration of certain statutes of limitation or the settlement of examinations by taxing authorities, it is reasonably possible that the Company’s total liability for unrecognized tax benefits may decrease within the next twelve months by a range of zero to $3,500. The liability for unrecognized tax benefit relates to the allocations of taxable income to the various jurisdictions where the Company is subject to tax.

The Company’s major tax jurisdictions include the Netherlands, United States, Japan, Mexico, Brazil, China, South Korea, and Malaysia. Tax returns previously filed in these jurisdictions generally remain open to examination by the relevant tax authority for the tax years 2003 through 2008.

The Company has various indemnification provisions in place with TI, Honeywell and William Blair. These provisions provide for the reimbursement by TI, Honeywell and William Blair of future tax liabilities paid by the Company which relate to the pre-acquisition periods of the acquired businesses including the S&C business, First Technology Automotive and Airpax, respectively.

13. Pension and Other Post-Retirement Benefits

The Company provides various retirement plans for employees including defined benefit, defined contribution and retiree healthcare benefit plans.

U.S. Benefit Plans

The principal retirement plans in the U.S. include a) a qualified defined benefit pension plan, b) a defined contribution plan and c) an enhanced defined contribution plan. In addition, the Company provides post-retirement medical coverage and nonqualified benefits to certain employees.

Qualified Defined Benefit Pension Plan

The benefits under the qualified defined benefit pension plan are determined using a formula based upon years of service and the highest five consecutive years of compensation.

TI closed the qualified defined benefit pension plan to participants hired after November 1997. In addition, participants eligible to retire under the TI plan as of April 26, 2006 were given the option of continuing to participate in the qualified defined benefit pension plan or retiring under the qualified defined benefit pension plan and thereafter participating in the enhanced defined contribution plan.

The Company intends to contribute amounts to the qualified defined benefit plan in order to meet the minimum funding requirements of federal laws and regulations, plus such additional amounts as the Company deems appropriate. During the year ended December 31, 2009, the Company contributed $4,223 to the qualified defined benefit plan. Additionally, the Company expects to contribute approximately $3,500 to the qualified defined benefit plan during 2010.

The Company also sponsors a non-qualified defined benefit plan, which is closed to new participants and is unfunded. During the year ended December 31, 2009, the Company made payments of $59 related to the non-qualified defined benefit plan.

Defined Contribution Plans

The Company offers two defined contribution plans. Both defined contribution plans offer an employer-matching savings option that allows employees to make pre-tax contributions to various investment choices.

Employees who elected not to remain in the defined benefit pension plan, and new employees hired after November 1997, may participate in the enhanced defined contribution plan, where employer-matching contributions are provided for up to 4% of the employee’s annual eligible earnings. In addition, this plan provides for an additional fixed employer contribution of 2% of the employee’s annual eligible earnings for employees who elected not to remain in the defined benefit pension plan and employees hired after November 1997 and before December 31, 2003. Employees who remain in the qualified defined benefit plan may participate in a defined contribution plan, where 50% employer-matching contributions are provided for up to 2% of the employee’s annual eligible earnings. Beginning in 2009, the Company’s matching of employees’ contributions under the above defined contribution plans will be discretionary and based on the Company’s assessment of its financial performance.

The aggregate expense related to the defined contribution plans for U.S. employees was $2,302, $4,143 and $3,282 for the years ended December 31, 2009, 2008 and 2007, respectively.

Retiree Healthcare Benefit Plan

The Company offers access to group medical coverage during retirement to some of its U.S. employees. The Company makes contributions toward the cost of those retiree medical benefits for certain retirees. The contribution rates are based upon varying factors, the most important of which are an employee’s date of hire, date of retirement, years of service and eligibility for Medicare benefits. The balance of the cost is borne by the participants in the plan. Employees hired after January 1, 2001, are responsible for the full cost of their medical benefits during retirement. Prescription drug benefits provided by the plan have been determined to be at least actuarially equivalent to Medicare Part D. For the year ended December 31, 2009, the Company did not, and does not expect to, receive any amount of Federal subsidy. For the year ended December 31, 2009, the Company contributed $236 toward the cost of retiree medical benefits. Obligations to the U.S. Retiree Healthcare Benefit Plan for employees that retired prior to the 2006 Acquisition have been assumed by TI.

Retiree health benefits were partially funded through a Voluntary Employee Benefit Association (“VEBA”) trust. During the three months ended June 30, 2008, the Company amended the terms of the Sensata Technologies Welfare Benefit Trust agreement to allow for the assets held by the trust to be used for medical and dental costs of both active and retired employees. The Company received cash totaling $4,630 from the trust to pay for active employee medical and dental costs. As a result of the withdrawal of cash from the trust, during the year ended December 31, 2008, the Company increased the retiree healthcare benefit liability by $4,630.

Non-U.S. Benefit Plans

Retirement coverage for non-U.S. employees is provided through separate defined benefit and defined contribution plans. Retirement benefits are generally based on an employee’s years of service and compensation. Funding requirements are determined on an individual country and plan basis and subject to local country practices and market circumstances. For the years ended December 31, 2009, 2008 and 2007, the Company contributed $7,292, $5,115 and $4,159, respectively, to non-U.S. defined benefit plans. The Company expects to contribute approximately $1,781 to non-U.S. defined benefit plans during 2010.

Impact on Financial Statements

Net periodic benefit cost of the defined benefit and retiree healthcare benefit plans for the years ended December 31, 2009, 2008 and 2007 is as follows:

	For the year ended December 31,
	2009			2008			2007
	U.S. Plans		Non-U.S. Plans	U.S. Plans		Non-U.S. Plans	U.S. Plans		Non-U.S. Plans
	Defined Benefit	Retiree Healthcare	Defined Benefit	Defined Benefit	Retiree Healthcare	Defined Benefit	Defined Benefit	Retiree Healthcare	Defined Benefit
Service cost	$1,976	$244	$2,860	$2,449	$269	$3,111	$2,265	$326	$2,730
Interest cost	2,969	566	1,020	3,173	536	1,038	2,836	509	641
Expected return on plan assets	(2,408)	—	(786)	(2,515)	(80)	(913)	(2,380)	(156)	(1,136)
Amortization of net loss	237	28	555	212	—	10	109	—	—
Amortization of prior service cost	—	—	768	—	—	—	—	—	—
Loss on settlement	1,283	—	2,228	591	—	772	—	—	—
Loss on curtailment	—	—	563	—	—	2,604	—	—	—
Loss on special termination benefits	—	—	—	1,300	—	—	—	—	—

Net periodic benefit cost	$4,057	$838	$7,208	$5,210	$725	$6,622	$2,830	$679	$2,235

During fiscal years 2008 and 2009, in response to global economic conditions, the Company announced various actions to reduce the workforce in several business centers and manufacturing facilities throughout the world, and to move certain manufacturing operations to low-cost countries. As a result of these restructuring actions, the Company recognized a settlement loss of $1,283 associated with the termination of STI employees in Attleboro, Massachusetts, and curtailment and settlement losses of $563 and $2,228, respectively, associated with the termination of employees at various foreign subsidiaries.

During fiscal year 2008, the Company announced a voluntary early retirement programs for eligible STI employees in Attleboro, Massachusetts. Twenty-eight employees accepted the voluntary early retirement program. In accordance with ASC 715, the Company recognized a charge for special termination benefits associated with a pension enhancement provided to certain eligible employees (refer to Note 8 for further discussion) of $1,300 and a charge for settlement of the Company’s benefit obligation of $591 during the year ended December 31, 2008.

During fiscal year 2008, the Company terminated the employment of 324 employees at one of its foreign subsidiaries. In accordance with ASC 715, the Company recognized a curtailment loss of $2,604 and a settlement loss of $393 associated with this event (refer to Note 9 for further discussion). Additionally, the Company recognized settlement losses of $379 associated with the termination of employees at other foreign subsidiaries.

The following table outlines the rollforward of the benefit obligation and plan assets for the defined benefit and retiree healthcare benefit plans for the years ended December 31, 2009 and 2008:

	For the year ended December 31,
	2009			2008
	U.S. Plans		Non-U.S. Plans	U.S. Plans		Non-U.S. Plans
	Defined Benefit	Retiree Healthcare	Defined Benefit	Defined Benefit	Retiree Healthcare	Defined Benefit
Change in Benefit Obligation
Beginning balance	$61,685	$10,835	$46,393	$56,382	$9,688	$34,593
Service cost	1,976	244	2,860	2,449	269	3,111
Interest cost	2,969	566	1,020	3,173	536	1,038
Plan participants’ contributions	—	—	70	—	—	111
Transfer	—	—	—	—	—	887
Plan amendment	—	—	768	—	—	—
Actuarial loss/(gain)	1,257	146	(4,189)	5,942	342	2,824
Settlements	—	—	(12,789)	—	—	(2,986)
Curtailments	(1,552)	—	(966)	(2,063)	—	2,604
Special termination benefits	—	—	—	1,300	—	—
Benefits paid	(5,136)	(236)	(168)	(5,498)	—	(339)
Foreign currency exchange rate changes	—	—	(497)	—	—	4,550

Ending balance	$61,199	$11,555	$32,502	$61,685	$10,835	$46,393

Change in Plan Assets
Beginning balance	$25,053	$—	$34,334	$35,873	$4,831	$30,612
Actual return on plan assets	5,310	134	1,177	(10,245)	(201)	(4,639)
Employer contribution	4,282	236	7,292	4,923	—	5,115
Plan participants’ contributions	—	—	70	—	—	111
Transfer	—	(134)	—	—	(4,630)	—
Settlements	—	—	(12,789)	—	—	(2,986)
Benefits paid	(5,136)	(236)	(168)	(5,498)	—	(339)
Foreign currency exchange rate changes	—	—	(693)	—	—	6,460

Ending balance	$29,509	$—	$29,223	$25,053	$—	$34,334

Funded status at end of year	$(31,690)	$(11,555)	$(3,279)	$(36,632)	$(10,835)	$(12,059)

Accumulated benefit obligation at end of year	$46,746	$—	$26,075	$47,077	$—	$36,107

The following table outlines the funded status amounts recognized in the consolidated balance sheets as of December 31, 2009 and 2008:

	December 31, 2009			December 31, 2008
	U.S. Plans		Non-U.S. Plans	U.S. Plans		Non-U.S. Plans
	Defined Benefit	Retiree Healthcare	Defined Benefit	Defined Benefit	Retiree Healthcare	Defined Benefit
Noncurrent assets	$—	$—	$3,833	$—	$—	$—
Current liabilities	(137)	(313)	(382)	(82)	(82)	(3,001)
Noncurrent liabilities	(31,553)	(11,242)	(6,730)	(36,550)	(10,753)	(9,058)

	$(31,690)	$(11,555)	$(3,279)	$(36,632)	$(10,835)	$(12,059)

Balances recognized within accumulated other comprehensive loss that have not been recognized as components of net periodic benefit costs as of December 31, 2009, 2008 and 2007 are as follows:

	2009			2008			2007
	U.S. Plans		Non-U.S. Plans	U.S. Plans		Non-U.S. Plans	U.S. Plans		Non-U.S. Plans
	Defined Benefit	Retiree Healthcare	Defined Benefit	Defined Benefit	Retiree Healthcare	Defined Benefit	Defined Benefit	Retiree Healthcare	Defined Benefit
Net loss	$17,830	$1,312	$6,252	$20,796	$1,328	$11,537	$4,961	$706	$4,946

The Company expects to amortize $733 from accumulated other comprehensive loss to net periodic benefit costs during 2010.

Information for defined benefit plans with an accumulated benefit obligation in excess of plan assets as of December 31, 2009 and 2008 is as follows:

	December 31, 2009		December 31, 2008
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Projected benefit obligation	$61,199	$9,964	$61,685	$17,285
Accumulated benefit obligation	$46,746	$8,720	$47,077	$15,952
Plan assets	$29,509	$2,852	$25,053	$6,522

Information for defined benefit plans with a projected benefit obligation in excess of plan assets as of December 31, 2009 and 2008 is as follows:

	December 31, 2009		December 31, 2008
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Projected benefit obligation	$61,199	$9,964	$61,685	$46,393
Plan assets	$29,509	$2,852	$25,053	$34,334

Other changes in plan assets and benefit obligations, net of tax, recognized in other comprehensive loss for the years ended December 31, 2009, 2008 and 2007 are as follows:

	For the year ended December 31,
	2009			2008			2007
	U.S. Plans		Non-U.S. Plans	U.S. Plans		Non-U.S. Plans	U.S. Plans		Non-U.S. Plans
	Defined Benefit	Retiree Healthcare	Defined Benefit	Defined Benefit	Retiree Healthcare	Defined Benefit	Defined Benefit	Retiree Healthcare	Defined Benefit
Net (gain)/loss	$(2,019)	$12	$(2,881)	$16,638	$622	$7,343	$966	$78	$2,536
Amortization of net loss	(139)	(28)	(335)	(212)	—	(9)	(109)	—	—
Amortization of prior service cost	—	—	(768)	—	—	—	—	—	—
Settlement loss	(808)	—	(1,301)	(591)	—	(743)	—	—	—

Total recognized in other comprehensive loss	$(2,966)	$(16)	$(5,285)	$15,835	$622	$6,591	$857	$78	$2,536

Assumptions and Investment Policies

Weighted-average assumptions used to calculate the projected benefit obligations of the Company’s defined benefit pension and retiree healthcare plans as of December 31, 2009 and 2008 are as follows:

	December 31, 2009			December 31, 2008
	Defined Benefit	Retiree Healthcare		Defined Benefit	Retiree Healthcare
U.S. assumed discount rate	4.75%	5.25%		5.25%	5.25%
Non-U.S. assumed discount rate	3.12%	—		2.66%	—
U.S. average long-term pay progression	4.00%	—	(1)	4.00%	—	(1)
Non-U.S. average long-term pay progression	3.20%	—	(1)	3.23%	—	(1)

(1)	Rate of compensation increase is not applicable to the Company’s retiree healthcare benefits as compensation levels do not impact earned benefits.

Weighted-average assumptions used to calculate the net periodic benefit cost of the Company’s defined benefit pension and retiree healthcare plans for the years ended December 31, 2009, 2008 and 2007 are as follows:

	For the year ended December 31,
	2009			2008			2007
	Defined Benefit	Retiree Healthcare		Defined Benefit	Retiree Healthcare		Defined Benefit	Retiree Healthcare
U.S. assumed discount rate	5.25%	5.25%		5.50%	5.75%		5.50%	5.75%
Non-U.S. assumed discount rate	2.66%	—		3.14%	—		2.76%	—
U.S. average long-term rate of return on plan assets	7.00%	—		7.00%	3.25%		7.00%	3.25%
Non-U.S. average long-term rate of return on plan assets	2.58%	—		2.92%	—		4.20%	—
U.S. average long-term pay progression	4.00%	—	(1)	4.00%	—	(1)	4.00%	—	(1)
Non-U.S. average long-term pay progression	3.23%	—	(1)	3.12%	—	(1)	2.88%	—	(1)

(1)	Rate of compensation increase is not applicable to the Company’s retiree healthcare benefits as compensation levels do not impact earned benefits.

In order to select a discount rate for purposes of valuing the plan obligations the Company uses returns of long-term investment grade bonds. For non-U.S. plans, available indices are adjusted as needed to fit the estimated duration of the plan liabilities. For the U.S. plans an analysis is performed in which the projected cash flows from the defined benefit and retiree healthcare plans are matched with a yield curve based on an appropriate universe of high-quality corporate bonds. The results of the yield curve analysis are used to select the discount rate that matches the payment stream of the benefits in each plan. Each rate is rounded to the nearest quarter of a percent.

Assumed healthcare cost trend rates for the Retiree Healthcare Benefit Plan as of December 31, 2009, 2008 and 2007 are as follows:

	Retiree Healthcare
	December 31, 2009	December 31, 2008	December 31, 2007
Assumed healthcare trend rate for next year:
Attributed to less than age 65	7.00%	8.00%	9.00%
Attributed to age 65 or greater	8.00%	9.00%	10.00%
Ultimate trend rate	5.00%	5.00%	5.00%
Year in which ultimate trend rate is reached:
Attributed to less than age 65	2015	2011	2011
Attributed to age 65 or greater	2016	2012	2012

Assumed healthcare trend rates could have a significant effect on the amounts reported for healthcare plans. A one percentage point change in the assumed healthcare trend rates for the year ended December 31, 2009 would have the following effect:

	1 percentage point increase	1 percentage point decrease
Effect on total service and interest cost components	$4	$(6)
Effect on post-retirement benefit obligations	$69	$(96)

The table below outlines the benefits expected to be paid to participants from the plans in each of the following years, which reflect expected future service, as appropriate. The majority of the payments will be paid from plan assets and not company assets.

Expected Benefit Payments	U.S. Defined Benefit	U.S. Retiree Healthcare	U.S. Medicare Part D Reimbursement	Non-U.S. Defined Benefit
For the year ending December 31,
2010	$3,481	$313	$(3)	$841
2011	4,188	416	(4)	829
2012	4,879	557	(5)	945
2013	5,858	725	(7)	1,072
2014	6,394	895	(9)	1,148
2015 – 2019	41,079	5,890	(114)	9,708

Plan Assets

The Company holds assets for its defined benefit plans in the U.S., Japan and the Netherlands. Information about the plan assets and the Company’s investment policies and strategies for each jurisdiction is detailed below.

U.S. Plan Assets

The target asset allocation of the U.S. defined benefit plan is 57% equity and 43% fixed income. To arrive at the targeted asset allocation, the Company and its investment adviser collaboratively reviewed market opportunities using historic and statistical data, as well as the actuarial valuation report for the plan, to ensure that the levels of acceptable return and risk are well-defined and monitored. Currently, the Company’s management believes that there are no significant concentrations of risk associated with the plan assets.

To determine the long-term rate of return on plan assets, the Company considered actual historical returns, future expectations for each asset class and the effect of periodic target asset allocation rebalancing. The results are adjusted for the payments of reasonable expense of the plan from plan assets. The Company believes that these assumptions are appropriate based upon the mix of the investments and the long-term nature of the plan’s investments.

The following table presents information about the plan’s target asset allocation, as well as the actual allocation, as of December 31, 2009:

Asset Class	Target Allocation	Actual Allocation as of December 31, 2009
U.S. large cap equity	33%	33%
U.S. small cap equity	10%	11%
International (non-U.S.) equity	14%	14%
Fixed income (U.S. investment grade)	35%	34%
High-yield fixed income	4%	4%
International (non-U.S.) fixed income	4%	4%

The portfolio is monitored for automatic rebalancing on a monthly basis to a 2% tolerance.

For the year ended December 31, 2008, the Company set a target allocation rate of 50% to 60% for equity securities and 40% to 50% for fixed income securities. As of December 31, 2008, the actual allocation of the U.S. defined benefit plan assets was 52% equity and 48% fixed income.

The following table presents information about the plan assets measured at fair value as of December 31, 2009, aggregated by the level in the fair value hierarchy within which those measurements fall:

Asset Class	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	December 31, 2009
U.S. large cap equity	$9,630	$—	$—	$9,630
U.S. small cap equity	3,138	—	—	3,138
International (non-U.S.) equity	4,132	—	—	4,132

Total equity mutual funds	16,900	—	—	16,900
Fixed income (U.S. investment grade)	10,046	—	—	10,046
High-yield fixed income	1,308	—	—	1,308
International (non-U.S.) fixed income	1,255	—	—	1,255

Total fixed income mutual funds	12,609	—	—	12,609

Total	$29,509	$—	$—	$29,509

Investments in mutual funds are based on the publicly-quoted final net asset values on the last business day of the year.

Permitted asset classes include U.S. and non-U.S. equity, U.S. and non-U.S. fixed income, cash and cash equivalents. Fixed income includes both investment grade and non-investment grade. Permitted investment vehicles include mutual funds, individual securities, derivatives and long-duration fixed income. While investment in individual securities, derivatives, long-duration fixed income, cash and cash equivalents is permitted, the plan does not hold these types of investments as of December 31, 2009.

Prohibited investments include direct investment in real estate, commodities, unregistered securities, uncovered options, currency exchange and natural resources (such as timber, oil and gas).

Japan Plan Assets

The target asset allocation of the Japan defined benefit plans is 30% equity securities and 70% fixed income securities and cash and cash equivalents, with allowance for a 10% deviation in either direction. The Company’s management, along with the trustee of the plans’ assets, minimize investment risk by thoroughly assessing potential investments based on indicators of historical returns and current ratings. Additionally, investments are diversified by type and geography.

To determine the long-term rate of return on plan assets, the Company considered the historical returns earned by similarly invested assets, the rates of return expected on plan assets in the future and the Company’s investment strategy mix with respect to the plans’ funds.

The following table presents information about the plan’s target asset allocation, as well as the actual allocation, as of December 31, 2009:

Asset Class	Target Allocation	Actual Allocation as of December 31, 2009
Equity securities	20% - 40%	30%
Fixed income securities and cash and cash equivalents	60% - 80%	70%

For the year ended December 31, 2008, the Company set a target allocation rate of 20% to 60% for equity securities and 40% to 80% for fixed income securities and cash and cash equivalents. As of December 31, 2008, the actual allocation of the Japan defined benefit plans’ assets was 25% equity securities and 75% fixed income securities and cash and cash equivalents.

The following table presents information about the plan assets measured at fair value as of December 31, 2009, aggregated by the level in the fair value hierarchy within which those measurements fall:

Asset Class	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	December 31, 2009
U.S. equity	$2,268	$—	$—	$2,268
International (non-U.S.) equity	5,707	—	—	5,707

Total equity securities	7,975	—	—	7,975
U.S. Treasury fixed income	2,463	—	—	2,463
International (non-U.S.) fixed income	16,129	—	—	16,129

Total fixed income securities	18,592	—	—	18,592
Cash and cash equivalents	188	—	—	188

Total	$26,755	$—	$—	$26,755

The fair value of cash and cash equivalents approximates the carrying value as of the balance sheet date due to the short-term maturities of these assets. The fair value of equity securities and bonds are based on publicly-quoted final stock and bond values on the last business day of the year.

Permitted asset classes include equity securities that are traded on the official stock exchange(s) of the respective countries, fixed income securities with a credit rating of BBB or above for Japanese securities and AA or above for non-Japanese securities, and cash and cash equivalents.

All other investments other than those mentioned above are prohibited. In addition, if the credit rating of fixed income securities in which the plans invest falls below BBB for Japanese securities and AA for non-Japanese securities, such securities are sold.

The Netherlands Plan Assets

The assets of the Netherlands defined benefit plan are comprised of an insurance policy with Nationale Nederlanden (“NN”). NN provides specified future benefit payments to the Plan participants in return for the contributions (or premiums) paid to the plan by the Company. The contributions paid by the Company are commingled with contributions paid to NN by other employers with similar retirement benefit plans, and the accumulated contributions are used by NN as an asset pool to back the liabilities to pay the specified benefit payments.

The following table presents information about the plan assets measured at fair value as of December 31, 2009, aggregated by the level in the fair value hierarchy within which those measurements fall:

Asset Class	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	December 31, 2009
Other (insurance policy)	$—	$—	$2,468	$2,468

Total	$—	$—	$2,468	$2,468

The following table outlines the rollforward of the Company’s Level 3 plan assets for the year ended December 31, 2009:

Fair value measurement using significant unobservable inputs (Level 3)
Beginning balance as of January 1, 2009	$1,979
Actual return on plan assets still held at reporting date	(198)
Purchases, sales and settlements	687

Ending balance as of December 31, 2009	$2,468

The fair value of the insurance contracts are measured based on the future benefit payments that would be made by the insurance company to plan participants if the Company were to switch to another insurance company without actually surrendering its policy. In this case, the insurance company would guarantee to pay the benefits at retirement accrued under the plan based on current salaries and service to date (i.e., no allowance for future salary increases or pension increases). The cash flows of the future benefit payments are discounted using the same discount rate as is used to value the defined benefit plan liabilities; the discount rate is based on yields of Euro-denominated AA-rated corporate bonds.

14. Share-Based Payment Plans

On April 27, 2006 (inception), the Company, in connection with the 2006 Acquisition, implemented management compensation plans to align compensation for certain key executives with the performance of the Company. The objective of the plans is to promote the long-term growth and profitability of the Company and its subsidiaries by providing those persons who are involved in the Company with an opportunity to acquire an ownership interest in the Company. The following plans were in effect on the date of the 2006 Acquisition: 1) Sensata Technologies Holding B.V. 2006 Management Option Plan and 2) Sensata Technologies Holding B.V. 2006 Management Securities Purchase Plan.

Based on the original terms of the plans, the awards were classified as liability awards under ASC Topic 718, Compensation-Stock Compensation (“ASC 718”). On September 29, 2006, the Company modified the terms of the awards and the underlying securities. After the modification, the following plans were in effect: 1) the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Option Plan (“Stock Option Plan”), which replaced the Sensata Technologies Holding B.V. 2006 Management Option Plan and 2) the First Amended and Restated 2006 Management Securities Purchase Plan (“Restricted Stock Plan”) which replaced the Sensata Technologies Holding B.V. 2006 Management Securities Purchase Plan. These modifications resulted in a change in classification of the awards from liability to equity awards in accordance with the provisions of ASC 718.

Sensata Technologies Holding B.V. 2006 Management Option Plan

Under the Sensata Technologies Holding B.V. 2006 Management Option Plan, participants were granted 2,205,675 options in three separate tranches. Each option entitled the holder to acquire an “equity strip” comprised of one Sensata Technologies Holding N.V. ordinary share and 19.5 Deferred Payment Certificates (“DPCs”) at an aggregate strike price of €25.00. These options were classified as liability awards based on features of the options as well as the underlying securities. Each tranche of awards had different vesting provisions and are further described below.

First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Option Plan

In September 2006, the Sensata Technologies Holding B.V. 2006 Management Option Plan was replaced by the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Option Plan. The new plan effectively cancelled the options granted under the original plan and reissued new options. The new options retained the majority of the terms and features of the original options except that the new options entitled the holder to acquire only ordinary shares (not DPCs) and the purchase price of the options was adjusted accordingly based on the fair value of the ordinary shares at the time of grant. The aggregate fair value of the new options was the same as that of the old options, and as such, there was no incremental compensation to be recorded as a result of the modification.

During the three months ended September 30, 2009, the Parent amended the Stock Option Plan to increase the number of shares reserved for issuance under the Stock Option Plan to 13,082,236 and to change the vesting rules by eliminating the Tranche 3 performance level requirement and measuring option performance solely by the Tranche 2 level. In effect, Tranche 3 awards and Tranche 2 awards have the same performance vesting requirements.

A summary of stock option activity for the years ended December 31, 2008 and 2009 is presented below. Amounts in the table below have been calculated based on unrounded shares. Because each grant is divided equally between Tranches I, II and III, certain amounts may not add to the totals due to the effect of rounding.

	Ordinary Shares	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Tranche 1 Options
Balance as of December 31, 2007	4,064,479	$7.05	8.55	$17,592
Granted	131,669	11.38
Forfeited	(145,667)	7.53
Expired	—	—
Exercised	—	—

Balance as of December 31, 2008	4,050,481	7.18	7.57	17,031
Granted	1,166,667	14.89
Forfeited	(200,432)	7.72
Canceled	(25,000)	6.30
Expired	—	—
Exercised	—	—

Options outstanding as of December 31, 2009	4,991,716	$8.96	7.28	$55,259

Options vested and exercisable as of December 31, 2009	2,195,472	$7.02	6.47	$28,554
Expected to vest as of December 31, 2009(1)	4,810,082	$8.90	7.26	$53,524

Tranche 2 and 3 Options
Balance as of December 31, 2007	8,128,959	$7.05	8.55	$35,183
Granted	263,332	11.38
Forfeited	(291,333)	7.53
Expired	—	—
Exercised	—	—

Balance as of December 31, 2008	8,100,958	7.18	7.57	34,062
Granted	283,333	15.51
Forfeited	(400,860)	7.72
Canceled	(50,000)	6.30
Expired	—	—
Exercised	—	—

Options outstanding as of December 31, 2009	7,933,432	$7.45	6.67	$99,796

Options vested as of December 31, 2009	—	$—	—	$—
Expected to vest as of December 31, 2009(1)	7,795,665	$7.45	6.67	$98,069

(1)	The expected to vest options are the sum of vested options and the result of applying the forfeiture rate assumption, adjusted for cumulative actual forfeitures, to total unvested outstanding options.

A summary of the status of the Company’s non-vested options as of December 31, 2009 and of the changes during the year then ended is presented below. Amounts in the table below have been calculated based on unrounded shares. Because each grant is divided equally between Tranches I, II and III, certain amounts may not add to the totals due to the effect of rounding.

	Stock Options			Weighted-Average Grant-Date Fair Value Per Share
	Tranche I	Tranche II	Tranche III	Tranche I	Tranche II	Tranche III
Nonvested as of December 31, 2008	2,713,709	4,050,479	4,050,479	$2.56	$1.71	$1.21
Granted during the year	1,166,667	258,333	25,000	$9.20	$5.96	$0.12
Vested during the year	(892,119)	—	—	$2.50	—	—
Canceled during the year	(25,000)	(25,000)	(25,000)	$2.05	$0.31	$0.12
Forfeited during the year	(167,012)	(200,430)	(200,430)	$2.69	$1.79	$1.26

Nonvested as of December 31, 2009	2,796,244	4,083,383	3,850,049	$5.34	$1.98	$1.21

The fair value of stock options vested during the years ended December 31, 2009 and 2008 was $2,233 and $3,274, respectively. No stock options vested during the year ended December 31, 2007. As of December 31, 2009, there were 157,088 shares available for grant under the Stock Option Plan.

Tranche 1 Options

Tranche 1 options, with the exception of those granted during the three months ended September 30, 2009, vest over a period of 5 years (40% vesting year 2, 60% vesting year 3, 80% vesting year 4 and 100% vesting year 5) provided the participant of the option plan is continuously employed by the Company or any of its subsidiaries, and vest immediately upon a change-in-control transaction under which the investor group disposes of or sells more than 50% of the total voting power or economic interest in the Company to one or more independent third parties. Tranche 1 options granted during the three months ended September 30, 2009 vest 20% per year over five years from the date of grant provided the participant of the option plan is continuously employed by the Company or any of its subsidiaries, and vest immediately upon a change-in-control transaction under which the investor group disposes of or sells more than 50% of the total voting power or economic interest in the Company to one or more independent third parties. The Company recognizes the compensation charge for Tranche 1 awards on a straight-line basis over the requisite service period, which for options issued to date is assumed to be the same as the vesting period of 5 years. The options expire 10 years from the date of grant. Except as otherwise provided in specific option award agreements, if a participant ceases to be employed by the Company for any reason, options not yet vested expire at the termination date and options that are fully vested expire 60 days after termination of the participant’s employment for any reason other than termination for cause (in which case the options expire on the participant’s termination date) or due to death or disability (in which case the options expire on the date that is as much as six months after the participant’s termination date). In addition, the Company has a right, but not the obligation, to repurchase all or any portion of award securities issued to a participant at the then current fair value.

The weighted-average grant-date fair value per share of the Tranche 1 options granted during fiscal years 2009, 2008 and 2007 was $9.20, $3.56 and $2.57, respectively. The fair value of the Tranche 1 options was estimated on the date of grant using the Black-Scholes-Merton option-pricing model. Weighted-average key assumptions used in estimating the grant-date fair value of the options are as follows:

	For the year ended December 31,
	2009	2008	2007
Expected dividend yield	0%	0%	0%
Expected volatility	34.79%	25.00%	25.00%
Risk-free interest rate	2.90%	3.01%	4.52%
Expected term (years)	6.5	6.6	6.6
Forfeiture rate	11.00%	5.00%	5.00%
Fair value per share of underlying shares	$14.89	$11.38	$7.36

The expected term of the time vesting option was based upon the “simplified” methodology prescribed by SAB No. 107 (“SAB 107”). The expected term is determined by computing the mathematical mean of the average vesting period and the contractual life of the options. The Company utilized the simplified method for options granted during the years ended December 31, 2009, 2008 and 2007 due to the lack of historical exercise data necessary to provide a reasonable basis upon which to estimate the term. The Company considered the historical and implied volatility of publicly-traded companies within the Company’s industry. Ultimately, the Company utilized the implied volatility to calculate the fair value of the options as it provides a forward-looking indication and may offer insight into expected industry volatility. The risk-free interest rate is based on the yield for a U.S. Treasury security having a maturity similar to the expected life of the related grant. The forfeiture rate is based on the Company’s estimate of forfeitures by plan participants based on historical forfeiture rates. The dividend yield is based on management’s judgment with input from the Company’s Board of Directors.

In December 2007, the SEC issued SAB No. 110 (“SAB 110”). SAB 110 addresses the method by which a company would determine the expected term of its “plain vanilla” share options. The expected term is a key factor in measuring the fair value and related compensation cost of share-based payments. Under SAB 107, companies were allowed to apply a “simplified” method in developing an estimate of the expected term. The use of the simplified method under SAB 107 expired on December 31, 2007. SAB 110 permits entities to continue to use the simplified method under certain circumstances, including when a company does not have sufficient historical data surrounding share option exercise experience to provide a reasonable basis upon which to estimate expected term and during periods prior to its equity shares being publicly traded. The Company concluded that it will continue to use the simplified method until sufficient historical data becomes available.

Under the fair value recognition provisions of ASC 718, the Company recognizes share-based compensation net of an estimated forfeiture rate and therefore only recognizes compensation cost for those shares expected to vest over the service period of the award. The Company has estimated its forfeitures based on historical experience. During the three months ended March 31, 2009, the Company revised its forfeiture rate from 5% to 11% based upon the actual rate of forfeitures by plan participants. As a result, the Company recorded a reduction to its non-cash compensation expense of $335 during the three months ended March 31, 2009.

During the three months ended September 30, 2009, the Company canceled an award issued to one employee on May 21, 2009 and concurrently issued a new award with different vesting terms. The Company accounted for this transaction as a modification under ASC 718, which resulted in $470 of additional value. The Company will expense the remaining unrecognized compensation expense of $524 over the vesting period of the new award.

The Board determined that the exercise price of the options granted on September 4, 2009 was established at less than the fair market value of the underlying shares. The exercise price of these options was reset on

December 8, 2009 to $14.80, the fair market value of the ordinary shares on September 4, 2009. All other terms and provisions of the options granted, including the dates of vesting, remained unchanged and in full force and effect. In addition, the Company granted 380,900 restricted securities on December 9, 2009. The Company accounted for these transactions as a modification of the September 4, 2009 awards under ASC 718.

The Company performed a contemporaneous valuation of the ordinary shares of the Company in connection with the issuance of share-based payment awards. The Company relied on these valuation analyses in determining the fair value of the share-based payment awards. Each valuation analysis of the ordinary shares of the Company utilized a combination of the discounted cash flow method and the guideline company method. For the discounted cash flow method, the Company prepared detailed annual projections of future cash flows for fiscal years 2009 through 2014 (the “Discrete Projection Period”). The Company estimated the total value of the cash flow beyond fiscal year 2014 (the “Terminal Year”) by applying a multiple to its projected fiscal year 2014 net earnings before interest, taxes, depreciation and amortization (“EBITDA”). The cash flows from the Discrete Projection Period and the Terminal Year were discounted at an estimated weighted-average cost of capital (12.0% for the awards issued in September 4, 2009 and 11.0% for the awards issued on December 9, 2009). The estimated weighted-average cost of capital was derived, in part, from the median capital structure of comparable companies within similar industries. The Company believes that its procedures for estimating discounted future cash flows, including the Terminal Year valuation, were reasonable and consistent with accepted valuation practices. For the guideline company method, the Company performed an analysis to identify a group of publicly-traded companies that were comparable to the Company. Many of the companies with whom the Company competes are smaller, privately-held companies or divisions within large publicly-traded companies. Therefore, in order to develop market-based multiples, the Company turned to publicly-traded companies that the Company believes operates in industries similar to its own. The Company calculated an implied EBITDA multiple (enterprise value/EBITDA) for each of the guideline companies and selected the high multiple to apply to the Company’s fiscal year 2010 projected EBITDA. The resulting enterprise value under this guideline company method was within 10% of the enterprise value under the discounted cash flow method. The Company utilized the average of the two methods to determine the fair value of the ordinary shares. In addition, we apply a marketability discount (6.0% for the awards issued on September 4, 2009 and 5.0% for the award issued on December 9, 2009) to the implied value of equity. The Company believes that this approach is consistent with the principles and guidance set forth in the 2004 AICPA Practice Aid on Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

The Company recognized non-cash compensation expense of $2,168, $2,005 and $1,812 for the years ended December 31, 2009, 2008 and 2007, respectively. The Company did not recognize a tax benefit associated with these expenses during the years ended December 31, 2009, 2008 and 2007. As of December 31, 2009, there was $11,684 of unrecognized compensation expense related to non-vested Tranche 1 options. The Company expects to recognize this expense on average over the next 2.3 years.

Tranche 2 and 3 Options

Tranche 2 and 3 options vest based on the passage of time (over 5 years identical to Tranche 1) and the completion of a liquidity event that results in specified returns on the Sponsors’ investment. Prior to the Amendment to the Stock Option Plan during the three months ended September 30, 2009, the only difference between the terms of Tranche 2 and Tranche 3 awards was the amount of the required return on the Sponsors’ investment.

Such liquidity events would include an initial public offering or a change-in-control transaction under which the investor group disposes of or sells more than 50 percent of the total voting power or economic interest in the Company to one or more independent third parties. These options expire ten years from the date of grant. Except as otherwise provided in specific option award agreements, if a participant ceases to be employed by the Company for any reason, options not yet vested expire at the termination date and options that are fully vested expire 60 days after termination of the participant’s employment for any reason other than termination for cause

(in which case the options expire on the participant’s termination date) or due to death or disability (in which case the options expire on the date that is as much as six months after the participant’s termination date). In addition, the Company has a right, but not the obligation, to repurchase all or any portion of award securities issued to a participant at the then current fair value.

As a result of the Amendment to the Stock Option Plan during the three months ended September 30, 2009, all outstanding Tranche 3 awards as of the date of modification require the same specified return on the equity Sponsors’ investment as Tranche 2 awards. The Company accounted for the Amendment as a modification under ASC 718, which resulted in $9,014 of additional value. Upon consummation of a liquidity event, the Company will recognize a cumulative catch-up adjustment for the portion of the previously unrecognized compensation expense associated with the modified award that has time vested and will continue to recognize the remaining portion over the remaining requisite service period, regardless of whether or not the equity Sponsors achieve the specified returns.

The weighted-average grant-date fair value per share of the Tranche 2 options granted during fiscal years 2009, 2008 and 2007 was $5.96, $2.15 and $1.10, respectively. The weighted-average grant-date fair value per share of the Tranche 3 options granted during fiscal years 2009, 2008 and 2007 was $0.12, $1.43 and $0.66, respectively. The fair value of the Tranche 2 and 3 options was estimated on the grant date using the Monte Carlo Simulation Approach. Weighted-average key assumptions used in estimating the grant-date fair value of the options are as follows:

	For the year ended December 31,
	2009	2008	2007
Expected dividend yield	0%	0%	0%
Expected volatility	33.24%	25.00%	25.00%
Risk-free interest rate	0.39%	3.01%	4.52%
Expected term (years)	6.6	6.6	6.6
Forfeiture rate	11.00%	5.00%	5.00%
Assumed time to liquidity event (years)	1.0	2.0	3.7
Probability IPO vs. disposition	70% / 30%	70% / 30%	70% / 30%

Key assumptions, including the assumed time to liquidity and probability of an initial public offering versus a disposition, were based on management’s judgment with input from the Company’s Board of Directors.

Management has concluded that satisfaction of the performance conditions is presently not probable, based on principles established in guidance now codified within ASC 805 and, as such, no compensation expense has been recorded for these options for the years ended December 31, 2009, 2008 and 2007. In accordance with ASC 805, if a liquidity event occurs, the Company will be required to recognize compensation expense over the remaining requisite service period of the awards, including a cumulative catch-up adjustment for previously unrecognized compensation expense, regardless of whether or not the equity Sponsors achieve the specified returns. As of December 31, 2009, there was $21,242 of unrecognized compensation expense related to non-vested Tranche 2 options, including former Tranche 3 options which were effectively converted to Tranche 2 options during the three months ended September 30, 2009.

The Company granted the following share-based awards during the year ended December 31, 2009:

Grant Date	Number of options	Number of restricted stock units	Original Exercise Price	Modified Exercise Price	Fair value of ordinary shares on date of grant	Fair value of ordinary shares on date of most recent modification	Intrinsic value per share based on fair value of ordinary shares as of December 31, 2009

May 21, 2009(1)	75,000	—	$6.30	$14.80	$6.30	$17.48	$5.23
September 4, 2009(2)	950,000	—	7.00	14.80	14.80	17.48	5.23
December 9, 2009	350,000	—	17.48	NA	17.48	NA	2.55
December 9, 2009	—	380,900	NA	NA	17.48	NA	20.03

(1)	The award granted on May 21, 2009 for 75,000 options was cancelled and reissued on September 4, 2009. The exercise price of the reissued award increased from $6.30 to $7.00. On December 8, 2009, the award was again cancelled and reissued. The exercise price of the reissued award increased from $7.00 to $14.80.
(2)	On December 8, 2009, the exercise price of these options granted on September 4, 2009 was reset to $14.80, the fair market value of the ordinary shares on September 4, 2009. The board of directors determined that the exercise price of the options granted on September 4, 2009 was established at less than the fair market value of the underlying shares. All other terms and provisions of the options granted, including the dates of vesting, remained unchanged and in full force and effect.

Restricted Securities

Sensata Technologies Holding B.V. 2006 Management Securities Purchase Plan

Under this plan, participants were granted restricted Sensata Technologies Holding N.V. securities consisting of 20,025 ordinary shares and 390,487 DPCs.

First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Securities Purchase Plan

In September 2006, the Sensata Technologies Holding B.V. 2006 Management Securities Purchase Plan was replaced by the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Securities Purchase Plan. The new plan effectively cancelled the restricted DPCs granted under the original plan and reissued ordinary shares of equal value. All other terms of the restricted security grants were retained. The aggregate fair value of the restricted ordinary shares issued was the same as that of the restricted DPCs replaced by the modification and, as such, there was no incremental compensation to be recorded. Restricted securities issued totaled 91,023. For 38,905 restricted securities, restrictions lapsed as of December 31, 2007. The remaining outstanding restricted securities lapse upon the earlier of retirement, as defined, a change-in-control transaction or the third anniversary of the issuance of the shares. During fiscal year 2008, the Company repurchased 11,973 restricted securities from a shareholder.

The estimated grant-date fair value of the restricted securities issued in 2006 was determined using the Probability-Weighted Expected-Return Method as defined in the 2004 AICPA Practice Aid on Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The estimated grant-date fair value of these securities using this methodology was $623, which is being recognized on a straight-line basis over the period in which the restrictions lapse.

On December 9, 2009, the Company granted 380,900 restricted securities. These securities vest on a straight-line basis over a 5-year period at 20% per year. As indicated previously, the Company accounted for the issuance of these restricted securities together with the reset of the exercise price of the September 4, 2009 stock option awards as a modification of the September 4, 2009 stock option awards under ASC 718. The incremental value associated with the modification was measured at $2,203, which will be recognized as compensation expense on a straight-line basis over the period in which the restrictions lapse.

The Company recognized non-cash compensation expense of $65, $103 and $203 in connection with restricted securities for the years ended December 31, 2009, 2008 and 2007, respectively. The Company did not recognize a tax benefit associated with these expenses during the years ended December 31, 2009, 2008 and 2007. As of December 31, 2009, there was $2,178 of unrecognized compensation expense related to restricted securities. The Company expects to recognize this expense over the next five years.

A summary of the restricted securities activity as of and for the years ended December 31, 2008 and 2009 is as follows:

	Ordinary Shares	Weighted-Average Grant-Date Fair Value
Balance as of December 31, 2007	91,023	$6.85
Granted shares	—	—
Forfeitures	—	—
Repurchases	(11,973)	6.85

Balance as of December 31, 2008	79,050	6.85
Granted shares	380,900	17.48
Forfeitures	—	—

Balance as of December 31, 2009	459,950	$15.65

Restrictions lapsed as of December 31, 2009	26,932	$6.85

The restricted security aggregate intrinsic value information as of December 31, 2009, 2008 and 2007 is presented below. The expected to vest restricted securities are the sum of vested restricted securities and the result of applying the forfeiture rate assumption to total unvested restricted securities.

	December 31, 2009	December 31, 2008	December 31, 2007
Vested and outstanding	$539	$306	$443
Expected to vest	$8,258	$900	$1,036

The weighted-average remaining periods over which the restrictions will lapse, expressed in years, as of December 31, 2009, 2008 and 2007 are as follows:

	December 31, 2009	December 31, 2008	December 31, 2007
Outstanding	4.6	*	1.4
Expected to vest	4.6	*	1.4

*	Reflects less than one year remaining

15. Shareholders’ Equity

The authorized share capital of the Company consists of 175,000,000 ordinary shares with a nominal value of €0.01 per share, of which 144,068,541 ordinary shares were issued and 144,056,568 were outstanding as of December 31, 2009.

Upon the close of the Sensata Acquisition, the Sponsors contributed $985.0 million to the Parent. The Parent, in turn, contributed these proceeds to the Company and in exchange received 31,636,360 Ordinary Shares, €0.01 nominal value per share, and €616,909 of DPCs. The DPCs were issued as debt and provided the holder with a 14% yield on the principal amount. As a result, the DPCs were classified as long-term debt as of April 27, 2006 (inception) and the accrued yield was recognized as interest expense. In addition, the DPCs and the related yield were remeasured into the U.S. dollar equivalent at the end of each reporting period with the difference recorded as currency gain or loss. For the period from April 27, 2006 (inception) to September 21, 2006, the Company recorded DPCs-related interest expense of $44,581 and a foreign currency loss on remeasurement of the DPCs and accrued yield of $13,442.

As discussed in Note 14, in May 2006 the Company granted 20,025 restricted ordinary shares and 390,487 DPCs to certain members of the Company’s management.

On July 28, 2006, certain members of management participated in the Sensata Investment Company S.C.A. First Amended and Restated 2006 Management Securities Purchase Plan. In connection with this plan, certain members of management contributed $1,557 to the Parent and received an equity interest in the Parent. On September 29, 2006, the Parent contributed $1,557 to the Company in exchange for 228,000 ordinary shares of the Company.

On September 21, 2006, the Company legally retired the DPCs effective as of April 27, 2006 (inception). As a result, additional ordinary shares totaling 112,165,276, excluding 70,998 restricted ordinary shares issued to management, were issued to the holders of the DPCs.

During fiscal year 2008, the Company repurchased 11,973 ordinary shares for $136 from a shareholder.

Additionally, in December 2009, the Company granted 380,900 restricted ordinary shares to certain members of the Company’s management.

16. Related Party Transactions

The nature of the Company’s related party transactions has changed as the Company has migrated from a wholly-owned operation of TI for all periods prior to the closing of the 2006 Acquisition to a stand-alone independent company, effective as of April 27, 2006 (inception). Accordingly, the following discussion of related party transactions highlights the significant related party relationships and transactions both after (Successor) and before (Predecessor) the closing of the 2006 Acquisition.

Advisory Agreement

In connection with the 2006 Acquisition, the Company entered into an advisory agreement with the Sponsors for ongoing consulting, management advisory and other services (the “Advisory Agreement”). In consideration for ongoing consulting and management advisory services, the Advisory Agreement requires the Company to pay each Sponsor a quarterly advisory fee (a “Periodic Fee”) equal to the product of $1,000 times such Sponsors Fee Allocation Percentage as defined in the Advisory Agreement. For each of the years ended December 31, 2009, 2008 and 2007, the Company recorded $4,000 related to the Advisory Agreement in Selling, general and administrative expense. Pursuant to the Advisory Agreement, the Company paid an aggregate of $30,000 to the Sponsors in connection with the costs of the 2006 Acquisition (and capitalized as part of the allocation of purchase price and capitalized debt issuance costs).

In addition, in the event of future services provided in connection with any future acquisition, disposition, or financing transactions involving the Company, the Advisory Agreement requires the Company to pay the Sponsors an aggregate fee of one percent of the gross transaction value of each such transaction (“Subsequent Fees”). In connection with the First Technology Automotive Acquisition, the Company paid and capitalized as part of the acquisition cost advisory fees of $900 to the Sponsors. In connection with the Airpax Acquisition, the Company paid advisory fees of $2,755 to the Sponsors, of which $1,653 was recorded in Selling, general and administrative expense and $1,102 was recorded as part of the acquisition cost of Airpax. No amounts were capitalized to deferred financing costs associated with the financing of the Airpax Acquisition.

The Advisory Agreement also requires the Company to pay the reasonable expenses of the Sponsors in connection with, and indemnify them for liabilities arising from, the Advisory Agreement. The Advisory Agreement continues in full force and effect until April 26, 2016, renewable, unless terminated, in one-year extensions provided, however, that Bain Capital may cause the agreement to terminate upon a change of control or initial public offering. In the event of the termination of the Advisory Agreement, the Company shall pay each of the Sponsors any unpaid portion of the Periodic Fees, any Subsequent Fees and any expenses due with respect to periods prior to the date of termination plus the net present value (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable with respect to the period from the date of termination until April 26, 2016 or any extension period.

Administrative Services Agreement

During the year ended December 31, 2009, the Company entered into a fee for service arrangement with its Parent for ongoing consulting, management advisory and other services (the “Administrative Services Agreement”), effective January 1, 2008. During 2009, the Company advanced $266 to Sensata Investment Company S.C.A. prior to executing the Administrative Services Agreement. The Company incurred $588 related to the Administrative Services Agreement during the year ended December 31, 2009, of which $322 was paid in cash and $266 was settled by offsetting existing amounts due from the Parent.

Other Arrangements with the Investor Group and its Affiliates

For the years ended December 31, 2009, 2008 and 2007, the Company recorded $1,370, $1,467 and $1,782, respectively, of expenses in Selling, general and administrative expense for legal services provided by one of its shareholders. During the years ended December 31, 2009, 2008 and 2007, the Company made payments of $2,086, $772 and $2,682, respectively, to this shareholder. For the year ended December 31, 2007, the Company capitalized $1,284 as purchase price. As of December 31, 2009 and 2008, amounts due to this shareholder totaled $105 and $821, respectively.

During 2009, certain executive officers and other members of management of the Company invested in a limited partnership along with its Sponsors. The limited partnership was formed with the intent to invest in the Company’s bonds among other potential investment opportunities.

Transition Services Agreement

In connection with the 2006 Acquisition, the Company entered into an administrative services agreement with TI (the “Transition Services Agreement”). Under the Transition Services Agreement, TI agreed to provide the Company with certain administrative services, including (i) real estate services; (ii) facilities-related services; (iii) finance and accounting services; (iv) human resources services; (v) information technology system services; (vi) warehousing and logistics services; and (vii) record retention services. The obligations for TI to provide those services vary in duration, and expired no later than April 26, 2007, except for certain information technology services which expired no later than April 26, 2008. The amounts to be paid under the Transition Services Agreement generally are based on the costs incurred by TI providing those administrative services, including TI’s employee costs and out-of-pocket expenses. For the years ended December 31, 2008 and 2007, the Company recorded $217 and $10,504, respectively, in Selling, general, and administrative expense related to these administrative services. The Company is no longer receiving any services provided under the Transition Services Agreement.

Cross License Agreement

In connection with the 2006 Acquisition, the Company entered into a cross license agreement with TI (the “Cross License Agreement”). Under the Cross License Agreement, the Company and TI grant each other a license to use certain technology used in connection with the other party’s business.

17. Commitments and Contingencies

The Company has outstanding obligations associated with its capital lease and other financing obligations (refer to Note 11).

Future minimum payments for capital leases, other financing obligations and non-cancelable operating leases in effect as of December 31, 2009 are as follows:

	Future Minimum Payments
	Capital Leases	Other Financing Arrangements	Operating Leases	Total
For the year ending December 31,
2010	$3,552	$1,949	$5,147	$10,648
2011	3,565	1,619	2,686	7,870
2012	3,590	1,454	1,921	6,965
2013	3,624	995	1,331	5,950
2014	3,659	668	909	5,236
2015 and thereafter	40,744	10,829	3,587	55,160

Net minimum rentals	58,734	17,514	$15,581	$91,829

Less: interest portion	(28,447)	(5,867)

Present value of future minimum rentals	$30,287	$11,647

Non-cancelable purchase agreements exist with various suppliers for goods and services, such as advisory services (as described in Note 15) and information technology support. The terms of these agreements are fixed and determinable. As of December 31, 2009, the Company had the following purchase commitments:

Purchase Commitments
For the year ending December 31,
2010	$15,586
2011	9,297
2012	4,630
2013	4,035
2014	4,035
2015 and thereafter	9,403

Total	$46,986

Off-Balance Sheet Commitments

The Company executes contracts involving indemnifications standard in the relevant industry and indemnifications specific to a transaction such as sale of a business. These indemnifications might include claims relating to the following: environmental matters; intellectual property rights; governmental regulations and employment-related matters; customer, supplier and other commercial contractual relationships; and financial matters. Performance under these indemnities would generally be triggered by a breach of terms of the contract or by a third-party claim. Historically, the Company has had only minimal and infrequent losses associated with these indemnities. Consequently, any future liabilities brought about by these indemnities cannot reasonably be estimated or accrued.

Indemnifications provided as part of Contracts and Agreements

The Company is a party to the following three types of agreements pursuant to which it may be obligated to indemnify the other party with respect to certain matters:

Sponsors: On the closing date of the 2006 Acquisition, the Company entered into customary indemnification agreements with the Sponsors pursuant to which the Company will indemnify the Sponsors,

against certain liabilities arising out of performance of a consulting agreement with the Company and each of the Sponsors and certain other claims and liabilities, including liabilities arising out of financing arrangements and securities offerings.

Officers and Directors: The Company’s corporate by-laws require that, except to the extent expressly prohibited by law, the Company must indemnify Sensata’s officers and directors against judgments, fines, penalties and amounts paid in settlement, including legal fees and all appeals, incurred in connection with civil or criminal action or proceedings, as it relates to their services to Sensata and its subsidiaries. Although the by-laws provide no limit on the amount of indemnification, the Company may have recourse against its insurance carriers for certain payments made by the Company. However, certain indemnification payments may not be covered under the Company’s directors’ and officers’ insurance coverage.

Intellectual Property and Product Liability Indemnification: The Company routinely sells products with a limited intellectual property and product liability indemnification included in the terms of sale. Historically, the Company has had only minimal and infrequent losses associated with these indemnities. Consequently, any future liabilities resulting from these indemnities cannot reasonably be estimated or accrued.

Product Warranty Liabilities

The Company’s standard terms of sale provide its customers with a warranty against faulty workmanship and the use of defective materials. These warranties exist for a period of eighteen months after the date we ship the product to our customer or for a period of twelve months after the customer resells our product, whichever comes first. The Company does not offer separately priced extended warranty or product maintenance contracts. The Company’s liability associated with this warranty is, at the Company’s option, to repair the product, replace the product or provide the customer with a credit. The Company also sells products to customers under negotiated agreements or where the Company has accepted the customer’s terms of purchase. In these instances, the Company may make additional warranties, for longer durations consistent with differing end-market practices, and where the Company’s liability is not limited. Finally, many sales take place in situations where commercial or civil codes, or other laws, would imply various warranties and restrict limitations on liability. In the event a warranty claim based on defective materials exists, the Company may be able to recover some of the cost of the claim from the vendor from whom the material was purchased. The Company’s ability to recover some of the costs will depend on the terms and conditions to which the Company agreed when the material was purchased. When a warranty claim is made, the only collateral available to the Company is the return of the inventory from the customer making the warranty claim. Historically, when customers make a warranty claim, the Company either replaces the product or provides the customer with a credit. The Company generally does not rework the returned product.

The Company’s policy is to accrue for warranty claims when both a loss is probable and can be estimated. This is accomplished by reserving for estimated sales returns and estimated costs to rework the product at the time the related revenue is recognized. Reserves for sales returns and liabilities for warranty claims have historically not been material. See Note 2 for further information on the Company’s revenue recognition policy.

In some instances, customers may make claims for costs they incurred or other damages. Any potentially material liabilities associated with these claims are discussed in this Note under the heading Legal Proceedings.

Environmental Remediation Liabilities

The Company’s operations and facilities are subject to U.S. and foreign laws and regulations governing the protection of the environment and the Company’s employees, including those governing air emissions, water discharges, the management and disposal of hazardous substances and wastes, and the cleanup of contaminated sites. The Company could incur substantial costs, including cleanup costs, fines or civil or criminal sanctions, or third-party property damage or personal injury claims, in the event of violations or liabilities under these laws and regulations, or non-compliance with the environmental permits required at the Company’s facilities. Potentially significant expenditures could be required in order to comply with environmental laws that may be adopted or imposed in the future. The Company is, however, not aware of any threatened or pending material environmental investigations, lawsuits or claims involving the Company or its operations.

In 2001, TI Brazil was notified by the State of São Paolo, Brazil, regarding its potential cleanup liability as a generator of wastes sent to the Aterro Mantovani disposal site, which operated near Campinas from 1972 to 1987. The site is a landfill contaminated with a variety of chemical materials, including petroleum products, allegedly disposed at the site. TI Brazil is one of over 50 companies notified of potential cleanup liability. There have been several lawsuits filed by third parties alleging personal injuries caused by exposure to drinking water contaminated by the disposal site. The Company’s subsidiary, Sensata Technologies Brazil, is the successor in interest to TI Brazil. However, in accordance with the terms of the acquisition agreement entered into in connection with the 2006 Acquisition, Texas Instruments retained these liabilities (subject to the limitations set forth in that agreement) and has agreed to indemnify the Company with regard to these excluded liabilities. Additionally, in 2008 lawsuits were filed against Sensata Technologies Brazil alleging personal injuries suffered by individuals who were exposed to drinking water allegedly contaminated by the Aterro disposal site. These matters are managed and controlled by TI. TI is defending these lawsuits, which are in early stages. Although Sensata Technologies Brazil cooperates with TI in this process, the Company does not anticipate incurring any non-reimbursable expenses related to the matters described above. Accordingly, no amounts have been accrued for these matters as of December 31, 2009 or 2008.

Control Devices, Inc. (“CDI”), a wholly-owned subsidiary of STI acquired through our acquisition of First Technology Automotive, holds a post-closure license, along with GTE Operations Support, Inc. (“GTE”), from the Maine Department of Environmental Protection with respect to a closed hazardous waste surface impoundment located on real property and a facility owned by CDI in Standish, Maine. The post-closure license obligates GTE to operate a pump and treatment process to reduce the levels of chlorinated solvents in the groundwater under the property. The post-closure license obligates CDI to maintain the property and provide access to GTE. The Company does not expect the costs to comply with the post-closure license to be material. As a related but separate matter, pursuant to the terms of an Environmental Agreement dated July 6, 1994, GTE retained liability and agreed to indemnify CDI for certain liabilities related to the soil and groundwater contamination from the surface impoundment and an out-of-service leach field at the Standish, Maine facility, and CDI and GTE have certain obligations related to the property and each other. The site is contaminated primarily with chlorinated solvents. The Company does not expect the remaining cost associated with addressing the soil and groundwater contamination to be material.

The Company is subject to compliance with laws and regulations controlling the export of goods and services. Certain of the Company’s products are subject to International Traffic in Arms Regulation (“ITAR”). These products represent an immaterial portion of the Company’s revenues and the Company has not exported an ITAR-controlled product. However, if in the future the Company decides to export ITAR-controlled products, such transactions would require an individual validated license from the U.S. State Department’s Directorate of Defense Trade Controls. The State Department makes licensing decisions based on type of product, destination of end use, end user and considers national security and foreign policy. The length of time involved in the licensing process varies, but is currently less than three weeks. The license processing time could result in delays in the shipping of products. These laws and regulations are subject to change, and any such change may require the Company to change technology or incur expenditures to comply with such laws and regulations.

Legal Proceedings

The Company accounts for litigation and claims losses in accordance with ASC Topic 450, Contingencies (“ASC 450”). ASC 450 loss contingency provisions are recorded for probable and estimable losses at the Company’s best estimate of a loss, or when a best estimate cannot be made, at the Company’s estimate of the minimum loss. These estimates are often developed prior to knowing the amount of the ultimate loss. These estimates are refined each accounting period as additional information becomes known. Accordingly, the

Company is often initially unable to develop a best estimate of loss and therefore the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased, resulting in additional loss provisions, or a best estimate can be made resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected.

The Company is regularly involved in a number of claims and litigation matters in the ordinary course of business. Most of the Company’s litigation matters are third-party claims for property damage allegedly caused by the Company’s products, but some involve allegations of personal injury or wrongful death. The Company believes that the ultimate resolution of the current litigation matters that are pending against the Company, except potentially those matters described below, will not have a material effect on the Company’s financial condition or results of operations.

Ford Speed Control Deactivation Switch Litigation: The Company is involved in a number of litigation matters relating to a pressure switch that TI sold to Ford Motor Company (“Ford”) for several years until 2002. Ford incorporated the switch into a cruise control deactivation switch system that it installed in certain vehicles. Due to concerns that, in some circumstances, this system and switch may cause fires, Ford issued seven separate recalls of vehicles in the United States between 1999 and October 23, 2009, which covered approximately fourteen million vehicles in the aggregate. Also, in October 2009, Mazda issued a recall in the United States of 36,000 vehicles that Ford had manufactured for it which contained the system and switch; and in December 2009, Ford China issued a recall of 528 vehicles imported into China by Ford.

In 2001, TI received a demand from Ford for reimbursement of costs related to the first recall in 1999, a demand that TI rejected and that Ford has not subsequently pursued against the Company. Ford has never made such a demand to the Company, nor made demands of the Company related to the subsequent recalls.

In August 2006, the National Highway Traffic Safety Administration (“NHTSA”) issued a closing report based on a multi-year investigation which found that the fire incidents were caused by system-related factors. On October 14, 2009, NHTSA issued a closing report associated with a more recent recall which modified the findings of the 2006 report but continued to emphasize system factors.

As of December 31, 2009, the Company was a defendant in 26 lawsuits in which plaintiffs have alleged property damage and various personal injuries from the system and switch. Of these cases, 17 are pending in a state multi-district litigation in the 53rd Judicial Court of Travis County, Texas, In re Ford Motor Company Speed Control Deactivation Switch Litigation, Docket No. D-1-GN-08-00091; 3 are pending in a federal multi-district litigation in the United States District Court for the Eastern District of Michigan, Ford Motor Co. Speed Control Deactivation Switch Products Liability Litigation, Docket No. 05-md-01718. The remainder is in individual dockets in various state courts of California, Georgia, Tennessee, and Texas, and the federal court for the Southern District of Iowa.

For the most part, these cases seek an unspecified amount of compensatory and exemplary damages. For the plaintiffs that have requested a specific amount, the range of the demand is $50,000 to $3.0 million. Ford and TI are co-defendants in each of these lawsuits.

In accordance with terms of the acquisition agreement entered into in connection with the 2006 Acquisition, the Company is managing and defending these lawsuits on behalf of both the Company and TI. The majority of these cases are in discovery. Two have been set for trial and one is on appeal.

During fiscal year 2008, the Company settled all outstanding wrongful death cases related to these matters for amounts that did not have a material effect on the Company’s financial condition or results of operations. As for the cases that are still pending, the Company has included a reserve in its financial statements in the amount of $0.7 million as of December 31, 2009. There can be no assurances, however, that this reserve will be sufficient to cover the extent of the Company’s costs and potential liability from these matters. Any additional liability in excess of this reserve could have a material adverse effect on the Company’s financial condition or results of operations.

Whirlpool Recall Litigation: The Company is involved in litigation relating to certain control products that TI sold between 2000 and 2004 to Whirlpool Corporation (“Whirlpool”). The control products were incorporated into the compressors of certain refrigerators in a number of Whirlpool brands, including Maytag, Jenn-Air, Amana, Admiral, Magic Chef, Performa by Maytag, and Crosley. Whirlpool contends that the control products were defective because they allegedly fail at excessive rates and have allegedly caused property damage, including fires. During fiscal years 2007 and 2008, the Company paid Whirlpool for certain costs associated with third-party claims and other external engineering costs, in amounts that did not have a material adverse effect on the Company’s financial condition or results of operations. During 2009, Whirlpool in conjunction with the Consumer Product Safety Commission (“CPSC”) announced voluntary recalls of approximately 1.8 million refrigerators.

On January 28, 2009, Whirlpool Corporation, as well as its subsidiaries Whirlpool SA and Maytag Corporation, filed a lawsuit against TI and the Company’s subsidiary, STI. The lawsuit was filed in the Circuit Court of Cook County, Illinois, under the name Whirlpool Corp. et al. v. Sensata Technologies, Inc. et al., Docket No. 2009-L-001022. The complaint asserts, among other things, contract claims as well as claims for breach of warranty, fraud, negligence, indemnification and deceptive trade practices. It seeks an unspecified amount of compensatory and exemplary damages. The Company and TI have answered the complaint and denied liability.

The Company and Texas Instruments subsequently filed a cross claim for indemnification against Empresa Braseila de Compressores, S.A., n/k/a Whirlpool SA, and Embraco North America, Inc., together “Embraco.” The Company asserts, among other things, that Embraco was responsible for testing the compatibility of the control product with its compressors, and that the Company and TI have become exposed to litigation because of Embraco’s actions and inactions. The Company believes that Embraco is now a wholly-owned subsidiary of Whirlpool SA.

Discovery on all claims and cross-claims is ongoing, and the court has reserved time in April 2011 for a possible trial.

In January 2009, TI elected under the acquisition agreement to become the controlling party for this lawsuit and will manage and defend the litigation on behalf of both TI and the Company. Although the Company is working with TI to defend the litigation, the Company believes that a loss is probable and, as of December 31, 2009, has recorded a reserve of $5.9 million for this matter. There can be no assurances, however, that this reserve will be sufficient to cover the extent of the Company’s costs and potential liability from this or any related matters. Any additional liability in excess of this reserve could have a material adverse effect on the Company’s financial condition or results of operations.

Pursuant to the terms of the acquisition agreement entered into in connection with the 2006 Acquisition, and subject to the limitations set forth in that agreement, TI has agreed to indemnify the Company for certain claims and litigation, including this matter, provided that the aggregate amount of costs and/or damages from such claims exceeds $30.0 million. If the aggregate amount of costs and/or damages from these claims exceeds $30.0 million, TI is obligated to indemnify the Company for amounts in excess of the $30.0 million threshold up to a cap on TI’s indemnification obligation of $300.0 million. In January 2010, the Company notified TI that, as of December 31, 2009, the Company believes it had incurred approximately $26.7 million of costs that apply towards the indemnification. TI has reserved all rights to contest that claim, and may dispute all or some portion of the amount the Company claimed. The Company believes that its costs and/or damages from the Whirlpool Litigation and other claims and litigation matters will ultimately exceed $30.0 million.

The Company is also involved in a related, but separate proceeding with Texas Instrument’s insurer, American Alternative Insurance. On June 3, 2009, Texas Instruments filed a lawsuit against American Alternative seeking reimbursement for its defense costs in the Whirlpool litigation and third party claims. The case, Texas Instruments Incorporated v. American Alternative Ins. Corp., was filed in the 193rd Court of Dallas County, Texas, No. DC-09-07045-L. On October 16, 2009, American Alternative filed a third party claims against STI alleging that STI assumed liability for the Whirlpool matters under the acquisition agreement referred to in the preceding paragraph. On that basis, American Alternative has asserted that the Company owes American Alternative for any amounts that it may ultimately be required to pay to Texas Instruments. Texas Instruments is defending this claim on STI’s behalf, and has filed an answer denying any liability.

Pelonis Appliances. On December 26, 2008, seven individuals filed suit against Pelonis Appliances, Inc., which sells a fan forced heater product, manufactured by GD Midea Environmental Appliances Mfg. Co. Ltd. (“GD Midea”), that incorporates one of our thermal cut-off products, which was purchased from one of our distributors. The lawsuit, Cueller v. Pelonis Appliances, Inc., No. 08-16188, 160th Judicial District Court of Dallas County, Texas, arose out of a residential fire that resulted in one death, personal injuries (including burns) to the other plaintiffs, and property damage.

Pelonis demanded indemnity from Sensata in a letter dated May 6, 2009, and the Company rejected that demand. On June 9, 2009, the plaintiffs amended their complaint to include STI as a defendant. The plaintiffs seek an unspecified amount of actual and exemplary damages.

On August 3, 2009, the Company answered the amended complaint, denying any liability. The Company also asserted cross-claims against Pelonis for indemnification and against Pelonis and GD Midea as responsible third parties.

Discovery is ongoing, and a trial has been scheduled for August 2, 2010. As of December 31, 2009, the Company has not recorded a reserve for this matter.

Huawei. Huawei, a Chinese telecommunications equipment customer, has informed the Company that it is planning to conduct a field replacement campaign for power supply products containing the Company’s circuit breakers. The customer has alleged defects in the Company’s products, which are sold through distributors to two power supply subcontractors. There are 24,000 systems in the field and the Company estimates that a 100% field replacement campaign could cost approximately $6.0 million. The customer has not yet determined the percentage of systems that will need to be serviced. The Company is contesting the customer’s allegations but working with them to analyze the situation.

The Company has included a reserve in its financial statements in the amount of $0.4 million as of December 31, 2009. There can be no assurances, however, that this reserve will be sufficient to cover the extent of the Company’s costs and potential liability from these matters. Any additional liability in excess of this reserve could have a material adverse effect on the Company’s financial condition or results of operations.

Audi. Audi, a part of the Volkswagen Auto Group, has alleged defects in certain of the Company’s products installed in its vehicles. The customer first brought the claim in 2008 in the amount €8.1 million in expenses related to replacement of the Company’s products. The customer recently expanded its claim to €24.0 million. The Company is contesting the customer’s allegations, but has entered into discussions seeking to resolve the dispute. To date, the customer has not filed a lawsuit or instituted any proceedings against the Company relating to the claim. The Company has included a reserve in its financial statements in the amount of €0.9 million or $1.2 million as of December 31, 2009. There can be no assurances, however, that this reserve will be sufficient to cover the extent of the Company’s costs and potential liability from these matters. Any additional liability in excess of this reserve could have a material adverse effect on the Company’s financial condition or results of operations.

Coffeemakers. Certain European small appliance customers have made claims alleging defects in one of the Company’s electro mechanical controls products. One customer has conducted a recall of their products and two customers have reported several third-party fire incidents. One customer has filed a lawsuit against the Company, Jede AB v. Stig Wahlström AB and Sensata Technologies Holland B.V., No. 10017-9, Soederfoern district court, Sweden. The suit alleges damages amounting to €1.8 million. The Company filed its answer on December 1, 2009, and denied liability. Discovery has not yet begun. The other customer claims aggregate to a similar amount. The Company is contesting these claims. As of December 31, 2009, the Company has not recorded a reserve for this matter.

18. Financial Instruments

The carrying values and fair values of financial instruments as of December 31, 2009 and 2008 are as follows:

	December 31, 2009		December 31, 2008
	Carrying Value	Fair Value	Carrying Value	Fair Value
Assets:
Cash	$148,468	$148,468	$77,716	$77,716
Trade receivables	180,839	180,839	145,759	145,759
Commodity forward contracts	644	644	554	554
Interest rate caps	1,550	1,550	—	—
Euro call option	993	993	—	—

Liabilities
Senior secured term loans	$1,468,100	$1,295,320	$1,473,915	$611,043
Senior Notes and Senior Subordinated Notes	790,792	768,079	969,749	337,565
Revolving credit facility	—	—	25,000	19,569
Interest rate collars	8,587	8,587	4,221	4,221
Interest rate swap	3,157	3,157	6,585	6,585
Commodity forward contracts	193	193	—	—

The estimated fair values of amounts reported in the consolidated financial statements have been determined by using available market information and appropriate valuation methodologies. Cash and trade receivables are carried at their cost which approximates fair value because of their short-term nature.

The fair values of the Company’s long-term obligations are determined by using a valuation model that discounts estimated future cash flows at the benchmark interest rate plus an estimated credit spread.

Fair Value Hierarchy

ASC 820 establishes a framework for measuring fair value in accordance with U.S. GAAP and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is a market-based measure which should be evaluated based on applicable assumptions for pricing an asset or liability as well as consideration of ongoing performance. ASC 820 clarifies that a fair value measurement for a liability should reflect the risk that the obligation will not be fulfilled (i.e., non-performance risk). A reporting entity’s credit risk is a component of the non-performance risk associated with its obligations and, therefore, should be considered in measuring fair value of its liabilities. Effective January 1, 2008, the Company adopted reporting requirements for financial assets and financial liabilities and effective January 1, 2009, the Company adopted similar provisions for nonfinancial assets and nonfinancial liabilities. This adoption did not have a material effect on the Company’s financial position or results of operations.

The Company’s financial assets and financial liabilities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with ASC 820. The levels of the fair value hierarchy are described below:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

•

Level 2 inputs utilize inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 inputs are unobservable inputs for the asset or liability, allowing for situations where there is little, if any, market activity for the asset or liability.

Measured on a Recurring Basis

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2009, aggregated by the level in the fair value hierarchy within which those measurements fall:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	December 31, 2009
Assets
Commodity forward contracts	$—	$644	$—	$644
Interest rate caps	—	1,550	—	1,550
Euro call option	—	993	—	993

Total	$—	$3,187	$—	$3,187

Liabilities
Interest rate collars	$—	$8,587	$—	$8,587
Interest rate swap	—	3,157	—	3,157
Commodity forward contracts	—	193	—	193

Total	$—	$11,937	$—	$11,937

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2009, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 in the fair value hierarchy.

The Company does not have any fair value measurements using significant unobservable inputs (Level 3) as of December 31, 2009.

Measured on a Non-Recurring Basis

For assets and liabilities measured on a non-recurring basis during the period, ASC 820 requires quantitative disclosures about the fair value measurements separately for each major category.

In March 2009, the Company determined that goodwill and definite-lived intangible assets associated with its Interconnection reporting unit were impaired and recorded a charge totaling $19,867 in the consolidated statement of operations (refer to Note 8 for further discussion) to reduce its book value to its implied fair value.

The Interconnection assets itemized below were measured at fair value on a non-recurring basis during the three months ended March 31, 2009 using an income approach. The balances of definite-lived intangible assets and goodwill associated with Interconnection as of March 31, 2009, as well as the impairment charges recorded during the three months ended March 31, 2009, were as follows:

	Fair Value Measurement	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Impaired (Losses)
Definite-lived intangible assets	$10,630	$—	$—	$10,630	$(14,574)
Goodwill	3,341	—	—	3,341	(5,293)

	$13,971	$—	$—	$13,971	$(19,867)

Derivative Instruments and Hedging Activities

In March 2008, the FASB issued amendments to guidance that is now codified within ASC 815 which amended and expanded the disclosure requirements for derivative instruments and hedging activities with the intent to provide users of financial statements an enhanced understanding of (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. ASC 815 also requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of and gains and losses on derivative instruments and disclosures about credit risk related contingent features in derivative instruments.

As required by ASC 815, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge on the exposure to changes in the fair value of an asset, liability or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risks, even though the Company elects not to apply hedge accounting under ASC 815.

Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements on its U.S. dollar and Euro-denominated floating rate debt. To accomplish this objective, the Company primarily uses interest rate swaps, collars and caps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable- rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable rate amounts if interest rates fall below the floor strike rate on the contract. Interest rate caps designated as cash flow hedges involve the receipt of variable rate amounts if interest rates rise above the cap strike rate on the contract.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive loss and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the years ended December 31, 2009, 2008 and 2007, such derivatives were used to hedge the variable cash flows associated with existing variable rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. For the years ended December 31, 2009, 2008 and 2007, the Company recorded no ineffectiveness in earnings and no amounts were excluded from the assessment of effectiveness.

Amounts reported in accumulated other comprehensive loss related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable rate debt. As of December 31, 2009, the Company estimates that an additional $11,040 will be reclassified from accumulated other comprehensive loss to interest expense during the year ending December 31, 2010.

As of December 31, 2009, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk:

Interest Rate Derivatives	Notional (in millions)	Effective Date	Maturity Date	Index	Strike Rate
Interest Rate Swap	$115.0	July 27, 2006	January 27, 2011	3-month LIBOR	5.377%
Interest Rate Collars	€245.0	July 28, 2008	April 27, 2011	3-month EURIBOR	3.55% - 4.40%
Interest Rate Cap	€100.0	March 5, 2009	April 29, 2013	3-month EURIBOR	5.00%
Interest Rate Cap	$600.0	March 5, 2009	April 29, 2013	3-month LIBOR	5.00%

Foreign Currency Risk

Consistent with the Company’s risk management objective and strategy to reduce exposure to variability in cash flows on its outstanding debt, in December 2009, the Company executed a foreign currency call option. This instrument was not designated for hedge accounting treatment in accordance with ASC 815. Changes in the fair value of derivatives not designated in hedging relationships are recorded in the statement of operations as a gain or loss within Currency translation gain/(loss) and other, net. During the year ended December 31, 2009, the Company recognized a net loss of $82 associated with this derivative. As of December 31, 2009, the Company had the following outstanding derivative that was not designated as a hedge in qualifying hedging relationships:

Non-Designated Derivative	Notional (in millions)	Effective Date	Maturity Date	Strike Rate
Euro Call Option	€100.0	December 21, 2009	May 24, 2010	$1.55 to €1.00

Commodity Risk

The Company’s objective in using commodity forward contracts is to offset a portion of its exposure to the potential change in prices associated with certain commodities, including silver, gold, nickel, aluminum and copper, used in the manufacturing of its products. The terms of these forward contracts fix the price at a future date for various notional amounts associated with these commodities. These instruments were not designated for hedge accounting treatment in accordance with ASC 815. In accordance with ASC 815, the Company recognizes the change in fair value of these derivatives in the statement of operations as a gain or loss as a component of Currency translation gain/(loss) and other, net.

The Company had the following outstanding commodity forward contracts that were not designated as hedges in qualifying hedging relationships as of December 31, 2009:

	Notional	Effective Date	Weighted-Average Forward Price
Silver	273,695 troy oz	December 23, 2009	$16.85
Gold	1,984 troy oz	December 22, 2009	$1,097.15
Nickel	207,912 pounds	October 23, 2009	$8.43
Aluminum	1,886,077 pounds	October 23, 2009	$1.02

Financial Instrument Presentation

The following table presents the fair value of the Company’s derivative financial instruments and their classification on the condensed consolidated balance sheet as of December 31, 2009:

	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments under ASC 815
Interest rate caps	Other assets	$1,550		$—
Interest rate collars		—	Other long-term liabilities	8,587
Interest rate swap		—	Other long-term liabilities	3,157

Total		$1,550		$11,744

Derivatives not designated as hedging instruments under ASC 815
Commodity forward contracts	Prepaid expenses and other current assets	$644		$—
Euro call option	Prepaid expenses and other current assets	993		—
Commodity forward contracts	Accrued expenses and other current liabilities	—		193

Total		$1,637		$193

The following table presents the components of accumulated other comprehensive loss related to the Company’s derivatives as of December 31, 2009:

Unrealized loss on derivative instruments
Balance as of December 31, 2008	$(10,806)
Amount of net unrealized loss recognized in accumulated other comprehensive loss	(15,532)
Amount of loss reclassified into interest expense	14,533

Balance as of December 31, 2009	$(11,805)

The following table presents the effect of the Company’s derivative financial instruments and their classification on the consolidated statement of operations for the year ended December 31, 2009:

Derivatives in ASC 815 Cash Flow Hedging Relationships	Amount of Gain or (Loss) Recognized in Other comprehensive loss on Derivative (Effective Portion)	Location of Gain or (Loss) Reclassified from Accumulated other comprehensive loss into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated other comprehensive loss into Income (Effective Portion)	Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Interest Rate Products	$(15,532)	Interest expense	$(14,533)	NA	NA

Derivatives Not Designated as Hedging Instruments Under ASC 815	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative
Commodity forward contracts	Currency translation gain/(loss) and other, net	$2,590
Euro call option	Currency translation gain/(loss) and other, net	$(82)

The Company has agreements with its collars and swap derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness where repayment of the indebtedness has been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

As of December 31, 2009, the termination value of derivatives in a liability position which includes accrued interest but excludes any adjustment for non-performance risk, related to the outstanding collar and swap agreements was $15,202. The Company has not posted any collateral related to these agreements. If the Company breached any of the default provisions described above, it would be required to settle its obligations under the agreements at their termination value of $15,202.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of derivative financial instruments and accounts receivable.

The Company maintains derivative financial instruments, including interest rate swaps, collars and caps, with major financial institutions of investment grade credit rating and monitors the amount of credit exposure to any one issuer.

The Company is a global business with a diverse revenue mix by geography, customer and end-market. The Company’s subsidiaries in the Americas, Europe and the Asia Pacific region generated 45%, 27% and 28%, respectively, of the Company’s net revenue for the year ended December 31, 2009. Additionally, the Company’s largest customer accounted for approximately 7% of its net revenue for the year ended December 31, 2009.

The Company sells its products to customers across the appliance, automotive, HVAC, industrial, aerospace, defense, data/telecom and other end-markets. The Company’s net revenue for the year ended December 31, 2009 was derived from the following end-markets: 22% from European automotive, 15% from appliances and HVAC, 16% from North American automotive, 14% from industrial, 14% from Asia and rest of world automotive, 5% from heavy vehicle off-road and 14% from all other end-markets.

19. Segment Reporting

The Company organizes its business into two reportable segments, sensors and controls, based on differences in products included in each segment. The reportable segments are consistent with how management views the markets served by the Company and the financial information that is reviewed by its chief operating decision maker. The Company manages its sensors and controls businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision maker, in deciding how to allocate resources and assess performance.

An operating segment’s performance is primarily evaluated based on segment operating income, which excludes share-based compensation expense, restructuring charges and certain corporate costs not associated with the operations of the segment including a portion of depreciation and amortization expenses associated with assets recorded in connection with the Sensata, First Technology Automotive and Airpax acquisitions. In addition, an operating segment’s performance excludes results from discontinued operations. These corporate costs are separately stated below and include costs that are related to functional areas such as accounting, treasury, information technology, legal, human resources, and internal audit. The Company believes that segment operating income, as defined above, is an appropriate measure for evaluating the operating performance of its segments. However, this measure should be considered in addition to, not a substitute for, or superior to, income from operations or other measures of financial performance prepared in accordance with generally accepted accounting principles. The other accounting policies of each of the two reporting segments are the same as those in the summary of significant accounting policies included in Note 2.

The sensors segment is a manufacturer of pressure, force, and electromechanical sensor products used in subsystems of automobiles (e.g., engine, air-conditioning, ride stabilization) and in industrial products such as HVAC systems.

The controls segment manufactures a variety of control applications used in industrial, aerospace, military, commercial and residential markets. The controls product portfolio includes motor and compressor protectors, circuit breakers, semiconductor burn-in test sockets, electronic HVAC controls, power inverters and precision switches and thermostats.

The following table presents net revenue and operating income for the reported segments and other operating results not allocated to the reported segments for the years ended December 31, 2009, 2008 and 2007:

	For the year ended December 31,
	2009	2008	2007
Net revenue:
Sensors	$685,092	$867,386	$882,475
Controls	449,852	555,269	520,779

Total net revenue	$1,134,944	$1,422,655	$1,403,254

Segment operating income (as defined above):
Sensors	$194,129	$221,885	$244,306
Controls	129,570	136,455	130,018

Total segment operating income	323,699	358,340	374,324
Corporate/other	(74,583)	(92,329)	(111,337)
Amortization of intangible assets and capitalized software	(153,081)	(148,762)	(131,064)
Impairment of goodwill and intangible assets	(19,867)	(13,173)	—
Restructuring	(18,086)	(24,124)	(5,166)
Effect of inventory purchase accounting adjustments	—	—	(4,454)

Profit from operations	58,082	79,952	122,303
Interest expense, net	(150,016)	(196,337)	(188,587)
Currency translation gain/(loss) and other, net	107,695	55,467	(105,449)

Income/(loss) from continuing operations before taxes	$15,761	$(60,918)	$(171,733)

No customer exceeded 10% or more of the Company’s net revenue in any of the periods presented.

The following table presents net revenue by product categories for the years ended December 31, 2009, 2008 and 2007:

	For the year ended December 31,
	2009	2008	2007
Net revenue:
Pressure sensors	$456,116	$553,722	$562,239
Pressure switches	71,946	96,928	101,748
Position sensors	26,062	39,273	31,892
Force sensors	57,151	87,654	91,894
Bimetal electromechanical controls	298,476	363,826	380,717
Thermal and magnetic-hydraulic circuit breakers	113,855	142,112	83,648
Power inverters	14,341	20,641	9,590
Interconnection	23,180	28,398	37,105
Other	73,817	90,101	104,421

	$1,134,944	$1,422,655	$1,403,254

The following table presents depreciation and amortization of intangible assets and capitalized software expense for the reported segments for the years ended December 31, 2009, 2008 and 2007:

	For the year ended December 31,
	2009	2008	2007
Total depreciation and amortization
Sensors	$20,036	$19,781	$18,864
Controls	9,253	10,065	14,409
Corporate/other(1)	172,219	170,277	155,995

Total	$201,508	$200,123	$189,268

(1)	Included within Corporate/other is all of the depreciation and amortization expense associated with the fair value step-up recognized in the acquisitions of Sensata, First Technology Automotive, SMaL Camera and Airpax. The Company does not allocate the additional depreciation and amortization expense associated with the step-up in the fair value of the property, plant and equipment and intangible assets associated with the acquisitions to its segments. This treatment is consistent with the financial information reviewed by the Company’s chief operating decision maker.

The following table presents total assets for the reported segments as of December 31, 2009 and 2008:

	December 31, 2009	December 31, 2008
Total assets
Sensors	$326,941	$339,150
Controls	192,597	198,210
Corporate/other(1)	2,647,332	2,766,021

Total	$3,166,870	$3,303,381

(1)	Included within Corporate/other as of December 31, 2009 and 2008 is $1,530,570 and $1,536,773, respectively, of goodwill, $865,531 and $1,033,351, respectively, of intangible assets, $35,809 and $41,591, respectively, of property, plant and equipment and $238 and $2,829, respectively, of assets held for sale. This treatment is consistent with the financial information reviewed by the Company’s chief operating decision maker.

The following table presents capital expenditures for the reported segments for the years ended December 31, 2009, 2008 and 2007:

	For the year ended December 31,
	2009	2008	2007
Total capital expenditures
Sensors	$6,168	$16,514	$35,913
Controls	6,995	13,388	8,819
Corporate/other	1,796	11,061	21,969

Total	$14,959	$40,963	$66,701

Geographic Area Information

The geographic area data below includes net revenue, based on the Company’s revenue recognition policies, and property, plant and equipment, based on the location of the respective entities.

The following tables present net revenue by geographic area and by significant countries for the years ended December 31, 2009, 2008 and 2007:

	Net Revenue
	For the year ended December 31,
	2009	2008	2007
Americas	$513,764	$668,475	$685,063
Asia Pacific	316,047	405,222	363,400
Europe	305,133	348,958	354,791

	$1,134,944	$1,422,655	$1,403,254

	Net Revenue
	For the year ended December 31,
	2009	2008	2007
United States	$484,553	$634,402	$635,255
The Netherlands	305,133	348,957	342,415
Japan	159,909	232,384	202,565
All Other	185,349	206,912	223,019

	$1,134,944	$1,422,655	$1,403,254

The following table presents long-lived assets, exclusive of goodwill and intangible assets, by geographic area and by significant countries as of December 31, 2009 and 2008:

	Long-Lived Assets
	December 31, 2009	December 31, 2008
Americas	$96,419	$114,444
Asia Pacific	110,039	122,296
Europe	13,480	18,424

Total	$219,938	$255,164

	Long-Lived Assets
	December 31, 2009	December 31, 2008
United States	$55,821	$65,359
Malaysia	46,959	53,689
Mexico	39,740	44,594
Korea	15,692	18,432
The Netherlands	13,480	18,232
All Other	48,246	54,858

	$219,938	$255,164

20. Unaudited Quarterly Data

A summary of the unaudited quarterly results of operations for the years ended December 31, 2009 and 2008 is as follows:

	For the three months ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
For the year ended December 31, 2009
Net revenue	$338,089	$302,468	$255,371	$239,016
Gross profit	$117,163	$111,560	$86,469	$77,672
Net income/(loss)	$13,932	$(54,035)	$22,621	$(10,199)
Loss from discontinued operations	$—	$—	$(134)	$(261)
Basic net income/(loss) per share	$0.09	$(0.38)	$0.16	$(0.07)
Diluted net income/(loss) per share	$0.09	$(0.38)	$0.16	$(0.07)
Basic loss from discontinued operations	—	—	—	—
Diluted loss from discontinued operations	—	—	—	—

	For the three months ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
For the year ended December 31, 2008
Net revenue	$267,585	$361,005	$406,221	$387,844
Gross profit	$90,167	$119,635	$143,162	$117,928
Net (loss)/income	$(52,212)	$72,523	$(27,948)	$(126,894)
Loss from discontinued operations	$(10,516)	$(2,333)	$(3,728)	$(3,505)
Basic net (loss)/income per share	$(0.36)	$0.50	$(0.19)	$(0.88)
Diluted net (loss)/income per share	$(0.36)	$0.50	$(0.19)	$(0.88)
Basic loss from discontinued operations	$(0.07)	$(0.02)	$(0.03)	$(0.02)
Diluted loss from discontinued operations	$(0.07)	$(0.02)	$(0.03)	$(0.02)

21. Subsequent Events

In accordance with ASC 855, the Company has evaluated events through the issuance of these consolidated financial statements, which occurred on February 12, 2010, and concluded that no events or transactions have occurred or are pending that would have a material effect on the financial statements as of December 31, 2009, or are of such significance that would require mention as a subsequent event in order to make them not misleading regarding the financial position, results of operations or cash flows of the Company.

Exhibit A

Executive Compensation

Benchmark Peer Group Companies

3COM

A.O. Smith

Abbot Labs

Acer America

Acxiom

Aeropostale

Alliance Data Systems

Altera

Amdocs

American Crystal Sugar

American Tower

AMETEK

Analog Devices

Armstrong World Industries

Arris Group

Arysta LifeSciene North America

Atmel

Autodesk

Avago Technologies

Baylor Health Care System

Beckman Coulter

Bell Helicopter Textron US

Bio-Rad Laboratories

Blyth

BMC Software

Bob Evans Farms

BOSE

Brady

Brocade	Communications Systems

Brown-Forman

CACI International

Cadence Design Systems

Callaway Golf

Carlson Companies

Carmeuse Lime & Stone

Carpenter Technology

Catalent Pharma Solutions

CDI

Celgene

Century Aluminum

Cephalon

Cerner

Citrix Systems

Compucom Systems

Compuware

ConvaTec

Convergys

Covance

Crown Castle

Cricket Communications

Cubic

Deluxe

Dentsply

Donaldson

DRS Technologies

Dynamics Research

E.W. Scripps

Echostar Technologies

Edwards Lifesciences

EMI Music

Endo Pharmaceuticals

Equifax

Ericsson

Expedia

Fairchild Semiconductor

First Solar

Frontier Airlines

FLIR Systems

Fujitsu	America Management Services of America

G&K Services

Garmin

GATX

General Atomics

GEO Group

Getty Images

GTECH

H.B. Fuller

Harland Clarke

Hayes-Lemmerz

Herman Miller

Hitachi Data Systems

HNI

HNTB

Horizon Lines

Houghton Mifflin

Hovnanian Enterprises

Hughes Network Systems

Hunt Consolidated

IDEXX Laboratories

IMS Health

Intellectual Ventures

Intelsat

Intercontinental Hotels

International	Flavors & Fragrances

International Game Tech

Invensys

Irvine Company

Itron

J. Crew

JDS Uniphase

J.M. Smucker

Jack in the Box

JetBlue

Jet Propulsion Lab

Kaman Industrial Technologies

Kansas City Southern

KB Home

Kimco Realty

Kinross Gold

KLA-Tencor

L.L. Bean

Lam Research

Lawrence Livermore Nat’l Lab

Life Touch

Logitech

Los Alamos National Laboratory

LSI

Lucasfilm LTD

Magellan MIdstream Partners

Mantech International

Martin Marietta Materials

Marvell

Mary Kay

Maxim Integrated Products

McAfee

McClatchy

MEMC Electronic Materials

Metavante Technologies

MetroPCS Communications

Millipore

Mine Safety Appliances

Monster Worldwide

MSC Industrial Direct

National Semiconductor

New York Times

Noranda Aluminum

Novell

Novellus Systems

Numonyx

OCE North America

Omnova Solutions

ON Semiconductor

Orbital Sciences

Paetec

Palm

Papa John’s

Parametric Technology

Pearson Education

Perkin Elmer

Perot Systems

Plexus

Polaris Industries

PolyOne

Polycom

Purdue Pharma

Quintiles

R.H. Donnelley

Ralcorp Holdings

Rayonier

Reader’s Digest

Regal-Beloit

RF Micro Devices

Ricoh Electronics

Sabre Holdings

Safety-Kleen Systems

Saleforce.com

Sandia National Labs-NM

SAS Institute

Schreiber Foods

Schwan’s

Shire Pharmaceuticals

Sharp	Microelectronics of the Americas

Spansion

SRA International

St Jude Medical – CRMD

Standard Insurance Company

Stantec

Steelcase

STMicrolectonics

Sundt Construction

Sunpower

Sybase

Synopsys

Take Two Interactive Software

Tektronix

TeleTech Holdings

Tellabs

Teradata

Teradyne

Terra Industries

Thales

The MITRE Corporation

Thomas & Betts

Ticketmaster

Timex

Toro

Toshiba	America Information Systems

Travelport

Trimble Navigation

Tupperware

TW Telecom

United Rentals

Universal Studios Orlando

Utstarcomo

Varian Medical Systems

Viad

Virgin Mobile USA

VMWare

W.R. Grace

Walmart.com USA

Watson Pharmaceuticals

Xilinx

Xyratex International

Zale

E-1

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses, other than underwriting commissions, expected to be incurred by Sensata Technologies Holding N.V. in connection with the issuance and distribution of securities being registered under this Registration Statement are estimated to be as follows:

Securities and Exchange Commission registration fee	$44,071
Financial Industry Regulatory Authority, Inc. filing fee	73,180
New York Stock Exchange listing fee	250,000
Blue Sky fees and expenses	25,000
Printing and engraving expenses	650,000
Legal fees and expenses	3,200,000
Accounting fees and expenses	2,500,000
Transfer Agent and Registrar fees	4,000
Advisory fees to Sponsors	5,000,000
Miscellaneous expenses	3,749

Total	$11,750,000

Item 14. Indemnification of Directors and Officers

We have a directors and officers liability insurance policy which insures directors and officers against the cost of defense, settlement or payment of claims and judgments under some circumstances. Prior to the completion of this offering we expect to enter into indemnity agreements with each of our board members and executive officers in which we will agree to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

Although Netherlands law does not contain any specific provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in the Netherlands. Our articles of association provide for indemnification of directors by the company to the fullest extent permitted by applicable law, as it now exists or may hereinafter be amended (but, in the case of an amendment, only to the extent such amendment permits broader indemnification rights than permitted prior thereto), against any and all liabilities including all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful or outside of his or her mandate. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to us. The directors are not indemnified from and against claims to the extent they relate to personal gain, benefits or fees to which they were not entitled under the law, or if the director’s liability on account of gross negligence, willful misconduct or deliberate recklessness has been established at law in the last resort.

The indemnification provided above is not exclusive of any rights to which any of our directors or officers may be entitled. The general effect of the forgoing provisions may be to reduce the circumstances in which a director or officer may be required to bear the economic burdens of the forgoing liabilities and expenses.

The underwriting agreement for this offering filed as Exhibit 1.1 to this registration statement provides that the underwriters are obligated, under certain circumstances, to indemnify our officers and directors and their respective controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

Item 15. Recent Sales of Unregistered Securities

Since November 25, 2006, the Registrant has issued securities in the following transactions which were exempt from the registration requirements of the Securities Act. No underwriters were involved in any of the below-referenced sales of securities.

(1)	Beginning in September 2007 and through November 2008, the Registrant granted options to purchase 2,762,969 of its ordinary shares to executives and senior managers that were newly hired, hired through acquisition or promoted to senior management positions. These option grants were made in the ordinary course of business and did not involve any cash payment from the optionees. The grant of options did not involve a “sale” of securities for purposes of Section 2(3) of the Securities Act and were otherwise made in reliance upon Rule 701 under the Securities Act.

(2)	On September 4, 2009, the Registrant granted options to purchase 1,025,000 of its ordinary shares to certain of its executives and senior managers. These option grants were made in the ordinary course of business and did not involve any cash payment from the optionees. The grant of options did not involve a “sale” of securities for purposes of Section 2(3) of the Securities Act and were otherwise made in reliance upon Rule 701 under the Securities Act.

(3)	On December 9, 2009, the Registrant granted 380,900 restricted securities to certain of its executives and senior managers. These shares were recorded in the Company’s share register on February 22, 2010 when deeds of issuance were executed. These grants of restricted securities were made in the ordinary course of business and did not involve any cash payments from the recipients. The restricted securities did not involve a “sale” of securities for purposes of Section 2(3) of the Securities Act and were otherwise made in reliance upon Rule 701 under the Securities Act.

(4)	On December 9, 2009, the Registrant granted options to purchase 350,000 of its ordinary shares to an executive who was newly hired. This option grant was made in the ordinary course of business and did not involve any cash payment from the optionee. The option grant did not involve a “sale” of securities for purposes of Section 2(3) of the Securities Act and was otherwise made in reliance upon Rule 701 under the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The exhibit index attached hereto is incorporated by reference.

(b) Financial Statement Schedules

Schedule I—Condensed Financial Information of the Registrant	S-1

Schedule II—Valuation and Qualifying Accounts	S-5

Report of Independent Registered Public Accounting Firm	S-6

Schedules other than that listed above have been omitted since the required information is not present, or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated and combined financial statements or the notes thereto.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	In a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 5 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, Commonwealth of Massachusetts, on March 8, 2010.

SENSATA TECHNOLOGIES HOLDING N.V.

By:	/s/ Thomas Wroe
Name: Thomas Wroe Its: Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

* Thomas Wroe	Chief Executive Officer	March 8, 2010

/s/ Jeffrey Cote Jeffrey Cote	Chief Financial Officer	March 8, 2010

* Robert Hureau	Chief Accounting Officer	March 8, 2010

* Ed Conard	Director	March 8, 2010

* Paul Edgerley	Director	March 8, 2010

* Michael Jacobson	Director	March 8, 2010

* John Lewis	Director	March 8, 2010

* Seth Meisel	Director	March 8, 2010

* Charles Peffer	Director	March 8, 2010

* Michael Ward	Director	March 8, 2010

* Stephen Zide	Director	March 8, 2010

The undersigned, by signing his name hereto, does sign and execute this Amendment No. 5 to this registration statement pursuant to the Power of Attorney executed by the above-named persons and previously filed with the Securities and Exchange Commission on behalf of such persons.

/s/ Jeffrey Cote Jeffrey Cote, as Attorney-In-Fact

SCHEDULE I—Condensed Financial Information of Registrant

SENSATA TECHNOLOGIES HOLDING N.V.

(Parent Company Only)

Balance Sheets

(Thousands of U.S. dollars)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$314	$—
Prepaid expenses and other current assets	3,401	306

Total current assets	3,715	306
Investment in subsidiaries	387,163	405,540

Total assets	$390,878	$405,846

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,289	$—
Accrued expenses and other current liabilities	2,431	514

Total current liabilities	3,720	514

Total liabilities	3,720	514

Total shareholders’ equity	387,158	405,332

Total liabilities and shareholders’ equity	$390,878	$405,846

The accompanying notes are an integral part of these condensed financial statements.

SCHEDULE I—Condensed Financial Information of Registrant

SENSATA TECHNOLOGIES HOLDING N.V.

(Parent Company Only)

Statements of Operations

(Thousands of U.S. dollars)

	For the year ended
	December 31, 2009	December 31, 2008	December 31, 2007
Net revenue	$—	$—	$—
Operating costs and expenses:
Selling, general and administrative	656	49	13

Total operating costs and expenses	656	49	13

Loss from operations	(656)	(49)	(13)
Interest expense	—	—	—
Interest income	—	—	—
Currency translation (loss) / gain and other, net	(22)	13	—

Loss before taxes and equity in net loss of subsidiary	(678)	(36)	(13)
Equity in net loss of subsidiary	(27,003)	(134,495)	(252,484)
Provision for income taxes	—	—	—

Net loss	$(27,681)	$(134,531)	$(252,497)

The accompanying notes are an integral part of these condensed financial statements.

SCHEDULE I—Condensed Financial Information of Registrant

SENSATA TECHNOLOGIES HOLDING N.V.

(Parent Company Only)

Statements of Cash Flows

(Thousands of U.S. dollars)

	For the year ended
	December 31, 2009	December 31, 2008	December 31, 2007
Cash flows from operating activities:
Net loss	$(27,681)	$(134,531)	$(252,497)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in net loss of subsidiary	27,003	134,495	252,484
Increase / (decrease) from changes in operating assets and liabilities:
Prepaid expenses and other current assets	306	(289)	(16)
Accounts payable and accrued expenses	70	461	29

Net cash provided by operating activities	(302)	136	—

Cash flows from investing activities:
Dividends received from subsidiary	876	—	—

Net cash provided by investing activities	876	—	—

Cash flows from financing activities:
Payments to repurchase Ordinary Shares	—	(136)	—
Advance to shareholder	(266)	—	—
Proceeds from issuance of Restricted Ordinary Shares	6	—	—

Net cash provided by / (used in) financing activities	(260)	(136)	—

Net change in cash and cash equivalents	314	—	—
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$314	$—	$—

The accompanying notes are an integral part of these condensed financial statements.

SENSATA TECHNOLOGIES HOLDING N.V.

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF SENSATA TECHNOLOGIES HOLDING N.V.

NOTES TO CONDENSED FINANCIAL STATEMENTS

1.	Basis of Presentation and Description of Business

Sensata Technologies Holding N.V. (Parent Company)—Schedule I—Condensed Financial Information of Sensata Technologies Holding N.V. (“Sensata Technologies Holding”), included in this Registration Statement provides all parent company information that is required to be presented in accordance with SEC rules and regulations for financial statement schedules. The accompanying condensed financial statements have been prepared in accordance with the reduced disclosure requirements permitted by the Securities and Exchange Commission (“SEC”). Sensata Technologies Holding and subsidiaries Consolidated Financial Statements are included elsewhere in this Registration Statement.

Sensata Technologies Holding conducts no separate operations and acts only as a holding company. The ability of Sensata Technologies Holding to obtain capital is adversely affected by the indebtedness of its subsidiaries and by the limitations on making distributions and other payments contained in the terms of Sensata Technologies B.V.’s outstanding indebtedness. Sensata Technologies B.V., however, is limited in its ability to pay dividends or otherwise make other distributions to its immediate parent company and, ultimately, to Sensata Technologies Holding, under the Senior Secured Credit Facility and the indentures governing the notes.

Sensata Technologies Holding has no direct outstanding debt obligations, but its subsidiaries do. For a discussion of the debt obligations of the subsidiaries of Sensata Technologies Holding, see Note 11 to the consolidated and combined financial statements included elsewhere in this Registration Statement.

Sensata Investment Company S.C.A. acquired the interest of Ekblads Holding B.V. and subsequently renamed it as Sensata Technologies Holding.

The ability of Sensata Technologies Holding to obtain capital from its Parent, Sensata Investment Company S.C.A., has no restrictions but is at the discretion of its Parent and its managers.

At December 31, 2009 and 2008, Sensata Technologies Holding’s subsidiaries, principally Sensata Technologies B.V. and its subsidiaries, had cash and cash equivalents of approximately $148.5 million and $77.7 million, respectively.

2.	Commitments and Contingencies

Sensata Technologies Holding has no direct commitments and contingencies, but its subsidiaries do. For a discussion of the commitments and contingencies of the subsidiaries of Sensata Technologies Holding, see Note 17 to the consolidated financial statements included elsewhere in this Registration Statement.

3.	Administrative Services Agreement

In March 2009, Sensata Technologies Holding entered into a fee for service arrangement with its parent, Sensata Investment Company S.C.A. for ongoing consulting, management advisory and other services (the “Administrative Services Agreement”), effective from January 1, 2008. In addition, Sensata Technologies Holding advanced $266 to Sensata Investment Company S.C.A. prior to executing the Administrative Services Agreement. Sensata Technologies Holding incurred $588 related to the Administrative Services Agreement during fiscal year 2009, of which $266 was settled by offsetting the advance paid to Sensata Investment Company S.C.A.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

For the Years Ended December 31, 2009, 2008 and 2007

(in thousands of U.S. dollars)

	Balance at the beginning of the period	Additions			Deductions	Balance at the end of the period
		Charged to cost and expenses	Charged to other accounts
For the year ended December 31, 2009
Allowance for doubtful accounts	$4,247	$3,764	—		$(2,131)	$5,880
Allowance for price adjustments	5,132	5,626	—		(4,822)	5,936
Return reserves	1,266	543	—		(886)	923

	$10,645	$9,933	$—		$(7,839)	$12,739

For the year ended December 31, 2008
Allowance for doubtful accounts	$3,690	$1,411	—		$(854)	$4,247
Allowance for price adjustments	4,346	5,139	—		(4,353)	5,132
Return reserves	1,033	3,931	—		(3,698)	1,266

	$9,069	$10,481	$—		$(8,905)	$10,645

For the year ended December 31, 2007
Allowance for doubtful accounts	$1,555	$2,565	$312	(a)	$(742)	$3,690
Allowance for price adjustments	3,021	5,449	—		(4,124)	4,346
Return reserves	611	526	266	(a)	(370)	1,033

	$5,187	$8,540	$578		$(5,236)	$9,069

(a)	Amounts represent pre-acquisition balances that were recognized by Sensata upon the acquisition of the respective entity.

Report of Independent Registered Public Accounting Firm

The Board of Directors

Sensata Technologies Holding N.V.

We have audited the consolidated financial statements of Sensata Technologies Holding N.V. as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and have issued our report thereon dated February 12, 2010 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 16(b) of Form S-1 of this Registration Statement. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/    Ernst & Young LLP

Boston, Massachusetts

February 12, 2010

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.**

3.1	Articles of Association of Sensata Technologies Holding B.V.†

3.2	Amended Articles of Association of Sensata Technologies Holding N.V.**

5.1	Opinion of Loyens & Loeff N.V.*

10.1	Credit Agreement, dated April 27, 2006, among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., each lender from time to time party hereto, the Initial L/C Issuer (as defined therein), the Initial Swing Line Lender (as defined therein) and Morgan Stanley Senior Funding, Inc., as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.2	Guaranty, dated May 15, 2006, made by Sensata Technologies B.V. in favor of the Secured Parties (as defined therein) (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.3	Domestic Guaranty, dated April 27, 2006, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc., and each of the Additional Guarantors from time to time made a party thereto in favor of the Secured Parties (as defined therein) (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.4	Foreign Guaranty, dated April 27, 2006, made by each of Sensata Technologies Holding Company U.S., B.V., Sensata Technologies Holland, B.V., Sensata Technologies Holding Company Mexico, B.V., Sensata Technologies de México, S. de R.L. de C.V., Sensata Technologies Sensores e Controls do Brasil Ltda., Sensata Technologies Japan Limited, Sensors and Controls (Korea) Limited, Sensata Technologies Holding Korea Limited, S&C Acquisition Sdn. Bhd. and each of the Additional Guarantors from time to time made a party thereto in favor of the Secured Parties (as defined therein) (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.5	Domestic Security Agreement, dated April 27, 2006, made by each of Sensata Technologies Finance Company, LLC and Sensata Technologies, Inc. to Morgan Stanley & Co. Incorporated, as collateral agent (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.6	Asset and Stock Purchase Agreement, dated January 8, 2006, between Texas Instruments Incorporated and S&C Purchase Corp. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.7	Amendment No. 1 to Asset and Stock Purchase Agreement, dated March 30, 2006, between Texas Instruments Incorporated, Potazia Holding B.V. and S&C Purchase Corp. (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Registration Statement on Form S-4/A of Sensata Technologies B.V., filed on January 24, 2007).

10.8	Amendment No. 2 to Asset and Stock Purchase Agreement, dated April 27, 2006, between Texas Instruments Incorporated and Sensata Technologies B.V. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.9	Cross-License Agreement, dated April 27, 2006, among Texas Instruments Incorporated, Sensata Technologies B.V. and Potazia Holding B.V. (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.10	Sensata Investment Company S.C.A. First Amended and Restated 2006 Management Securities Purchase Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.11	Sensata Technologies Holding B.V. First Amended and Restated 2006 Management Option Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.12	Sensata Technologies Holding B.V. First Amended and Restated 2006 Management Securities Purchase Plan (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.13	Securityholders Agreement, dated April 27, 2006, among Sensata Investment Company S.C.A., Sensata Technologies Holding B.V., Sensata Management Company S.A., funds managed by Bain Capital Partners, LLC or its affiliates that are parties thereto, Asia Opportunity Fund II, L.P and AOF II Employee Co-Invest Fund, L.P. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.14	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Thomas Wroe (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.15	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Martha Sullivan (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.16	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Richard Dane, Jr (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.17	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Steve Major (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.18	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Jean-Pierre Vasdeboncoeur (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.19	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Robert Kearney (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.20	Transition Production Agreement, dated May 11, 2009, between Sensata Technologies, Inc. and Engineered Materials Solutions, LLC.†

10.21	Assignment Agreement, dated May 11, 2009, between Sensata Technologies Inc., Sovereign Precious Metals, LLC, and Engineered Materials Solutions, LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K of Sensata Technologies B.V., filed on May 15, 2009).

10.22	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Donna Kimmel (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.23	Employment Agreement, dated November 30, 2006, between Sensata Technologies, Inc. and Jeffrey Cote (incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K of Sensata Technologies B.V., filed on March 22, 2007).

10.24	Advisory Agreement, dated April 27, 2006, among Sensata Investment Company S.C.A., Sensata Technologies Holding B.V., Sensata Technologies B.V, Bain Capital Partners, LLC, Portfolio Company Advisors Limited, Bain Capital, Ltd. and CCMP Capital Asia Ltd. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.25	Amendment No. 1 to Advisory Agreement, dated December 19, 2006, between Sensata Technologies B.V. and Bain Capital Partners, LLC. (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).
10.26	Investor Rights Agreement, dated April 27, 2006, among Sensata Management Company S.A., Sensata Investment Company S.C.A., Sensata Technologies Holding B.V., funds managed by Bain Capital Partners, LLC or its affiliates, certain Other Investors that are parties thereto and such other persons, if any, that from time to time become parties thereto (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.27	Stock Purchase Agreement, dated November 3, 2006, among Sensata Technologies, Inc., First Technology Limited and Honeywell International Inc. (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.28	Stock Purchase Agreement, dated June 8, 2007, by and among Airpax Holdings, Inc., the stockholders of Airpax Holdings, Inc., William Blair Capital Partners VII QP, L.P., as Stockholders’ Representative and Sensata Technologies, Inc. (incorporated by reference to Exhibit 10.30 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 of Sensata Technologies B.V., filed on August 9, 2007).

10.29	Senior Subordinated Term Loan Agreement, dated as of July 27, 2007, among Sensata Technologies B.V. and Sensata Technologies Finance Company LLC, Morgan Stanley Senior Funding, Inc. and Other Lenders Party Hereto (incorporated by reference to Exhibit 10.31 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 of Sensata Technologies B.V., filed on August 9, 2007).

10.30	First Amendment to the Sensata Technologies Holding B.V. First Amended and Restated 2006 Management Option Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2009 of Sensata Technologies B.V., filed on November 13, 2009).

10.31	Indenture, dated April 27, 2006, among Sensata Technologies B.V., the guarantors party thereto and The Bank of New York, as Trustee, relating to the 8% Senior Notes (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.32	Indenture, dated April 27, 2006, among Sensata Technologies B.V., the guarantors party thereto and The Bank of New York, as Trustee, relating to the 9% Senior Subordinated Notes (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4, filed on December 29, 2006).

10.33	Registration Rights Agreement, dated April 27, 2006, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 8% Senior Notes (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.34	Registration Rights Agreement, dated April 27, 2006, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 9% Senior Subordinated Notes (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.35	First Supplemental Indenture, dated August 10, 2007, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 8% Senior Notes (incorporated by reference to Exhibit 4.5 to Annual Report on Form 10-K of Sensata Technologies B.V., filed on February 17, 2009).

10.36	First Supplemental Indenture, dated August 10, 2007, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 9% Senior Subordinated Notes (incorporated by reference to Exhibit 4.6 to Annual Report on Form 10-K of Sensata Technologies B.V., filed on February 17, 2009).

10.37	Second Supplemental Indenture, dated April 8, 2008, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 8% Senior Notes (incorporated by reference to Exhibit 4.7 to Annual Report on Form 10-K of Sensata Technologies B.V., filed on February 17, 2009).

10.38	Second Supplemental Indenture, dated April 8, 2008, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 9% Senior Subordinated Notes (incorporated by reference to Exhibit 4.8 to Annual Report on Form 10-K of Sensata Technologies B.V., filed on February 17, 2009).

10.39	Third Supplemental Indenture, dated October 2, 2008, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 8% Senior Notes (incorporated by reference to Exhibit 4.9 to Annual Report on Form 10-K of Sensata Technologies B.V., filed on February 17, 2009).

10.40	Third Supplemental Indenture, dated October 2, 2008, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 9% Senior Subordinated Notes (incorporated by reference to Exhibit 4.10 to Annual Report on Form 10-K of Sensata Technologies B.V., filed on February 17, 2009).

10.41	Indenture, dated July 23, 2008, among Sensata Technologies B.V., the guarantors party thereto and The Bank of New York Mellon, as Trustee, relating to the 11.25% Senior Subordinated Notes (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed on July 28, 2008).

10.42	First Supplemental Indenture, dated October 2, 2008, among Sensata Technologies B.V., the guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the 11.25% Senior Subordinated Notes (incorporated by reference to Exhibit 4.12 to Annual Report on Form 10-K of Sensata Technologies B.V., filed on February 17, 2009).

10.43	Registration Rights Agreement, dated July 23, 2008, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 11.25% Senior Subordinated Notes (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Sensata Technologies B.V., filed on July 28, 2008).

10.44	Second Supplemental Indenture, dated as of April 15, 2009, among Sensata Technologies B.V., the guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the 11.25% Senior Subordinated Notes (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 of Sensata Technologies B.V., filed on April 30, 2009).

10.45	Fourth Supplemental Indenture, dated as of April 15, 2009, among Sensata Technologies B.V., the guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the 8% Senior Notes (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 of Sensata Technologies B.V., filed on April 30, 2009).

10.46	Fourth Supplemental Indenture, dated as of April 15, 2009, among Sensata Technologies B.V., the guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the 9% Senior Subordinated Notes (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 of Sensata Technologies B.V., filed on April 30, 2009).

10.47	First Amended and Restated Management Securityholders Addendum—Dutchco Option Plan, dated as of April 27, 2006.†

10.48	First Amended and Restated Management Securityholders Addendum—Dutchco Securities Plan, dated as of April 27, 2006.†

10.49	First Amended and Restated Management Securityholders Addendum—Luxco Securities Plan, dated as of April 27, 2006.†

10.50

Form of First Amended and Restated Investor Rights Agreement, to be entered into by and among Sensata Management Company S.A., Sensata Investment Company S.C.A, Sensata Technologies Holding N.V. (formerly known as Sensata Technologies Holding B.V.), funds managed by Bain Capital Partners, LLC or its affiliates, certain other investors that are parties thereto and such other persons, if any, that from time to time become parties thereto.†

10.51	Form of Indemnification Agreement, to be entered among Sensata Technologies Holding N.V. (formerly known as Sensata Technologies Holding B.V.) and certain of its executive officers and directors listed on a schedule attached thereto.†

10.52	Administrative Services Agreement, effective as of January 1, 2008, by and between Sensata Investment Company S.C.A. and Sensata Technologies Holding B.V.†

10.53	Supply and Purchase Agreement, dated October 17, 2005, by and between Texas Instruments Incorporated (as predecessor-in-interest to Sensata Technologies, Inc.) and Engineered Materials Solutions, Inc. (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-4 of Sensata Technologies B.V., filed on December 29, 2006).

10.54	Joint Development and Exclusive Supply Agreement, dated July 1, 1998, between Texas Instruments Incorporated (as predecessor-in-interest to Sensata Technologies, Inc.) and Measurement Specialties, Inc., as amended.†

10.55	Form of First Amended and Restated Securityholders Agreement, to be entered into by and among Sensata Investment Company S.C.A., Sensata Technologies Holding N.V. (formerly known as Sensata Technologies Holding B.V.), Sensata Management Company S.A., funds managed by Bain Capital Partners, LLC or its affiliates, Asia Opportunity Fund II, L.P. and AOF II Employee Co-Invest Fund, L.P.†

10.56	Transition Production Agreement, dated February 4, 2010, between Sensata Technologies, Inc. and Engineered Materials Solutions, LLC. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of Sensata Technologies B.V., filed on February 10, 2010).

10.57	Form of Sensata Technologies Holding N.V. 2010 Employee Stock Purchase Plan.†

10.58	Form of Sensata Technologies Holding N.V. 2010 Equity Incentive Plan.†

10.59	Employment Agreement, dated December 3, 2009, between Sensata Technologies, Inc. and Martin Carter.**

21.1	Subsidiaries of Sensata Technologies Holding N.V.†

23.1	Consent of Loyens & Loeff N.V. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.**

24.1	Powers of Attorney.†

99.1	Consents of Director Nominees.†

99.2	Consents of Director Nominees.†

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.